Exhibit 2.3

Reference Form - 2012 – Vigor Alimentos S.A.

1. Parties Responsible for the form

1.1 - Declaration and Identification of those responsible	7

2. Independent auditors

2.1/2.2 - Identification and compensation of the Auditors	8

2.3. - Other relevant information	9

3. Selected Financial Information

3.1 - Selected financial Information	10

3.2 - Non-accounting measures	11

3.3 - Events subsequent to the last financial statements	12

3.4 - Policy for the distribution of revenues	13

3.5 - Distribution of dividends and profit retention	14

3.6 - Declaration of dividends to the profit retention account or reserves	15

3.7 - Level of indebtedness	16

3.8 - Obligations according to their nature and maturity date	17

3.9. - Other relevant information	18

4. Risk Factors

4.1 - Description of risk factors	20

4.2 - Comments on expected changes of risk factor exposure	27

4.3 - Significant non-confidential legal, administrative or arbitration proceedings	28

4.4 - Non-confidential judicial, administrative or arbitration proceedings, in which the opposing parties are members of management, former members of management, controlling shareholders, former controlling shareholders or investors	32

4.5 - Material confidential proceedings	33

4.6 - Non-confidential, recurring judicial, administrative or arbitration proceedings that are relevant when considered jointly	34

4.7 - Other relevant contingencies	35

4.8 - Rules of the country of origin and of the country in which the securities are held in custody	36

5. Market Risk

5.1 - Description of the main market risks	37

5.2 - Description of our market risk management policy	39

5.3 - Material changes in the major market risks	41

5.4 - Other relevant information	42

Reference Form - 2012 – Vigor Alimentos S.A.

6. History of the Issuer

6.1 / 6.2 / 6.4 - Incorporation of the Issuer, date and duration of CVM registration	43

6.3 - Brief history	44

6.5 - Main corporate events relating to the Issuer, subsidiaries or affiliates	46

6.6 - Information regarding requests for bankruptcy proceedings based on material amounts or for judicial or extrajudicial reorganization	49

6.7 - Other relevant information	50

7. Issuer Activities

7.1 - Description of the activities of the Issuer and its subsidiaries	51

7.2 - Information about operating segments	53

7.3 - Information regarding products and services in relation to the operating segments	55

7.4 - Clients responsible for over 10% of the total net revenue	75

7.5 - Material effects of state regulation of our activities	76

7.6 - Material revenues from abroad	79

7.7 - Effects of foreign regulation on activities	80

7.8 - Significant long-term relationships	81

7.9 - Other relevant information	82

8. Economic Group

8.1 - Description of the Economic Group	85

8.2 - Corporate Structure of the Economic Group	87

8.3 - Restructuring operations.	88

8.4. - Other relevant information	89

9. Material Assets

9.1 - Significant non-current asset items – other	90

9.1 - Significant non-current assets items / 9.1.a - Fixed Assets	90

9.1 - Significant non-current assets items / 9.1.b - Patents, brands, licenses, concessions, branches and technology transfer agreements	91

9.1 - Significant non-current assets items / 9.1.c - Participation in the companies	124

9.2 - Other relevant information	125

10. Officers’ Comments

10.1 - General Financial and Equity Conditions	126

Reference Form - 2012 – Vigor Alimentos S.A.

10.2 - Financial and operating results	132

10.3 - Recently occurred and expected events with significant effects on our financial statements	136

10.4 - Significant changes in accounting practices - Exceptions and emphasis in the auditor’s report	137

10.5 - Critical Accounting Policies	138

10.6 - Internal controls related to the preparation of the financial statements - Level of efficiency and deficiency and recommendations made in the auditor’s report	145

10.7 - Use of proceeds from public offerings and possible deviations	146

10.8 - Significant items not evidenced in the financial statements	147

10.9 - Comments on items not evidenced in the financial statements	148

10.10 - Business Plan	149

10.11 - Other factors with significant influence	150

11. Projections

11.1 - Projections disclosed and assumptions	180

11.2 - Follow-up and changes in the projections disclosed	181

12. Shareholders’ Meeting and Management

12.1 - Description of administrative structure	182

12.2 - Rules, policies and practices related to the general meetings	187

12.3 - Dates and newspapers containing the information required by Law 6404/76	190

12.4 - Rules, policies and practices in relation to the board of directors	191

12.5 - Description of the arbitration clause for resolution of conflicts	192

12.6 / 8 - Composition and professional experience of the management and the fiscal counsel	193

12.7 - Composition of the statutory committees and of the audit, financial and compensation committees	197

12.9 - Existence of marital relationships, common law marriages or kinship up to the second degree by and between members of management of the Issuer, the subsidiaries or the controlling shareholders	198

12.10 - Relationships of subordination, provision of service or control between members of management and subsidiaries, controlling shareholders and others	199

12.11 - Agreements, including insurance policies, for the payment or reimbursement of expenses borne by members of management	200

12.12 - Other relevant information	201

13. Management Compensation

13.1 - Description of the compensation policy or practice, including of the Non-Statutory Board of Executive Officers	202

13.2 - Total compensation of the board of directors, Statutory Board of Executive Officers and fiscal council	204

Reference Form - 2012 – Vigor Alimentos S.A.

13.3 - Variable compensation of the Board of Directors, Statutory Board of Executive Officers and Fiscal Council	205

13.4 - Compensation plan based on the shares held by the board of directors and by the Statutory Board of Executive Officers	206

13.5 - Participations in shares, quotas and other convertible securities held by managers and members of the board of director, by body	207

13.6 - Compensation based on the shares held by the board of directors and by the Statutory Board of Executive Officers	208

13.7 - Information regarding the outstanding options held by the board of directors and by the Statutory Board of Executive Officers	209

13.8 - Options exercised and delivery of shares related to compensation based on the shares held by the board of directors and by the Statutory Board of Executive Officers	210

13.9 - Information necessary for understanding the figures disclosed in items 13.6 to 13.8 - Pricing method for the value of the shares and options	211

13.10 - Information regarding pension plans granted to members of the board of directors and to the statutory officers.	212

13.11 - Maximum, minimum and average individual Compensation of the board of directors, of the Statutory Board of Executive Officers and of the fiscal council	213

13.12 - Compensation or indemnification mechanisms for members of management in case of loss of office or retirement	214

13.13 - Percentage of the total compensation paid to managers and members of the fiscal council who are related parties to the controlling shareholders	215

13.14 - Compensation of managers and members of the fiscal council, grouped by body, received for any reason other than the position that they hold	216

13.15 - Compensation of managers and members of the fiscal council recognized in the results of the direct or indirect, controlling shareholders, from companies under common control and from subsidiaries of the Issuer	217

13.16 - Other relevant information	218

14. Human Resources

14.1 - Description of human resources	219

14.2 - Material changes - Human resources	220

14.3 - Description of the compensation policy of our employees	221

14.4 - Description of the relationship between the issuer and unions	223

15. Control

15.1 / 15.2 - Shareholding position	224

15.3 - Capital distribution	258

15.4 - Shareholders’ composition	259

15.5 - Shareholders’ agreement filed at the head office of the Issuer or of which the controlling shareholder is a part	260

Reference Form - 2012 – Vigor Alimentos S.A.

15.6 - Material changes in the shareholdings of the members of the controlling group and of the members of management of the Issuer	261

15.7 - Other relevant information

16. Related Party Transactions

16.1 - Description of the issuer’s rules, policies and practices in relation to the carrying out of transactions with related parties	262

16.2 - Information about related party transactions	263

16.3 - Identification of the measures taken in order to deal with conflicts of interest and demonstration of the strictly commutative nature of the conditions agreed or of the proper compensation payment	264

17. Stock Capital

17.1 - Information about the capital stock	265

17.2 - Capital Stock Increases	266

17.3 - Information regarding share splits, reverse stock splits and shares bonuses	267

17.4 - Information about capital stock reductions	268

17.5 - Other relevant information	269

18. Securities

18.1 - Share rights	272

18.2 - Description of any statutory rules that restrict the voting rights of significant shareholders or that force them to make a public offering	273

18.3 - Description of exceptions and suspensive clauses related to equity or political rights provided for in the Bylaws	274

18.4 - Trading volume as well as the highest and lowest prices of the traded securities	275

18.5 - Description of any other securities issued	276

18.6 - Brazilian markets where the securities are admitted for trading	277

18.7 - Information about class and type of securities admitted for trading on foreign markets	278

18.8 - Public offerings made either by the Company or by third parties, including controlling shareholders and affiliated and subsidiary companies, in relation to the Company’s securities	279

18.9 - Description of public tender offers made by the issuer in relation to shares issued by third parties	280

18.10 - Other relevant information	281

19. Repurchase Plans/Treasury

19.1 - Information about buyback plans in relation to the issuer’s shares	282

19.2 - Change in the securities held in treasury	283

19.3 - Information about securities held in treasury on the closing date of the last fiscal year	284

19.4 - Other relevant information

Reference Form - 2012 – Vigor Alimentos S.A.

20. Trading Policy

20.1 - Information about the securities trading policy	285

20.2 - Other relevant information	287

21. Disclosure Policy

21.1 - Description of the internal standards, rules and procedures related to the disclosure of information	288

21.2 - Description of the Policy of Disclosure of Material Act or Fact and of the procedures related to the maintenance of confidentiality of undisclosed Material Information	290

21.3 - Members of management responsible for the implementation, maintenance, evaluation and supervision of the Information Disclosure Policy	291

21.4 - Other relevant information	292

22. Extraordinary operations

22.1 - Acquisition or disposal of any significant asset which does not qualify as an ordinary operation in the issuer’s business	293

22.2 - Material changes in the way in which the issuer’s business activities are carried out	294

22.3 - Material contracts entered into by the company and its subsidiaries which are not directly related to their operating activities	295

22.4 - Other relevant information	296

Reference Form - 2012 – Vigor Alimentos S.A.

1.1 - Declaration and Identification of the responsible

Name of the responsible for the content of the form	Gilberto Meirelles Xandó Baptista

Position of the Responsible	Chief Executive Officer / Investor Relations Officer.

The aforementioned officers declare that

a. they reviewed the Reference form

b. all the information contained in the form complies with CVM Instruction No. 480, in special articles 14 to 19

c. all the information contained therein is a true, precise and complete depiction of the issuer’s economic and financial status and of the risks inherent to its activities and the securities it issues

Reference Form - 2012 – Vigor Alimentos S.A.

2.1/2.2 - Identification and Compensation of the Auditors

Has an Auditor?	Yes

CVM Code	2100

Type of Auditor	Domestic

Full Name /Corporate Name	KPMG Auditores Associados

CPF/CNPJ	52.803.244/0001-06

Service agreement	01/01/2012

Service description	Audit of our financial statements for the 20-day period from January 1, 2012 to January 20, 2012 and for the fiscal year ended on December 31, 2011. Review of our financial information for the three-month period ended March 31, 2012.

Total amount of compensation of the independent auditors divided per service	R$ 350,809.17 in relation to the services provided to the Company and to S.A. Fábrica de Produtos Alimentícios Vigor

Replacement explanation

Reason presented by the auditor in case of disagreement with the Issuer’s reasoning

Name of the responsible technician	Service Agreement	CPF:	Address
Orlando Octávio de Freitas Júnior	01/01/2012	084.911.368-78	Rua Dr. Renato Paes de Barros, 33, São Paulo, SP, Brasil, CEP 04530-904, Telephone (11) 2183-3000, Fax (11) 2183-3001, e-mail: ofreitas@kpmg.com.br

Reference Form - 2012 – Vigor Alimentos S.A.

2.3 - Other relevant information

There is no further information the issuer deems material under this Section 2 of the Reference form.

Reference Form - 2012 – Vigor Alimentos S.A.

3.1 - Selected Financial Information

Reais	Latest Financial Information (3/31/2012)	Fiscal year (12/31/2011)
Shareholders’ equity	1,213,082,373.72	5,000.00
Total assets	1,982,452,679.44	5,000.00
Net Revenue/Financial Operations Income/Insurance Premium Gains	314,176,043.19
Gross Profit	90,336,680.52
Net Income	22,347,889.30

Number of Shares, Ex-Treasury Shares (units)	100,005,000.00	5.000,00
Share Book Value (in Reais per unit)	12.130217	1.000000
Net Income per Share	0.223468

Reference Form - 2012 – Vigor Alimentos S.A.

3.2 - Non-accounting measures

EBITDA

EBITDA, which might be defined as profits before net financial revenues (expenses), income tax and social contribution, depreciation and amortization and non-operational results, is used by our management to measure our performance. Our management believes that EBITDA is a practical measure, one closely approximating our operational generation of cash, allowing an effective comparison of the results of different periods.

EBITDA is not recognized by the Accounting Practices Adopted in Brazil or by the International Financial Reporting Standards, or “IFRS”, issued by the International Accounting Standards Board, or “IASB”. It does not represent the cash flow for the presented periods and shall not be considered as a basis for dividend distribution, as an alternative to net profit, as an indicator of operational performance or regarding cash flow, as an indicator of liquidity.

The table below demonstrates, for the indicated periods, the reconciliation of our operating results with EBITDA:

Year ended December 31, 2011(1)
(In thousands of R$)
Net income (loss) before taxes	(27,484)
Financial income (expense), net	58,086
Depreciation and amortization	13,630
EBITDA	44,232

(1)

To better understand our current assets situation, (i) we did not record any income in our financial statements from the time of our incorporation, on January 3, 2011, through December 31, 2011, except for the initial capitalization of R$5.0 thousands made by our controlling company, JBS S.A. (“JBS”); and (ii) regarding the capitalization made by JBS, on January 17, 2012, by means of an investment and goodwill assignment in favor of S.A. Fábrica de Produtos Alimentícios Vigor (“Vigor”), the information relating to our income statement for the fiscal year ended December 31, 2011 presented in this Reference Form corresponds to the consolidated information of our subsidiary Vigor. For more information on this subject, see item 3.9 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

3.3 - Events subsequent to the last financial statements

Our consolidated financial statements for the 20-day period ended on January 20, 2012, compared to the fiscal year ended December 31, 2011, were approved on January 23, 2012.

Our consolidated financial statements for the three-month period ended March 31, 2012, compared to the three-month period ended March 31, 2011, were approved on May 14, 2012.

Reference Form - 2012 – Vigor Alimentos S.A.

3.4 - Policy for the distribution of revenues

(a) Rules on the retention of profits for the last three fiscal years

Pursuant to the terms of Law No. 6,404, of December 15, 1976, as amended (“Brazilian Corporation Law”), our shareholders may decide, in General Shareholders’ Meeting and by proposal of the management, to retain a portion of our net profit to be used in investments. In accordance with our bylaws, the net profit of the fiscal year will be distributed as follows: (i) 5% will be allocated, before any other distribution, for the constitution of legal reserve, until it reaches the amount corresponding to 20% of our capital stock; (ii) one portion, by proposal of the management bodies, may be allocated to the formation of contingencies reserve and reversal of the same reserves formed in previous fiscal years; (iii) from the balance of the remaining net profit, one portion will be allocated for the payment of minimum mandatory dividend of not less than 25%; (iv) in the fiscal year in which the amount of the minimum mandatory dividend exceeds the portion of net profit of the fiscal year, General Shareholders’ Meeting may, by proposal of the management bodies, allocate the excess for the constitution of pending profit reserves, in compliance with the provisions article 197 of Brazilian Corporation Law; and (v) the profits that remain after the legal and statutory deductions will be allocated to the formation of reserve for expansion, which will have as a purpose to finance the application in operational assets, this reserve not being allowed to exceed the capital stock.

(b) Rules on distribution of dividends for the last three fiscal years

In accordance with our bylaws, our shareholders will be entitled to receive as a mandatory dividend, in each financial year, at least 25% of the net profit of the fiscal year, calculated pursuant to the terms of item (a) above.

Additionally, the General Shareholders’ Meeting may attribute to the members of the board of directors and the Board of Executive Officers a profit share, not exceeding 10% of the remaining result of the fiscal year, limited to the annual global compensation of the managers, after subtracting the accumulated damages and the provision for income tax and social contribution, pursuant to the terms of article 152, paragraph 1 of the Brazilian Corporation Law.

c) Periodicity of payments of dividends

Our shareholders will be entitled to receive dividends annually, calculated as described in item (b) above. Additionally, we may prepare six-month balances and also, at any time, extraordinary balances and the board of directors may, ad referendum of the General Shareholders’ Meeting, distribute intermediary dividends on account of accumulated profits or profits reserve recorded in the last annual or six-month balance sheet.

d) Restrictions to the dividends distribution

The Brazilian Corporation Law allows the suspension of distribution of the mandatory dividend if the board of directors informs the General Shareholders’ Meeting that the distribution is not compatible with our financial condition. The fiscal council shall provide its opinion on the board of directors’ recommendation. In addition, the board of directors shall present to the Securities and Exchange Commission the reasons for the suspension of the dividends distribution within five days of the General Shareholders’ Meeting. Profits not distributed due to the mentioned suspension will be registered as a special reserve and, if not absorbed by losses in subsequent fiscal years, shall be paid in the form of dividends as soon as permitted by our financial condition.

There are no other restrictions, aside from those described above, to the distribution of dividends imposed by legislation and regulation, by agreements, judicial, administrative or arbitration decisions.

Reference Form - 2012 – Vigor Alimentos S.A.

3.5 - Distribution of dividends and profit retention

Justification for not completing the table:

Table not applicable as we did not record any income in our financial statements from the time of our incorporation, on January 3, 2011, through December 31, 2011, except for the initial capitalization of R$5.0 thousand made by our controlling company, JBS S.A. (“JBS”). For more information on this subject, see item 3.9 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

3.6 - Declaration of dividends to the profit retention account or reserves

Since our incorporation, on January 3, 2011, we did not declare dividends on account of retained profits or reserves constituted in previous fiscal years.

Reference Form - 2012 – Vigor Alimentos S.A.

3.7 - Level of Indebtedness

Fiscal year	Total debt, of any nature	Type of index	Indebtedness index	Description and reason for the use of another index
3/31/2012	769,370,305.71	Debt Index	63.422759
12/31/2011	856,551,296.59	Other Indexes	71.895846	The information presented was extracted from financial statements related to the 20-day period ended on January 20, 2012, which reflects the capitalization made in the Company by JBS on January 17, 2012, through investment and goodwill assignment in favor of S.A. Fábrica de Produtos Alimentícios Vigor (“Vigor”).

Reference Form - 2012 – Vigor Alimentos S.A.

3.8 - Obligations according to their nature and maturity date

Fiscal year (12/31/2011)

Latest Financial Information (3/31/2012)

Type of Debt	Less than one year	One to three years	Three to five years	More than five years	Total
Real Guarantee	99,301,457.52	1,063,248.72	449,916.59	436,333.28	101,250.956.11
Floating Guarantee	—	—	—	—	—
Unsecured Guarantee	171,541,480.80	37,295,842.80	236,348,633.21	222,933,392.79	668,119.349.60
Total	270,842,938.32	38,359,091.52	236,798,549.80	223,369,726.07	769,370.305.71

Note

Type of Debt	Less than one year	One to three years	Three to five years	More than five years	Total
Real Guarantee	123,747,896.12	1,697,164.82	518,145.77	0	125,963,206.71
Floating Guarantee	0	0	0	0	0
Unsecured	183,205,732.79	32,285,108.11	32,444,279.59	482,652,969.39	730,588,090.09
Total	306,953,628.91	33,982,272.93	32,962,425.36	482,652,969.39	856,551,296.59

Note:

This item’s information was extracted from financial statements related to the 20-day period ended on January 20, 2012, which reflects the capitalization made in the Company by JBS S.A. on January 17, 2012, through investment and goodwill assignment in favor of S.A. Fábrica de Produtos Alimentícios Vigor.

Reference Form - 2012 – Vigor Alimentos S.A.

3.9 - Other relevant information

We were incorporated on January 3, 2011. On January 17, 2012, our shareholder JBS approved an increase in our capital stock, which was subscribed and paid-up through the contribution of the participation held by it in Vigor, a company which operates in the segments of dairy products and vegetable fat, which became our wholly-owned subsidiary. For more information on this capital increase, see items 6.5 and 17.2 of this Reference Form.

The accounting information presented in this Reference Form comes from our consolidated financial statements and comprises:

•

our financial consolidated information for the three-month period ended March 31, 2012, compared to the three-month period ended March 31, 2011, prepared in accordance with IFRS and the accounting practices adopted in Brazil; and

•

our financial consolidated information for the 20-day period ended January 20, 2012, with a consolidation time lag of 20 days in relation to our subsidiary Vigor, as permitted by IAS 27/CPC 36 (R2) – Consolidated Statements, compared to the fiscal year ended December 31, 2011, prepared in accordance with the IFRS and the accounting practices adopted in Brazil. The accounting practices adopted in Brazil comprise those set forth in the Brazilian corporate law and the pronouncements, guidelines and interpretations issued by the Accounting Standards Committee (CPC) and approved by CVM.

Additionally, due to our recent incorporation, we did not record any income in our financial statements from the time of our incorporation, on January 3, 2011, through December 31, 2011, except for the initial capitalization of R$5.0 thousand made by our controlling company, JBS. Therefore, eventual references in this Reference Form to information on our income statement for the fiscal year ended December 31, 2011 and the three-month period ended March 31, 2012 correspond to the consolidated information of our subsidiary Vigor, in order to allow a better understanding of our current financial situation by our investors.

Finally, as a result of our recent incorporation, we do not have information related to the fiscal years ended on December 31, 2009 and 2010, and our financial information related to the period between January 3, 2011 and December 31, 2011, and the period between January 1, 2012 and January 20, 2012, does not reflect, for the entire period, the activities developed by us through Vigor.

For this reason, and taking into account the fact that our participation in Vigor represents our sole investment as of the date of this Reference Form, we present below the historical financial information of our subsidiary Vigor relating to fiscal years ended on December 31, 2009, 2010 and 2011 and the three-month periods ended March 31, 2011 and 2012. Such accounting information has the purpose of providing a comparison to the financial statements, demonstrating the history of our current operations and commenting on the factors that influenced our performance within the periods referred to. Such financial information is derived from Vigor’s audited financial statements for such fiscal years and was prepared in accordance with the accounting practices adopted in Brazil and IFRS.

For more information on Vigor’s financial statements, see item 10.11 of this Reference Form.

SELECTED FINANCIAL INFORMATION

	Year ended December 31,
	2011	2010	2009
	(In thousands of R$)
Shareholders’ equity	330,427	85,407	29,106
Total assets	1,186,978	1,015,522	1,114,637
Net Revenue/Financial Operations Income/Insurance Premium Gains	1,229,543	1,032,391	866,017
Gross Profit	311,903	342,839	301,374
Net income	(7,579)	57,171	56,275

	At December 31, 2011	At March 31, 2012
	(In thousands of R$)
Shareholders’ equity	330,427	352,131
Total assets	1,186,978	1,121,501

	Three-month period ended March 31,
	2011	2012
	(In thousands of R$)
Net Revenue/Financial Operations Income/Insurance Premium Gains	290,296	314,176
Gross Profit	76,662	90,337
Net income	(309)	22,348

NON-ACCOUNTING MEASURES

EBITDA, which might be defined as profits before net financial revenues (expenses), income tax and social contribution, depreciation and amortization and non-operational results, is used by our management to measure our performance. Our management believes that EBITDA is a practical measure, one closely approximating our operational generation of cash, allowing an effective comparison of the results of different periods.

Reference Form - 2012 – Vigor Alimentos S.A.

EBITDA is not recognized by the accounting practices adopted in Brazil or by the IFRS. It does not represent the cash flow for the presented periods and shall not be considered as a basis for dividend distribution, as an alternative to net profit, as an indicator of operational performance or regarding cash flow, as an indicator of liquidity.

The table below demonstrates, for the indicated periods, the reconciliation of our operating results with the EBITDA of Vigor:

	Year ended December 31,
	2011	2010	2009
	(IN R$ THOUSANDS)
Net income (loss) before taxes	(27,484)	52,377	83,280
Financial income (expense), net	58,086	48,801	(18,379)
Depreciation and amortization	13,630	16,986	24,417
EBITDA	44,232	118,164	89,318

	Three-month period ended March 31,
	2011	2012
	(IN R$ THOUSANDS)
Net income (loss) before taxes	1,368	33,796
Financial income (expense), net	4,531	(12,574)
Depreciation and amortization	3,376	3,631
EBITDA	9,275	24,853

INDEBTEDNESS LEVEL

Fiscal year	Total amount of indebtedness	Type of Index	Indebtedness index	Description and reason for the use of another index
12/31/2011	326,422,410.58	Other Indexes	0.11x

Net debt / EBITDA, calculated by the division of net debt by EBITDA of the last 12 months on pro forma basis.

Definition of “Net debt”: Loans and financing of current and non-current liability, minus cash and cash equivalents of current assets.

Definition of “EBITDA”: “EBITDA” means, for the purposes of the calculation of indebtedness index relating to any period, the net income for such period before taxes, net financial expenses, depreciation and amortization, non-operating revenues, non-recurrent expenses, equity in earnings of subsidiary and minority interest, on a pro forma basis. For more information, see Section 3.2 of this Reference Form.

3/31/2012	292,219,430.49	Other Indexes	0.20x

Net debt / EBITDA, calculated by the division of net debt by EBITDA of the last 12 months on pro forma basis.

Definition of “Net debt”: Loans and financing of current and noncurrent liability, minus cash and cash equivalents of current assets.

Definition of “EBITDA”: “EBITDA” means, for the purposes of the calculation of indebtedness index relating to any period, the net income for such period before taxes, net financial expenses, depreciation and amortization, non-operating revenues, nonrecurrent expenses, equity in earnings of subsidiary and minority interest, on a pro forma basis. For more information, see Section 3.2 of this Reference Form.

OBLIGATIONS ACCORDING TO THEIR NATURE AND MATURITY

Latest Financial Information (3/31/2012)

Type of Debt	Less than one year	One to three years	Three to five years	Over five years	Total
Real Guarantee	99,301,457.52	1,063,248.72	449,916.59	436,333.28	101,250.956.11
Floating Guarantee	—	—	—	—	—
Unsecured	171,541,480.80	37,295,842.80	236,348,633.21	222,933,392.79	668,119.349.60
Total	270,842,938.32	38,359,091.52	236,798,549.80	223,369,726.07	769,370.305.71

Note

Fiscal year (12/31/2011)

Type of Debt	Less than one year	One to three years	Three to five years	Over five years	Total
Real Guarantee	123,747,896.12	1,697,164.82	518,145.77	—	125,963,206.71
Floating Guarantee	—	—	—	—	—
Unsecured	183,205,732.79	32,285,108.11	32,444,279.59	482,652,969.39	730,588,090.90
Total	306,953,628.91	33,982,272.93	32,962,425.36	482,652,969.39	856,551,296.59

Reference Form - 2012 – Vigor Alimentos S.A.

4.1 - Description of risk factors

a.	Risks related to the issuer

We may be unable to fully implement our strategy to develop our businesses and increase our future revenues and profitability.

Our future growth and financial performance will depend, in part, on the successful implementation of our business strategy, which in turn depends on factors that are beyond our control. The principal elements of our business strategy continue to include:

•	Intensify investments in the marketing of our brands;

•	Increase the portfolio of value added brands and products;

•	Expand our distribution network and capillarity; and

•	Seek operational excellence.

We cannot assure you that any of our strategies will be fully or successfully implemented. The food industry is particularly affected by changes in consumer eating preferences, tastes and habits, governmental regulations, regional and national economic conditions, demographic trends and sales practices by retailers, among other things. Some aspects of our strategy involve an increase in our operating expenses that may not be offset by corresponding increases in revenue, resulting in a decrease in our operating margins.

Our indebtedness ability is limited in certain circumstances by the terms of our indebtedness agreements. For more information regarding these agreements see item 10.1 (f) of this Reference form.

In addition, certain aspects of our business strategy depend on factors that are beyond our control, such as changes in market conditions and actions taken by our competitors or by governments in the jurisdictions in which we operate. Any failure to implement the elements of our strategy may adversely affect the growth of our business and our future financial performance.

Our business strategies require substantial capital and long-term investments to implement our growth strategy.

Our competitiveness and the implementation of our growth strategy depends on our ability to raise funds for capital expenditures. We cannot assure you that we will be able to obtain sufficient funds or at reasonable costs to finance our capital expenditures and our expansion strategy due to adverse macroeconomic conditions, our performance or other external factors, which may adversely affect our ability to successfully implement our growth strategy.

The implementation of our growth strategy relies on factors beyond our control, such as changes in market conditions and actions taken by our competitors of by the governments in the jurisdictions where we operate. If we cannot successfully implement any part of our growth strategy, our business, financial condition and results of operations may be adversely affected.

Our indebtedness could adversely affect our business.

On March 31, 2012, we had a total of R$292.2 million in outstanding consolidated debt on our balance sheet. Our consolidated debt may: (i) make it difficult for us to satisfy our respective obligations; (ii) limit our ability to obtain additional financing to operate our business; (iii) require us to dedicate a substantial portion of our cash flow to serve our debt, reducing our ability to use our cash flow to fund working capital, capital expenditures and other general corporate requirements; (iv) limit our flexibility to plan for and react to changes in our business and the industry in which we operate; (v) place us at a competitive disadvantage relative to some of our competitors that have less debt than us; and (vi) increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates, lower soybean oil and milk in natura prices or a downturn in our business or the economy.

Certain covenants of our financing agreements limit our ability to operate our business and incur additional debt and obtain additional financing.

We are party to debt agreements and commitments that require us to maintain specified financial ratios or to comply with certain covenants. Any failure to maintain the ratios or breach of these

Reference Form - 2012 – Vigor Alimentos S.A.

covenants would result in an event of default under the relevant debt agreement if it is not remedied or waived by the respective lenders, and the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable. Certain of our debt agreements contain debt covenants that restrict our ability (and our subsidiaries’ ability) from incurring indebtedness, subject to permitted exceptions, unless our leverage ratio is less than 4.75:1.0. In addition, some of the debt agreements we have entered into impose restrictions on our ability to pay dividends, incur additional debt or grant guarantees to third parties in connection with new financings. As a result, if an event of default under a debt agreement were to occur, our cash flow and our financial condition may be adversely affected. For more information regarding the covenants to which we are subject, see item 10.1 (f) of this Reference form.

Our insurances’ policies may not provide full coverage against the risks we are subject to, or may not be available at a reasonable cost.

Our business operations entail a number of risks, including risks relating to product liability claims, product recalls, property damage and personal injuries. We currently maintain insurance covering a variety of these risks, but in many cases such insurance is expensive, difficult to obtain and no assurance can be given that such insurance can be maintained by us in the future on acceptable terms, or in sufficient amounts to protect us against losses due to any such events, or at all. The occurrence of losses or other liabilities that are not covered by insurance policies or that exceed our insurance limits may result in substantial unexpected additional costs, and may adversely affect our operating results.

Any perceived or real health risks related to the food industry could adversely affect our ability to sell our products. If our products become contaminated, we may be subject to product liability claims and product recalls.

We are subject to risks affecting the food industry generally, including risks posed by the following:

•	food spoilage or food contamination;

•	evolving consumer preferences and nutritional and health-related concerns;

•	consumer product liability claims;

•	product tampering;

•	the possible unavailability and expense of product liability insurance; and

•	the potential cost and disruption of a product recall.

We have systems in place designed to monitor food safety risks throughout all stages of our processes, such systems, even when working effectively, may not eliminate the risks related to food safety. As a result, we may voluntarily recall, or be required to recall, our products if they are or may be contaminated, spoiled or inappropriately labeled.

We may be subject to significant liability in the jurisdictions in which our products are sold if the consumption of any of our products causes injury, illness or death. Such liability may result from proceedings filed by the government’s attorney’s office, consumer agencies and individual consumers. We may have to pay significant damages to consumers or to the government and such liability may be in excess of applicable liability insurance policy limits.

Adverse publicity concerning any perceived or real health risk associated with our products could also cause customers to lose confidence in the safety and quality of our food products, which could adversely affect our ability to sell our products. We could also be adversely affected by perceived or real health risks associated with similar products produced by others to the extent such risks cause customers to lose confidence in the safety and quality of such products generally.

Any of these occurrences may cause a material adverse effect on us, including through the payment of indemnifications that may consequently cause us image risks.

Changes in consumer preferences could adversely affect our business.

The food industry, in general, is subject to changing consumer trends, demands and preferences. Trends within the food industry frequently change, and our failure to anticipate, identify or react to

Reference Form - 2012 – Vigor Alimentos S.A.

changes in these trends could lead to reduced demand and prices for our products, among other concerns, and could have a material adverse effect on our business, financial condition, results of operations and market price our shares.

Our performance depends on favorable labor relations with our employees and our compliance with labor laws. Any deterioration of those relations or increase in labor costs due to our compliance with labor laws could adversely affect our business.

As of March 31, 2012, we had 3,350 employees, represented in their majority by labor unions. Any significant increase in labor costs, deterioration of employee relations, slowdowns or work stoppages at any of our locations, whether due to union activities, employee turnover or otherwise, could have a material adverse effect on our business, financial condition, results of operations and the market value of our shares.

We depend on members of our management (“Management”), comprised by the board of directors and board of executive officers.

Our operations depend on some members of our Management, especially in relation to the definition and implementation of our strategies and development of our operations. As a result of improvements in the foreign and domestic economies, we may lose key employees or face problems hiring qualified key employees. In order to retain key employees, we may have to make significant changes in our compensation policy to remain competitive, which would increase our costs. The loss of the services of any member of our Management could have an adverse effect on our operations, which may affect our financial results.

The volatility of the Real against the U.S. Dollar may have a material adverse effect on our financial and operating results.

As of March 31, 2012, 63.0% of our indebtedness was denominated in U.S. Dollars. The exchange rate fluctuation, especially between Real and the U.S. Dollar, may have a material impact on our business. We cannot ensure that we will be able to protect our indebtedness denominated in Dollars in the future. In addition, the fluctuation of the Real against the U.S. Dollar may primarily impact our financial expenses and also our operating expenses, which may cause an adverse effect on our operating and financial results.

Our business may be materially and adversely affected by weather conditions or other extreme unexpected occurrences beyond our control and within the regions where we operate.

Our business may be adversely affected by climate changes in the regions in which we operate. In addition, Natural disasters, fire, bioterrorism, pandemics or extreme weather, including floods, excessive cold or heat, hurricanes or other storms, could impair the health or growth of dairy cattle or interfere with our operations due to power outages, fuel shortages, damage to our production and processing facilities or disruption of transportation channels, among other things. Any of these factors, as well as disruptions in our information systems, could have an adverse effect on our financial results.

The use of derivative financial instruments may adversely affect our results of operations, particularly in a volatile and uncertain market.

We have been utilizing derivative financial instruments to manage our risk profile associated with interest rates and our debt currency exposure. Significant changes may occur in our portfolio of derivative instruments due to increasing volatility and the fluctuation of the Real in against the U.S. Dollar, and we may incur net losses from our derivative financial instruments. The fair value of the derivative instruments fluctuates over time as a result of the effects of future interest rates and volatility of the financial market. These values must be analyzed in connection with the underlying transactions and as a part of our total average exposure to interest rate and exchange rate fluctuations. It is difficult to predict the magnitude of the risk resulting from derivative instruments because the appreciation is imprecise and variable. We may be adversely affected by our derivative financial positions.

Reference Form - 2012 – Vigor Alimentos S.A.

Our business may be adversely affected if we cannot efficiently use or protect any of our brands.

We believe that our competitive position is considerably influenced by decisions we make in relation to our brands. During the last years, we made investments with the purpose, among other things, to strengthen the presence of our brands and improve their identity and recognition.

Currently, we maintain the largest part of our brands registered with the National Institute of Intellectual Property (“INPI”). However, our brands are constantly subject to the undue use and/or violation by third parties. In addition, we cannot ensure that our registration requests will be approved by the INPI or that the registrations already granted will not be the object of a nullity request by third parties. In case of approval of nullity request or unfavorable judicial decision in relation to the use of one of our brands, we will be prevented from using such brand. Any of these factors may adversely affectour operating and financial results.

Additionally, some occurrences may cause the depreciation of our brands. If our marketing strategy is not successful, if we are not able to deliver the products in compliance with quality standards in the required time frame, if the introduction of new products is not successful or upon the occurrence of other events which jeopardize the competitiveness of our products, our corporate image, our operating and financial results may be adversely affected.

b.	Risks related to our direct or indirect controlling company, or control group

Our controlling shareholders may have interests conflicting with the interests of our investors.

Our controlling shareholders have the power to, among other things, elect the majority of the members of our board of directors and determine the result of the resolutions that require approval from the shareholders, including transactions with related parties, corporate reorganizations, sales of assets, partnerships and the time of payment of any future dividends, subject to the payment requirements of the mandatory dividend imposed by the Brazilian Corporation Law. Our controlling shareholders may be interested in acquisitions, asset sales, partnerships, seek financings or similar operations that may conflict with the interests of our investors and cause a material adverse effect on us.

c	Risks related to our shareholders

The relative volatility and lack of liquidity of the Brazilian capital markets may substantially limit our investors’ capacity to sell the shares issued by us at their desired price and time.

Investment in securities traded in emerging markets, such as Brazil, frequently involves a higherrisk in comparison with other world markets.Such investments are generally considered to be speculative nature investments. The Brazilian securities market is substantially smaller, less liquid, more volatile and more concentrated than the major global securities markets. In December 31, 2011, the total amount of capitalization of companies listed with BM&FBOVESPA S.A. – Stock, Commodities and Futures Exchange (BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros, “BM&FBOVESPA”) amounted to approximately R$2,29 trillion. These characteristics of the Brazilian capital markets may substantially limit the investor’s capacity to sell the shares issued by us at the desired prices and time, which may cause a material adverse effect on our share prices.

Holders of our common shares may not receive any dividends.

In accordance with the Brazilian Corporation Law and our bylaws, our shareholders are entitled to a minimum dividend of at least 25% of our annual net income, as determined and adjusted. These net income adjustments for the purposes of calculation of the dividends base include contributions to several reserves that effectively reduce the amount available for payment of dividends. Despite the mandatory dividend requirement, we may choose not to pay dividends to our shareholders in any fiscal year if our board of directors determines that these distributions would not be recommend in light of our financial condition.

We may raise additional capital in the future through the issuance of equity securities, which may result in dilution of the interests of our investors.

It is possible that we may be interested in raising funds in the capital markets through the issuance of shares and/or public or private placement of securities convertible into shares. Raising additional funds through the public issuance of shares, which may not reserve preemptive rights to our shareholders, may result in the dilution of the investor’s shareholding equity in our capital stock.

Reference Form - 2012 – Vigor Alimentos S.A.

d.	Risks related to our subsidiaries and associated companies

All risk factors presented in this item 4.1 are also applicable to S.A. Fábrica de Produtos Alimentícios Vigor and its controlled companies.

e.	Risks related to our suppliers

Not applicable.

f.	Risks related to our clients

The consolidation of our customers could adversely affect our business.

Our customers, such as supermarkets, warehouse clubs and food distributors, have consolidated in recent years, and consolidation is expected to continue throughout the United States and in other major markets. These consolidations have produced large, sophisticated customers with increased buying power who are more capable of operating with reduced inventories, opposing price increases, and demanding lower pricing, increased promotional programs and specifically tailored products. These customers also may use shelf space currently used for our products for their own private label products. If we fail to respond to these trends, our volume growth could slow or we may need to lower prices or increase promotional spending for our products, any of which would adversely affect our financial results and our share prices.

g.	Risks related to the industry in which we operate

We operate in highly competitive sectors, having as competitors small companies as well as large multinationals, which may have an adverse effect on us.

The market segments in which we operate are highly competitive and we face competition from other solid companies with a presence in national as well as international markets. It is easier for some of these companies to access capital than it is for us, such as Unilever Brasil Ltda., Nestlé Brasil Ltda., Bunge Brasil S.A. and Danone Ltda. In addition, these companies offer a large portfolio of products in the sectors in which we operate, and they compete with the majority of our product lines. We also face competition from local producers that are well-accepted in certain markets, not to mention the fact that new competitors may enter into our markets. Any of these factors may cause a material adverse effect on us.

An increase in the concentration of the retail market may force a reduction in the margins maintained by companies in the industry, affecting those companies’, and by extension, our, profitability.

A substantial portion of the companies’ production in the food industry, including ours, is distributed through the retail market. We believe that the concentration of the retail market in a reduced number of large companies operating in the same locations is a worldwide trend, though it has occurred in Brazil with less intensity. This trend increases the bargaining power of retail customers, who may use their market power to force a reduction in prices offered by companies in the industry. This price reduction may adversely affect the income and profitability of these companies, including ours. In addition, the continuous concentration of the retail sectors may cause a decrease in the customer base of the companies in this sector, increasing their dependency on large retail groups. This, in turn, may increase the bargaining power of those customers, which may adversely affect our profitability. Large retail networks usually select product suppliers that may meet their nationwide need. If we do not sell our products to such retail networks or if our products are not placed in highlighted spots on the shelves of their stores, our sales volumes may be materially reduced. In addition, national or regional distributors may not want to distribute some of our products. Due to the high level of consolidation of national food product distributors, the decision of any of those distributors to not distribute our products may have an adverse impact on our revenues.

Reference Form - 2012 – Vigor Alimentos S.A.

Eventual phyto-sanitary crises which may strike Brazilian dairy herd could reduce the supply of raw materials in the sector, or could trigger a material increase in the acquisition costs of such raw materials.

Milk in natura is the most important raw material for companies in the dairy products industry. As it is a product of animal origin, the quality of the milk fundamentally depends on the health condition of their source of production (dairy cattle). Therefore, eventual phyto-sanitary issues (such as foot-and-mouth disease epidemics) impacting the health of dairy herd in Brazil could have effects on the supply and quality of the raw materials available to the dairy products industry, as well as increase their acquisition costs.

Our exposure to volatility of costs and other events related to the main raw materials of our main products, particularly in relation to the price of crude soybean oil, milk in natura and our packaging, may have a material adverse effect on our operating expenses.

The most important raw materials of our main products are milk in natura and crude soybean oil. Once they are commodities, the prices of soy and crude soybean oil are established in the market by the supply and demand for soy. The international quotations of the Chicago Stock Exchange operate as a reference for the market price, though they are subject to fluctuations due to the supply and demand of these products in the international market and the variation of the U.S. Dollar against the Brazilian Real. The price and quantity of the milk in natura we acquire are periodically negotiated with our suppliers, as the cost of milk in natura can also fluctuate periodically. In addition, the production of milk as well as soy depends on favorable climatic and sanitary conditions for their production and is subject to risks related to agricultural and livestock raising activities. In the case of unfavorable climatic situations or diseases and plagues attacking dairy herds or soy producing regions, the production of milk and soy in Brazil maydecrease, resulting in a material increase in the price of such raw materials. If the price of soy or milk in natura materially increases and we are not able to pass this increase on through the price of our products or reduce our operating expenses to offset this increase, our operational margin shall be reduced.

Packaging materials are also important components of our production process. The price of packaging is relatively volatile, as it is tied to the international prices of oil, aluminum, cellulose and other commodities, which are also established according to the supply and demand of these products in the international market and on the fluctuation of the U.S. Dollar against the Brazilian Real. Historically, the price of oil has suffered large fluctuation due to certain factors, over which we do not have and will not have control.

h.	Risks related to the regulation of sectors in which we operate

Non-compliance with licensing rules may result in criminal and administrative penalties, regardless of responsibility for the compensation of eventual damages caused to the environment.

Our activities are subject to extensive federal, state and municipal legislation related to the preservation of the environment. The issuance of polluting gases and the generation of liquid and solid wastes shall comply with environment protection standards, pursuant to the terms of the Federal Constitution, as well as the relevant federal, state and municipal legislation in force.

Changes in current environmental laws and regulations which may obligate the companies to make substantial investments towards the compliance with them might affect our business, financial condition or results of our operations.

Failure to comply with environmental laws and regulations might result, regardless of the obligation to repair environmental damages, in the imposition of penalties of criminal and administrative nature. As provided by Federal Law No. 9,605, of February 12, 1998, penalties might be imposed on individuals (including, amongst others, in the compliance with their duties, officers, administrators and managers of legal entities), restricting rights and possibly including imprisonment. Penalties may also be imposed on legal entities, in the form of a fine, restriction on rights and on the rendering of services to the community. Administratively, penalties might vary from warnings and fines, to partial or total suspension of activities, also including loss or restriction of tax incentives and cancelling or suspension of credit lines granted by official credit entities, as well as a prohibition on entering into agreements with the public authorities.

Reference Form - 2012 – Vigor Alimentos S.A.

There is no assurance that the costs to conform our activities with the environmental legislation, or that an eventual judicial process initiated against us as a result of violation of the environmental legislation, will not result in adverse effects on our activities, financial condition and operational results.

Amendments to tax laws may result in increases of certain direct and indirect taxes, which could reduce our net margin and adversely affect our financial performance.

The Brazilian government implements, from time to time, amendments to tax regimes that might increase our and our client’s tax burden. Such amendments include alteration in the assessment and creation of temporary taxes, which would be allocated to specific governmental purposes. We cannot foresee any changes in the Brazilian tax laws that might be proposed or enacted. Future amendments to tax laws may result in the increase of our and our subsidiaries’ tax burden, which may reduce our net margin and adversely affect our financial performance.

i.	Risks related to foreign countries where the issuer is present

Not applicable, as sales in foreign countries are not material. For more information in this respect, see item 7.6 of this Reference form.

Reference Form - 2012 – Vigor Alimentos S.A.

4.2 - Comments on expected changes in risk factor exposure

Currently, we are not aware of an increase or decrease of the risks mentioned in item 4.1 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

4.3 - Significant non-confidential legal, administrative or arbitration proceedings

We are party to judicial proceedings in the areas of labor, tax and civil law. According to our internal and external legal counsel, we determine the provisioned amount based in an evaluation of the probability of loss, classified as probable, possible or remote. Provisions are made for those losses considered as possible, and also for the cases in which such provisioning is prudent according to our management’s experience in similar situations. Despite the fact that we made provisions for losses that might result from such proceedings, the provisioned amount may be different from the losses effectively constituted.

On March 31, 2012, we were party to approximately 456 judicial and administrative proceedings, which involved approximately R$228.0 million. From this amount, R$3.6 million refers to cases for which we classified the risk of loss as probable or possible. We did not constitute provisions for cases in which the risk of loss was classified as remote (approximately R$224.4 million).

The table below presents the consolidated position of our provisions on March 31, 2012.

On March 31, 2012
(In millions of R$)
Labor	3.1
Civil	0.5
Total	3.6

Highlighted below are the most relevant judicial and administrative proceedings to which we and our subsidiary are party to. In relation to those proceedings, we present as material those whose financial impact, in case of loss, would be at least R$5.0 million, which represents 0.4% of our shareholders’ equity as of March 31, 2012 (R$1,213.1 million).

Proceeding # 2009.61.82.019879-5

Court	7th Court of Federal Fiscal Executions of São Paulo

Instance	First

Date brought forward	6/18/2009

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 26,602,796.83

Main facts	Tax enforcement proceeding for the collection of COFINS related to the 1st Quarter of 2009.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$ 0.00

Reference Form - 2012 – Vigor Alimentos S.A.

Proceeding n.º 2008.61.82.029055-5

Court	10th Court of Federal Fiscal Executions of São Paulo

Instance	First

Date brought forward	11/4/2008

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 23,990,910.97

Main facts	Tax enforcement proceeding for the collection of PIS and COFINS for the year of 1999.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$ 0.00

Proceeding n.º 2007.61.82.049926-9

Court	1st Court of Federal Fiscal Executions of São Paulo

Instance	First

Date brought forward	12/18/2007

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 19,060,440.48

Main facts	Tax enforcement proceeding for the collection of COFINS for the year of 2007.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$ 0.00

Reference Form - 2012 – Vigor Alimentos S.A.

Proceeding n.º 2007.61.82.005742-0

Court	1st Court of Federal Fiscal Executions of São Paulo

Instance	First

Date brought forward	3/7/2007

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 18,686,045.05

Main facts	Tax enforcement proceeding for the collection of IRPJ for the year of 2007.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$ 0.00

Proceeding n.º 2008.61.82.024081-3Proceeding n.º 2008.61.82.024081-3

Court	2nd Court of Federal Fiscal Executions of São Paulo

Instance	First

Date brought forward	9/29/2008

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 16,776,565.54

Main facts	Tax enforcement proceeding for the collection of COFINS for the year of 2008. The debt collected in this execution was included in the REFIS IV installment plan.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$ 0.00

Reference Form - 2012 – Vigor Alimentos S.A.

Proceeding n.º 565.01.2008.014272-2Proceeding n.º 565.01.2008.014272-2

Court	Attached Tax Services of São Caetano do Sul

Instance	First

Date brought forward	12/10/2008

Parties to the proceeding	Federal Government v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets or rights involved	R$ 15,255,456.22

Main facts	Tax enforcement proceeding for collection of IRPJ, CSLL, PIS and COFINS for the year of 2008. The debt collected in this execution was included in the REFIS IV installment plan.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The debt collected in this execution was included in the REFIS IV installment plan.

Accrued amount	R$0.00

Proceeding n.º 6581144-8

Court	Ministry of Finance of the State of Paraná

Instance	First administrative instance

Date brought forward	2/8/2012

Parties to the proceeding	Ministry of Finance of the State of Paraná v. S.A. Fábrica de Produtos Alimentícios Vigor

Amounts, Assets, or rights involved	R$7,376,762.34

Main facts	Tax assessment proceeding for the collection of ICMS credits utilized in violation of law in two cases: (i) a 7% credit related to interstate outputs of raw milk and (ii) a 4% credit related to interstate inputs of raw milk from producers in the State of Paraná.

Chance of loss:	Remote

Analysis of the impact in case of unfavorable outcome	The Company believes that there was an error in the interpretation of the tax in both assessment cases. However, there is controversy regarding whether or not the industrialization process of the milk received occurred in the claimed establishment, therefore there is possibility that the tax assessment is maintained on the first hypothesis described above.

Accrued amount	R$0.00

Reference Form - 2012 – Vigor Alimentos S.A.

4.4 - Non-confidential judicial, administrative or arbitration proceedings in which opposing parties are managers, ex-managers, controlling companies, ex-controlling companies or investors

As of March 31, 2012, there were no non-confidential judicial, administrative or arbitration proceedings wherein we or our subsidiaries were party to and wherein the opposing parties were managers or former managers, controlling or former controlling shareholders, or investors of our company or of our subsidiaries.

Reference Form - 2012 – Vigor Alimentos S.A.

4.5 - Material confidential proceedings

On March 31, 2012, there were no relevant confidential proceedings in which we or our controlling companies were party to.

Reference Form - 2012 – Vigor Alimentos S.A.

4.6 - Non-confidential, recurring judicial, administrative or arbitration proceedings that are relevant when considered jointly

On March 31, 2012, we were party to eight tax proceedings, which may be jointly described as follows:

RECURRING TAX PROCEEDINGS

Approximate amounts involved	R$ 16,193,947.28

Provisioned amount, if any	R$ 0.00

Practice of the issuer or its subsidiaries that caused such contingency	Proceedings of the Social Integration Program (Programa de Integração Social – PIS) – questioning the following aspects: (a) unconstitutionality of the tax created by Supplementary Law No. 7/70; (b) taxation of other operational revenues in accordance with Law No. 9,718/98; and (c) set-off of amounts due against public debt securities.

RECURRING TAX PROCEEDINGS

Approximate amounts involved	R$ 36,273,369.16

Provisioned amount, if any	R$ 0.00

Practice of the issuer or its subsidiaries that caused such contingency	Proceedings of the Contribution for the Financing of the Social Security (Contribuição para o Financiamento da Seguridade Social – COFINS) – questioning the following aspects: (a) rate increase from 2% to 3% in accordance with Law No. 9,718/98 – questioning until July 2003; and (b) set-off of amounts due against public debt securities.

Unfavorable decisions in judicial or administrative proceedings that may cause adverse effects on our business, financial condition and operating results.

On March 31, 2012, we were not party to judicial proceedings in which unfavorable decisions may cause adverse effects on our business, financial condition or operating results.

For more information in relation to judicial or administrative proceedings to which we are party to, see item 4.3 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

4.7 - Other relevant contingencies

As of the date hereof, we have no other relevant contingencies.

Reference Form - 2012 – Vigor Alimentos S.A.

4.8 - Rules of the country of origin and of the country in which the securities are held in custody

Not applicable, as we are a national Issuer, headquartered in Brazil, and with shares held in custody in Brazil.

Reference Form - 2012 – Vigor Alimentos S.A.

5.1 - Description of the main market risks

Occurrences and the perception of risks in other countries, especially the United States and emerging countries, may damage the market price of Brazilian securities, including of the shares issued by us.

The market value of the securities of Brazilian companies is influenced, at different levels, by economic and market conditions of other countries, including other countries in Latin America and emerging countries. Although the economic environment in these countries may be substantially different from the economic environment in Brazil, the reaction of investors to occurrences in these other countries may cause an adverse effect on the market value of the securities of Brazilian issuers. Crises in other emerging economies may reduce the interest of investors in the securities of Brazilian issuers, including the securities issued by us. This could damage the market price of the shares issued by us, in addition to complicating our access to the capital markets and to the funding of our operations at acceptable terms in the future, or under any conditions.

The Brazilian economy is also affected by international economic and market conditions in general, especially the economic and market conditions of the United States. The prices of the shares on the BM&FBOVESPA S.A., for example, were historically sensitive to variations of interest rates in the United States, as well as to variations of the main North American share indexes. In addition, reductions in the supply of credit together with the deterioration of economic conditions in other countries, including but not restricted to, the sovereign debt crisis that has affected a number of countries in the European Union, could have a negative impact on the market values of Brazilian securities.

We are subject to the variations of exchange rates and interest rates.

On March 31, 2012, 63.0% of our indebtedness was denominated in U.S. dollars, nevertheless we did not have any loans subject to variations of interest rate. Variations in current exchange rates and interest rates result from a variety of factors beyond our control. If the exchange rates and interest rates materially increase, our financial expenses will increase and our capacity to obtain financings may decrease, which may adversely affect our results.

Variations in interest rates may have an adverse effect on our business and on the market prices of our shares.

The Monetary Policies Committee of the Brazilian Central Bank establishes the basic interest rates for the Brazilian banking system in general. On March 31, 2012, we had no outstanding debts (i) denominated in (or convertible into) Brazilian Reais and linked to rates in the Brazilian financial market or inflation indexes, such as TJLP (long term interest rates), interest rate used in financial agreements executed with BNDES and CDI rate (interbank credit deposit); and (ii) denominated in U.S. Dollars and linked to LIBOR. On the other hand, if in the future we have outstanding debts with these characteristics, an increase of CDI, TJLP or LIBOR may have an adverse effect on our results, to the extent that it may increase our debt costs.

Inflation and certain measures taken by the Brazilian Federal Government to fight it, including increases in interest rates, may contribute to economic uncertainties in Brazil, and may cause a material adverse effect on our financial condition, our operating results and the market price of our shares.

In the past, Brazil registered extremely high inflation rates. Inflation and certain government acts to fight it caused, in the past, materially adverse effects on the Brazilian economy. Since the introduction of the Real Plan, in July 1994, however, Brazilian inflation rates have substantially decreased compared to previous periods. For instance, in 1993 the annual inflation rate rose as high as 2,477.2%, whereas in the most recent years, namely 2009, 2010 and 2011, according to the IBGE’s figures, Brazil’s inflation rate was 4.3%, 5.9% and 6.5%, respectively. However, there are still lingering inflationary pressures and the measures adopted to fight them, as well as the speculation over future measures that might be adopted by the Federal Government, have generated economic uncertainties in Brazil through the last years and have increased the volatility of the Brazilian capital markets. Brazil could face high levels of inflation in the future. Inflationary pressures may lead to governmental

Reference Form - 2012 – Vigor Alimentos S.A.

interventions in the economy, including the introduction of policies that might adversely affect the general performance of the Brazilian economy, which, in turn, could adversely affect our operations and the market value of our shares.

The volatility of the real in relation to the Dollar, Euro and other currencies may have a material adverse effect on us and on the market price of our shares.

Historically, the Brazilian currency suffered frequent depreciations. The Federal Government implemented several economic plans and used a variety of exchange policies, including sudden depreciations, and small periodic depreciations during which the frequency of adjustments varied from daily to monthly, fluctuating exchange market systems, exchange controls and a parallel exchange market. From time to time, there were material variations in the exchange rates between the Brazilian Real and the U.S. Dollar and other currencies. According to figures from the Brazilian Central Bank, at the end of 2009, 2010 and 2011, the FX rate between the Brazilian Real and the U.S. Dollar stood at R$1.741, R$1.666 and R$1.876, respectively. On March 31, 2012, the exchange rate between the Brazilian Real and the U.S. Dollar was R$1.822 per US$1.00.

A material portion of our indebtedness is, and we expect it will continue to be, denominated or indexed to U.S. Dollars and other foreign currencies. Our exposure to foreign currencies, on March 31, 2012, was approximately R$184.0 million. We manage a portion of our exchange risk through the use of derivative instruments in foreign currency, and our net exposure to indebtedness in foreign currency is not entirely covered by hedge. In addition, it is possible that hedge transactions will not be available on the market at reasonable costs when needed. Unless we successfully implement hedge transactions for all our exposure in foreign currency, any exchange depreciation may have a material adverse effect on our business and our operating results. Additionally, a depreciation or a less favorable exchange rate might effectively increase our interest expense in connection with our debt in U.S. Dollars.

Reference Form - 2012 – Vigor Alimentos S.A.

5.2 - Description of our market risk management policy

a.	Risks for which protection is sought.

We seek protection against credit risks and variation risks of exchange rates, interest rates and purchase prices of soybean oil. Additionally we are acquiring protections against risks of variations on the purchase price of sugar and palm oil.

b.	Asset protection strategy (hedging).

Our risk management policies are under the responsibility of our treasury, which uses adequate systems and trained professionals to measure, analyze and manage risks. Our strategies include detailed analysis of our client’s financial statements, consultation of credit and risk monitoring entities and the elimination of exposure to futures markets in stock and commodities exchanges.

Once our exposures are identified, the business units set a price and eliminate our risks in conjunction with our treasury, which consolidates these risks and seeks protection in transactions within the stock exchange. These risks are monitored daily to correct additional exposure resulting from “gap” risks and margin and adjustments controls. The treasury’s discretion to determine the position limits necessary to minimize our exposure to currencies and/or interest rates is limited to derivatives portfolio VAR (Value at Risk) analysis parameters.

c.	Hedging instruments.

Interest rate risk

Our interest rate risk regarding financial investments, loans and financings is reduced through the strategy of equalization of rates linked to the CDI rate, by means of futures market agreements on the stock exchange.

Exchange variation risk

Our exchange variation risk on loans, financings, accounts receivable in foreign currencies resulting from exports, inventory and other eventual obligations denominated in foreign currency is protected by means of a strategy of minimization of daily assets and liabilities positions exposed to the variation of exchange rates. This is achieved through the engagement of hedge of exchange futures in BM&FBOVESPA and of swap agreements (exchange variation swap for CDI rate variation), which seek the elimination of the position.

Credit risk

We are potentially subject to credit risks related to accounts receivable. The strategies for decreasing this credit risk are based on diversification of our portfolio (we do not have clients or corporate groups representing more than 10% of our consolidated gross revenues), credit concessions related to healthy financial and operational indexes, detailed analysis of the financial reputation of our clients through an individual CNPJ, affiliated companies and shareholder’s CPF, and through the consultation of information entities, in addition to the constant monitoring of our clients.

Soybean oil purchase price risk

Our industry is exposed to the volatility of the soybean oil prices, which results from factors beyond our management’s control. These factors include climatic factors, volume of supply, transportation costs, agricultural policies and others. In accordance with our inventory policy, we maintain a risk management strategy that includes anticipated purchases and operations in the futures market. This reduces our daily position of soybean oil purchase agreements for future delivery through the engagement of soybean oil futures hedge at BM&FBOVESPA and by eliminating the position and guaranteeing the market price.

Additionally, we are acquiring protection against risks of the variation of the purchase price of sugar and palm oil.

Reference Form - 2012 – Vigor Alimentos S.A.

d.	Parameters used for managing those risks:

Interest rate risk

Our coverage parameters take into consideration the relevance of the net exposure, based on values, terms and interest rates in comparison to the CDI rate. The internal controls used for risk coverage and management are made through calculation and follow-up schedules of the performed transactions and calculation of VAR for 1 day, with a trust interval of 99%.

Exchange variation risk

This protection parameter is based on net exposure in foreign currency, seeking to reduce excessive exposure to exchange variation risks by balancing our assets not denominated in Brazilian Reais with our obligations not denominated in Brazilian Reais, thereby protecting our balance sheet. The internal controls used for risk coverage and management are made through calculation and follow-up schedules of the performed transactions and calculation of VAR for 1 day, with a trust interval of 99%.

Credit risk

We limit our exposure to credit risk per client and per market through our credit analysis and client portfolio area. In this way, we seek to reduce our economic exposure to a specific client and/or market that might represent material losses in case of default.

Soybean oil purchase price risk

The parameters for the decrease of the soybean oil purchase price risk are based on the position of the physical portfolio of agreements for the purchase of soybean oil, taking into consideration negotiated amounts and terms. Internal controls used for risk coverage and management are made through calculation and follow-up schedules of the performed transactions and calculation of VAR for 1 day, with a trust interval of 99%.

e.	Transactions with financial instruments for a variety of protective hedge position purposes and what those purposes are.

We perform transactions with financial instruments with the exclusive purpose of obtaining a protective hedge position.

f.	Organizational structure of risk management control

Our risk management is primarily corporate, effected and controlled on a global level, by JBS S.A. We have a formal risk management policy whose control and management is the responsibility of the treasury, which employs instruments of control through adequate systems and professionals trained to measure, analyse and manage risks.

Our bylaws grant the board of directors the right to create committees with defined purposes to assist it in the performance of its duties. Such committees are considered ancillary entities with no resolution powers. At the date of this Reference Form, however, the committees, such as finance and risk management, have not been installed.

g.	Suitability of the operational structure and internal controls for determining the effectiveness of the policy in place.

Our risk management policy is permanently monitored by the Finance Committee and by the finance executives of JBS S.A., whose responsibility is to define the risk management strategy, determining the position and exposure limits. In addition, transactions with financial instruments of a speculative nature are not permitted.

Reference Form - 2012 – Vigor Alimentos S.A.

5.3 - Material changes in the major market risks

There were no material changes in the main market risks to which we are exposed or in our risk management policy since our incorporation.

Reference Form - 2012 – Vigor Alimentos S.A.

5.4 - Other relevant information

There is no other material information in this Section 5.

Reference Form - 2012 – Vigor Alimentos S.A.

6.1 / 6.2 / 6.4 - Incorporation of the Issuer, date and duration of CVM registration

Date of Incorporation of the Issuer	1/3/2011

Form of Incorporation of the Issuer	Joint-Stock Company

Country of Incorporation	Brazil

Validity Period	Undetermined validity period

Date of Registration with CVM	4/2/2012

Reference Form - 2012 – Vigor Alimentos S.A.

6.3 - Brief history

Vigor was founded in 1917 as a small condensed milk factory and a small pasteurized milk bottling operation in the City of Itanhandu, State of Minas Gerais. It was the first company to provide pasteurized milk to the city of São Paulo. At the time, Vigor processed less than 20,000 liters of milk per day.

In November 1982, Vigor acquired control of Companhia Leco de Produtos Alimentícios (“Leco”), becoming one of the main dairy companies in Brazil. At the end of 1982, its installed capacity to process pasteurized milk and other dairy products reached 1 million liters/day.

In February 1984, Vigor and Leco obtained their registrations as public companies and distributed 12 million preferred shares to the public in total amount of US$8.3 million.

In 1986, with the purpose of diversifying its production, Vigor formed a joint venture with the Danish company Arla Foods, at a 50% ratio, through which Dan Vigor Indústria e Comércio de Laticínios Ltda. was created. The purpose of the new entity was to produce fresh white cheeses such as Minas fresh cheese, cream cheese and requeijão, as well as introduce in the country the ultra-filtration technology for the production of cheese.

In 1990, Vigor’s installed production capacity had already reached its current capacity of 1.5 million liters of milk per day, a volume that was reached after the acquisition of Leco and through other investments in the collection of milk.

On September 21, 1995, through its subsidiary Leco, Vigor acquired ROB – Refino de Óleos Brasil Ltda., a traditional vegetable oil company in operation since 1920. With the incorporation and resulting consolidation of the operations of both companies, in November 2001, Vigor decided that its subsidiary Leco would act solely in the vegetable oils segment. In particular, Leco’s business would be the industrialization, commercialization, import, export and refine of products of vegetable and/or animal origin, as well as their sub-products for food purposes.

In March 1998, Vigor obtained its registration with the Securities and Exchange Commission and the New York Stock Exchange, adhering to the Level 1 of the ADR (American Depositary Receipt) Program.

In September 2001, Vigor adhered to the BM&FBOVESPA Level 1 of Differentiated Practices, being one of the first national public companies to join the Corporate Governance Index (IGC), according to data disclosed by BM&FBOVESPA itself.

In June 2007, aiming a larger growth in the dairy products market, Vigor acquired Laticínios Serrabella Ltda. (“Serrabella”), a company devoted exclusively to the production of special cheeses and offering a complete line of products developed by hand.

In November 2007, indirect control over Vigor was acquired by Bertin S.A. (“Bertin”). The two companies adopted a shared management control model. This transaction allowed the Bertin and Vigor groups to jointly become one of the largest players in the Latin America meats and dairy products industries.

In December 26, 2008, Bertin made a public offer for the acquisition of the shares of Vigor and Leco and, therefore, cancelled their registrations as public companies and acquired control over both companies.

In December 29, 2009, the acquisition by JBS of all of the shares issued by Bertin was approved. As consideration, Bertin’s shareholders received indirectly, through FB Participações S.A. (“FB Participações”), shares issued by JBS representing approximately 28.7% of its capital stock. Furthermore, on December 31, 2009, the incorporation of Bertin by JBS was approved.

Also on December 29, 2009, the Protocol and Justification agreement was approved. This agreement, executed on December 18, 2009, had as its purpose the incorporation by Vigor of Leco and Serrabella. As a result, Vigor became the owner of all assets, rights and obligations of the

Reference Form - 2012 – Vigor Alimentos S.A.

incorporated companies. On the same date, the issuance of 24,474,569 new shares by Vigor was approved. These new shares consisted of 960 common shares and 24,473,609 preferred shares, which were totally subscribed and paid-up by Leco’s managers for the benefit of their respective shareholders, through the contribution of Leco’s shareholders equity and at the total issuance price of R$23,951,542.50.

On August 11, 2010, the General Meeting approved the grouping of the shares issued by Vigor, at the proportion of 200,000 common shares then existing per 1 common share after the grouping, and 200,000 preferred shares then existing per 1 preferred share, without changes in the amount of its capital stock.

On December 29, 2011, an extraordinary general meeting of Vigor’s shareholders approved an increase in the company’s capital stock to the tune of R$ 250.0 million, along with the conversion of the preferred shares that had been issued by the company into common shares.

On January 3, 2011, we were incorporated under the corporate name FG Holding International S.A., which was changed to Vigor Alimentos S.A. on January 17, 2012.

On January 17, 2012, our shareholders approved an increase of our capital stock in the amount of R$1,191,373.4 thousand, which was fully subscribed by JBS and paid-up through the contribution of its equity held in Vigor at the time. As a result, Vigor became our wholly-owned subsidiary.

Reference Form - 2012 – Vigor Alimentos S.A.

6.5 - Main corporate events relating to the Issuer, subsidiaries or affiliates

PUBLIC OFFER FOR THE ACQUISITION OF SHARES OF VIGOR AND OF LECO

Main business conditions

On December of 2008, Bertin made an public offer for the acquisition of the shares of Vigor and of Leco, through which it acquired all of the:

(i) 2,000 outstanding common shares issued by Vigor on the market, corresponding to 0.002% of the shares of this type and 0.001% of Vigor’s capital stock;

(ii) 41,874,573 outstanding preferred shares issued by Vigor on the market, corresponding to 60.25% of the shares of this type and 25.31% of Vigor’s capital stock;

(iii) 1,000 outstanding common shares issued by Leco on the market, corresponding to 0.001% of the shares of this type and 0.001% of Leco’s capital stock; and

(iv) 18,829,138 outstanding preferred shares issued by Leco on the market, corresponding to 41.84% of the shares of this type and 12.99% of Leco’s capital stock.

Vigor’s shares were acquired for the price of R$5.77 per share, while Leco’s shares were acquired by the price of R$1.47 per share.

Stakeholders	Bertin, Vigor and Leco

Effects resulting from the transaction on the shareholding composition	By means of a public offering, Bertin acquired Vigor’s and Leco’s direct control. Vigor and Leco had their registrations as joint-stock companies cancelled.

Shareholding composition before and after the transaction	Before:		After:
	Bertin		Bertin

	74.7%	87.0%	99.4%	99.0%

	Vigor	Leco	Vigor	Leco

Reference Form - 2012 – Vigor Alimentos S.A.

ACQUISITION OF CONTROL OF THE COMPANIES BERTIN AND VIGOR BY JBS.

Main business conditions

On December 16, 2009, J&F Participações S.A. (“J&F Participações”) and ZMF Fundo de Investimentos em Participações S.A. (“ZMF Participações”), up to that point shareholders and controlling companies of JBS, and controlling shareholders of Bertin agreed to begin a business combination process of JBS with Bertin.

In accordance with the process agreed between the parties: (i) JBS’ controlling shareholders agreed to contribute JBS’ shares directly or indirectly held by them, in exchange for shares to be issued by a recently constituted holding, FB Participações; and (ii) Bertin’s controlling shareholders agreed to contribute all of their shares representing 73.1% of Bertin’s capital stock in exchange for shares that would be issued by FB Participações.

On December 23, 2009, JBS’ previous controlling shareholders, J&F Participações and ZMF Participações, contributed all of the 632,781,603 and 87,903,348 common shares issued by JBS held by each of them, respectively, in a capital increase of FB Participações, controlling shareholder of JBS at the time.

On December 31, 2009, JBS concluded the association process with Bertin, through a corporate reorganization in which, after the previous incorporation by JBS of all of the 28,636,178 shares issued by Bertin, on December 29, 2009, the incorporation of Bertin by JBS took place. Bertin’s controlling shareholders contributed all of the 679,182,067 shares of JBS received by such shareholders due to the aforementioned incorporation of shares in a capital increase of FB Participações, in the total amount of R$4,949,046,230.13, through the issuance of 2,334,370,128 new nominative common shares, with no face value issued by FB Participações. For more information on the current corporate chart of Vigor, see section 15.1 of this Reference Form.

Stakeholders	Bertin, Vigor, JBS, J&F Participações and ZMF Participações.

Effects resulting from the transaction on the shareholding composition	Incorporation by JBS of 28,636,178 shares issued by Bertin, increasing the capital stock of JBS to the amount of 2,367,471,476 shares equivalent to R$11,987,963,000.00.

Shareholding composition after the transaction	After:
FB Participações
59.13%
JBS S.A.
99.05%
Vigor

Reference Form - 2012 – Vigor Alimentos S.A.

MERGER OF LECO AND SERRABELLA INTO VIGOR

Main business conditions	On December 29, 2009 the Merger Justification Protocol executed on December 18, 2009, was approved by the Extraordinary General Shareholders’ Meeting, having as its purpose the merger of Leco and Serrabella Ltda. (“Serrabella”) into Vigor. Vigor acquired all of the assets, rights and obligations of the merged companies. On the same date, the issuance of 24,474,569 new shares was approved, being 960 common shares and 24,473,609 preferred shares, which were totally subscribed and paid-up by Leco’s managers, on behalf of its shareholders, through the contribution of Leco’s net assets, for the total issuance price of R$23,951,542.50.

Companies involved	Vigor, Leco and Serrabella.

Effects resulting from the transaction on the shareholding composition	After the merger of Leco and Serabella into Vigor, Vigor became a wholly-owned subsidiary of Bertin with a capital stock of R$104,031,112.91, divided into 948 shares.

Shareholding composition before and after the transaction	100%	Before:		After:
		Bertin		Bertin
		99.9% ON 1.087% PN	99.9% ON 35.6% PN	100.0% ON 99.97% PN

	Serrabella	Vigor	Leco	Vigor

Reference Form - 2012 – Vigor Alimentos S.A.

6.6 - Information regarding requests for bankruptcy proceedings based on material amounts or for judicial or extrajudicial reorganization

As of the date of this Reference Form, no request for our bankruptcy and/or our judicial or extrajudicial recovery was filed.

Reference Form - 2012 – Vigor Alimentos S.A.

6.7 - Other relevant information

All relevant information regarding this Section 6 were duly disclosed in the items above.

Reference Form - 2012 – Vigor Alimentos S.A.

7.1 – Description of the activities of the Issuer and its subsidiaries

Our company was constituted on January 3, 2011, and we currently carry out our activities through our subsidiary company Vigor and its subsidiary Dan Vigor Indústria e Comércio de Laticínios Ltda. (“Dan Vigor”).

On the date of this Reference Form, we hold a leadership position in various segments within the dairy products sector and are one of the leading companies in the production of vegetable fats in Brazil in terms of sales volume, volume of items sold and market share. For the fiscal year ended on December 31, 2011 and the three-month period ended March 31, 2012, we posted a consolidated net revenue of R$1,229.5 million and R$314.2 million, respectively, and an EBITDA result of R$44.2 million and R$24.9 million, which translates into a 3.6% and 7.9% margin, respectively.

We maintain a diversified range of high quality products as we aim to meet the varied requirements of the consumer public, and we are constantly working to create and launch new products in order to leverage our growth. Our portfolio is made up of approximately 367 retail and foodservice products, including brands that are recognized throughout Brazil such as Vigor, Leco, Danúbio, Faixa Azul, Amélia and Serrabella, among others.

Our history is marked by acquisitions, restructuring operations and sustainable organic growth. We have seven production units that supply roughly 14,436 direct and indirect customers, and which are strategically located in the States of São Paulo, Minas Gerais, Paraná and Goiás. We have an overall production capacity of approximately 47,831 tons/month.

Location of the units

Reference Form - 2012 – Vigor Alimentos S.A.

We are pioneers in the development and launch of innovative products that combine vegetable and animal fat based ingredients, meeting the strong demand for low-calorie products that nonetheless must meet high standards in terms of taste and quality.

We highlight the launch of processed cheeses with ultra filtration technology and the concept of light versions of our Minas fresh cheese (originally from the State of Minas Gerais) and requeijão (a curd cheese also originally from the State of Minas Gerais). These products reflect new eating trends of consumers, who are increasingly looking for healthier products.

Thanks to this strategy of launching innovative products, our percentage share of the Brazilian dairy market has grown, with an emphasis on the following segments (i) special cheeses, such as Faixa Azul parmesan cheese which is offered in both grated form as well as in wheel-shaped blocks; (ii) fermented milk products which are offered both with flavors as well as in light format (the only one on the Brazilian market); (iii) drinking yogurts which are offered in various formats, including light, with soy protein, white, with fruit pulp and with cereals; (iv) chocolate flavored products; (v) cream with 80% less cholesterol than conventional cream; (v) pasteurized long-life milk; (vi) whipped cream in an aerosol can; and (vii) margarine with butter.

This growth has been sustained by the acquisition of new technologies, investments in new equipment, strategic partnerships and expansion of the dairy farming areas, which supply the company’s raw material requirements.

Our products are mainly sold to retail customers such as supermarkets, wholesale clubs, other retail sector distributors and companies in the foodservice sector (such as restaurants, hotels, foodservice distributors and supplementary processers).

Reference Form - 2012 – Vigor Alimentos S.A.

7.2 - Information about operating segments

a.	Products and services sold

We produce and commercialize roughly 367 items in 18 product categories by means of three distinct business segments: (i) dairy products; (ii) fats; and (iii) other processed products. Each one of these operating segments is managed separately, on the basis that each one of them requires a variety of resources, including different marketing approaches.

Our business segments are listed below:

Dairy products

The dairy products business segment includes the production of milk-based products, mainly yogurt products, fermented milk, long-life milk, requeijão, cheeses, butter, milk-based beverages, Minas fresh cheese, light cheeses, cream cheese, petit suisse and other desserts.

Thanks to this strategy of launching innovative products, our share on the Brazilian dairy market has grown, specially in the following segments (i) special cheeses, such as Faixa Azul parmesan cheese which is offered in both grated form as well as in wheel-shaped blocks; (ii) fermented milk products which are offered both with flavors as well as in light format (the only one on the Brazilian market); (iii) drinking yogurts which are offered in various formats, including light, with soy protein, white, with fruit pulp and with cereals; (iv) chocolate flavored products; (v) cream, with 80% less cholesterol than conventional cream; (v) pasteurized long life milk; (vi) whipped cream in an aerosol can; and (vii) margarine mixed with butter.

The products developed by this business segment are produced at our industrial plants in the cities of São Paulo (SP), Cruzeiro (SP), Santo Inácio (PR), São Gonçalo do Sapucaí (MG) and Lavras (MG).

Fats

The fats segment includes the production of vegetable oil-based products, in particular margarine, mayonnaise, vegetable oil margarine and edible vegetable oils.

With regard to the fats segment, we were pioneers in the development and launch of innovative products that combine vegetable and animal fat based ingredients, meeting the strong demand for low-calorie products that nonetheless must meet high standards in terms of taste and quality.

The products developed by this business segment are produced at our industrial units in the cities of São Caetano do Sul (SP) and Anápolis (GO).

Other processed products

The segment of other processed products includes the production of pastas, juices, sauces and other processed products.

The products developed by this business segment are produced at our industrial units in the cities of São Paulo (SP) and São Caetano do Sul (SP).

b.	Revenues from the segment and its share on our net revenues

Below we show the net sales revenue generated by each one of our business segments and their relative weight vis-à-vis our total net revenue for the three-month periods ended March 31, 2012 and 2011 and for the fiscal years ended on December 31, 2011, 2010 and 2009, as disclosed in our financial statements:

	Three-month period ended March 31,
	2012		2011
	Net revenue	% of the total	Net revenue	% of the total
	(R$ thousands, except percentages)
Dairy Products	212,332	67.6%	205,265	70.7%
Fats	84,909	27.0%	68,056	23.4%
Other Processed Products	16,935	5.4%	16,975	5.8%
Total	314,176	100.0%	290,296	100.0%

	Fiscal year ended December 31, (1)
	2011		2010		2009
	Net revenue	% of the total	Net revenue	% of the total	Net revenue	% of the total
	(R$ thousand, except percentages)
Dairy Products	912,539	74.2%	785,381	76.1%	665,379	76.8%
Fats	268,502	21.8%	207,011	20.1%	169,695	19.6%
Other Processed Products	48,501	3.9%	39,999	3.9%	30,943	3.6%
Total	1,229,542	100.0%	1,032,391	100.0%	866,017	100.0%

(1)	The figures correspond to the consolidated information of our subsidiary Vigor. For further information in relation to this, see items 3.9 and 10.1 of this Reference form.

Reference Form - 2012 – Vigor Alimentos S.A.

c.	Profit or loss resulting from the segment, and its share on our net profit

We do not separately calculate the profit or loss for each of the segments that we operate in, taking into account that some of the accounts shown in the income statements, such as financial expenses and revenues and income tax and social contribution, are only calculated in a consolidated format.

Reference Form - 2012 – Vigor Alimentos S.A.

7.3 - Information about products and services relating to operating segments

a.	Characteristics of the production process

DAIRY PRODUCTS SEGMENT

Milk-based products

Milk’s industrialization production process begins with the collection of the raw material – fresh milk – on the farms of rural producers, where, after the milking stage, it is preserved in thermal tanks made out of sanitary stainless steel, at a temperature of between 6°C and 8°C, and shipped to the manufacturing units in trucks that also have stainless steel thermal tanks. When the raw material is received at the production plants, analysis is carried out in order to check quality and standards, which basically consists of the analysis of acidity, cryoscopy (which is the process used to verify the amount of water in the milk), density, fat content, microbiology, testing for antibiotics and total defatted dry extract. Once the milk has been approved, it is transferred to thermal storage tanks where it awaits transfer for the manufacture of products.

No matter what product the milk is intended to be used for, the first operation that follows is the pasteurization, along with standardization.

Pasteurization consists of a process which entails passing the milk through pasteurization equipment, where it is heated to a temperature of between 72°C and 75°C for 15 seconds and then immediately chilled to a temperature of 5º C. The purpose of this operation is to destroy or render inactive pathogenic microorganisms (coli forms, staphylococcus aureo, yeasts, etc.) which can transmit diseases to human beings, while keeping the milk’s nutritional qualities intact.

At the same time as pasteurization and, depending upon the production process that it is intended for, the milk undergoes standardization, which consists of harmonizing and/or reducing the milk’s fat content.

From this point onwards, depending upon which milk-based product the company wishes to produce, the milk undergoes specific processing, followed by a packaging process which is carried out by machines that are specifically designed for each type of product.

All processing methods, at the plants that produce dairy products, as well as at the plants that produce vegetable fat, are carried out by means of stainless steel tubing with appropriate sanitation and cleaning routines. This is also the case with the storage and product processing tanks and the machines used to carry out the final packaging stage.

Once they have been processed, the final products are preserved in cold chambers at a temperature of 5º C. In the case of products that have to be frozen, such as butter, the temperature reaches 20° C below zero. During the storage and maturation stages of the parmesan cheeses, the temperature in the chambers varies between 14°C and 16°C.

During the different stages of production, analysis is carried out by our quality control department (fat content, humidity, pH level, color, smell, consistency, texture and microbiological analysis), which ensures the quality standards of the final products. In order to better guarantee this quality, our industrial plants have implemented the HACCP system – Hazardous Analysis and Control of Critical Points, which identifies, analyzes and controls the critical points at all stages of the production process.

In addition the merchandise is also transported to the customers at a temperature of between 6°C and 8°C, whenever the product has to be chilled.

Yogurts

In the case of yogurts, the production process begins by mixing the ingredients into the standardized milk, followed by pasteurization at a temperature of between 92ºC and 95ºC which slows the process by between 3 and 5 minutes. This is followed by homogenization at high pressure (150 bar) and cooling down to the fermentation temperature (42ºC).

Reference Form - 2012 – Vigor Alimentos S.A.

The pasteurized product is then transferred to the fermentation tanks, where lactic yeast is added. This continues for between three and four hours until a specified pH level of 4.5 is achieved.

After fermentation the yogurt is chilled to a temperature of 10ºC and transferred to storage tanks for packaging in the product’s various containers. The product receives a dosage of the “Fruit Preparation” (fruit pulp + colorant + aroma), which characterizes the final product. The primary packaging is then placed in cardboard boxes, put on pallets and stored in a cold store facility at a temperature of 5ºC.

Pasteurized Cream

The duly standardized cream undergoes the pasteurization process that takes place a heat exchanger plate, which heats the product to a temperature of 90ºC with a 30-second retardant. This is followed by cooling to 4ºC and the resulting product is then transferred to storage tanks.

The product is then pumped out of the storage tanks into the automatic packaging machines, with the duly filled containers then being placed in cardboard boxes before being transferred to a cold storage facility on pallets, where they are kept at a temperature of 5ºC.

Requeijão (Brazilian curd cheese)

The process for producing requeijão begins with the pasteurization of milk at a temperature of between 72ºC and 75ºC in a heat exchanger plate with a retardant of between 15 and 20 seconds. The product is then cooled to 32ºC. Thermophilic starter culture and powdered curd are then added to bring about coagulation for a period of roughly 40 minutes.

Afterwards, the curd is separated using a mechanical shaker and then heated up to 40ºC for a period of 10 minutes. Then, the whey is totally removed, and the curd solids are cut into blocks and then placed in non-toxic plastic boxes with appropriate lids which are lined with sterilized plastic bags. The fermentation stage lasts approximately 3 hours, until the blocks reach a pH level of between 5.1 and 5.2. The curd solids are stored in cold store facilities until they are utilized in the next stage.

Production of requeijão itself gets underway with the heating of the fermented solids together with other ingredients, to a temperature of 80ºC for a period of 2 minutes during the first heating stage, and then to a temperature of 95ºC for a period of 6 minutes during the second heating stage, in order to achieve complete fusion. This process takes place in a piece of equipment called a Fusion Pan, from where the product is then pumped into a storage tank and maintained at a temperature of between 75ºC and 80ºC before proceeding to the packaging stage.

The machine that is used to fill the cups also performs the task of seaming the lids and creating a vacuum in the cups, which then go on to the cooling tunnel where the product reaches a temperature of 15ºC, at which point the cups are then boxed and stored in a cold storage facility at a temperature of 10ºC.

FATS SEGMENT

Vegetable Oils and Fats

The basic raw material for this segment is raw soybean oil, which is obtained by crushing soy beans purchased on the domestic market. Corn, rapeseed, sunflower, palm, palm kernel and cotton oils are also used.

The first stage in our process consists of refining the raw oil, which entails the following operations: neutralization, whitening and deodorization. Neutralization involves removing the free acid from the raw oil through chemical procedures and mechanical spinning procedures. The whitening stage entails removing undesirable impurities and pigments in order to make the product lighter. In the deodorization phase, we proceed to remove residual acids and grease, which account for the oil’s bad smell and taste, by means of a distillation process with steam being directly injected. After this stage, the product can either proceed directly to packaging as edible table oil or it can proceed to the stage described below.

Reference Form - 2012 – Vigor Alimentos S.A.

The second stage of the process is that of hydrogenation, which consists of the injection of hydrogen gas into a reactor, in specific conditions and in the presence of a catalyst. This produces hydrogenated vegetable fat which is the basis for manufacturing vegetable fats for a variety of industrial uses (baking, making cookies, cakes, ice-creams and chocolates, etc.) and for the production of margarines.

Vegetable fats for industrial use can have different specifications in accordance with their final utilization. Sometimes they meet the specifications of customers who require a specialized product.

When manufacturing margarines, an emulsion is prepared in two phases. The first is an aqueous phase, with hydro soluble ingredients (salt and preservatives), followed by an oily phase, made up of hydrogenated vegetable fat, with lyposoluble ingredients (emulsifiers, aromas, etc.). This emulsion then undergoes a process of crystallization and homogenization, at the end of which the margarine is ready. The product is then forwarded for packaging in packages of different types and sizes.

The manufacture of mayonnaise starts with an emulsion based on an aqueous phase (water, vinegar and salt) and an oily emulsion (consisting of refined vegetable oil, pasteurized whole egg and other ingredients. The mixing of these two emulsions, which is done in the correct proportions, is carried out by an emulsifier machine, until it reaches the specified consistency, the result of which is mayonnaise. In the final stage of its production, the product is forwarded for packaging in packages of different types and sizes.

SEGMENT OF OTHER PROCESSED PRODUCTS

Juices

The production process for juices starts off with the addition of solid ingredients, as well as water, liquid sugar and fruit juice concentrate, via a tri-blender. The ingredients are then mixed together, remaining at a temperature of between 25ºC and 30ºC.

The next stages in the production process consist of the cooling down of the mixture, to temperatures of between 5ºC and 10ºC. The mixture then proceeds to the heating stage, reaching temperatures of between 98ºC and 103ºC; is cooled down once again, to temperatures of between 15ºC and 20ºC; before finally being forwarded for packaging, where the final product is maintained at temperatures of between 18ºC and 23ºC.

b.	Characteristics of the distribution process

Our logistics division is always aligned with the dynamism of the company’s commercial operations throughout the entire country. It plays a fundamental role in our strategy of expanding our activities into new markets and consolidating the rapid, safe and quality customer service that we provide in those areas in which we already operate. For this reason, our logistics and documentation division is constantly working to find innovative solutions to achieve this objective.

SUPPLY CHAIN

In an attempt to modernize our management model and to better meet the demands of a market that is constantly changing, we set up a division for the purpose of managing our supply chain practices. As a result, we have centralized the areas of planning, supplies, collection of milk, distribution and transportation under a single command, aiming to maximize the above-mentioned resources and logistics processes by taking advantage of the various synergies that exist between our former departments.

LOGISTICS

In order to achieve this objective, the logistics division, which is based in São Paulo, has the following tools at its disposal:

(a)	qualified teams in the above-mentioned areas.

Reference Form - 2012 – Vigor Alimentos S.A.

(b)	structure for the storage of raw materials, auxiliary materials and finished products at our seven industrial units, in São Paulo, São Caetano do Sul, São Gonçalo do Sapucaí, Santo Inácio, Lavras, Cruzeiro and Anápolis, with a total storage capacity of more than 9,950 tons of finished products and 7,217 pallet positions of raw materials and diverse materials.

(c)	structure of distribution centers of finished products in the cities of Porto Alegre, Salvador and Recife, and a cross-docking system in the main Brazilian cities. In addition to these branches, we distribute our products via the factories in São Paulo and Anápolis. Our plants in São Caetano do Sul, Santo Inácio, Lavras, Cruzeiro and São Gonçalo centralize our products for distribution in the São Paulo distribution center.

(d)	vehicle fleet 100% subcontracted, empowered with the distribution and delivery of the products to approximately 14,436 customers and with the transport of raw materials between our suppliers and our industrial units. The vehicles also serve the distribution channel of mini-distributors, self-employed distributors, household distributors and other distribution channels (retail and wholesale), with the remaining being employed in the transportation between plants and between the producers and the plants. Our distribution logistics are unified, that is, they meet our needs and those of our affiliate companies.

(e)	sophisticated and integrated information systems, capable of monitoring operations, making it possible to identify critical points and to take corrective measures.

Our objective is the constant integration of logistics activities between our lines of business and our productive plants, aiming not just to continuously improve the products destined to our consumers but also to reduce operating costs and as a result obtain competitive advantages.

DISTRIBUTION CHANNELS

We have a distribution base that is focused on providing a top quality service to the main channels that market our product categories, which include distributors, mini-distributors, self-employed distributors, supermarkets, retail outlets, wholesale outlets, foodstuff companies, restaurants, hotels and hospitals, among others.

We have seven distribution centers with a 100% subcontracted fleet of 668 vehicles.

The graph below shows the percentage share of each distribution channel of our products in the cumulative net revenue for 2011:

Although the retail sector has been experiencing a process of concentration, our business is spread among a solid number of customers, none of which accounts for a material percentage of our net revenue, allowing for the diversification of the entire operation.

Reference Form - 2012 – Vigor Alimentos S.A.

The distribution logistics of our products and those of our affiliate companies – of both the dairy products as well as of the fats and other products, is segmented among the following distribution channels, with the respective percentage shares of sales volumes:

Distribution of sales (value) by channel – December 31, 2011 (1)

Channel	Distribution
Retail Brazil	24.61%
Contractors/Households	17.94%
Food Service	16.30%
Major Chains	9.70%
Independent Comercial Representatives/ Distributors	24.71%
Others	6.74%

(1)	The figures correspond to the consolidated information of our subsidiary Vigor. For further information in relation to this, see items 3.9 and 10.1 of this Reference form.

With regard to the regional segmentation of sales, our situation is as follows (in % of sales):

Distribution of sales (value) by region – December 31, 2011 (1)

Region	Distribution
São Paulo (Capital and the Countryside)	64.61%
Rio de Janeiro,	5.67%
Paraná	4.06%
Minas Gerais	4.22%
Rio Grande do Sul	2.09%
Goiás / DF / MS / MT	4.76%
Others	14.59%

(1)	The figures correspond to the consolidated information of our subsidiary Vigor. For further information in relation to this, see items 3.9 and 10.1 of this Reference form.

c.	Characteristics of the operating markets: (i) percentage share in each one of the markets and (ii) competitive conditions in the markets

THE DAIRY PRODUCTS SECTOR

Milk

Milk, which is rich in proteins, is one of the main sources of nutrients in the Brazilian diet, bearing in mind that at the present time, there is no substitute product that can compete with it and its by-products. The closest substitute for cow’s milk would be soy milk, but this has fewer nutrients than cow’s milk and is not capable of totally taking its place.

Components (per 100g)	UNIT:	Cow milk	Soy milk
Energy	kcal	61	33
Protein	H	3.29	2.75
Carbohydrates	H	4.66	1.81
Calcium Ca	MG	119	4
Phosphorus P	MG	93	49
Sodium Na	MG	49	12
Zinc Zn	MG	0.38	0.23

Source: United States Department of Agriculture.

Reference Form - 2012 – Vigor Alimentos S.A.

In addition to its nutritional qualities, milk plays an important role in the country’s economy, thanks to the employment and income generated as a result of the activities related to its production and its transformation.

Production

According to the projections of the United States Department of Agriculture (“USDA”) for 2012, over the last few years global milk production has registered an average annual growth of 1.6%. This is due to an average annual growth in China and India of 9.1% and 4.5%, respectively, offset by an average annual decrease of 4.7% among others countries that are not among the world’s ten largest producers and an average annual decrease of 2.6% in Ukraine, which is the world’s 10th largest milk producer. In 2011, global milk production totaled 527.1 million tons and according to the USDA’s estimates, should grow by 2.1% in 2012, to register a total production of 538.3 million tons.

World Production of Milk (1,000,000 MT)(1)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	% of the total	Ch.% 12/11	CAGR (02-12)
EU-27	136.9	139.6	139.0	139.6	136.3	136.9	137.8	137.7	139.5	141.8	143.0	26.6%	0.8%	0.4%
India	82.0	84.0	88.0	91.5	96.2	102.1	106.0	112.0	117.0	121.5	127.0	23.6%	4.5%	4.5%
United States	77.1	77.3	77.5	80.3	82.5	84.2	86.2	85.9	87.5	89.0	90.0	16.7%	1.2%	1.6%
China	14.0	18.5	23.7	28.6	33.0	36.3	35.5	29.6	30.5	32.0	33.5	6.2%	4.8%	9.1%
Russia	33.5	33.0	32.0	32.0	31.1	32.2	32.5	32.6	31.9	31.8	31.9	5.9%	0.3%	-0.5%
Brazil	22.6	22.9	23.3	24.3	25.2	26.8	27.8	28.8	29.9	30.6	31.3	5.8%	2.3%	3.3%
New Zealand	14.5	14.9	14.6	14.7	15.3	15.9	15.6	17.0	17.2	18.7	19.1	3.6%	2.4%	2.8%
Argentina	8.5	8.0	9.3	9.5	10.2	9.6	10.0	10.4	10.6	12.0	12.5	2.3%	3.8%	3.9%
Mexico	9.7	9.9	10.0	10.0	10.2	10.8	11.1	11.0	11.2	11.0	11.1	2.1%	0.9%	1.4%
Ukraine	14.1	13.7	14.1	13.7	13.2	12.3	11.8	11.6	11.2	11.1	10.9	2.0%	-2.0%	-2.6%
Others	45.5	44.4	43.4	41.2	38.7	38.0	28.3	28.0	27.9	27.7	28.0	5.2%	1.3%	-4.7%
Total	458.5	466.1	474.9	485.4	491.9	505.0	502.5	504.6	514.4	527.1	538.3	100.0%	2.1%	1.6%

(1)	Takes into account the production of other types of milk other than cow’s milk.

Source: United States Department of Agriculture.

According to the USDA, the European Union is the world’s largest producer of milk, with a production of 141.8 million tons in 2011, which represents 26.9% of the total amount of milk produced in the world. The European Union posted a 1.7% increase in production between 2010 and 2011, since internal prices are stimulating an increase in production although the size of the dairy herd is decreasing. Although production costs, particularly those of cattle feeding, have registered a substantial increase, producers are adopting more efficient production methods and the expected return per cow is up 1% in comparison with last year. The projections for 2012 reveal a 0.8% increase in the volume of milk produced on the continent, which should come out to a total of 143.0 million tons.

With revenues of about R$330.9 billion in 2010, the Brazilian foodstuffs industry accounted for 9.0% of the country’s GDP in that year, with the dairy products sector being ranked fourth among such industries and producing revenues of approximately R$26.4 billion, according to the Brazilian Association of Foodstuff Industries.

Brazil is the world’s sixth largest milk producer and the largest milk producer in Latin America, registering an average annual growth of 3.3% in its production during the period between 2002 and 2012, compared to the 1.6% average annual growth that was observed in global milk production over the course of the same period. This was due to the increase in the size of the country’s dairy herd and in Brazil’s level of productivity per animal.

Reference Form - 2012 – Vigor Alimentos S.A.

In 2011, Brazil produced roughly 30.6 million tons of milk, which represents 5.8% of the total amount of milk produced in the world and denotes a growth of 2.2% in relation to the previous year. The projections for 2012 reveal a 2.3% increase in domestic production, which should rise to a figure of 31.3 million tons.

World Herd of Dairy Cows (millions of head of cattle)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	of the total	Ch.% 12/11	CAGR (02-12)
India	36.0	36.5	37.0	38.0	38.0	38.0	38.5	42.6	43.6	44.9	46.2	34.7%	2.9%	2.5%
EU-27	27.0	26.5	26.0	25.4	24.9	24.2	24.2	24.2	23.6	23.1	23.0	17.3%	-0.3%	-1.6%
Brazil	15.6	15.3	15.2	15.1	15.3	15.9	16.7	17.2	17.6	18.2	18.6	14.0%	2.2%	1.8%
United States	9.1	9.1	9.0	9.1	9.1	9.2	9.3	9.2	9.1	9.2	9.2	6.9%	-0.2%	0.1%
Russia	12.2	11.7	11.2	10.4	9.9	9.9	9.8	9.5	8.5	8.4	8.4	6.3%	-0.2%	-3.7%
China	3.4	4.5	5.5	6.8	7.9	8.8	8.6	7.1	7.3	7.6	8.0	6.0%	4.7%	8.8%
Mexico	6.8	6.8	6.8	6.9	6.9	6.0	6.2	6.4	6.5	6.5	6.5	4.9%	0.0%	-0.5%
New Zealand	3.7	3.8	3.9	4.0	4.1	4.2	4.2	4.6	4.7	4.8	4.9	3.7%	2.3%	2.8%
Ukraine	4.9	4.7	4.3	4.1	3.8	3.2	3.1	2.9	2.7	2.6	2.6	1.9%	-2.7%	-6.3%
Argentina	2.2	2.0	2.0	2.1	2.2	2.2	2.2	2.1	2.1	2.2	2.2	1.7%	2.3%	0.2%
Others	10.1	10.0	9.2	8.5	7.3	7.2	3.8	3.8	3.7	3.7	3.7	2.8%	0.6%	-9.6%
Total	131.1	130.9	130.1	130.3	129.4	128.7	126.5	129.6	129.4	131.2	133.2	100.0%	1.6%	0.2%

Source: United States Department of Agriculture.

Between 2002 and 2012, the global dairy herd registered an average annual growth of 0.2%, as a result of the average annual growth of 2.5% in the size of India’s dairy herd, which is currently the largest one in the world with an estimated total of 46.2 million head of cattle in 2012. This was offset by the average annual decrease of 1.6% in the size of the European dairy herd, which is the world’s second largest, with a total of 23.0 million head of cattle in 2012.

The Brazilian dairy herd is the world’s third largest, having posted an average annual growth of 1.8% over the course of the period from 2002 to 2012, which is 1.6 percentage points higher than the average annual rate of growth registered by the global dairy herd. In 2011, Brazil’s dairy herd had 18.2 million head of dairy cattle, which corresponds to a growth of 3.4% over the previous year. In addition, the projections for 2012 reveal a growth of 2.2% in relation to 2011, with the size of the Brazilian dairy herd rising to a figure of 18.6 million head of cattle.

Although it has the world’s third largest dairy herd, Brazil scores poorly in terms of its productivity, which is almost three times lower than Argentina’s and five times lower than that of the United States. Among the world’s largest milk producers, only India and Mexico are below Brazil in terms of productivity per cow. This situation illustrates the potential to expand productivity in Brazil, which could be achieved by means of genetic improvements to the country’s dairy herd, more professional management of dairy farms, as well as improvements in the handling and feeding of the cows.

Productivity (kilos of milk per cow)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Ch.% 12/11	CAGR (02-12)
United States	8.4	8.5	8.6	8.9	9.0	9.2	9.3	9.3	9.6	9.7	9.8	1.4%	1.7%
EU-27	5.0	5.1	5.1	5.3	5.3	5.5	5.5	5.5	5.7	6.0	6.0	1.2%	2.2%
Argentina	4.0	4.0	4.6	4.5	4.7	4.4	4.7	4.9	5.0	5.6	5.7	1.5%	4.1%
China	6.6	5.1	4.3	3.6	3.2	3.1	3.2	4.0	4.1	4.0	3.9	-2.3%	-5.6%
Ukraine	2.8	2.8	3.2	3.3	3.4	3.7	3.7	4.0	4.0	4.1	4.1	0.4%	4.3%
New Zealand	3.9	3.9	3.7	3.7	3.7	3.8	3.7	3.7	3.7	3.9	3.9	0.1%	0.1%
Russia	1.1	1.5	2.0	2.6	3.2	3.6	3.5	3.0	3.5	3.7	3.8	4.9%	15.3%
Brazil	2.1	2.2	2.1	2.1	2.0	2.0	1.9	1.9	1.8	1.7	1.7	-1.8%	-2.5%
Mexico	1.4	1.4	1.5	1.4	1.5	1.8	1.8	1.7	1.7	1.7	1.7	0.9%	2.1%
India	1.0	1.0	1.0	1.0	1.1	1.1	1.2	1.1	1.2	1.2	1.2	1.8%	1.9%
Global Average	3.1	3.1	3.2	3.2	3.3	3.4	3.4	3.4	3.4	3.4	3.5	0.2%	1.2%

Source: United States Department of Agriculture.

Reference Form - 2012 – Vigor Alimentos S.A.

Despite problems in Brazil’s infrastructure, which should slowly be resolved by the Government as a result of the PAC (Growth Acceleration Program) and other similar initiatives, factors such as the availability of land for expansion in terms of agriculture and for grazing, the low cost of supplementing the herd and the possibility of incorporating technologies in order to increase productivity have led to an increase in the level of interest among investors in relation to this sector in Brazil, as these factors give the country a competitive advantage. However, Brazil still needs improvements in regulations and in research and development of the social and environmental aspects of the sector.

Brazilian Milk Production per State (billions of liters)

Regions	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	of the total	Ch.% 10/09	CAGR (01-10)
(n).	1.2	1.6	1.5	1.7	1.7	1.7	1.7	1.7	1.7	1.7	5.7%	0.5%	3.9%
RO	0.5	0.6	0.6	0.6	0.7	0.6	0.7	0.7	0.7	0.8	2.6%	3.3%	6.0%
AC.	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.0	0.0	0.1%	-38.0%	-7.9%
AM	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.2%	6.0%	2.5%
RR	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0%	0.0%	-4.5%
PA	0.5	0.6	0.6	0.6	0.7	0.7	0.6	0.6	0.6	0.6	1.8%	-0.6%	2.3%
AP	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0%	27.2%	8.6%
TO	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.3	0.9%	4.7%	5.5%
NE	2.3	2.4	2.5	2.7	3.0	3.2	3.3	3.5	3.8	4.0	13.0%	10.4%	6.5%
MA	0.2	0.2	0.2	0.3	0.3	0.3	0.3	0.4	0.4	0.4	1.2%	-2.9%	10.3%
PI	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.3%	12.1%	1.3%
CE	0.3	0.3	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	1.4%	1.7%	3.4%
RN	0.1	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.7%	7.6%	5.4%
PB	0.1	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.2	0.2	0.7%	10.5%	8.3%
PE	0.4	0.4	0.4	0.4	0.5	0.6	0.7	0.7	0.8	0.9	2.9%	8.6%	10.4%
AL	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.8%	-0.7%	-0.6%
SE	0.1	0.1	0.1	0.2	0.2	0.2	0.3	0.3	0.3	0.3	1.0%	10.3%	11.3%
BA	0.7	0.8	0.8	0.8	0.9	0.9	1.0	1.0	1.2	1.2	4.0%	24.1%	5.9%
SE	8.6	8.7	8.9	9.2	9.5	9.7	9.8	10.1	10.4	10.9	35.6%	2.8%	2.7%
MG	6.0	6.2	6.3	6.6	6.9	7.1	7.3	7.7	7.9	8.4	27.3%	3.6%	3.8%
ES	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	1.4%	0.6%	2.1%
RJ	0.4	0.4	0.4	0.5	0.5	0.5	0.5	0.5	0.5	0.5	1.6%	1.6%	1.0%
SP	1.8	1.7	1.8	1.7	1.7	1.7	1.6	1.6	1.6	1.6	5.2%	0.3%	-1.2%
S	5.2	5.5	5.8	6.2	6.5	7.0	7.5	8.3	9.0	9.6	31.3%	8.6%	7.1%
PR	1.9	2.0	2.1	2.4	2.5	2.7	2.7	2.8	3.3	3.6	11.7%	18.1%	7.4%
SC	1.1	1.2	1.3	1.5	1.6	1.7	1.9	2.1	2.2	2.4	7.8%	5.3%	9.2%
RS	2.2	2.3	2.3	2.4	2.5	2.6	2.9	3.3	3.4	3.6	11.8%	2.6%	5.6%
CO	3.2	3.5	3.5	3.6	3.8	3.7	3.8	4.1	4.2	4.4	14.5%	4.1%	3.6%
MS	0.4	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5	1.7%	1.3%	1.5%
MT	0.4	0.5	0.5	0.6	0.6	0.6	0.6	0.7	0.7	0.7	2.3%	3.7%	5.4%
GO	2.3	2.5	2.5	2.5	2.6	2.6	2.6	2.9	3.0	3.2	10.4%	4.5%	3.6%
DF	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1%	24.1%	-0.1%
Brazil	20.5	21.6	22.3	23.5	24.6	25.4	26.1	27.6	29.1	30.7	100.0%	5.5%	4.6%

Source: Municipal Animal Husbandry Research / IBGE (Made Available by Milkpoint).

Reference Form - 2012 – Vigor Alimentos S.A.

Historically, Brazilian production of cow’s milk has been concentrated in the Southern and Southeastern Regions of the country, and this remains true to the present day. In 2010, Brazil’s Southeastern Region produced a total of 10.9 billion liters of milk, which represents 35.6% of the total amount produced in the country. Meanwhile the Southern Region produced a total of 9.6 billion liters of milk, which represents 31.3% of the country’s total production.

The State of Minas Gerais is Brazil’s largest producer of milk and accounts for 27.3% of the country’s production. Since 2000, Minas Gerais’ production of cow’s milk has posted an average annual growth of 3.8%. The state’s main milk-producing regions are concentrated in the so-called ‘Minas Triangle’ and Alto Paranaíba areas, as well as in its Southern/Southeastern regions and in the so-called Zona da Mata.

However, according to information from the Brazilian Animal Husbandry Annual Report, cow’s milk production activities can be found in a total of 845 municipalities, which include roughly 220 thousand properties representing about 55% of the state’s agricultural establishments. The State of Minas Gerais contains more than two thousand processing units and, since 2007, is also home to the Milk and Milk By-Products Center of Excellence, which encourages innovations in the agro-industrial system, and which is focused on quality and safety, on exports and on consolidating the state’s leadership position in this sector.

In addition to this, according to information from the agribusiness consulting firm Informa Economics FNP, the State of Minas Gerais currently has the largest herd of dairy cows in the country with a total of 3.2 million head of cattle in 2010.

The State of Rio Grande do Sul is the second largest milk producer in Brazil, accounting for 11.8% of the country’s total production and with a dairy herd that numbers 1.6 million head of cattle, according to the Milkpoint website and the Brazilian Animal Husbandry Annual Report for 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

Distribution Map of the Brazilian Dairy Herd

Source: AnualPEC 2010, prepared by Vigor

Consumption

According to figures and projections made by the USDA, in the period from 2002 to 2012 global milk consumption posted an average annual growth of 1.6%, and should reach 538.2 million tons of milk consumed in 2012, resulting in a growth rate of 2.1% in comparison with the previous year. This is mainly due to the average annual growth of 4.5% in milk consumption in India, which is the world’s second largest consumer with a total expected consumption of 127.0 million tons of milk in 2012. This is also a result of the average annual growth of 9.1% in milk consumption in China, which is the world’s fourth largest milk consumer and which increased its consumption from a mere 14.0 million tons of milk in 2002 to a total expected consumption of 33.5 million tons of milk in 2012.

Global Milk Consumption (1,000,000 MT)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	% of the total	Ch.% 12/11	CAGR (02-12)
EU-27	136.7	139.5	138.9	139.5	136.1	136.7	137.7	137.6	139.2	141.6	142.7	26.5%	0.8%	0.4%
India	82.0	84.0	88.0	91.5	96.2	102.1	106.0	112.0	117.0	121.5	127.0	23.6%	4.5%	4.5%
United States	77.1	77.3	77.5	80.3	82.5	84.2	86.2	85.9	87.5	89.0	90.0	16.7%	1.2%	1.6%
China	14.0	18.5	23.7	28.6	33.0	36.3	35.4	29.6	30.5	32.0	33.5	6.2%	4.8%	9.1%
Russia	33.6	33.1	32.1	32.1	31.2	32.3	32.6	32.7	32.1	32.0	32.1	6.0%	0.3%	-0.4%
Brazil	22.7	22.9	23.3	24.3	25.2	26.8	27.8	28.8	30.0	30.6	31.3	5.8%	2.3%	3.3%
New Zealand	14.4	14.8	14.6	14.7	15.3	15.8	15.5	16.9	17.1	18.6	19.0	3.5%	2.4%	2.8%
Mexico	9.7	10.0	10.1	10.1	10.3	10.9	11.1	11.1	11.2	11.1	11.2	2.1%	0.9%	1.4%
Argentina	8.5	8.0	9.3	9.5	10.2	9.5	10.0	10.3	10.6	12.0	12.4	2.3%	3.8%	3.9%
Ukraine	14.1	13.7	14.1	13.7	13.2	12.3	11.7	11.6	11.2	11.1	10.9	2.0%	-2.0%	-2.6%
Others	45.4	44.4	43.3	41.1	38.6	38.0	28.3	28.0	27.9	27.7	28.1	5.2%	1.3%	-4.7%
Total	458.2	466.0	474.8	485.3	491.8	504.9	502.3	504.4	514.2	527.0	538.2	100.0%	2.1%	1.6%

Source: United States Department of Agriculture.

Reference Form - 2012 – Vigor Alimentos S.A.

The average annual growth of milk consumption in Brazil in the period comprising 2002-2012 was 3.3%, which illustrates the sector’s enormous potential. In addition to this, according to the USDA, Brazil ended 2011 accounting for 5.8% of the world’s milk consumption, with a total figure of 30.6 million tons of milk consumed, due to the fact that the main destination for the milk that is produced in Brazil is the country’s domestic market, which is boosting as a result of the increase in the population’s purchasing power. The growth in supermarkets and convenience stores has also absorbed the sector’s growth. The forecasts for 2012 indicate an expected 2.3% increase in Brazilian consumption, which should rise to a total of 31.3 million tons of milk consumed.

It should be stressed that milk consumption can be divided into three categories: (i) fluid milk; (ii) milk for industrial purposes; and (iii) milk for animal feeding. According to the USDA, in 2011 the largest consumption of milk in Brazil was for industrial purposes, which accounted for 60.7% of the total amount of milk consumed and which corresponds to a volume of 18.6 million tons. This was followed by fluid milk, which accounted for 37.3% and which corresponds to a volume of 11.4 million tons. Lastly, milk set aside for animal feed accounted for a mere 1.9% of the total amount of milk consumed and corresponds to a volume of 600 thousand tons of milk.

Categories of Milk Consumption in Brazil

Source: United States Department of Agriculture.

Convenience and health are becoming increasingly important to consumers in a country where more than half of the population lives in cities. Parents buy milk for their babies and are likely to continue buying milk until their children reach puberty.

Although per capita consumption of milk has been dropping in six of the top ten consumer countries, the global Tetra Pak Index survey indicates that the demand for milk-based products should grow by roughly 30% between 2010 and 2020, rising to 350 billion liters, which should give an extra boost to milk consumption as a whole.

Reference Form - 2012 – Vigor Alimentos S.A.

Per capita consumption of Fluid Milk among the 10 Largest Consumers (Kg/Inhabitant/Year)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Ch.% 12/11	CAGR (02-12)
UE-27	72.8	72.9	71.8	70.9	68.9	67.1	67.6	67.3	67.2	67.2	67.0	-0.2%	-0.9%
India	31.9	31.9	32.9	33.4	36.0	37.9	39.1	41.7	42.0	42.6	42.9	0.6%	3.3%
United States	93.8	93.6	93.1	92.7	92.8	91.9	92.3	91.9	91.6	91.3	91.0	-0.3%	-0.3%
China	4.4	5.9	8.0	9.6	10.5	11.2	11.0	8.9	9.0	9.4	9.7	3.8%	9.1%
Russia	98.8	92.3	89.7	89.7	84.2	84.4	85.2	85.4	83.2	83.4	83.8	0.6%	-1.8%
Brazil	68.6	68.2	69.3	72.0	73.2	53.6	55.8	56.4	57.9	57.5	58.0	0.8%	-1.8%
New Zealand	89.9	89.4	88.1	87.1	86.0	85.1	80.8	69.5	68.7	68.0	67.2	-1.1%	-3.2%
Mexico	39.8	41.9	41.3	40.1	39.9	39.1	38.5	46.5	45.6	40.7	40.1	-1.3%	0.1%
Argentina	52.8	53.9	46.9	46.5	48.7	48.3	49.7	52.4	52.7	53.5	54.1	1.2%	0.3%
Ukraine	127.3	107.6	107.7	115.5	130.1	78.3	76.1	75.6	116.5	119.1	117.5	-1.4%	-0.9%
Others	5.1	5.2	5.0	4.9	4.3	4.1	2.3	2.3	3.9	3.7	3.7	-0.2%	-3.4%
Total	24.7	24.7	24.9	25.2	25.4	24.6	24.0	24.1	25.0	24.9	24.9	0.1%	0.1%
Source: USDA e World Bank

The survey also suggests that the emerging economies in Asia will have a greater percentage share of the consumption of dairy products, thanks to an improvement in the income levels of these populations. A significant increase in the consumption of these products is also foreseen for Africa, while in Latin America and North America, the consumption indices are not increasing to any marked degree, and in Europe, they have remained stable.

Global Milk Consumption for Industry (1,000,000 MT)

Country	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	% of the total	Ch.% 12/11	CAGR (02-12)
UE-27	101.4	103.9	103.7	104.6	102.1	103.4	103.9	103.9	105.5	107.7	108.8	30.3%	1.0%	0.7%
India	48.5	50.0	52.5	54.9	56.3	59.4	61.5	63.8	67.9	70.9	75.4	21.0%	6.3%	4.5%
United States	49.6	49.6	49.7	52.3	54.3	56.0	57.6	57.2	58.7	60.1	61.0	17.0%	1.6%	2.1%
China	8.3	10.8	13.3	16.1	19.2	21.5	20.8	17.8	18.5	19.4	20.4	5.7%	5.0%	9.4%
Brazil	10.2	10.3	10.4	10.7	11.0	16.1	16.7	17.4	18.1	18.7	19.2	5.4%	2.6%	6.5%
New Zealand	14.0	14.4	14.2	14.3	14.9	15.4	15.1	16.5	16.7	18.2	18.7	5.2%	2.4%	2.9%
Russia	16.2	16.7	16.2	16.4	16.4	17.6	17.8	17.9	17.8	17.8	17.8	5.0%	0.3%	1.0%
Argentina	6.5	5.9	7.5	7.7	8.3	7.6	8.0	8.2	8.4	9.8	10.2	2.8%	4.2%	4.6%
Australia	9.6	8.6	8.3	8.2	8.2	7.2	7.2	7.0	7.0	7.2	7.3	2.0%	2.3%	-2.6%
Mexico	5.6	5.6	5.8	5.8	6.0	6.6	6.9	5.9	6.1	6.4	6.5	1.8%	1.6%	1.4%
Others	21.3	21.4	21.6	19.5	17.7	19.2	15.9	15.9	13.7	13.4	13.3	3.7%	-0.6%	-4.6%
Total	291.1	297.2	303.1	310.4	314.1	330.1	331.4	331.5	338.4	349.5	358.6	100.0%	2.6%	2.1%

Source: United States Department of Agriculture.

Consumption of milk for industrial purposes has been rising constantly over the last few years as a result of the increase in the demand for industrialized dairy products. Total global consumption of milk for industrial purposes should reach 358.6 million tons in 2012, which represents a 2.6% increase in comparison with the previous year, fueled mainly by the 6.3% growth in this type of consumption in India, the 5.0% growth in this type of consumption in China and the 4.2% growth in this type of consumption in Argentina. Average annual growth in the consumption of milk for industrial purposes during the period between 2002 and 2012 was 2.1%, driven by the marked increases in China’s and Brazil’s consumption, of 9.4% and 6.5%, respectively.

Brazil is the fifth largest consumer of this type of milk, accounting for 5.4% of the world’s consumption. The country exhibited the second highest growth in terms of consumption during the period between 2002 and 2012, with only China registering a higher growth.

Reference Form - 2012 – Vigor Alimentos S.A.

Cheese

Cheese, which is a milk by-product, is a food that is rich in calcium, protein and phosphorus. There is a wide variety of cheeses produced around the world as a result of the use of milk from different mammals, the addition of different levels of fat, the use of certain types of bacteria and moulds and the variation in cheese’s maturation period and treatments. The animal’s diet and the addition of flavoring agents such as herbs, spices or the use of smoking, as well as the conditions of the milk’s pasteurization, also affect the final taste of the product.

According to the Brazilian Association of Cheese Manufacturers (ABIQ), a wide variety of cheeses are produced in Brazil, reflecting the country’s own cultural make-up, as well as Brazilian consumption preferences. The diversity of the products ranges from more typically Brazilian cheeses to others inspired by the knowledge brought to this country by the French, Danish, Italians and, more recently the English and Americans. Original versions of Brazilian cheeses have been adapted to the conditions and supply of milk in the country’s different milk producing regions and have been adjusting to Brazilian demand for each type of product. In addition to domestically produced cheeses, Brazil imports various types of cheese, mainly from other Mercosur countries such as Uruguay and Argentina.

According to a study that was carried out by Sebrae/ESPM, the main types of cheeses can be classified as follows:

•	Commodity Cheeses: Prato, Mozzarella, Culinary Requeijão, Grated Cheese;

•	Processed Cheeses: Sliced, Portioned, Tablets, Cooking Ingredients;

•	Fresh Cheeses: Minas Fresh Cheese, Cottage, Ricotta

•	Processed Cheeses: Cream Cheese, Creamy Requeijão, Petit Suisse;

•	Special Cheese: Camembert, Parmesan, Provolone, Gorgonzola

The term commodity (the basic primary, simple product) is used in reference to those cheeses which are widely commercialized and have a lower added value, so as to differentiate them from soft cheeses, processed cheeses and fine cheeses.

Main Kinds of Cheeses Produced and Consumed in Brazil

PRODUCT	Origin	Main Characteristic	Type of milk	Livestock

Mozzarella	Southern Italy	Semi-hard, stretched mass	Pasteurized	Cow and Buffalo

Prato	Brazil	Semi-cooked smooth mass	Raw or Pasteurized	Cow

Requeijão	Brazil	Processed and spreadable	Pasteurized	Cow

Minas Fresh	Global (first cheese produced in Brazil)	Raw mass	Pasteurized	Cow

Minas Standard (Processed or Pasteurized)	Brazil (MG)	Dense firm mass	Pasteurized	Cow

Parmesan	Italy (Parma)	Cooked mass – lengthy salting	Pasteurized	Cow

Curd Cheese	Brazil (NE)	Semi-cooked or cooked mass, semi-hard and elastic	Raw	Cow

Petit Suisse	France	Cheese based yogurt	Pasteurized	Cow

Source: Sebrae/ESPM.

Reference Form - 2012 – Vigor Alimentos S.A.

Production

According to information from the USDA, world cheese production was concentrated in the European Union and in the United States, which accounted for 45.1% and 30.6%, respectively, of global cheese production in 2011, which came out to a total of 15.7 million tons. The forecast for 2012 is that there will be a 2.2% growth in the total amount of cheese production, mainly fueled by an 8.1% increase in the Ukraine’s production, a 5.1% increase in New Zealand’s production, a 4.9% increase in Mexico’s production and a 3.7% increase in Brazil’s production.

The average annual growth in world cheese production during the period between 2002 and 2012 was 2.0%, largely on account of the increases in production of countries such as Mexico (7.3%), Ukraine (4.5%), Argentina (4.5%) and Brazil (4.1%).

Brazilian cheese production accounts for 4.4% of the world’s production, taking into consideration the world’s largest producers. Over the course of the last ten years, Brazil has registered one of the highest rates of growth in cheese production, which shows the great potential that the country exhibits in terms of cheese production.

Global Cheese Production (1,000,000 MT)

Countries	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	% of the total	Ch. 12/11	CAGR (02-12)
European Union	6.1	6.2	6.5	6.6	6.8	6.8	6.8	6.8	7.0	7.1	7.1	44.4%	0.7%	1.5%
United States	3.9	3.9	4.0	4.2	4.3	4.4	4.5	4.6	4.7	4.8	4.9	30.7%	2.6%	2.4%
Brazil	0.5	0.5	0.5	0.5	0.5	0.6	0.6	0.6	0.6	0.7	0.7	4.4%	3.7%	4.1%
Argentina	0.4	0.3	0.4	0.4	0.5	0.5	0.5	0.5	0.5	0.6	0.6	3.6%	3.6%	4.5%
Russia	0.3	0.3	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	2.6%	-1.2%	2.1%
Australia	0.4	0.4	0.4	0.4	0.4	0.4	0.3	0.3	0.3	0.3	0.3	2.1%	2.2%	-2.2%
Canada	0.4	0.3	0.3	0.4	0.3	0.3	0.3	0.3	0.3	0.3	0.3	1.9%	2.0%	-1.2%
Mexico	0.1	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.3	0.3	0.3	1.7%	4.9%	7.3%
New Zealand	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	1.7%	5.1%	-1.7%
Ukraine	0.1	0.2	0.2	0.3	0.2	0.2	0.2	0.2	0.2	0.2	0.2	1.2%	8.1%	4.5%
Others	0.6	0.6	0.6	0.6	0.6	0.6	0.1	0.1	0.1	0.8	0.9	5.6%	8.5%	3.7%
Total	13.1	13.1	13.6	14.1	14.4	14.7	14.3	14.4	14.8	15.7	16.0	100.0%	2.2%	2.0%

Source: USDA.

According to Sebrae, the Brazilian cheese market contains many small and micro producers who operate at the regional level and are outside the scope of the Ministry of Agriculture’s Federal Inspection Service – the SIF. The presence of these small-scale producers makes it difficult to obtain official figures with regards to the total production of cheese in Brazil, given that there is no official record of what is produced by these informal producers. According to the projections made by the sector’s specialists and by the ABIQ, Brazilian cheese production that is subject to inspection by the SIF represents approximately 60% of the country’s total cheese production.

The Brazilian cheese market began to exhibit more pronounced growth starting in 1994 with the introduction of the Real Plan. According to figures from the USDA, in that year Brazil’s domestic market posted a growth of 6.5% over the previous year, with total production rising from a figure of 310.0 thousand tons in 1993 to one of 330.0 thousand tons in 1994. From 1995 to 2001, the Brazilian cheese market continued to register strong growth indices, with an average growth rate of 4.9%. During the period from 2002 to 2012, the market posted an average annual growth of 4.1%, with total cheese production rising from a figure of 470.0 thousand tons in 2002 to one of an estimated 700.0 thousand tons in 2012.

Reference Form - 2012 – Vigor Alimentos S.A.

Brazilian Production by Type of Cheese (% of Volume Produced in 2005)

Source: Sebrae/ESPM.

Consumption

The world’s main consumers of cheese are the European Union and the United States, which together account for 76.6% of the total global consumption of this product. The world’s consumption of cheese rose to a level of roughly 14.6 million tons in 2011, according to figures from the USDA, which represents a 1.3% increase over the previous year, mainly as a result of the growth in cheese consumption in Brazil (+5.3%), Argentina (+3.1%), Japan (+2.4%) and Australia (+2.2%).

Projections for the year 2012 suggest a growth of 1.9% in global cheese consumption, which should come out to a total of 14.8 million tons, largely due to the 18.0% increase in the Ukraine’s consumption and a 3.9% increase in Mexico’s consumption. In the period between 2002 and 2012, global cheese consumption presented an average annual growth of 1.5%, mainly as a result of the 5.2% increase in Mexico’s consumption, the 4.8% increase in Russia’s consumption, the 4.4% increase in the Ukraine’s consumption and the 4.2% increase in Brazil’s consumption.

Taking into consideration the USDA’s projections, consumption of cheese in the Brazilian market should account for 4.9% of global cheese consumption, and should reach 721 thousand tons in 2012. The average annual growth in Brazilian cheese consumption during the period from 2002 to 2012 was one of 4.2%, which is greater than the 1.5% growth posted by the global market as a whole, which clearly illustrates the positive outlook for the sector in Brazil.

Global Cheese Consumption (1,000,000 MT)

Countries	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	% of the total	Ch. 12/11	CAGR (02- 12)
European Union	5.7	5.8	6.1	6.2	6.3	6.3	6.4	6.4	6.4	6.5	6.5	44.1%	0.5%	1.4%
United States	4.0	4.0	4.1	4.2	4.4	4.5	4.5	4.5	4.6	4.7	4.8	32.5%	2.4%	2.0%
Russia	0.5	0.5	0.5	0.6	0.6	0.7	0.8	0.7	0.7	0.7	0.7	5.0%	1.5%	4.8%
Brazil	0.5	0.5	0.5	0.5	0.5	0.6	0.6	0.6	0.7	0.7	0.7	4.9%	2.9%	4.2%
Argentina	0.4	0.3	0.3	0.4	0.4	0.5	0.5	0.5	0.5	0.5	0.5	3.5%	3.2%	4.1%
Mexico	0.2	0.2	0.2	0.2	0.2	0.3	0.3	0.3	0.3	0.3	0.3	2.3%	3.9%	5.2%
Canada	0.4	0.3	0.4	0.4	0.3	0.3	0.3	0.3	0.3	0.3	0.3	2.2%	3.1%	-0.8%
Japan	0.2	0.2	0.3	0.3	0.2	0.3	0.2	0.2	0.2	0.3	0.3	1.7%	2.4%	0.5%
Australia	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	1.6%	2.2%	0.4%
Ukraine	0.1	0.1	0.1	0.2	0.2	0.2	0.2	0.2	0.1	0.1	0.1	1.0%	18.0%	4.4%
Others	0.7	0.7	0.6	0.7	0.6	0.7	0.1	0.1	0.2	0.1	0.2	1.2%	18.2%	-13.0%
Total	12.8	12.9	13.4	13.9	14.1	14.5	14.1	14.1	14.4	14.6	14.8	100.0%	1.9%	1.5%

Source: USDA.

Reference Form - 2012 – Vigor Alimentos S.A.

In per capita terms, Brazil is the seventh in the ranking of the largest consumers, with a consumption of mere 3.6 kg per inhabitant in 2011, which is substantially lower than the 15.1 kg consumed per inhabitant in the United States, the number one ranked country in terms of per capita cheese consumption. The estimates for 2012 point to a 1.9% increase in Brazil’s per capita cheese consumption and a 1.6% increase in U.S. per capita cheese consumption. The largest increase in the period should be in the per capita cheese consumption of Ukraine, which is currently in eighth place in the ranking, and which should post an 18.6% growth in its per capita cheese consumption. Despite the fact that the level of cheese consumption remains low in Brazil, per capita consumption of this product registered an average annual growth of 3.1% during the period between 2002 and 2012, with the amount of cheese consumed per inhabitant in Brazil rising from a figure of 2.7 kg in 2002 to one of 3.6 kg in 2012, which translates into the fourth highest growth among the countries which are included in the ranking.

Global per Capita Cheese Consumption (Kilos/inhabitant/year)

Countries	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Ch. 12/11	CAGR (02-12)
European Union	11.8	11.9	12.4	12.6	12.8	12.7	12.8	12.7	12.8	12.9	12.9	0.1%	0.9%
United States	13.8	13.8	14.2	14.3	14.7	14.9	14.7	14.8	15.0	15.1	15.4	1.6%	1.1%
Russia	3.2	3.4	3.7	4.3	4.4	4.8	5.3	4.9	5.1	5.2	5.3	1.6%	5.1%
Brazil	2.7	2.5	2.5	2.6	2.8	3.0	3.2	3.2	3.4	3.6	3.6	1.9%	3.1%
Argentina	9.3	8.2	8.8	9.0	10.9	12.0	12.3	12.4	12.1	12.4	12.7	2.3%	3.1%
Mexico	2.0	2.0	2.0	2.2	2.1	2.4	2.3	2.8	3.0	2.9	3.0	2.6%	3.9%
Canada	11.4	11.0	11.2	11.3	9.4	9.7	9.3	9.4	9.3	9.3	9.5	2.0%	-1.9%
Japan	1.9	1.8	2.0	2.0	1.9	2.1	1.8	1.8	1.9	2.0	2.0	2.5%	0.5%
Australia	11.4	11.6	11.4	10.9	10.9	10.2	10.0	10.0	10.1	10.1	10.1	0.2%	-1.2%
Ukraine	2.0	2.3	2.8	3.5	3.6	4.2	4.0	3.5	3.1	2.7	3.2	18.6%	5.0%
Others	0.1	0.1	0.1	0.1	0.1	0.1	0.0	0.0	0.0	0.0	0.0	16.8%	-14.1%
Total	2.1	2.0	2.1	2.1	2.2	2.2	2.1	2.1	2.1	2.1	2.1	0.7%	0.3%

Source: USDA e World Bank.

Cheese is not a product that is traditionally consumed in all parts of Brazil; consumers are concentrated in the Southeastern and Southern regions. However, the recent increase in income among the C, D and E income classes has contributed to reverse this situation and has helped lead to a better performance by the Brazilian cheese sector. Figures from the IBGE’S (Brazilian Institute of Geography and Statistics) Household Budget Survey for 2008/2009 show the income effect on households’ consumption of cheese. The average expenditure in Brazilian Reais increases roughly eighteen-fold if one compares the lowest income bracket with the highest one. Bearing in mind that incomes should continue to increase over the coming years, particularly among the lowest segments of the salary pyramid, the outlook for cheese consumption in Brazil is extremely promising.

The Brazilian population’s eating habits include cheese primarily at breakfast, and occasionally at the snack substitutes dinner, according to information from the survey Eating Habits, which was carried out by Toledo & Associados in 2006. However, the percentage of Brazilian households that buy any of the products that are included in the cheese category is a relatively high one, approximately 68.0% in 2003.

Reference Form - 2012 – Vigor Alimentos S.A.

Consumption Indices by Type of Cheese (%)

Source: LATIN PANEL, June 2002 / May 2003.

OIL AND VEGETABLE FAT SEGMENT

Brazil is the world’s fourth largest soybean producer. Part of this production is exported, whether in the form of beans in bulk or in the form of semi-processed products, such as raw vegetable oil and soybean bran. (Source: IBGE and Market Harvests, Abiove)

According to the National Supply Company (“Conab”), Brazilian soybean production reached a total of 57.2 million tons in the 2008/2009 harvest, 68.7 million tons in the 2009/2010 harvest and 75.3 million tons in the 2010/2011 harvest. According to figures from Secex (Foreign Trade Secretariat), 33.0 million tons of soybeans, 14.4 million tons of soybean bran and 1.5 million tons of soybean oil were exported in 2011. According to figures from Conab the forecast for the 2011/2012 soybean harvest is one of roughly 72.0 million tons.

According to the Brazilian Association of Vegetable Oil Companies (“Abiove”), the total installed capacity of the Brazilian oilseed processing industry is one of approximately 176.8 thousand tons of beans/day. According to Abiove, oilseed processing is concentrated in the States of Mato Grosso (20.7%), Paraná (20.2%), Rio Grande do Sul (17.2%), Goiás (11.8%) and São Paulo (9.5%).

Part of Brazil’s production of raw vegetable oil which is intended for domestic consumption is transformed into refined vegetable oil, margarines for household and industrial consumption, and vegetable fat for industrial and institutional use. In addition to this, the raw vegetable oil can also be intended for chemical companies, agricultural pesticides and animal feed. The most consumed refined vegetable oils in Brazil are soybean oil and so-called special oils (Rapeseed, Corn and Sunflower).

World production of soybean oil reached 42.9 million tons in the 2011/2012 harvest, which represents a 4.2% increase in comparison with the previous harvest, fueled by the substantial increases registered by Russia (17.0%), China (9.3%), Taiwan (6.9%), Argentina (4.5%) and Brazil (2.7%). Brazil is the world’s fourth largest producer of soybean oil, with a production of 7.1 million tons in the 2011/2012 harvest, which corresponds to 16.5% of the total amount harvested on the occasion.

Reference Form - 2012 – Vigor Alimentos S.A.

World Production of Soybean Oil (1,000,000 MT)

Countries	2002/ 2003	2003/ 2004	2004/ 2005	2005/ 2006	2006/ 2007	2007/ 2008	2008/ 2009	2009/ 2010	2010/ 2011	2011/ 2012	% of the total	Ch. 11/10	CAGR
China	4.7	4.5	5.4	6.1	6.4	7.0	7.3	8.7	9.8	10.8	25.1%	9.3%	9.6%
United States	8.4	7.7	8.8	9.2	9.3	9.3	8.5	8.9	8.6	8.5	19.8%	-0.6%	0.2%
Argentina	4.4	4.7	5.1	6.0	6.4	6.6	5.9	6.5	7.2	7.5	17.5%	4.5%	6.1%
Brazil	5.2	5.6	5.6	5.4	6.0	6.2	6.1	6.5	6.9	7.1	16.5%	2.7%	3.5%
European Union	3.0	2.5	2.6	2.5	2.7	2.7	2.4	2.3	2.2	2.2	5.2%	0.1%	-3.2%
India	0.6	1.0	0.8	1.2	1.2	1.5	1.3	1.3	1.7	1.7	4.0%	0.0%	12.2%
Mexico	0.7	0.7	0.6	0.7	0.7	0.7	0.6	0.6	0.6	0.7	1.5%	1.6%	-1.4%
Russia	0.1	0.1	0.1	0.1	0.1	0.2	0.3	0.3	0.4	0.5	1.1%	17.0%	21.6%
Taiwan	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	1.0%	6.9%	1.9%
Japan	0.8	0.6	0.6	0.5	0.5	0.5	0.5	0.4	0.4	0.4	0.9%	-2.4%	-7.8%
Others	2.3	2.4	2.5	2.6	2.8	2.7	2.7	2.9	2.9	3.2	7.5%	9.2%	3.7%
Total	30.5	30.3	32.6	34.9	36.5	37.8	35.9	38.9	41.2	42.9	100.0%	4.2%	3.9%

Source: USDA.

Consumption

Global consumption of soybean oil totaled 43.0 million tons in the 2011/2012 harvest, which represents an increase of 4.9% in relation to the previous harvest, driven for the most part by the increases registered in Argentina (11.9%), China (8.6%), Egypt (5.6%), the United States (5.4%) and Brazil (3.5%). Brazil accounts for 12.7% of the total consumption of soybean oil, being the world’s third largest consumer of this product, with only China and the United States consuming more.

World Consumption of Soybean Oil (1,000,000 MT)

Countries	2002/ 2003	2003/ 2004	2004/ 2005	2005/ 2006	2006/ 2007	2007/ 2008	2008/ 2009	2009/ 2010	2010/ 2011	2011/ 2012	of the total	Ch. 11/10	CAGR
China	6.4	7.2	7.2	7.6	8.7	9.7	9.5	10.4	11.1	12.1	28.1%	8.6%	7.3%
United States	7.7	7.7	7.9	8.1	8.4	8.3	7.4	7.2	7.6	8.0	18.7%	5.4%	0.4%
Brazil	2.9	3.0	3.1	3.1	3.4	4.0	4.3	5.1	5.3	5.5	12.7%	3.5%	7.3%
Argentina	0.4	0.4	0.4	0.4	0.5	1.0	1.4	1.9	2.5	2.8	6.5%	11.9%	24.6%
India	1.9	1.9	2.7	3.0	2.5	2.3	2.3	2.8	2.7	2.7	6.3%	1.9%	3.9%
European Union	2.3	2.1	2.2	2.9	3.4	3.4	2.7	2.4	2.8	2.6	6.1%	-5.0%	1.5%
Egypt	0.3	0.2	0.3	0.3	0.3	0.6	0.6	0.5	0.8	0.8	1.9%	5.6%	11.3%
Mexico	0.9	0.7	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.8	1.9%	-4.2%	-1.6%
Iran	0.9	0.9	0.9	0.9	0.8	0.7	0.6	0.6	0.7	0.7	1.7%	2.4%	-2.7%
Algeria	0.1	0.0	0.3	0.3	0.3	0.4	0.4	0.4	0.5	0.5	1.1%	2.2%	20.3%
Others	6.3	6.1	6.1	6.3	6.4	6.4	6.1	6.2	6.3	6.5	15.1%	3.1%	0.3%
Total	30.2	30.3	31.8	33.7	35.5	37.7	36.0	38.3	41.0	43.0	100.0%	4.9%	4.0%

Source: USDA.

The consumption of vegetable oils, margarines and vegetable fat in the Brazilian market has been showing marginal growth due to the high penetration that already exists in Brazilian homes. This occurs on account of the fact that these products are of low added value and, therefore, accessible to every level of the population.

Competition

We have developed very diversified products in our dairy segment, and produce virtually every type of dairy product, including pasteurized milk, UHT milk (including flavored), yogurts (both normal and light), cheeses (parmesan both shavings as well as in grated format, minas fresh cheese, cream cheese, and special cheeses), requeijão, butters, fermented milk, cream and desserts.

Reference Form - 2012 – Vigor Alimentos S.A.

Due to our versatility, we have different competitors for each type of product. The main competitors in the dairy products sector are Nestlé, Danone and Parmalat. The table below lists our main competitors for each milk-based product, as at the date of this Reference Form:

PRODUCT	Main competitors
Pasteurized Milk	CCL – Central Cooperative of Dairy Products
UHT Milk	CCL, Elegê, Batavo, LBR
UHT Flavored Milk	Nestlé, Quaker, Danone, Itambé, Pepsico
Yogurts	Danone, Nestlé, Itambé, Batavo, Paulista
Cheese	Polenghi, Sancor
Requeijão	Danone, Nestlé, LBR, Itambé
Butter	Batavo, Paulista, Itambé
Fermented Milk	Nestlé, Danone, Yakult
Cream	Danone, Nestlé, Itambé, Batavo

The vegetable fat foodstuff market is divided into four segments: (i) margarines, (ii) mayonnaises; (iii) edible oils (soybean, rape-seed, sunflower and olive) and (iv) vegetable fat for the food service sector (including bakeries).

In the edible oils and vegetable fats segment, there are a few large competitors, such as Cargill, Bunge and ADM. Due to the fact that we do not have a soybean crushing operation, we only have a small percentage share in this segment.

The table below lists our main competitors in each market:

PRODUCT	Main competition
Margarine	Bunge, Brazil Foods, Unilever
Mayonnaise	Brazil Foods, Bunge, Unilever
Edible Oils	Cargill, Bunge, ADM
Vegetable fat	Bunge

d.	Eventual seasonality

We operate in a wide range of product categories, and sales volumes in the various categories are influenced by different kinds of seasonal factors. However, the extent of our product portfolio means that we are not affected to any material degree by the aforementioned seasonal effects, due to the great diversity that we have in term of products.

While sales of a few chilled products, for instance, may exhibit a certain decrease during the winter months, other products, such as cheeses and desserts, compensate for these reductions by registering higher volumes in sales. In the same way, while sales volumes of certain products may decline in the summer period (particularly products for children during the vacation months, given that consumption of these products is largely directed toward school meals), these reductions are offset by increases in the sales volume of other products such as margarines/cream, mayonnaise, and chantymix, among others, which are also associated with the year-end festive season.

e.	Main inputs and raw materials, containing (i) description of relationships with suppliers, including if subject to governmental control or regulations, with indication of agencies and respective applicable legislation; ii) potential reliance on a few suppliers and iii) potential price volatility

MILK

Milk is our main raw material. We have two different sources that supply us with milk: independent farmers and milk producing cooperatives. The independent farmers account for roughly two thirds of our total supply of milk while the milk producing cooperatives account for the remaining third. About 45.92% of the total amount of milk supplied is collected in the State of Minas Gerais, with 22.38% coming from the State of São Paulo, 25.84% from the State of Paraná and the remaining 5.86% from other states. We buy the milk directly from approximately 1,341 independent farmers and from five cooperatives.

Reference Form - 2012 – Vigor Alimentos S.A.

Purchases of fresh milk are made on the spot market. We have a long-standing relationship with our suppliers and we have never had any difficulty in obtaining milk.

The milk is transported in bulk from the collection point to our plants which are located in São Paulo, São Gonçalo do Sapucaí and Santo Inácio, by trucks that have stainless steel thermal tanks, which maintain the milk at a temperature of between 5ºC and 7ºC.

We purchase the milk at market price, which varies according to the distance between our factories and the collection point and the time of year. The cost of milk is greater during the period between February and August and lower during the period between September and January.

We try to ensure our supply of milk by (i) maintaining a competitive pricing policy, (ii) offering our suppliers financing and investments in exchange for supplies of milk, (iii) financing veterinary assistance for our suppliers, through our veterinary health plan and (iv) maintaining long-term relationships with our suppliers. Eventual related costs are offset by the price that we pay for the milk.

Despite the fact that fresh milk is the main raw material in the production process of dairy products, depending upon the variation in the market price, we use powdered milk in some situations.

The price of milk is determined by the laws of supply and demand. According to information contained in the AnualPEC 2011, in the first half of 2010 there was surplus milk, but the ratio between price and production cost remained good. However, in the second half of the year the price of milk fell, production costs increased and the dollar depreciated, which discouraged exports. In addition to this, in the second half of 2010, the climate changed as a consequence of the La Niña phenomenon, wheat production in Russia and part of Europe was affected by drought, and China began to purchase more soybeans. The price of milk was R$0.70/liter at the end of 2010 according to the figures from CEPEA (Center for Advanced Studies in Applied Economics) and R$0.84/liter at the end of 2011.

SOYBEAN OIL

In the vegetable fat based product segment, the basic raw material is raw soybean oil, which is obtained by grinding soybeans. In 2011, we purchased approximately 56 million tons of raw soybean oil.

Our main supplier of raw soybean oil is located in the State of Mato Grosso do Sul, and this supplier accounts for 40% of the raw soybean oil that we consume. The remaining 60% that we consume is divided between the States of Goiás (68.81%), Minas Gerais (21.82%) and Mato Grosso (7.12%), with the remaining 2.25% being supplied by other states. These percentages can vary from year to year due to various factors, such as availability of the product, the prices and the quantity intended for export.

Reference Form - 2012 – Vigor Alimentos S.A.

7.4 - Customers responsible for more than 10% of our total net revenue

a.	Total amount of revenues from the client

We do not have any customers who account for more than 10% of our total net revenue.

b.	Operating segments affected by revenues from the customer

We do not have any customers who account for more than 10% of our total net revenue.

Reference Form - 2012 – Vigor Alimentos S.A.

7.5 - Material effects of state regulation of our activities

a.	Need for government authorization in order to carry out the activities and the history of the relationship with the public authorities in order to obtain such authorizations

Environmental Licensing

We comply with every municipal, state and federal law and regulation in connection with environmental management, as set out below. Despite the fact that we comply with all the legal requirements of the environmental laws, we have not yet adhered to any specific international standard of reference.

One of the main requirements of Brazil’s environmental laws consists of the licensing requirements that are demanded for those activities which are considered to have the potential for causing pollution, which include the industrial activities that we carry out. The laws provide that regular operations of activities that either cause or have the potential to cause pollution are conditional upon obtaining environmental licenses in advance. This procedure is required both for the implementation of the undertaking as well as for carrying out expansion to the existing installations, and the licenses that are issued have to be renewed at regular intervals in accordance with the terms that are stipulated by the applicable environmental authority. The authority to issue licenses, in relation to undertakings that have an environmental impact at either the national or regional level, rests with IBAMA (the Brazilian Institute of the Environment and of Renewable Natural Resources). In the remaining cases, the state or municipal environmental bodies have jurisdiction, if the environmental impact is restricted to the local area and provided that the municipal body is fit to license such activities.

Basically, the environmental licensing process entails the issue of three licenses, all of which have specific periods of validity: prior license, installation license and operating license. Each one of these licenses is issued according to the stage of implementation of the undertaking, and the maintenance of its validity depends on compliance with the requirements that were established by the environmental authority that is responsible for issuing the license. Failure to obtain environmental licenses, regardless of whether or not the activity is causing actual damage to the environment, constitutes the practice of an environmental crime and renders the violator subject to administrative penalties such as fines and a ban on the company’s activities. At the federal level, these can be as high as R$10.0 million (and can have their value doubled or tripled in case of repeated violations).

Any delays or refusals by the relevant environmental authorities to grant or renew such licenses, and any eventual difficulties on the part of the Company and its subsidiaries in meeting certain requirements imposed by such authorities in connection with the environmental licensing process, may make it difficult or even impossible, as the case may be, to install and operate our business.

The environmental laws also impose a variety of other obligations, including, for instance, the environmentally proper final resting place of waste materials, the establishment of reverse logistics plans and post-consumption responsibility, and obtaining the authorizations for water collection and for the discharge of effluents.

TCFA

Those companies which are deemed to have the potential for causing pollution are also subject to the payment of the Environmental Control and Inspection Charge – TCFA to IBAMA, and depending upon the state in which they are located, to payment of State Environmental Control and Inspection Charges. The value of the TFCA charge can vary between R$50.00 and R$2,250.00, depending upon the undertaking’s size and potential to cause pollution. This charge has been in force since March 2001 and failure to pay the charge carries a fine equal to 20% of the amount due, plus default interest of 1%.

All our industrial units regularly pay the TCFA.

Reference Form - 2012 – Vigor Alimentos S.A.

Solid Waste

Solid waste generated by our industrial units is transferred to third parties who have been contracted for the purpose of treating it and arranging for its final destination, under the terms of the laws in force.

It is important to stress that under the National Environmental Policy, those who contribute directly or indirectly to the occurrence of environmental damage bear responsibility for it. This is the motive for the high degree of control over all the companies that are contracted to transport or dispose of the waste produced by the Company.

With regard to the waste that is generated by the company’s units in the State of São Paulo, Vigor has obtained the Authorization Certificate for the Disposal of Industrial Waste (“CADRI”).

Taking into account the implementation of the National Solid Waste Policy and the existing State Policies, we actively monitor all discussions within the food industry regarding the creation of an industry-wide plan aimed at the implementation of a reverse logistics system that complies with all the legal criteria.

Water resources

The National Water Resources Policy (Law 9433/97) establishes that the use of bodies of water for the purpose of water collection or the discharge of effluents are required to obtain the prior authorization of the public authorities by means of documentation of the granting of the said right of use.

All our industrial units have the respective authorizations for the usage of bodies of water for collection or disposal of effluent purposes.

b.	Vigor’s environmental policy and the costs incurred in order to comply with environmental regulations and, if applicable, other environmental policies, including compliance with international environmental protection standards

For the company, which has incorporated the concepts of social responsibility, respect for the environment, ethical conduct and economic performance into its corporate governance, sustainability is an important value. We believe that our development and business growth should be linked to the sustainability of our actions. Therefore, we adhere to sound corporate governance policies and as a general guideline adopt a policy of transparency with all interest groups that we have relationships with. We are constantly investing in improving the productive chain of our industrial units, with an emphasis on reducing any environmental impacts, in addition to looking for ways to strengthen our links with employees, their relatives and the community in general by means of initiatives of a social nature.

We have a sustainability policy that is based on being ecologically viable and correct, socially fair and culturally acceptable, and have always been part of the development and growth of all the countries in which we operate. Our extensive experience has shown the importance of reducing environmental impacts in order to maintain a strong relationship with the communities where we have operations. The main focus of our activities is on the sustainable usage of materials, on climatic factors, on waste treatment, on partnerships with fair organizations, on health, on the quality of life and on ethics.

In 2011, we invested approximately R$1.3 million in improvements for the purpose of complying with environmental legislation and other environmental policies.

Reference Form - 2012 – Vigor Alimentos S.A.

c.	Dependence on patents, trademarks, licenses, concessions, franchises, relevant royalties agreements for the development of activities

In order to protect the brands related to our products as well as our reputation, we have a vast portfolio of brands, which is revised and updated on a regular basis.

We have filed 138 requests to register brands with the INPI (National Industrial Property Institute), and in other territories we have filed 2 requests to register brands. We own 307 registrations of brands in our own name, with 293 of these being registered in Brazilian territory and 14 abroad.

In addition to the brands, we are not in any way dependent upon licenses, concessions, franchises, or material royalty agreements for the carrying out of our activities.

Below, we list some of the brands for which we have filed requests with the INPI. For more information about industrial property, see item 9.1 (b) of this Reference form.

Main Brands

Reference Form - 2012 – Vigor Alimentos S.A.

7.6 - Material revenues from abroad

a.	Revenue originating from customers, attributed to the country in which the Company has its headquarters and its percentage share of the Company’s total gross revenue;

	For the three-month period ended March 31,
	2012	2011
	(in R$ millions)
Revenue from customers attributed to the country in which the company has its headquarters	394.6	359.3
% of Revenue in the country in which the company has its headquarters	99.2%	99.6%

	For the fiscal year ended December 31, (1)
	2011	2010	2009
	(in R$ millions)
Revenue from customers attributed to the country in which the company has its headquarters	1,529	1,319	1,113
% of Revenue in the country in which the company has its headquarters	99.5%	99.0%	99.0%

(1)

The figures correspond to the consolidated information of our subsidiary S.A. Fábrica de Produtos Alimentícios Vigor (“Vigor”). For further information in relation to this, see items 3.9 and 10.1 of this Reference form.

b.	Revenues originating from customers attributed to each foreign country and their percentage share of the Company’s total gross revenues

Sales in foreign countries are not relevant to our business. In the years 2009, 2010 and 2011, a mere 1.0%, 1.0% and 0.5%, respectively, of Vigor’s gross operating revenue came from sales made on the international market. In the three-month period ended March 31, 2012, only 0.8% of gross operating revenue came from sales made on the international market, as compared to the three-month period ended March 31, 2011, in which such sales accounted for 0.4% of Vigor’s gross operating revenue.

c.	Total revenues originating from foreign countries and their percentage share of the Company’s total net revenues

As stated in the above item, revenues from foreign countries are not relevant to our business.

Reference Form - 2012 – Vigor Alimentos S.A.

7.7 - Effects of foreign regulation on activities

As was mentioned in item 7.6 of this Reference Form, our activities in foreign countries are not material in terms of our overall operations and do not have any material effect upon our business.

Reference Form - 2012 – Vigor Alimentos S.A.

7.8 - Significant long-term relationships

Vigor 2017 Notes

On February 23, 2007, Vigor issued the Vigor 2017 Notes in the principal amount of US$100.0 million. The Vigor 2017 Notes accrue interest at a rate (i) of 9.25% per annum from the date of issue of the deed to February 23, 2012 and (ii) of 10.25% from February 23, 2012 to February 23, 2017 and are due to be paid every six months, on February 23 and August 23 of each year, starting on August 23, 2007. The principal amount of the Vigor 2017 Notes will be due for repayment in full on February 23, 2017. The balance on the Vigor 2017 Notes as at December 31, 2011 was one of R$ 193.7 million.

For more information in relation to Vigor 2017 Notes, see item 10.1(f) of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

7.9 - Other relevant information

SOCIAL RESPONSIBILITY

We develop activities that stimulate job creation in the geographical regions where our productive units are located through the rural producer assistance program, which among other things, includes:

(i)	signing agreements with regional storage facilities and agricultural cooperatives aiming to distribute agricultural inputs (animal feed, medicines for the dairy cows, small equipment and tools) to our suppliers, by means of advances and discounts against payments for milk;

(ii)	signing agreements with gas stations to supply fuel to the rural producers;

(iii)	signing agreements with drugstores and medical assistance companies in order to offer benefits to the rural producers and their families;

(iv)	distribution of written material for the purpose of giving guidance to the rural producers regarding health care for the herd and for the cleaning of the milking equipment to ensure that it is hygienic;

(v)	promoting training and guidance courses for the people who are transporting the milk in bulk with a view to the proper preservation of the product during transport.

In addition, we also provide students from both state as well as private schools with daily visits to the factory which is located in the city of São Paulo. These visits are conducted through the “School Project” program, which receives and accompanies students who are interested in learning about the industrial processes which are involved in the manufacture of dairy products. The “School Project” program is aimed at students from 4 to 10 years of age.

We make donations to important projects, such as the “Mesa Brasil SESC São Paulo”.

STRENGTHS AND COMPETITIVE ADVANTAGES

A differentiated and diversified product portfolio. We have a differentiated and diversified portfolio of products with high added value which includes cheeses, requeijão, cream cheese, chocolate flavored products, yoghurts, cream, margarine, mayonnaise, petit Suisse cheese, desserts and juices, among other items. The great diversity of our product range, with more than 367 items in 18 categories, means that, unlike other companies that operate in the Brazilian dairy products sector, we are not dependent upon the commercialization of UHT milk. Based on studies that have been carried out by Nielsen, Abia and Euromonitor, we believe that, excluding the UHT milk category, the market that we supply is extremely promising and should post a growth of 9.7% a year up to 2016. This illustrates the excellent outlook for the coming years and puts us in a prominent position vis-à-vis other Brazilian companies in the dairy products sector.

Widely recognized brands. Our brands include “Vigor”, “Leco”, “Danubio”, “Faixa Azul”, “Serrabella”, “Mesa”, “Amélia”, “Franciscano”, “Carmelita”, “Vigorzinho”, “Vig Turma”, “Vigor Mix”, “Vigor Perfect Cream”, “Lective”, “Leco Light” and “Choco Leco”. It is our opinion that these brands are widely recognized as being symbols of quality in the markets in which they are sold, which allows us to maintain and to expand our leadership position in the regions in which we operate. The “Danubio” brand offers superior quality products and, although it is regarded as premium brand, it manages to reach a large number of consumers in Brazil, given that there is an ever-increasing demand for healthier, low-fat, and more nutritious products. The “Serrabella” brand of special cheeses, which is also a premium brand, offers traditionally inspired high quality products and is aimed at a more select and demanding public that is prepared to pay for superior quality products. The “Faixa Azul” brand is of a similar nature, being directed, for the most part, at consumers with a higher income level. It offers products such as parmesan cheese, the original recipe of which has been in the company’s hands for more than 80 years. The “Vigor” and “Leco” brands contain products that are aimed at the population with intermediate or low levels of income, which are more price-sensitive and do not require premium quality in the products that they consume on a day-to-day basis. Therefore, these brands enjoy a high

Reference Form - 2012 – Vigor Alimentos S.A.

level of penetration and recognition in the markets that they operate in. Meanwhile, the “Mesa”, “Amélia”, “Franciscano” and “Carmelita” brands are aimed at the foodservice sector, which has exhibited a high level of growth in recent years. This is particularly true in metropolitan regions and specifically in the city of São Paulo, where an ever-increasing number of people eat out of home. Due to this diversity in terms of our brands, we believe that we reach a wide range of consumers, obtaining recognition among Brazil’s different population groups and regions.

Prominent position in the main categories and markets in which we operate. According to a market share survey which was carried out by AC Nielsen, we have a representative market share in the main categories in which we operate. In Brazil, we had a 7.6% market share in terms of sales revenue in 2011, taking into account a basket of products that includes items such as requeijão, cream cheese, Minas fresh cheese, yoghurts, fermented milk, petit suisse and desserts. When considering only the Greater São Paulo region, we had a market share of 17.0% in 2011. In the individual categories of plain yoghurt and requeijão, we are the market leaders in Brazil, as well as in the Greater São Paulo region, while in the family-size yoghurt category we are the market leaders in the Greater São Paulo region. In Brazil as a whole, we have a 17.9% share of the plain yoghurt market, a 10.9% share of the requeijão market and a 7.0% share of the family-sized yoghurt market. In the Greater São Paulo region, the comparable figures for these categories show that the company has market shares of 30.4%, 16.9% and 30.8%, respectively. In terms of growth, taking into account the aforementioned basket including all products, we registered a 21% increase in sales value in Brazil during the period from December 2010 to November 2011, while the market as a whole posted a mere 10% growth. In the plain yoghurt category, we registered a 27% growth, while the market posted a growth of just 13%; in the Brazilian cream cheese category, we posted a 32% growth vis-à-vis the market’s 16% growth; and in the family-sized yoghurt category, we registered a growth of 29%, compared to the market’s 13% growth. In the Greater São Paulo region, we registered a 14% growth in the sales value of the basket including all the products, compared to the 10% increase posted by the market. In the case of plain yoghurts, we posted a growth of 19%, versus the growth of 12% registered by the market; in the case of requeijão we posted a growth of 15%, compared to the 12% growth registered by the market, and in the case of family-sized yoghurts we posted a growth of 19%, versus the 12% growth registered by the market.

Broad distribution network and operations in strategic areas. We have very substantial knowledge and experience in the logistics of our products, with strong distribution via various channels and excellence in terms of providing services. Our distribution channels are very fragmented for small and medium-sized retailers, which contributes to a low level of dependency on the major chains and creates a hybrid model that allows a high degree of penetration in the market. With a fleet of 668 exclusive vehicles that is 100% subcontracted, we make more than 33,835 deliveries a month in Brazil. The main focus of our operations is in the country’s Southeast Region, specifically in the State of São Paulo, which is Brazil’s main and most important consumer market, and is home to 23% of the country’s population (Source: IBGE – Brazil Regional Accounts). In 2011, approximately 75.2% of the company’s sales were concentrated in Brazil’s Southeast Region, with 63.1% only in the State of São Paulo. The company has seven distribution centers located in the States of Pernambuco, Bahia, Minas Gerais, Rio de Janeiro, São Paulo, Ceará and Rio Grande do Sul, in addition to having a presence at 16,540 sale locations distributed throughout Brazilian territory. Our customer service is concentrated on the main Brazilian Markets where the level of income, population density, and consumption levels are the highest. This positioning will enable us to speed up the pace at which knowledge of our brands spreads to the other parts of the country.

STRATEGIES

Our objective is to continue to grow, to expand our portfolio of brands and products and achieve a leadership position in the Brazilian foodstuffs industry, taking advantage of the opportunities for consolidation of the sector in Brazil and of the growth in the domestic market, while obtaining attractive rates of return for our shareholders at the same time. The main elements of our strategy are set out below:

Intensify investments in the marketing of the brands. We intend to expand and intensify our investments in marketing, with a focus on strengthening and consolidating our main brands in the markets in which we operate and to increase our market share in those parts of the country where our presence is limited. Our objective is to attract customers and gain their loyalty by means of integrated

Reference Form - 2012 – Vigor Alimentos S.A.

campaigns that are specific for each product and region in which we operate, in a way that is structured and aimed at each product’s and brand’s target public. Therefore, our strategy will include investments in advertizing and promotional campaigns, reformulation and repositioning of packaging, products and brands, reinforcement of our relationship with the main target consumers, product promotions to consumers at sale locations, qualified promotions (merchandising) and trade marketing teams, along with other types of investment.

Expand the portfolio of brands and products that have higher added value. We intend to expand the range of our brands and products that have higher added value. For this purpose, we intend to invest in the development of new products, in the construction and expansion of our production facilities, as well in acquisitions and strategic partnerships that offer new markets, new products, economies of scale and operating synergies. It is our belief that increasing sales of products with a higher added value will boost our margins. We intend to diversify our portfolio of brands and products in such a way as to be positioned as a foodstuffs corporation rather than merely a company that produces dairy products. Our strategy includes being one of the three largest foodstuff companies in Brazil.

Broaden the distribution network and capilarity: We are planning to expand our distribution and sales structure in order to reinforce our presence, with a greater number and variety of products, in those areas where our current level of activities is insufficient, or where we do not yet operate with all of our brands. This will be achieved by means of broadening our logistics network, with the aim of increasing the penetration and exposure of our products at sale locations and will be based on the distribution system model that we use in Brazil’s Southeast Region and in the State of São Paulo, which is very diversified and efficient.

Seek operational excellence. We intend to reduce our cost structure, and we seek to constantly improve our productive and logistical processes by investing in IT and in professional training, in addition to taking advantage of the economies of scale and of the synergies resulting from acquisitions. We believe that we can increase our profitability by means of developing and introducing innovative processes and product improvements throughout the entire production chain.

Reference Form - 2012 – Vigor Alimentos S.A.

8.1 - Description of the Economic Group

a.	Direct and Indirect Controlling Shareholders:

The table below contains information about the ownership of our common shares as at the date of this Reference Form.

Shareholder	Common	Total capital
JBS S.A.	149,714,346	100.00%
Total	149,714,346	100.00%

As of the date of this Reference Form, FB Participações is the direct controlling shareholder of JBS. FB Participações is a Brazilian company whose only investment is its 44.62% stake in the total voting capital stock of JBS, which is represented by the ownership of 1,322,594,285 shares.

FB Participações is controlled by J&F Participações and by ZMF Fundo de Investimento em Participações. FB Participações’ other shareholders are: Bertin Fundo de Investimento em Participações (“Bertin FIP”), José Batista Sobrinho, Joesley Mendonça Batista and José Batista Júnior.

J&F Participações is controlled by ZMF Participações Ltda., WWMB Participações Ltda., JJMB Participações Ltda., JJBJ Participações Ltda., VNMB Participações Ltda., VVMB Participações Ltda., VLBM Participações Ltda. and ZMF Fundo de Investimento em Participações.

ZMF Fundo de Investimento em Participações is controlled by José Batista Júnior, José Batista Sobrinho, Joesley Mendonça Batista, Wesley Mendonça Batista, Vanessa Mendonça Batista, Vivianne Mendonça Batista and Valére Batista Mendonça Ramos.

Bertin Participações is controlled by Bracol Holding Ltda. (“Bracol Holding”) and Blessed Holding.

Bracol Holding is controlled by Heber Participações S.A. (“Heber Participações”) and Silmar Roberto Bertin.

Heber Participações is controlled by BERF Participações S.A. (“BERF Participações”), JBF Participações S.A. (“JBF Participações”), JUFERB Participações S.A. (“JUFERB Participações”), REIVO Participações S.A. (“REIVO Participações”), SRB Participações S.A. (“SRB Participações”), VIAMAR Participações S.A. (“VIAMAR Participações”), Natalino Bertin, João Bertin Filho, Fernando Antônio Bertin, Reinaldo Bertin, Silmar Roberto Bertin and Mario Henrique Frare Bertin.

BERF Participações is controlled by: Juracy Frare Bertin, Cláudia Maria Frare Bertin Paiva, Fernando Henrique Frare Bertin and Mario Henrique Frare Bertin.

JBF Participações is controlled by: João Bertin Filho and Cleonice Espelho Verona Bertin.

JUFERB Participações is controlled by Natalino Bertin, Fernanda Pereira Bertin and Natalino Júnior.

REIVO Participações is controlled by Reinaldo Bertin, Giovanni Prado Bertin, Renato Prado Bertin, Roberta Bertin Barros and Rubia Bertin Diniz Junqueira.

SRB Participações is controlled by Silmar Roberto Bertin and José Henrique Santana Bertin.

VIAMAR Participações is controlled by Fernando Antônio Bertin, Mariana Granado Bertin, Vitor Granado Bertin and Aline Granado Bertin.

For further information regarding our direct and indirect controlling shareholders, see items 15.1 and 15.2 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

b.	Subsidiaries and Affiliates

We have one fully-owned subsidiary which is S.A. Fábrica de Produtos Alimentícios Vigor, which for its part has a 50% stake in Dan Vigor Indústria e Comércio de Laticínios Ltda. and a 100% stake in Vigor Limited.

c.	Company’s ownership interests in other companies of the group

We do not have any stake in any companies other than in our subsidiaries, as indicated in item “b” above.

d.	Group companies’ ownership interests in the Company

None of the companies within the group have any stake whatsoever in our capital stock, except as set forth in item “a” above.

e.	Companies under common control

There are no companies under common control, except as set forth in item “a” above.

Reference Form - 2012 – Vigor Alimentos S.A.

8.2 - Corporate Structure of the Economic Group

Due to the fact that this item is optional, we elect not to disclose, at this point, the Corporate Structure of the Economic Group of which we are part.

Reference Form - 2012 – Vigor Alimentos S.A.

8.3 - Restructuring Operations

Justification for the non-completion of the table:

This information has already been provided in item 6.5 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

8.4 - Other relevant information

There is no other material information regarding this Section 8 of the Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

9.1 – Significant noncurrent assets

The information regarding the items that make up our significant noncurrent assets can be found in items 9.1.a, 9.1.b and 9.1.c of this Reference Form.

9.1 - Significant non-current assets items / 9.1.a – Fixed Assets

Description of fixed asset item	Country	State	City	Type of property
Industrial unit – Headquarter	Brazil	SP	São Paulo	Owned Property
Industrial unit	Brazil	MG	São G. Sapucaí	Owned Property
Industrial unit	Brazil	PR	Santo Inácio	Owned Property
Industrial unit	Brazil	SP	São Caetano do Sul	Owned Property
Industrial unit	Brazil	GO	Anápolis	Owned Property
Industrial unit	Brazil	MG	Lavras	Owned Property
Inactive Deposit	Brazil	MG	São Gonçalo do Sapucaí	Owned Property
Industrial Deposit	Brazil	MG	São Gonçalo do Sapucaí	Owned Property
Industrial unit	Brazil	SP	Cruzeiro	Owned Property

Distribution Center	Brazil	RJ	Rio de Janeiro	Outsourced
Distribution Center	Brazil	PE	Recife	Outsourced
Distribution Center	Brazil	BA	Simões Filho	Outsourced
Distribution Center	Brazil	RS	Cachoeirinha	Outsourced
Distribution Center	Brazil	MG	Belo Horizonte	Outsourced
Distribution Center	Brazil	SP	Campinas	Outsourced
Distribution Center	Brazil	CE	Fortaleza	Outsourced

Reference Form - 2012 – Vigor Alimentos S.A.

9.1 - Significant non-current assets items / 9.1.b – Patents, brands, licenses, concessions, branches and technology transfer agreements

Type of asset	Description	Territory	Duration	Events that could cause the loss of the right	Consequence of the loss of the rights
BRAND	Figurative brand	Brazil	02/10/2019

At the administrative level, the requests for the registration of brands which are being analyzed by the INPI can be denied. Moreover, even in relation to the registration of brands that have already been granted, it is not possible to guarantee that third parties (or even the INPI itself) will not attempt to prejudice our registrations (with annulment or lapse processes for example.). At the judicial level, although we own the registrations of several of our brands, it is not possible to guarantee that third parties will not allege that we are violating their intellectual property rights or that they may eventually achieve a victory.

Moreover, the maintenance of brand registrations is carried out by means of the payment at regular intervals of consideration to the INPI. Payment of the charges due is vital in order to prevent extinguishment of the registrations and the consequent annulment of the owner’s rights.

The eventual loss of the rights over the brands that are registered by us would result in the end of the right of exclusive use in relation to such brands in the respective territories of the countries and we would face difficulties in preventing third parties from using identical or similar brands to commercialize their products. In addition to this, if we are unable to prove that we are the legitimate owners of the brands that we use, we could find ourselves facing legal claims under both criminal as well as civil law for improper use of brands and for breach of the rights of third parties.

BRAND	Figurative brand	Brazil	30/07/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	30/07/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	3D brand	Brazil	Deposit on 02/14/2007	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	3D brand	Brazil	Deposit made on 02/14/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	3D brand	Brazil	Deposit made on 02/14/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	3D brand	Brazil	Deposit made on 02/14/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	3D brand	Brazil	Deposit made on 03/18/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	0% de Gordura Caldo de Carne em Pó Vigor	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	0% de Gordura Caldo de Galinha em Pó Vigor	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	‘50/50’	Brazil	08/20/12	See Item “Events” above.	See Item “Consequences” above.

BRAND	98 Vigor	Brazil	03/20/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Actilife	Brazil	Deposit made on 02/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Aksel	Brazil	04/01/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Aksel	Brazil	04/01/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	07/10/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	10/13/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	05/06/2018	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Amélia	Brazil	05/06/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	Deposit made on 02/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Bater Mix	Brazil	Deposit made on 09/19/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Bater Mix	Brazil	Deposit made on 09/19/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia ChantyMix	Brazil	09/22/2008	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia ChantyMix	Brazil	10/25/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia ChantyMix	Brazil	08/14/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	09/06/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen Chanty Mix	Brazil	09/06/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen Perfect Cream	Brazil	Deposit made on 09/04/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Duetto Cream	Brazil	Deposit made on 08/15/2003	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amendoliva	Brazil	08/09/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amendoliva	Brazil	12/28/2012	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Asti	Brazil	06/05/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Asti	Brazil	06/05/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Asti	Brazil	06/05/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Barra Azul	Brazil	11/16/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Barra Azul	Brazil	07/262013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	01/162018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	08/26/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	08/26/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	11/14/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	09/25/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Brazil	Brazil	09/22/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Carmelita	Brazil	05/19/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Carmelita	Brazil	09/25/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Carmelita	Brazil	08/26/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	ChantyMagic	Brazil	06/27/2016	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Choco Leco	Brazil	11/03/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Choco Leco	Brazil	11/22/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Chocobranco	Brazil	10/11/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Chobranco Leco	Brazil	10/11/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Chocobranco Leco	Brazil	11/22/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	ChocoLeco	Brazil	09/04/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	ChocoLeco	Brazil	09/17/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	ChocoLeco	Brazil	09/04/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Cielo	Brazil	Deposit made on 08/17/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Cinta Azul	Brazil	10/13/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Cinta Azul	Brazil	10/13/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Cream Bakery Amélia	Brazil	Deposit made on 01/18/2002	See Item “Events” above.	See Item “Consequences” above.

BRAND	Cinta Azul	Brazil	10/13/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Crockvigor	Brazil	08/01/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Dan Vigor	Brazil	07/03/2011	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Dan Vigor	Brazil	10/21/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Dan Vigor	Brazil	07/03/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Dan Vigor	Brazil	07/03/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Dan Vigor	Brazil	07/03/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio,	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Danúbio	Brazil	11/20/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Delice Vigor	Brazil	10/02/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Duetto	Brazil	Deposit made on 01/06/1997	See Item “Events” above.	See Item “Consequences” above.

BRAND	Duetto	Brazil	Deposit made on 01/06/1997	See Item “Events” above.	See Item “Consequences” above.

BRAND	Duetto	Brazil	Deposit made on 09/10/1997	See Item “Events” above.	See Item “Consequences” above.

BRAND	DY	Brazil	10/17/2020	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	DY	Brazil	10/17/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Amarela	Brazil	12/25/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul	Brazil	12/25/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul	Brazil	04/072019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul	Brazil	04/072019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul Vigor	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul Vigor	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Faixa Azul Vigor	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fita Amarela	Brazil	12/25/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fita Azul	Brazil	12/25/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Franciscano	Brazil	03/09/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Franciscano	Brazil	11/09/2019	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Franciscano	Brazil	09/09/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Franciscano Leco	Brazil	06/26/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Franciscano Light	Brazil	02/04/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Franciscano RB	Brazil	10/13/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fritura	Brazil	01/02/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fritura	Brazil	12/25/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fritura	Brazil	06/25/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Fritura	Brazil	11/06/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Gordura Vegetal Mesa	Brazil	Deposit made on 04/05/2004	See Item “Events” above.	See Item “Consequences” above.

BRAND	Gordura Vegetal Para Fins Culinários	Brazil	09/06/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Iogurte Potty Iogurte com Polpa de Fruta Côco Vigor	Brazil	01/12/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Iogurte Potty Iogurte com Polpa de Fruta Morango e Salada de Frutas Vigor	Brazil	Deposit made on 01/09/2006	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Iogurte Potty Iogurte com Polpa de Fruta Morango e Salada de Frutas Vigor	Brazil	Deposit made on 01/09/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Iogurte Potty Iogurte com Polpa de Fruta Morango Vigor	Brazil	Deposit made on 01/12/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	11/10/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	03/10/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	05/10/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	06/10/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	09/01/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	09/01/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	11/22/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	10/15/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	08/25/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	Deposit made on 01/17/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	08/25/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Leco	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco 1	Brazil	06/10/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Achocolatado Light	Brazil	12/04/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Actlife	Brazil	Deposit made on 02/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Activo Light	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Activo Light 0% Gordura 60% Menos Calorias	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco ao Mel	Brazil	12/04/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Caixinha de Surpresas	Brazil	Deposit made on 07/22/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Creme Culinário	Brazil	04/01/2011	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Leco Funcional	Brazil	05/08/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Funcional	Brazil	05/08/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Lective	Brazil	Deposit made on 02/27/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Lective	Brazil	Deposit made on 02/27/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Leite Desnatado	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Leite Integral	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Semidesnatado	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Leve	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Leve	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Leve	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light	Brazil	06/26/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light	Brazil	08/25/2019	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Leco Light	Brazil	Deposit made on 10/17/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light Active 0% Gordura	Brazil	11/03/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light com Proteína de Soja Pedaços de Fruta Pêssego	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light Cremoso Iogurte com Raspas de Laranja	Brazil	09/18/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Light Iogurte com Pedaços de Fruta Morango	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Ômega 3	Brazil	08/02/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Ômega 3	Brazil	08/02/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Ômega 3	Brazil	08/02/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Um	Brazil	03/10/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Um	Brazil	03/10/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	03/29/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	11/17/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lecologia	Brazil	11/17/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lective	Brazil	12/08/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Lective	Brazil	Deposit made on 02/27/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Le Gran Chef	Brazil	Deposit made on 02/04/2004	See Item “Events” above.	See Item “Consequences” above.

BRAND	Le Gran Chef	Brazil	Deposit made on 09/05/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leite Condensado Vigor	Brazil	04/14/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Maionese Mesa	Brazil	Deposit made on 11/21/2003	See Item “Events” above.	See Item “Consequences” above.

BRAND	Maionese Mesa	Brazil	Deposit made on 10/31/2008	See Item “Events” above.	See Item “Consequences” above.

BRAND	MM	Brazil	10/19/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mante Light	Brazil	10/29/2016	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Manteleve	Brazil	04/08/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	MantLight	Brazil	10/29/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mantess	Brazil	04/08/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Margarina	Brazil	Deposit made on 10/28/2008	See Item “Events” above.	See Item “Consequences” above.

BRAND	Matinata	Brazil	06/10/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	03/03/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	06/27/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	05/25/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	01/17/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	09/24/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	Deposit made on 08/10/1999	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa	Brazil	Deposit made on 04/27/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Culinária	Brazil	10/18/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Culinária	Brazil	Deposit made on 07/19/2000	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Mesa Gran Cucina	Brazil	Deposit made on 07/19/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Gran Cucina	Brazil	07/17/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Maionese	Brazil	Deposit made on 02/16/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Maionese Light	Brazil	Deposit made on 02/16/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	11/17/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	09/08/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Montanhês	Brazil	06/25/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Óleo Composto de Soja e Oliva Carmelita	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Óleo Vegetal Saborizado com Azeite de Oliva Amélia	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Palhaço	Brazil	10/08/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Para Mestres Confeiteiros Amélia Delicatessen Creme Confeiteiro	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Para Mestres Confeiteiros Amélia Delicatessen Creme Confeiteiro	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Pom Frit	Brazil	03/22/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Potty Vigor	Brazil	03/05/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Potty Vigor	Brazil	03/05/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Potty Vigor	Brazil	Deposit made on 12/05/2008	See Item “Events” above.	See Item “Consequences” above.

BRAND	RB	Brazil	Deposit made on 08/01/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Recheio Pronto Para Confeitaria Amélia Delicatessen Creme Confeiteiro	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Recheio Pronto Para Confeitaria Amélia Delicatessen Creme Confeiteiro	Brazil	09/27/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB	Brazil	08/10/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB	Brazil	06/06/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB	Brazil	10/17/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB	Brazil	06/06/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB	Brazil	06/06/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB Refino de Óleos Brasil	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	ROB Refino de Óleos Brasil	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	ROB Refino de Óleos Brasil	Brazil	09/11/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Saboreto	Brazil	02/04/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Soft Leco	Brazil	02/26/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Soft Leco	Brazil	02/26/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Sudmilch	Brazil	19/01/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN	Brazil	29/05/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN	Brazil	Deposit made on 06/11/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor	Brazil	06/26/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Light Néctar de Manga de Baixa Caloria	Brazil	Deposit made on 06/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Light Néctar de Maracujá de Baixa Caloria	Brazil	Deposit made on 06/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Light Néctar de Pêssego de Baixa Caloria	Brazil	Deposit made on 03/13/2006	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	SYN Vigor Light Néctar de Uva Baixa Caloria	Brazil	Deposit made on 03/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Caju	Brazil	Deposit made on 03/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Laranja	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Manga	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Maracujá	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Pêssego	Brazil	Deposit made on 03/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	SYN Vigor Néctar de Uva	Brazil	Deposit made on 03/13/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Tass	Brazil	07/21/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Tass	Brazil	09/08/2017	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Top Decor Base	Brazil	Deposit made on 08/17/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Top Decor Base	Brazil	Deposit made on 08/17/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Top Vigor	Brazil	03/16/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	07/30/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	01/02/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	10/27/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	10/27/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	02/17/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	05/06/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Trivial	Brazil	05/06/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Viclife	Brazil	10/17/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Viclife	Brazil	10/17/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Nutri	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vig Nutri Achocolatado	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Nutri Sabor Iogurte de Morango	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Nutri Sabor Iogurte de Vitamina de Frutas	Brazil	Deposit made on 02/21/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	05/02/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	04/03/2022	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 09/14/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 09/14/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma	Brazil	Deposit made on 02/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Abacaxi Pivo	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Sabor Laranja Japa	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Sabor Maçã Rui	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Sabor Maracujá Ling	Brazil	12/14/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Sabor Morango Paty	Brazil	12/14/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vig Turma Sabor Uva Dog	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	11/11/2014	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	12/15/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/24/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	01/01/1911	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	01/02/2018	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor	Brazil	06/25/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	06/25/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	08/25/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	04/15/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	11/03/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	07/19/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	07/19/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	07/19/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	12/01/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	07/30/2016	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor	Brazil	07/30/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	10/24/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	04/15/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	10/24/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	03/20/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	03/20/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	01/27/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	09/01/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	09/01/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 12/14/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Unpublished process	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor	Brazil	12/14/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Brazil	Deposit made on 11/23/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor 90 Anos de Tradiçāo e Qualidade	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor 90 Anos de Tradiçāo e Qualidade	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor 90 Anos de Tradiçāo e Qualidade	Brazil	Deposit made on 09/11/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Bem & Estar	Brazil	Deposit made on 02/04/2004	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Bem & Estar	Brazil	08/14/2017	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	03/11/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	07/12/2015	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	03/11/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/22/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	05/272013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	03/11/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	04/29/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Club	Brazil	Deposit made on 12/14/2007	See Item “Events” above.	See Item “Consequences” above.
BRAND	Vigor Club com Lactobacilos Vivos Casei e Acidophilus Sabor Maçã Paty	Brazil	Deposit made on 05/30/2006	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor Creme de Leite Pasteurizado	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Cremosa	Brazil	09/05/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Cremosa	Brazil	02/17/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Delicatessen	Brazil	Deposit made on 11/30/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Delicatessen	Brazil	Deposit made on 11/30/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Delicatessen	Brazil	Deposit made on 11/30/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Delicatessen Chocolate	Brazil	04/29/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Delivery	Brazil	05/23/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/08/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/08/2011	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	Deposit made on 06/09/2011	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Food Service	Brazil	05/31/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Gran Cucina	Brazil	07/04/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Grego	Brazil	Deposit made on 04/10/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Grego	Brazil	Deposit made on 02/15/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Linha Gourmet	Brazil	Deposit made on 11/23/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Linha Gourmet	Brazil	Deposit made on 11/23/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Mix	Brazil	04/30/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Ômega Vitta	Brazil	12/19/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Sabor Carne	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Sabor Galinha	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Sabor Galinha Caipira	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor Sabor Legumes	Brazil	Deposit made on 02/02/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Sabor Legumes	Brazil	04/01/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Sport	Brazil	05/05/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor Vigor 3	Brazil	01/05/2013	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigorito	Brazil	10/10/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigorito	Brazil	10/10/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigortonic	Brazil	08/29/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigorzinho	Brazil	12/19/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigorzinho	Brazil	06/16/2012	See Item “Events” above.	See Item “Consequences” above.

BRAND	Vigor	Argentina	11/17/2013	—	—

BRAND	Vigor	Bolivia	02/17/2015	—	—

BRAND	Vigor Brasil	Chile	10/2018	—	—

BRAND	Vigor Brasil	Chile	10/2018	—	—

BRAND	LAC Vigor	Chile	10/2015	—	—

BRAND	Mesa Vigor	Chile	03/2016	—	—

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Vigor	United States	12/18/2017	—	—

BRAND	Vigor	Paraguay	07/05/2013	—	—

Industrial Design	Flask for Liquids	Brazil	04/20/2009	See Item “Events” above.	See Item “Consequences” above.

Utility Model	Composite Packaging for Isolated Packaging of Dairy and Cereal Products	Brazil	Deposit made on 01/02/1991	See Item “Events” above.	See Item “Consequences” above.

Utility Model	Configuration introduced in Packaging	Brazil	Deposit made on 06/11/1996	See Item “Events” above.	See Item “Consequences” above.

Patent	Packaging to contain foodstuffs	Brazil	Deposit made on 01/11/1993	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	05/31/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	01/26/2020	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	02/12/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Figurative brand	Brazil	Deposit made on 02/27/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Adélia	Brazil	Deposit made on 07/19/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amália	Brazil	Deposit made on 07/19/2005	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Amália	Brazil	Deposit made on 07/19/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	Deposit made on 06/27/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Brazil	Deposit made on 06/27/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	Deposit made on 07/15/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	Deposit made on 07/15/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	Deposit made on 07/15/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen	Brazil	Deposit made on 07/16/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia Delicatessen Perfect Cream	Brazil	Deposit made on 09/04/2007	See Item “Events” above.	See Item “Consequences” above.

BRAND	Bate Chantilly Leco	Brazil	10/15/2006	See Item “Events” above.	See Item “Consequences” above.

BRAND	BigBoss	Brazil	12/14/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Boss	Brazil	12/14/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Gordura de Côco Brasil	Brazil	10/13/2019	See Item “Events” above.	See Item “Consequences” above.

BRAND	Leco Lective	Brazil	Deposit made on 02/27/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Let	Brazil	09/10/1990	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Let	Brazil	09/10/1990	See Item “Events” above.	See Item “Consequences” above.

BRAND	Macuge	Brazil	01/01/1911	See Item “Events” above.	See Item “Consequences” above.

BRAND	Maionese Leco Sabor na Medida Certa	Brazil	Deposit made on 07/26/2005	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Doces e Salgados	Brazil	Deposit made on 07/19/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Mesa Doces e Salgados	Brazil	Deposit made on 07/19/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Refino	Brazil	Deposit made on 08/01/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Refino	Brazil	Deposit made on 08/01/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Refino	Brazil	Deposit made on 08/01/2000	See Item “Events” above.	See Item “Consequences” above.

BRAND	Amélia	Argentina	08/05/2019	—	—

BRAND	Leco	Argentina	09/25/2016	—	—

BRAND	Leco	Bolivia	08/04/2014	—	—

BRAND	Leco	Colombia	01/31/2014	—	—

BRAND	Leco	Chile	10/15/2015	—	—

BRAND	Leco	United States	Registration requested	—	—

Reference Form - 2012 – Vigor Alimentos S.A.

BRAND	Leco	Paraguay	Request for appeal against dismissal	—	—

BRAND	Leco	Uruguay	05/07/2013	—	—

BRAND	Bellatti	Brazil	05/02/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Grand Brie	Brazil	12/05/2016	See Item “Events” above.	See Item “Consequences” above.

BRAND	S Serrabella	Brazil	04/24/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	08/16/2018	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	12/30/2017	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	11/22/2021	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	Deposit made on 07/10/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	Deposit made on 07/14/2009	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella	Brazil	Deposit made on 04/28/2010	See Item “Events” above.	See Item “Consequences” above.

BRAND	Serrabella O Fino do Queijo	Brazil	Deposit made on 07/10/2009	See Item “Events” above.	See Item “Consequences” above.

Reference Form - 2012 – Vigor Alimentos S.A.

9.1 - Significant non-current assets items / 9.1.c – Ownership interest in companies

Corporate Name	CNPJ	CVM Code	Type of Company	Country of head office	State in which head office is located	City in which head office is located	Description of Activities	Issuer’s interest
Fiscal year	Accounting value – variation %	Market value – variation %	Amount of dividends received (Reais)		Date	Amount (Reais)
S.A. Fábrica de Produtos Alimentícios Vigor	61,116,331/0001-86	—	Corporation	Brazil	SP	São Paulo	Dairy products and vegetable oils segments	100.000000

3/31/2012	6.568459	0.000000	0.00	Market value
12/31/2011	0.000000	0.000000	0.00	Accounting value	03/31/2012	352,130,951.48

Reasons for the acquisition and maintenance of such interest

Future earnings estimate

Reference Form - 2012 – Vigor Alimentos S.A.

9.2 - Other relevant information

There is no other material information regarding this Section 9 of the Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

10.1 - General Financial and Equity Conditions

a.	General financial and equity conditions

We were constituted on January 3, 2011. On January 17, 2012, our shareholder JBS approved an increase in our capital stock, which was subscribed and paid-up by assignment of the interest then held in Vigor, a company operating in the dairy products and vegetable fat segments, which became our wholly-owned subsidiary. For further information on this capital increase, see items 6.5 and 17.2 of this Reference Form.

The accounting information presented in this Reference Form is derived from our consolidated financial statements and comprises:

•

our financial consolidated information for the three-month period ended March 31, 2012, compared to the three-month period ended March 31, 2011, prepared in accordance with IFRS and the accounting practices adopted in Brazil; and

•

our financial consolidated information for the 20-day period ended January 20, 2012, with a consolidation time lag of 20 days in relation to our subsidiary Vigor, as permitted by IAS 27/CPC 36 (R2) – Consolidated Statements, compared to the fiscal year ended December 31, 2011, prepared in accordance with the IFRS and the accounting practices adopted in Brazil. The accounting practices adopted in Brazil comprise those set forth in the Brazilian corporate law and the pronouncements, guidelines and interpretations issued by the Accounting Standards Committee (CPC) and approved by CVM.

In addition, due to our recent constitution, there are no changes in our income statement in the period between our constitution, on January 3, 2011 and December 31, 2011, except for the initial capitalization of R$5.0 thousand made by our controlling company JBS. Accordingly, any reference in this Reference Form to information about our income statement corresponds to the consolidated information of our subsidiary Vigor, so as to provide a better understanding of our current equity condition by our investors.

Finally, due to our recent constitution, we do not have information relating to fiscal years ended December 31, 2009 and 2010, and our financial information relating to the periods between January 3, 2011 (date of constitution) and December 31, 2011, and between January 1, 2012 and January 20, 2012 does not reflect, for the whole period, the activities developed through Vigor.

Therefore, and due to the reason that our interest in Vigor represents our sole investment as of the date of this Reference Form, we present below, in item 10.11 of this Reference Form, the historical financial information of our subsidiary Vigor for the three-month periods ended March 31, 2012 and 2011 and for the fiscal years ended December 31, 2009, 2010 and 2011. The purpose of this accounting information is to provide comparability to the financial statements, present the history of our current operations and comment on the factors that influenced our performance in such periods. This financial information is derived from the audited financial statements of Vigor for such fiscal years and has been prepared in accordance with the Accounting practices adopted in Brazil and IFRS.

b.	Capital Structure and possibility of redemption of shares or quotas, indicating: (i) hypotheses of redemption; (ii) formula for calculation of the redemption value

On March 31, 2012, our shareholder’s equity was R$1,213.1 million and our capital stock was R$1,191.4 million. On January 20, 2012, our shareholder’s equity was R$1,191.4 million and our capital stock was R$1,191.4 million.

On March 31, 2012, we had a consolidated position of R$280.0 million in cash and cash equivalents and current assets of R$664.1 million. On the same date, we had consolidated current liability of R$270.8 million and consolidated noncurrent liabilities of R$498.5 million.

On January 20, 2012, we had a consolidated position of R$321.7 million in cash and cash equivalents and current assets of R$706.9 million. On the same date, we had consolidated current liabilities of R$307.0 million and consolidated noncurrent liabilities of R$549.6 million.

On March 31, 2012, the ratio between our total liabilities and shareholders’ equity was 63.4%. On January 20, 2012, the ratio between our total liabilities and shareholders’ equity was 71.9%.

There is no hypothesis of redemption of our shares other than those legally provided for.

Reference Form - 2012 – Vigor Alimentos S.A.

c.	Capacity to make payment in relation to the financial commitments assumed:

Our need of funds refers mainly to tax, labor and corporate obligations. Our principal source of funds is the generation of cash by our subsidiary Vigor.

Our Officers believe that the funds generated by our subsidiary Vigor and the available Cash and Cash Equivalents will be sufficient to cover our liquidity needs and financial obligations for the next 12 months.

d.	Sources of financing for working capital and for investments in non-current assets used

Our principal source of financing for working capital and investments in non-current assets is our own generation of cash flow from operations. We also use credit facilities for working capital from private banks and operations of capital markets as financing alternatives.

e.	Sources of financing for working capital and investments in non-current assets to be used to cover insufficient liquidity

Our Officers do not expect any capital needs that cannot be supported by our available current or future funds. In case additional funds are required to cover a liquidity deficit in the short term, we intend to obtain funds from financial institutions.

f.	Indebtedness level and characteristics of existing debt obligations

(i) material loan and financing agreements

On March 31, 2012, we had loan and financing agreements of R$292.2 million, of which R$108.1 million represented short-term loans and R$184.2 million corresponded to long-term loans.

We contracted bank debts in order to finance operating activities, as well as to maintain our capital structure at levels considered reasonable by our Board of Executive Officers. Our long-term indebtedness was obtained to finance our future growth, either by means of acquisitions or organic growth.

The table below shows all the agreements in force comprising our indebtedness on March 31, 2012:

TYPE	Average annual interest rate and commissions	Balance as of 03.31.2012	VA%
		(In thousands of R$)
BNDES Automatic	Interest of 11.44%	67,269	23.02%
C_GIRO	Interest of 11.25%	6,943	2.38%
EGF	Interest of 6.75%	30,849	10.56%
FCO	Interest of 10.0%	1,800	0.62%
Finame	Interest of 8.7%	1,332	0.46%
Bond	Interest of 10.25%	184,026	62.98%
Total		292,219	100.00%

Current		108,060	36.98%
Non-current		184,159	63.02%

Our financing strategy has been to continue extending the average maturity term of our outstanding debt, including through the amortization of the short-term debt by means of long-term loans and issuance of securities of long-term debt, so as to increase our liquidity levels and improve the strategic, financial and operating flexibility. Our financing strategy over the coming years assumes the maintenance of proper liquidity and a profile of maturity of debt compatible with our expected generation of cash flow and the expected capital investments. Also, we expect that our capital investments will not adversely affect the quality of our indebtedness ratios or the approach adopted in the allocation of capital.

Reference Form - 2012 – Vigor Alimentos S.A.

We describe below our significant financial agreements on the date of this Reference Form, all of them entered into by our subsidiary Vigor:

Vigor 2017 Notes (“Vigor 2017 Notes”)

Vigor issued its 2017 Notes in a principal amount of US$100.0 million on February 23, 2007. Interest from the 2017 Notes accrues at a rate of (i) 9.25% per year between the date of issuance of the Indenture and February 23, 2012 and (ii) 10.25% between February 23, 2012 and February 23, 2017, payable on a semi-annual basis on February 23 and August 23 of each year, starting on August 23, 2007. The principal amount of the 2017 Notes will be fully payable on February 23, 2017. The outstanding balance of the Vigor 2017 Notes as of March 31, 2012 was R$ 184.0 million.

On September 24, 2010, the consent solicitation related to the Vigor 2017 Notes was concluded. The consent solicitation (i) amended certain provisions in the indenture governing the Vigor 2017 Notes to conform the provisions to the indenture dated July 29, 2010, between JBS Finance II Ltd., as issuer, and JBS S.A. and JBS Hungary Holdings KFT., as guarantors, and the Bank of New York Mellon, as trustee, archivist, transfer agent and payment agent, and the Bank of New York Mellon Trust (Japan), Ltd., as payment agent (“Indenture of the JBS 2018 Notes”), governing the JBS Finance II Ltd. Notes in a principal amount of US$700.0 million, with interest of 8.25% per annum and maturity in 2018 (JBS 2018 Notes); and (ii) substantially amended the definitions of “Change of Control” and “Permitted Holders” (among others) in the indenture, in order to conform these definitions to the corresponding ones in the indenture governing the JBS 2018 Notes; and (iii) provided Vigor (or its successors) with the ability to be substituted as issuers of the Vigor 2017 Notes, upon the satisfaction of certain conditions. The transaction was not characterized as a change in Vigor’s control.

Covenants: The indenture of the Vigor 2017 Notes contains customary covenants that limit the ability of Vigor and the ability of certain of its subsidiaries to, among other things:

•	incur additional indebtedness in case of the net debt/EBITDA ratio exceeds a given index;

•	incur liens;

•	sell or dispose of assets;

•	pay dividends or make certain payments to our shareholders;

•	in general, permit restrictions on dividends or other payments to shareholders made by our restricted subsidiaries;

•	enter into transactions with related parties;

•	enter into sale/leaseback transactions; and

•	undergo change of control without making an offer to purchase the Vigor 2017 Notes.

The indenture governing the Vigor 2017 Notes limits the ability of Vigor and its subsidiaries to incur any debt (observing certain exceptions) unless the pro forma net debt /EBITDA ratio of Vigor (terms defined in the indenture governing the Vigor 2017 Notes) on the date the debt is incurred is lower than 4.75/1.0.

The indenture governing the Vigor 2017 Notes restricts Vigor’s ability to declare or pay any dividend or make any distribution on securities issued by Vigor (excluding convertible or exchangeable debt instruments), unless (1) an event of default has not occurred and is continuing under the Vigor 2017 Notes; (2) Vigor can incur at least US$1.00 of debt under the terms of the net debt to EBITDA ratio test; and (3) the aggregate amount to be paid does not exceed 50% of the amount of Vigor’s net income accrued during such fiscal year; or in any fiscal year in which Vigor’s aggregate net income is a loss, 100% of such loss.

Events of default. The indenture also contains customary events of default, including for failure to perform or observe terms, covenants or other agreements in the indenture, defaults on other indebtedness if the effect is to permit acceleration, failure to make a payment on other indebtedness waived or extended within the applicable grace period, entry of unsatisfied judgments or orders

Reference Form - 2012 – Vigor Alimentos S.A.

against the issuer or its subsidiaries, and certain events related to bankruptcy and insolvency matters. If an event of default occurs, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare such principal and accrued interest on the notes to be immediately due and payable.

CCB - National Bank for Economic and Social Development (“BNDES”)

On November 10, 2009, S.A Fábrica de Produtos Alimentícios Vigor issued the Bank Credit Bill (Cédula de Crédito Bancário – CCB) nº 09.2.0886.1 in the amount of R$180.5 million, in favor of the BNDES. The loan bears interest at a rate of 4.44%, above the Long-Term Interest Rate, plus 1% per year, according to the terms established in the agreement.

The amortization of interest has been made on a monthly basis since December 15, 2010. The amortization of the principal will be made in 24 monthly and successive installments, each in the amount of the principal outstanding, divided by the number of amortization installments not yet overdue. The first installment was due on December 15, 2010 and the last one will be due on November 15, 2012.

The payment of the debt is guaranteed by mortgage of an Industrial Unit owned by Bracol Holding and respective rural properties, including all constructions, premises, equipment and improvements, as described in the agreement and according to guaranty by Heber Participações and Bertin.

The early maturity of the debt may be declared in the usual market hypotheses and in case our effective control, direct or indirect, is subject to change after the contracting of the operation, without prior and express authorization of the BNDES. The outstanding balance of the debt as of March 31, 2012 was R$67.3 million.

(ii) other long-term relationships with financial institutions

On March 31, 2012, we had no other long-term transactions with financial institutions in our liabilities in addition to those referred to in item (i) above.

We always seek to develop good commercial relationships with the principal financial agents in the market in order to maximize relationships with our financial partners, as well as to enable the prompt access to credit facilities for financing of investments and possible demands of working capital.

(iii) debt subordination level

There is no degree of contractual subordination between our unsecured debts. Secured debts have preferences and privileges provided by law.

(iv) any restrictions imposed on us, especially with respect to the limits of indebtedness and contracting of new debts, dividend payouts, disposal of assets, issuance of new securities and disposal of corporate control.

We do not have any other restrictions imposed on us, especially with respect to the limits of indebtedness and contracting of new debts, dividend payouts, disposal of assets, issuance of new securities and disposal of shareholding control.

Reference Form - 2012 – Vigor Alimentos S.A.

g.	Limits upon use of financing already contracted

On the date of this Reference Form, there were no limits on the use of our financing agreements already executed other than the indebtedness limits provided in certain of our financial agreements, as described in item “f” (iv) above.

h.	Significant changes to line items of the financial reports.

The terms “HA” and “VA” used in the columns of certain tables below stand for “Horizontal Analysis” and “Vertical Analysis”, respectively.

20-DAY PERIOD ENDED JANUARY 20, 2012 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2011

Considering that we were constituted on January 3, 2011, and only began to consolidate the results of our subsidiary Vigor on January 17, 2012, it is not possible to make comparisons of our income statement and balance sheet accounts for the period from January 3, 2011 to December 31, 2011 and for the period from January 1, 2012 to January 20, 2012. For the same reason, it is not possible to present our financial information for the last three fiscal years as provided for in Annex 24 of CVM Instruction 480, of December 7, 2009. Accordingly, the financial information presented in this item “h” refers only to the period from January 3, 2011 (date of constitution) to December 31, 2011 and to the period from January 1 to January 20, 2012.

Income Statements

Since there was no equity income in the period, there are no changes in our income statement, value-added statement, comprehensive income statement and cash flow statement, except for our initial capitalization of R$5.0 thousand by our controlling company JBS.

Balance sheets

The table below shows the amounts related to our principal balance sheet accounts on December 31, 2011 and on January 20, 2012, observing that the variations in all these accounts are due to the consolidation of Vigor:

CONSOLIDATED BALANCE SHEET	As of December 31, 2011	VA (%) 1	As of January 20, 2012	VA (%) 1
	(In millions of R$)
Assets
Current
Cash and cash equivalents	0.005	100%	321.7	15.7%
Trade accounts receivable, net	—	—	149.1	7.3%
Inventories	—	—	111.4	5.4%
Recoverable taxes	—	—	111.7	5.5%
Prepaid expenses	—	—	1.4	0.1%
Other current assets	—	—	11.7	0.6%
Total current assets	0.005	100%	706.9	34.5%

Noncurrent
Long-term receivables
Credits with related companies	—	—	—	—
Judicial deposits and others	—	—	52.5	2.6%
Recoverable taxes	—	—	0.2	—
Total Noncurrent assets	—	—	52.6	2.6%
Property, Plant and equipment, net	—	—	422.1	20.6%
Intangible assets, net	—	—	866.3	42.3%
Total noncurrent assets	—	—	1,341.0	65.5%
Total Assets	0.005	100%	2,047.9	100.0%

Liabilities
Current
Trade accounts payable	—	—	108.7	5.3%
Loans and financings	—	—	136.6	6.7%
Payroll, social charges and tax obligation	—	—	43.8	2.1%

Reference Form - 2012 – Vigor Alimentos S.A.

CONSOLIDATED BALANCE SHEET	As of December 31, 2011	VA (%) 1	As of January 20, 2012	VA (%) 1
	(In millions of R$)
Income tax payable			1.8	0.1%
Other current liabilities	—	—	16.1	0.8%
Total current liabilities	—	—	307.0	15.0%
Noncurrent
Loans and financings	—	—	189.8	9.3%
Payroll, social charges and tax obligation			255.6	12.5%
Deferred income taxes			48.5	2.4%
Provision for lawsuit risk	—	—	55.6	2.7%
Other noncurrent liabilities	—	—	0.2	0.0%
Total noncurrent liabilities	—	—	549.6	26.8%

Shareholders’ equity
Capital stock	0.005	100%	1,191.4	58.2%
Capital reserve	—	—	—	—
Valuation adjustments to shareholders equity in subsidiaries	—	—	—	—
Accumulated translation adjustments in subsidiaries	—	—	—	—
Retained earnings (loss)	—	—	—	—
Total shareholders’ equity	—	—	1,191.4	58.2%

Total Liabilities and Shareholders’ Equity	0.005	100%	2,047.9	100.0%

(1)	Percentage of total assets or total liabilities and shareholders’ equity, as the case may be.

Cash Flow

Once there was no equity income in the period, there are no changes in our income statement, value-added statement, comprehensive income statement and cash flow statement, except for our initial capitalization of R$5.0 thousand by our controlling company JBS.

Three-Month Period Ended March 31, 2012 as compared to the Three-Month Period Ended March 31, 2011

INCOME STATEMENTS

The table below shows the amounts related to our consolidated income statement for the three-month periods ended March 31, 2012 and 2011, noting that the variations of all these accounts are due to the consolidation of Vigor.

Since there was no equity income in the three-month period ended March 31, 2011, there are no changes in our income statement, value-added statement, comprehensive income statement and cash flow statement during this period, except for our initial capitalization of R$5.0 thousand by our controlling company JBS.

	Three-month period ended March 31,
CONSOLIDATED INCOME STATEMENT	2011	VA (%)	2012	VA (%)	HA 2012/2011 (%)
	(in millions of R$)
Net sales	—	—	314.2	100.0%	—
A Cost of goods sold	—	—	(223.8)	(71.2)%	—
Gross Profit	—	—	90.3	28.8%	—
Operating income (expense)	—	—	(56.5)	(18.0)%	—
General and administrative expenses	—	—	(21.1)	(6.7)%	—
Selling expenses	—	—	(48.1)	(15.3)%	—
Financial income (expense), net	—	—	12.6	4.0%	—
Other income (expense), net	—	—	0.1	0.0%	—
Net income (loss) before taxes	—	—	33.8	10.8%	—
Current income taxes	—	—	(5.4)	(1.7)%	—
Deferred income taxes	—	—	(6.1)	(1.9)%	—
Net income (loss) of the year	—	—	22.3	7.1%	—

Balance Sheet

The table below shows the amounts related to Vigor’s main balance sheet accounts on March 31, 2012 and December 31, 2011, noting that the variations of all these accounts are due to the consolidation of Vigor.

Balance Sheet (consolidated)	December 31, 2011	VA (%) (1)	March 31, 2012	VA (%) (1)
	(in millions of R$)
Assets
Current Assets
Cash and cash equivalents	0.005	100.0%	280.0	14.1%
Trade accounts receivables, net	—	0.0%	147.1	7.4%
Inventories	—	0.0%	103.0	5.2%
Recoverable taxes	—	0.0%	110.2	5.6%
Prepaid expenses	—	0.0%	1.6	0.1%
Other current assets	—	0.0%	22.2	1.1%
Total Current Assets	0.005	100.0%	664.1	33.5%

Non-Current Assets
Long-Term Assets
Judicial deposits and others	—	0.0%	18.2	0.9%
Recoverable taxes	—	0.0%	0.2	0.0%
Total Long-Term Assets	—	0.0%	18.3	0.9%
Property, plant and equipment, net	—	0.0%	433.7	21.9%
Intangible assets, net	—	0.0%	866.3	43.7%
Total Non-Current Assets	—	0.0%	1,318.3	65.9%
Total Assets	0.005	100.0%	1,982.5	100.0%

Liabilities and Shareholders’ Equity
Current
Trade accounts payable	—	0.0%	99.6	5.0%
Loans and financings	—	0.0%	108.1	5.5%
Payroll, social charges and tax obligation	—	0.0%	44.6	2.2%
Income tax payable	—	0.0%	3.8	0.2%
Other current liabilities	—	0.0%	14.8	0.7%
Total Current Liabilities	—	0.0%	270.8	13.7%

Non-Current Liabilities
Loans and financings	—	0.0%	184.2	9.3%
Payroll, social charges and tax obligation	—	0.0%	256.1	12.9%
Deferred income tax	—	0.0%	54.5	2.8%
Provision for lawsuit risks	—	0.0%	3.6	0.2%
Other non-current liabilities	—	0.0%	0.1	0.0%
Total Non-Current Liabilities	—	0.0%	498.5	25.1%

Shareholders’ Equity
Capital stock	0.005	100.0%	1,191.4	60.1%
Accumulated translation adjustments in subsidiaries	—	0.0%	(0.6)	0.0%
Accumulated losses	—	0.0%	22.3	1.1%
Total Shareholders’ Equity	0.005	100.0%	1,213.1	61.2%
Total Liabilities and Shareholders’ Equity	0.005	100.0%	1,982.5	100.0%

(1)	Percentage of total assets or total liabilities and shareholders’ equity, as the case may be.

Cash Flow

The table below shows the amounts related to our cash flow statements for the three-month periods ended March 31, 2012 and 2011, noting that the variations of all these accounts are due to the consolidation of Vigor.

Since there was no equity income in the three-month period ended March 31, 2011, there are no changes in our income statement, value-added statement, comprehensive income statement and cash flow statement during this period, except for our initial capitalization of R$5.0 thousand by our controlling company JBS.

	Three-month period ended March 31,
	2011	2012
	(in millions of R$)
Net cash generated from (used in) operating activities	—	9.9
Net cash generated from (used in) investing activities	—	(15.9)
Net cash generated from (used in) financing activities	0.005	(35.7)

Reference Form - 2012 – Vigor Alimentos S.A.

10.2 - Financial and operating results

a.	Results of our operations

(i) description of any material revenue components

We are a holding company, and we consolidate the financial results of our subsidiary Vigor. The revenues of our subsidiary Vigor consist mainly of:

a)	Sale of dairy products. Revenues generated by the sale of dairy products, such as yogurt, UHT milk, flavored milk, fermented milk, desserts, cheese, blends, among other dairy by-products.

b)	Sale of fat products. Revenues generated by the sale of fat products, such as margarine, mayonnaise, vegetable oils, among other fat products.

c)	Others. Revenues generated by the sale of other products, such as juices, pasta, spices, sauces, among others.

II. factors which have materially affected our results of operations

Main factors which may affect our operations and financial condition and Brazilian macroeconomic scenario.

We are a holding company, and we consolidate the results of our subsidiary Vigor. In the last three fiscal years, the financial position and the results of operations of Vigor were affected by factors such as the Brazilian unemployment rate, macroeconomic development, credit availability, level of basic interest rates and level of average salary, all of which may adversely or positively affect our revenue as they directly affect the purchasing power of our clients. We may also incur positive or negative variations in our operating costs and administrative and commercial expenses due to the supply and demand of labor. Credit availability and the level of basic interest rates in particular may adversely or positively affect our financial expenses as well as our investment capacity in the short- and medium-term.

In 2009, the Brazilian economy was relatively resistant to the international financial crisis. Macroeconomic indicators showed improvement and, despite expectations of a material slowdown in the economic growth, the year of 2009 recorded only a slight drop in the GDP, with a negative growth of 0.6%. In addition, solid macroeconomic basis and major economic stability enabled the Brazilian Central Bank to resume the decrease of interest rates, and as a result the Selic rate reached its lowest historical level, equivalent to 8.5%, maintained from July 23, 2009 to April 28, 2010. The Brazlian Real appreciated by 34.2% against the U.S. Dollar in 2009.

In 2010, the Brazilian economy recovered and grew by 7.5%, the highest growth rate since 1986 according to the IBGE (Brazilian Institute of Geography and Statistics). The inflation rate, measured by the IPCA (Consumer Price Index), was 5.9%, within the target established by the Brazilian Central Bank, which is between 2.5% and 6.5%. The maintenance of such inflation level may be attributed to the monetary policy which resulted in the increase of the target of the Selic rate, from 8.75% on December 31, 2009 to 10.75% on December 31, 2010. In 2010, the Brazilian Real appreciated 4.5% against the U.S. Dollar, which may be due to the large inflow of foreign capital into the Brazilian economy.

In 2011, the Brazilian economy grew by 2.87% according to the Brazilian Central Bank’s Focus Report, which was lower than the previous year’s result due to worse international conditions and the consequent internal adjustments made in response to the changes observed in the international market. The inflation rate, measured by the IPCA, was 6.5%, reaching the top of the target established by the Brazilian government. The increase of inflation resulted from the higher level of consumption in the country, despite the increase in the Selic rate, which ended the year with an increase of 0.25 percentage points compared to 2010, reaching 11.0%. In 2011, the Brazilian Real depreciated 11.2% against the U.S. Dollar, mainly due to the worsening of the international scenario.

Reference Form - 2012 – Vigor Alimentos S.A.

The table below shows GDP growth, inflation, interest rates, and exchange rates against the U.S. Dollar for the periods indicated:

	Period
	2009		2010		2011
GDP growth (1)		(0.6)%		7.5%		2.9%
IGP-M inflation rate(2)		(1.7)%		11.3%		5.1%
IPCA inflation rate(3)		4.3%		5.9%		6.5%
Interbank deposit rate – CDI (4)		9.8%		9.7%		11.6%
Long Term Interest Rate – TJLP(5)		6.0%		6.0%		6.0%
Appreciation of Real against U.S. Dollar		34.2%		4.5%		(11.2)%
Exchange rate at the end of the period per U.S.$1.00	R$	1,741	R$	1,666	R$	1,876
Average exchange rate per U.S.$1.00	R$	1,998	R$	1,760	R$	1,675

(1)	GDP amounts for the periods indicated above were computed in accordance with the new methodology of the IBGE. For 2011, the figures were extracted from the Brazilian Central Bank’s Focus Report.
(2)	Inflation (IGP-M) is the general market price index measured by FGV, representing figures accumulated over the last 12 months of each period.
(3)	Inflation (IPCA) is a consumer price index measured by IBGE, representing figures accumulated over the last 12 months of each period.
(4)	The Interbank Deposit Rate is the average of the rates of overnight interbank deposits in Brazil (cumulative of the period).
(5)	Represents the interest rate published quarterly by the BNDES for long term financings (at period end).
(6)	It represents the exchange rates average for the period.

Source: BACEN, FGV, IBGE, CETIP

Effect of the major factors related to our activities affecting our financial and operating results

The dairy products sector is usually affected by changes in domestic and international macroeconomic conditions, such as growth of income, unemployment rate, consumer confidence, short and long-term interest rates, government policies and exchange variation. These macroeconomic changes affect the levels of demand and prices of the products of this sector. Our revenues and profitability are affected by the conditions of the Brazilian economy in general.

The continuous appreciation of the Brazilian Real during 2009 raised concerns regarding a return to the high inflation rates. However, the inflation rate measured by IPCA, disclosed by the IBGE, ended the year of 2009 at 4.3%, below the midpoint of the inflation target established by the Brazilian Central Bank, of 4.5% per year.

As a response to the decline of the world economy, the Brazilian monetary authorities acted promptly, gradually reducing interest rates from 12.75% to 8.75% during 2009, which considerably reduced the cost of credit in the Brazilian economy and resulted in a positive impact on GDP growth rates in that year.

The Brazilian Real continued to appreciate against the U.S. Dollar during 2010, with an appreciation of 4.5%. Also, consumption was high during the entire year, and the inflation rate measured by IPCA ended the year at 5.9%, above the midpoint of the inflation target of 4.5%. In order to prevent an inflation increase, the monetary authorities increased the Selic rate throughout 2010. The target of the Selic rate increased from 8.75% on December 31, 2009 to 10.75% on December 31, 2010.

Even with the increase of the Selic rate target during 2010, the Brazilian GDP grew 7.5%, which is the highest growth of the economy since 1986.

The year 2011, however, was affected by international economic turbulence, contributing to a devaluation of 11.2% of the Brazilian Real against the U.S. Dollar and to a 2.87% growth in GDP, according to the Brazilian Central Bank’s Focus Report. Despite the increase in the Selic rate, which ended the year at 11.0%, or 0.25 percentage point above the previous year, consumption levels remained high in Brazil and the inflation rate measured by the IPCA ended the year of 2011 at 6.5%, reaching the top of the target established by the government.

Reference Form - 2012 – Vigor Alimentos S.A.

Variations in the domestic prices of products may significantly affect our operating net revenue

The prices of products in domestic markets are usually determined in accordance with market conditions. These prices are also affected by the additional margin that the retailer passes on to the end consumer. We negotiate such margins with each retailer and, depending on the retailer, individually with each store. The average prices of the products sold by our subsidiary Vigor on the domestic markets decreased 9.2% in 2010, from R$ 4.41 per Kg in 2009 to R$4.01 per Kg in 2010. In 2011, the prices of the products sold in local markets by Vigor increased 4.6%, to R$4.19 per Kg in 2011.

Effects of variations in the prices of acquisition of milk and soybeans on our operating cost of sales

A major part of our operating cost of sales is related to the costs of acquisition of raw materials.

The principal raw materials used in our production are fresh milk and crude soybean oil, which represented approximately 39.5%, 43.7% and 40.6% of the total cost of the products sold by our subsidiary Vigor in the three-month period ended March 31, 2012 and the fiscal years ended December 31, 2011 and 2010, respectively. The cost of acquisition of raw materials is affected by supply and demand in the markets where we operate.

Variations in the price of fresh milk and of raw soybean oil directly affect our operating costs. We usually acquire fresh milk from independent farmers and cooperatives in operations on the spot market, and we have long-standing relationships with our suppliers. Our suppliers of raw soybean oil are mainly located in the states of Mato Grosso do Sul, Minas Gerais, Goiás and Mato Grosso, and the major suppliers account for approximately 68.8% of the crude soybean oil refined by us.

The prices of raw materials on the domestic market varied significantly in the past, and we believe that they will continue to fluctuate in the coming years. Increases in the prices of inputs and, consequently, in the cost of production, may affect our gross margins and operating results, especially if we are unable to pass on such cost increases to our customers. Otherwise, reductions in the price of fresh milk and raw soybean oil and, consequently, in our production costs, may raise our gross margins and operating results.

Effects of the variations of exchange rates of the Brazilian Real against the U.S. Dollar

Our operating results and financial position have been and will continue to be affected by the volatility of the Brazilian Real against the U.S. Dollar.

A small portion of our gross revenue from sales is linked to the U.S. Dollar. In case of depreciation or appreciation of the Brazilian Real against the U.S. Dollar, our export revenues might increase or decrease in value, all other variables being equal.

Effect of the level of indebtedness and interest rates

In periods of economic crisis, unemployment rates increase, leading to a decrease of the consumer’s purchasing power, which generates a decrease in the demand for our products. Along with the decrease in demand, a decrease in the prices of the products of this segment also occurs, reducing our operating results. During these periods, financing becomes more expensive, which may also affect our operating results. Although the Brazilian GDP has grown modestly in the last few years, our business, by means of our subsidiary Vigor, grew substantially due to its expansion, its gains of productivity and improvements in our production processes.

b.	Variations in revenue due to changes in prices, exchange rates, inflation, alteration in volumes and introduction of new products and services

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

c.	Impact of inflation, of variation in the prices of our main inputs and products, and in the exchange rate and the interest rate on our operating and financial results

Our financial performance may be affected by inflation, since we have a significant portion of costs and operating expenses incurred in Brazilian Reais and which are readjusted by inflation. Our gross revenue from sales is also affected by inflation, since, in general, we pass on part of the cost increases to our clients by means of price increases. However, we cannot estimate if we will be able to pass on the cost increase to our clients in the future.

Exchange variations affected and may continue to affect in the future our financial result and indebtedness, since a significant portion of our indebtedness is denominated in foreign currency. On January 20, 2011, our indebtedness denominated in foreign currency (short- and long-term loans and financing in foreign currency) was R$193.7 million, or 9.5% of our liabilities and shareholders’ equity. Meanwhile, on March 31, 2012, our indebtedness denominated in foreign currency (short- and long-term loans and financing in foreign currency) was R$184.0 million, or 9.3% of our liabilities and shareholders’ equity.

Reference Form - 2012 – Vigor Alimentos S.A.

10.3 – Recently occurred and expected events with significant effects on our financial statements

a.	Regarding the inclusion or disposal of operational segments

Since our incorporation, there has been no introduction or disposal of new operating segments.

b.	Regarding the constitution, acquisition or disposal of equity interest

On January 17, 2012, our shareholders approved an increase in our capital stock, which was fully subscribed by JBS and paid up by granting of interest then held in Vigor. Accordingly, we became holder of 100% of the shares of Vigor.

For more information on this item, see item 6.5 of this Reference Form.

c.	Regarding unusual events or operations

None.

Reference Form - 2012 – Vigor Alimentos S.A.

10.4 - Significant changes in accounting practices - Exceptions and emphasis in the auditor’s report

a.	Significant changes in accounting practices

The financial statements listed above have been prepared in accordance with the Accounting practices adopted in Brazil (“BR GAAP”) and the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

The accounting practices adopted in Brazil, which contemplated the pronouncements, guidelines and interpretations issued by the Accounting Standards Committee (CPC), are substantially converted into the IFRS, since these accounting technical pronouncements are being issued in conformity with the IFRS. In light of the commitment by CPC and CVM to maintain the set of issued standards updated based on the updates made by IASB, the pronouncements, interpretations and changes already edited or to be edited by IASB are expected to also be reflected for BR GAAP by CPC and approved by CVM until the date of their mandatory application.

b.	Significant effects of changes in accounting practices

There have been no material changes in our accounting practices since they were applied for all the periods presented. The new interpretations and improvements made in the pronouncements which became effective on January 1, 2011 did not affect our financial statements presented in this Reference Form.

c.	Qualifications and emphasis in the auditor’s opinion

In the independent auditors’ opinion, issued for the three-month period ended March 31, 2012, and the period between January 3 and December 31, 2011 and for the period between January 1, 2012 and January 20, 2012, the consolidated financial statements referred to above present fairly, in all material respects, our financial position.

Reference Form - 2012 – Vigor Alimentos S.A.

10.5 - Critical Accounting Policies

The preparation of our financial statements in accordance with IFRS and in accordance with CPCs requires that we make certain judgments and use assumptions in the determination of amounts and recording of accounting estimates. This process involves judgments that are, by nature, uncertain and which affect the amounts of assets and liabilities. Actual results may differ from these estimates. In order to provide an understanding about how we make judgments and estimates on given future events, we present below a summary of our critical accounting policies.

Overview of our critical accounting poilcies

a.	Statements of income

Our results of operations are determined on an accrual basis. Revenue is comprised of the fair value of the payment received or to be received from the sale of products and services in the normal course of the activities of the Company and its subsidiaries.

In the income statements, revenue is presented net of taxes, returns, rebates and discounts, as well as after elimination of intercompany sales. We present the reconciliation of net revenue. It is recognized in the result for the year when the risks and benefits inherent in the products are transferred to our clients.

According to IAS 18/CPC 30 - Revenues, we and our subsidiary recognize revenue if and only if:

(i)	revenue value can be reliably measured;

(ii)	the most significant risks and benefits inherent in the ownership of the asset have been transferred in entirely to the buyer ;

(iii)	it is probable that the future economic benefits will flow to us and our subsidiary;

(iv)	the relevant entity does not maintain ongoing involvement in the management of the assets sold at a degree usually associated with the ownership or effective control over these assets;

(v)	the expenses incurred or to be incurred in the transaction may be reliably measured.

Expenses are recorded on the accrual basis.

b.	Accounting estimates

In the process of applying the Company’s accounting policies, Management made the following judgments which can eventually have a material impact on the amounts recognized in the financial statements:

•	impairment of non-financial assets;

•	loss on the reduction of recoverable value of taxes;

•	fair value of financial instruments;

•	provision for tax, civil and labor risks;

•	estimated losses on doubtful receivables;

•	useful lives of property, plant and equipment.

The Company reviews estimates and underlying assumptions used in its accounting estimates at least on a quarterly basis. Revisions to accounting estimates are recognized in the financial statements in the period in each the estimates are revised.

The settlement of transactions involving these estimates may result in different amounts due to potential inaccuracies inherent in the process of its determination.

Reference Form - 2012 – Vigor Alimentos S.A.

c.	Cash and cash equivalents

Cash and cash equivalents include cash balances, banks and financial investments with original maturities of three months or less from the date of the contract.

d.	Accounts Receivable

Trade accounts receivable correspond to amounts owed by customers in the ordinary course of business of the Company. If the due date is equivalent to one year or less, the account receivable is classified as current assets. Otherwise, the corresponding amount is classified as noncurrent assets.

Accounts receivable are initially recognized at fair value less any allowance for doubtful accounts when necessary, subsequently measured at amortized cost, less any allowance for doubtful accounts and any provision for impairment when necessary. In practice, are recognized at the invoiced amount, adjusted by any provision of loan losses and provision for possible impairment if there is evidence of reduction in the recoverable amount.

e.	Financial instruments

Financial instruments are recognized on the balance sheet only when the Company becomes a party to the contractual provisions of these instruments. A financial asset or liability is initially recognized at fair value, plus transaction costs that are directly attributable to its acquisition or issue. In case of financial assets and liabilities classified in the category of financial instruments at fair value through profit or loss, transaction costs are directly posted to profit or loss.

Subsequent measurement of financial instruments occurs at each balance sheet date, according to the rules for each category of financial assets and liabilities: (i) assets and liabilities measured at fair value through profit or loss, (ii) held to maturity, (iii) loans and receivables (iv) available for sale.

f.	Allowance for doubtful accounts

Allowance for doubtful accounts is recorded in an amount considered sufficient by the management to cover probable losses on accounts receivable. The analyzes are made based on historic loss.

The allowance for doubtful accounts expense was recorded under the caption “Selling Expenses” in the consolidated statement of income. When no additional recovery is expected, the allowance for doubtful accounts is usually reversed against the definitive write-off of the account receivable.

g.	Inventories

In accordance with the requirements of IAS 2/CPC 16 - Inventories, the inventories are stated at the lower of the average cost of acquisition or production, and the net realizable value. The cost of inventories is recognized in statement of income when inventories are sold.

h.	Investments

In the individual financial statements of the Company, the information of the subsidiaries are measured by the equity method.

Exchange differences on foreign currency investments are recognized in shareholders’ equity in the accumulated translation adjustments.

i.	Property, plant and equipment

In accordance with IAS 16/CPC 27 - Property, plant and equipment, property, plant and equipment are stated at acquisition cost. The depreciation of assets is determined on a straight-line basis at rates calculated based on the economic useful life of the assets.

A property, plant and equipment is written off when sold or when there is no expected recoverable value for the asset, whether used or sold. Any gain or loss on the write-off of assets (calculated as the difference between net sales and the accounting value of the asset) is included in the income statement, in the year the asset is written off.

Reference Form - 2012 – Vigor Alimentos S.A.

The estimated useful lives, residual values and depreciation methods are reviewed at the end of the financial statement date and the effect of any changes in estimates are accounted for prospectively.

Due to the change in the Brazilian accounting practice for the full compliance to the convergence with international practices, and the initial adoption of the CPC 27 (IAS 16), the Company had the option of using the concept of deemed cost as provided in the CPC 37 (IFRS 1), and CPC 43, based on this practice, the date of initial adoption of IFRS, the Company opted to use the concept of deemed cost.

j.	Intangibles

Intangible assets are stated at acquisition cost, less amortization. Intangible assets with indefinite useful lives are not amortized but tested for impairment annually.

Impairment of tangible and intangible assets, excluding goodwill

Property, plant and equipment, intangible assets with defined useful life and other assets (current and noncurrent) are tested for impairment, if indications of potential impairment exist. Intangible assets are tested for impairment when an indication of potential impairment exists or on an annual basis, regardless of whether or not there is any indication of impairment, pursuant to IAS 38/CPC 4 - Intangible Assets.

After each year end a review is made of the book value of tangible and intangible assets to determine whether there is some indication that those assets have suffered any impairment. If such indication is indentified, the recoverable amount of the asset is estimated in order to measure the amount of such loss, if any.

The recoverable amount is the higher amount between fair value less costs to sell and value in use. In evaluation of value in use, the estimated future cash flows are discounted to present value by the discount rate before tax that reflects current market assessment of the time value of money and the specific risks to the asset.

If the recoverable amount of an asset is lower than its carrying value, the asset is reduced to its recoverable amount. The loss on the impairment is recognized immediately in the statement of income and is reversed if there has been a change in the estimates used to determine the recoverable amount. When an impairment loss is subsequently reversed, there is an increase in amount of the asset due to the revised estimate of its recoverable amount, but it does not exceed carrying amount that would have been determined if no loss on the impairment had been recognized for the asset in prior years. Reversal of loss on the impairment is recognized directly in the income statement.

k.	Other current and non-current assets

Other current and non-current assets are stated at cost or realizable value, including, when applicable, income earned through the balance sheet date.

l.	Trade accounts payable

Correspond to the amounts owed to suppliers in the ordinary course of our business. If the payment period is equivalent to one year or less, suppliers are classified as current. Otherwise, the corresponding amount is classified as noncurrent. When applicable, are added interest, monetary or exchange rate.

m.	Income Tax and Social Contribution

Current taxes

Current taxes are computed based on taxable income at tax rates in effect, according to prevailing legislation.

Reference Form - 2012 – Vigor Alimentos S.A.

Deferred taxes

Income tax and social contribution (deferred tax) are calculated on the temporary differences between the tax bases of assets and liabilities and their carrying amounts. Deferred tax is determined using tax rates enacted and expected to be applied when the deferred tax assets are realized or when the income tax and social contribution tax liabilities are settled.

Deferred tax assets are recognized only in proportion to the expectation or likelihood that future taxable income will be available against which the temporary differences, tax losses and tax credits can be used.

Deferred tax assets and liabilities are offset if there is a legal right to offset current tax assets and liabilities, and they are related to income taxes levied by the same taxation authority on the same taxable entity.

n.	Current and non-current liabilities

Current and non-current liabilities are stated at known or estimated values, including, when applicable, charges and monetary or exchange rate variations.

o.	Contingent Assets and Liabilities

According to IAS 37/CPC 25 - Provisions, Contingent Liabilities and Contingent Assets, contingent assets are recognized only when their realization is “virtually certain”, based on favorable final judicial decision. Contingent assets are disclosed where an inflow of economic benefits is probable.

Contingent liabilities are accrued when losses are probable and the amounts can be estimated reliably. Contingent liabilities classified as possible are only disclosed and contingent liabilities classified as remote are neither accrued nor disclosed.

p.	Loans and financing

Loans and financing are initially recognized at fair value, net of transaction costs, and subsequently re-measured to amortized cost, which are the costs plus charges, interest and monetary and exchange variations established in contracts and incurred through the balance sheet date.

q.	Adjustment of assets and liabilities to present value

As provided under IFRS, the Company presents, when applicable, assets and liabilities at present value, according to CPC 12 - Adjustment to present value. The long-term assets and liabilities are adjusted to present value, but the adjustment on the short-term balances occurs only when the fact is considered material in relation to the consolidated financial statements.

In the present value calculation adjustment the Company considered the following assumptions: (i) the amount to be discounted; (ii) the dates of realization and settlement; and (iii) the discount rate.

The discount rate assumption relies on current market valuations as to time value of money and specific risks for each asset and liability.

r.	Consolidation

Consolidated financial statements include our individual financial statements, our subsidiaries and joint controlled entities (proportionally consolidated). Control is obtained when the Company has the power to control financial and operating policies of an entity so as to obtain benefits from its activities.

When necessary, the financial statements of subsidiaries are adjusted according to the accounting policies established by us. All transactions, balances, income and expenses between us, our subsidiaries and joint controlled entities (proportionally consolidated) are eliminated in the consolidated financial statements.

Reference Form - 2012 – Vigor Alimentos S.A.

The financial statements of the foreign subsidiaries are originally prepared in the currency of the country in which they are located and, subsequently, are converted into IFRS and Brazilian reais using the exchange rate in effect at the balance sheet date for assets and liabilities, the historical exchange rate for changes in shareholders’ equity and the average exchange rate for the period for income and expenses when it is appropriate. Exchange gains and losses are recognized in shareholders’ equity under the caption “accumulated translation adjustments” in accordance with IAS 21/CPC 2 - The effects of changes in foreign exchange rates.

s.	Foreign currency translation

Function and presentation currency

Transactions in foreign currencies are translated to the respective functional currencies of our entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period.

The items of the financial statements of the subsidiary are measured using the currency of the primary economic environment in which the its subsidiary operate (“functional currency”), being translated to Brazilian Real at the corresponding exchange rate of the reporting period for assets and liabilities, the historical rate for equity and the exchange rate at date of the relevant transactions, when it is appropriate we use the average exchange rate of the period of the period for the income statement. With the exchange rate effects recognized in other comprehensive income within equity.

t.	Earnings per share

In accordance with IAS 33/CPC 41 - Result per share, we present the calculation of the result per share segregated as follows:

Basic: Calculated by dividing the net profit for the year, attributed to the holders of common shares of the controlling company, by the weighted-average number of common shares available during the year.

Diluted: Calculated by dividing the net profit for the year, attributed to the holders of common shares of the controlling company, by the weighted-average number of common shares available during the year, plus the weighted-average number of common shares that would be issued upon conversion of all potential diluted common shares into common shares.

u.	Segment reporting

In accordance with IFRS 8/CPC 22 - Information per segment – Reporting by operating segments is presented consistently with the internal report provided to our Board of Executive Officers, which is responsible for the allocation of funds, for performance evaluation per operating segment and for making strategic decisions, which is in accordance with the organizational structure in force.

v.	Cash Flow Statements

In accordance with IAS 7/CPC 3 - Cash Flow Statement, cash flow statements have been prepared under the indirect method based on the accounting information.

x.	Comprehensive income statement

In accordance with IAS 1/CPC 26 – Presentation of Financial Statements, the comprehensive income statement is composed of the conversion of foreign currency rate and equity evaluation into investments.

Reference Form - 2012 – Vigor Alimentos S.A.

y.	Statement of value added

As required by CPC 09 – Economic Value-Added Statement, the Company included in its individual financial statements the Economic Value-Added Statement (EVA). and as supplementary information to the consolidated financial statements, as it is neither an expected nor a required statement according to IFRSs

The Economic Value-Added Statement, aims to demonstrate the value of the wealth generated by the Company and its subsidiaries, its distribution among the elements that contributed to the generation of it, such as employees, lenders, shareholders, government and others, as well as the share of wealth not distributed.

z.	New IFRS; changes and interpretations issued by IASB applicable to the consolidated financial statements

New accounting pronouncements from the IASB and IFRIC interpretations have been published and / or reviewed and have the optional adoption in December 31, 2011. The Management assessed the impact of these new pronouncements and interpretations and does not anticipate that its adoption will lead to a significant impact on the annual information of the Company and its subsidiary in the year of initial application. The mains pronouncements and interpretations are presented as follows:

Not yet effective:

•

IFRS 9 Financial Instruments – Classification and measurement - It reflects the first phase of the IASBs work on the replacement of IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a simplified approach to determine whether a financial asset is measured at amortized cost or fair value, based on the manner in which an entity manages its financial instruments (business model) and the typical contractual cash flow of financial assets. The standard also requires the adoption of only one method for determining losses in recoverable value of assets. The standard is effective for annual periods beginning on or after 1 January 2015. The Company will quantify the effect in conjunction with the other phases, when issued, to present a comprehensive picture.

•

IFRS 10 Consolidated Financial Statements - IFRS 10 as issued establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 replaces the consolidation requirements in SIC-12 Consolidation—Special Purpose Entities and IAS 27 Consolidated and Separate Financial Statements and is effective for annual periods beginning on or after January 1, 2013. Early application is permitted. The Company is currently analyzing any possible effects arising from the adoption of IFRS 10.

•

IFRS 11 Joint Arrangements - IFRS 11 provides for a more realistic reflection of joint arrangements by focusing on the rights and obligations of the arrangement, rather than its legal form. The standard addresses inconsistencies in the reporting of joint arrangements by requiring a single method to account for interests in jointly controlled entities. IFRS 13 supersedes IAS 31 Interests in Joint Ventures and SIC-13 Jointly Controlled Entities - Non-Monetary Contributions by Ventures, and is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. The Company is currently analyzing any possible effects arising from the adoption of IFRS 11.

•

IFRS 12 Disclosures of Interests in Other Entities - IFRS 12 is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including subsidiary, joint arrangements, associates and unconsolidated structured entities. IFRS 12 is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. The Company is currently analyzing impacts on its disclosures arising from the adoption of IFRS 12.

•	IFRS 13 Fair Value Measurement - IFRS 13 establishes new requirements on how to measure fair value and the related disclosures for IFRSs and US generally accepted accounting

Reference Form - 2012 – Vigor Alimentos S.A.

principles. The standard is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. We are currently analyzing any possible effects arising from the adoption of IFRS 13.

•

IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine - IFRIC 20 deals with issues concerning the recognition of production stripping costs as an asset; initial measurement of the assets of removal activity, and subsequent measurement of the assets of removal activity. The effect for fiscal years beginning on / or after January 1, 2013.

Other improvements to IFRS:

•	IFRS 7 – Financial instrument: Disclosures (annual periods beginning on or after 1 July 2011)

•	IAS 1 – Presentation of Items of Other Comprehensive Income (annual periods beginning on or after 1 July 2012)

•	IAS 12 – Deferred Tax: Recovery of Underlying Assets (annual periods beginning on or after 1 January 2012)

•	IAS 19 – Employee benefits (annual periods beginning on or after 1 January 2013)

•	IAS 27 – Consolidated and Separate Financial Statements (annual periods beginning on or after 1 January 2013)

•	IAS 28 – Investments in associates (annual periods beginning on or after 1 January 2013)

The Accounting Pronouncement Committee (CPC) has not yet issued these standards or amendments equivalent to the IFRS mentioned above. The Company does not expect material effects on its financial statements from these new standards.

Reference Form - 2012 – Vigor Alimentos S.A.

10.6 - Internal controls related to the preparation of the financial statements - Level of efficiency and deficiency and recommendations made in the auditor’s report

a.	Degree of efficiency of such controls, indicating possible imperfections and measures adopted to correct them

Our internal control procedures are a set of processes designed to provide a reasonable guarantee concerning the reliability of accounting and financial information, as well as the preparation of accounting statements for external purposes in accordance with the generally accepted accounting principles. The main purposes of our internal controls are: (i) the maintenance of records which, with reasonable detail, and in a rigorous and fair manner, record transactions and disposals of the company’s assets, (ii) the provision of reasonable assurance that the transactions are recorded as required to permit the preparation of the financial statements according to the Accounting practices adopted in Brazil, and that the Company’s income and expenses are only recorded according to authorizations by our management, and (iii) provision of a reasonable assurance in connection with the prevention or detection and impediment of non-authorized disposal of assets, which could have a material effect on the accounting statements.

b.	Deficiencies and recommendations on the internal controls present in the independent auditor’s report

The Independent Auditor did not conduct its audits with the purpose of issuing an opinion on the internal controls, but only to issue an opinion on our financial statements. However, in the context of its audits on our financial statements, our auditors issued a recommendation letter. We understand that the main points of improvement identified and reported by our auditors are the absence of formal manuals for accounting practices, policies and procedures, and the absence of formal manuals for internal control activities and for the preparation of the financial statements. In connection with the aforementioned recommendations, we have acted to solve these issues and have implemented the recommendations received.

Reference Form - 2012 – Vigor Alimentos S.A.

10.7 - Use of proceeds from public offerings and possible deviations

a.	How the resources from the offer were allocated

Not applicable.

b.	Whether there were relevant deviations between the actual investment of funds and the investment proposals disclosed in the prospectus of the respective distribution

Not applicable.

c.	If there were deviations, reasons for such deviations

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

10.8 - Significant items not evidenced in the financial statements

a.	Assets and liabilities held by us, directly or indirectly, which were not recorded in the balance sheet (off-balance sheet items), such as

i. operational leasing, assets and liabilities;

None.

ii. receivables portfolios offset with regards to which the company assumes risks and responsibilities, indicating the respective liabilities;

None.

iii. future purchase and sale agreements for products or services;

None.

iv. agreements for constructions to be concluded

None.

v. future loan agreements.

None.

b.	other items not evidenced in the financial statements

There are no assets and liabilities held by us which are not recorded on our balance sheet.

Reference Form - 2012 – Vigor Alimentos S.A.

10.9 - Comments on items not evidenced in the financial statements

a.	How such items change or may change the revenues, expenses, results of operations, financial expenses or other items of our financial statements

Not applicable.

b.	Type and purpose of the transaction

Not applicable.

c.	Type and amount of the obligations assumed and of the rights generated on our behalf as a result of the transaction

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

10.10 - Business Plan

a.	Investments, including:

i) Quantitative and qualitative description of ongoing and planned investments.

The capital investments made by us by means of Vigor refer mostly to investments in the maintenance of our plants and development of our logistic networks.

The total amount of our capital expenditures in assets, plant and equipment, through our subsidiary Vigor, not including acquisitions, was R$10.9 million in 2009, R$6.9 million in 2010 and R$25.3 million in 2011 and R$15.9 million in the three-month period ended March 31, 2012.

ii. sources of financing of the investments

The source of financing of capital investments usually made in our plants tends to be the cash generated by the operating activities of generated by our subsidiary Vigor and, when applicable and possible, government credit lines at subsidized interest rates.

iii. relevant divestments in progress and expected divestments

We do not intend to make divestments, neither are we in process of divesting assets.

b.	Aside from those already disclosed, indicate acquisitions of plants, equipment, patents or other assets which could materially affect our production capacity

On the date of this Reference Form, we do not foresee the acquisition of plants, equipment, patents or other assets that could materially affect our production capacity.

c.	New products and services, including:

i. description of the researches in progress already disclosed;

Not applicable.

ii. total amounts spent in the research for the development of new products or services;

Not applicable.

iii. previously disclosed and ongoing development projects.

Not applicable.

iv. total amounts spent in the development of new products or services.

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11 - Other factors with significant influence

Vigor’s accounting information is presented for the purpose of providing comparisons to the financial statements as well as disclosing the history of our accounting information, considering that the consolidation of Vigor in our financial statements only took place on January 20, 2012.

10.11.1 - General Financial and Equity Conditions

a.	General financial and equity positions:

The accounting information presented in this item 10.11 is derived from Vigor’s consolidated financial statements for the three-month periods ended March 31, 2011 and 2012 and the fiscal years ended December 31, 2009, 2010 and 2011, prepared in accordance with the International Financial Reporting Standards – IFRS issued by the International Accounting Standards Board – “IASB” and in accordance with accounting practices adopted in Brazil. The accounting practices adopted in Brazil comprise those set forth in the Brazilian corporate law and the pronouncements, guidelines and interpretations issued by the Accounting Standards Committee (CPC) and approved by the CVM.

b.	Capital structure and possibility of redemption of shares or quotas, indicating: (i) hypotheses of redemption; (ii) formula for calculation of the redemption value

As of March 31, 2012, Vigor’s shareholders’ equity was R$352.1 million and its capital stock was R$354.0 million.

As of December 31, 2011, Vigor’s shareholders’ equity was R$330.4 million and its capital stock was R$354.0 million.

As of March 31, 2012, Vigor had consolidated cash and cash equivalents of R$280.0 million and consolidated current assets of R$664.1 million. As of that date, Vigor had consolidated current liabilities of R$270.8 million and consolidated noncurrent liabilities of R$498.5 million.

As of December 31, 2011, Vigor had consolidated cash and cash equivalents of R$321.7 million and consolidated current assets of R$706.9 million. As of that date, Vigor had consolidated current liabilities of R$307.0 million and consolidated noncurrent liabilities of R$549.6 million.

As of March 31, 2012, Vigor’s Net debt / EBITDA ratio, calculated by dividing Net debt by EBITDA for the last 12 months on a pro forma basis was 0.20x.

As of December 31, 2011, Vigor’s Net debt / EBITDA ratio, calculated by dividing Net debt by EBITDA for the last 12 months on a pro forma basis was 0.11x.

There is no hypothesis of redemption of our shares other than those legally provided for.

c.	Ability to make payment in relation to the financial commitments assumed:

Vigor’s need for funds refers mainly to: (i) the purchase of raw materials, where the acquisition of fresh milk and crude soybean oil represents a significant portion of this amount; (ii) tax, labor and corporate obligations and (iii) the payment of loans and financing.

Vigor’s main sources of funds are: (i) cash generated by operating activities and (ii) loans and financing.

Vigor’s Officers believe that the current funds, the cash generated by operating activities and the funds generated by Vigor’s funding operations will be sufficient to cover its liquidity needs and financial commitments for the next 12 months.

EBITDA in the period from January 1, 2009 to December 31, 2009 was R$89.3 million and net financial result for the same period was a positive R$18.4 million. The balance of net debt, composed of loans and financing less cash and cash equivalents, as of December 31, 2009, was R$490.7 million, that is, 5.5 times the EBITDA for that period.

The EBITDA in the period from January 1, 2010 to December 31, 2010 was R$118.2 million and net financial result for the same period was negative R$48.8 million. The balance of net debt, composed of loans and financing less cash and cash equivalents, as of December 31, 2010, was R$405.4 million, that is, 3.4 times the EBITDA for that period.

EBITDA in the period from January 1, 2011 to December 31, 2011 was R$44.2 million and net financial result for the same period was R$58.1 million negative. The balance of net debt, composed of loans and financing less cash and cash equivalents, as of December 31, 2011, was R$4.7 million, that is, 0.1 times the EBITDA for that period.

EBITDA in the three-month period ended March 31, 2012 was R$24.9 million and net financial result for the same period was R$12.6 million positive. The balance of net debt, composed of loans and financing less cash and cash equivalents, as of March 31, 2012, was R$12.2 million, that is, 0.2 times the EBITDA for the 12-month period ended March 31, 2012.

Reference Form - 2012 – Vigor Alimentos S.A.

d.	Sources of financing for working capital and for investments in noncurrent assets used

Vigor’s principal source of financing for working capital and investments in noncurrent assets is its own generation of cash flow from operations. Vigor also uses credit facilities for working capital from private banks and operations of capital markets as financing alternatives. For further information about our financial agreements, see section 7.8 of this Reference Form.

e.	Sources of financing for working capital and investments in noncurrent assets to be used to cover insufficient liquidity

Vigor believes that its financial position is sufficient to implement its business plan and meet its short and long-term obligations. Its working capital is sufficient to meet its current capital requirements and its cash flows, including cash from third-party loans, and to finance its activities and cover its cash liquidity requirements in the short and long-terms. If additional funds are required to cover liquidity deficits in the short term, Vigor intends to obtain funds from financial institutions.

f.	Levels of indebtedness and characteristics of existing debt obligations

(i) material loan and financing agreements

In the three-month period ended March 31, 2012, Vigor had loan and financing agreements amounting to R$292.2 million, of which R$108.1 million represented short-term loans and R$184.2 million corresponded to long-term loans.

In the fiscal year ended December 31, 2011, Vigor had loan and financing agreements amounting to R$326.4 million, of which R$136.6 million represented short-term loans and R$189.8 million corresponded to long-term loans. In the fiscal years ended December 31, 2010 and 2009, its indebtedness was R$419.9 million and R$603.3 million, respectively, representing 45.1% and 55.6% of current and noncurrent liabilities, which together totaled R$930.1 million and R$1,085.5 million in the same periods.

Vigor contracts bank debts to finance its operating activities, as well as to adjust its capital structure to levels considered reasonable by its Board of Executive Officers. The long-term indebtedness was obtained to finance its future growth, either by means of acquisitions or organic growth.

The table below shows all the agreements in force comprising its indebtedness on March 31, 2012:

TYPE	Average annual interest rate and commissions	Balance as of March 31, 2012	VA%
		(In thousands of R$)
BNDES_Automatic	Interest of 11.44%	67,269	23.02%
C_GIRO	Interest of 11.25%	6,943	2.38%
EGF	Interest of 6.75%	30,849	10.56%
FCO	Interest of 10%	1,800	0.62%
Finame	Interest of 8.7%	1,332	0.46%
Bond	Interest of 10.25%	184,026	62.98%
Total		292,219	100.00%

Current		108,060	36.98%
Noncurrent		184,159	63.02%

Vigor’s strategy has been to continue to extend the average maturity term of the outstanding debt and amortize its short-term debt by means of long-term loans and issuance of securities of long-term debt, so as to increase its liquidity levels and improve the strategic, financial and operating flexibility. Vigor’s future financing strategy provides for the maintenance of proper liquidity and a profile of mature debts compatible with expected cash flow generation and capital investments. In addition, Vigor expects that its capital investments will not adversely affect the quality of its indebtedness ratios or the approach adopted in the allocation of capital.

Reference Form - 2012 – Vigor Alimentos S.A.

We describe below Vigor’s significant financial agreements on the date of this Reference Form:

2017 Notes of S.A. Fábrica de Produtos Alimentícios Vigor (“Vigor 2017 Notes”)

Vigor issued its 2017 Notes in a principal amount of US$100.0 million on February 23, 2007. Interest from the 2017 Notes accrues at a rate of (i) 9.25% per year between the date of issuance of the Indenture and February 23, 2012 and (ii) 10.25% between February 23, 2012 and February 23, 2017, payable on a semi-annual basis on February 23 and August 23 of each year, starting on August 23, 2007. The principal amount of the 2017 Notes will be fully payable on February 23, 2017. The outstanding balance of the Vigor 2017 Notes as of March 31, 2012 was R$184.0 million.

On September 24, 2010, the consent solicitation related to the Vigor 2017 Notes was concluded. The consent solicitation (i) amended certain provisions in the indenture governing the Vigor 2017 Notes to conform the provisions to the indenture dated July 29, 2010, between JBS Finance II Ltd., as issuer, and JBS S.A. and JBS Hungary Holdings KFT., as guarantors, and the Bank of New York Mellon, as trustee, archivist, transfer agent and payment agent, and the Bank of New York Mellon Trust (Japan), Ltd., as payment agent (“Indenture of the JBS 2018 Notes”), governing the JBS Finance II Ltd. Notes in a principal amount of US$700.0 million, with interest of 8.25% per annum and maturity in 2018 (JBS 2018 Notes); and (ii) substantially amended the definitions of “Change of Control” and “Permitted Holders” (among others) in the indenture, in order to conform these definitions to the corresponding ones in the indenture governing the JBS 2018 Notes; and (iii) provided Vigor (or its successors) with the ability to be substituted as issuers of the Vigor 2017 Notes, upon the satisfaction of certain conditions. The transaction was not characterized as a change in Vigor’s control.

Covenants: The indenture of the Vigor 2017 Notes contains customary covenants that limit the ability of Vigor and the ability of certain of its subsidiaries to, among other things:

•	incur additional indebtedness in case of the net debt/EBITDA ratio exceeds a given index;

•	incur liens;

•	sell or dispose of assets;

•	pay dividends or make certain payments to our shareholders;

•	in general, permit restriction on dividends or other payments to shareholders made by our restricted subsidiaries;

•	enter into transactions with related parties;

•	enter into sale/leaseback transactions; and

•	undergo change of control without making an offer to purchase the Vigor 2017 Notes.

The indenture governing the Vigor 2017 Notes limits the ability of Vigor and its subsidiaries to incur any debt (observing certain exceptions) unless the pro forma net debt /EBITDA ratio of Vigor (terms defined in the indenture governing the Vigor 2017 Notes) on the date the debt is incurred is lower than 4.75/1.0.

The indenture governing the Vigor 2017 Notes restricts Vigor’s ability to declare or pay any dividend or make any distribution on securities issued by Vigor (excluding convertible or exchangeable debt instruments), unless (1) an event of default has not occurred and is continuing under the Vigor 2017 Notes; (2) Vigor can incur at least US$1.00 of debt under the terms of the net debt to EBITDA ratio test; and (3) the aggregate amount to be paid does not exceed 50% of the amount of Vigor’s net income accrued during such fiscal year; or in any fiscal year in which Vigor’s aggregate net income is a loss, 100% of such loss.

Events of default. The indenture also contains customary events of default, including for failure to perform or observe terms, covenants or other agreements in the indenture, defaults on other indebtedness if the effect is to permit acceleration, failure to make a payment on other indebtedness waived or extended within the applicable grace period, entry of unsatisfied judgments or orders against the issuer or its subsidiaries, and certain events related to bankruptcy and insolvency matters.

Reference Form - 2012 – Vigor Alimentos S.A.

If an event of default occurs, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare such principal and accrued interest on the notes to be immediately due and payable.

CCB - National Bank for Economic and Social Development (“BNDES”)

On November 10, 2009, S.A Fábrica de Produtos Alimentícios Vigor issued the Bank Credit Bill (Cédula de Crédito Bancário – CCB) nº 09.2.0886.1 in the amount of R$180.5 million, in favor of the BNDES. The loan bears interest at a rate of 4.44%, above the Long-Term Interest Rate, plus 1% per year, according to the terms established in the agreement.

The amortization of interest has been made on a monthly basis since December 15, 2010. The amortization of the principal will be made in 24 monthly and successive installments, each in the amount of the principal outstanding, divided by the number of amortization installments not yet overdue. The first installment was due on December 15, 2010 and the last one will be due on November 15, 2012.

The payment of the debt is guaranteed by mortgage of an Industrial Unit owned by Bracol Holding and respective rural properties, including all constructions, premises, equipment and improvements, as described in the agreement and according to guaranty by Heber Participações and Bertin.

The early maturity of the debt may be declared in the usual market hypotheses and in case our effective control, direct or indirect, is subject to change after the contracting of the operation, without prior and express authorization of the BNDES. The outstanding balance of the debt as of March 31, 2012 was R$67.3 million.

(ii) other long-term relationships with financial institutions

On March 31, 2012, Vigor had no other long-term transactions with financial institutions in its liabilities in addition to those referred to in item (i) above.

Vigor always seeks to develop good commercial relationships with the principal financial agents in the market in order to maximize relationships with our financial partners, as well as to enable the prompt access to credit facilities for financing of investments and possible demands of working capital.

(iii) debt subordination level

There is no degree of contractual subordination between Vigor’s unsecured debts. Secured debts have preferences and privileges provided by law.

(iv) any restrictions imposed on us, especially with respect to the limits of indebtedness and contracting of new debts, dividend payouts, disposal of assets, issuance of new securities and disposal of corporate control.

Vigor does not have any other restrictions imposed on it, especially with respect to the limits of indebtedness and contracting of new debts, dividend payouts, disposal of assets, issuance of new securities and disposal of shareholding control.

Reference Form - 2012 – Vigor Alimentos S.A.

g.	Limits upon the use of financing already contracted

On the date of this Reference Form, Vigor did not have limits on use of its contracted financing agreements other than the indebtedness limits provided in certain of our financial agreements, as described in item f (iv) above.

h.	Significant changes to line items of the financial reports

The terms “HA” and “VA” used in the columns of certain tables below stand for “Horizontal Analysis” and “Vertical Analysis”, respectively.

Three-Month Period Ended March 31, 2012 as compared to the Three-Month Period Ended March 31, 2011

INCOME STATEMENTS

The table below shows the amounts related to the consolidated income statements for the three-month periods ended March 31, 2012 and 2011.

	Three-month period ended March 31,
CONSOLIDATED INCOME STATEMENT	2011	VA (%)	2012	VA (%)	HA 2012/2011 (%)
	(in millions of R$)
Net sales	290.3	100.0%	314.2	100.0%	8.2%
A Cost of goods sold	(213.6)	(73.6)%	(223.8)	(71.2)%	4.8%
Gross Profit	76.7	26.4%	90.3	28.8%	17.8%
Operating income (expense)	(75.3)	(25.9)%	(56.5)	(18.0)%	(24.9)%
General and administrative expenses	(18.7)	(6.5)%	(21.1)	(6.7)%	12.7%
Selling expenses	(52.1)	(17.9)%	(48.1)	(15.3)%	(7.6)%
Financial income (expense), net	(4.5)	(1.6)%	12.6	4.0%	—
Other income (expense), net	0.1	0.0%	0.1	0.0%	110.1%
Net income (loss) before taxes	1.4	0.5%	33.8	10.8%	2,370.5%
Current income taxes	(0.8)	(0.3)%	(5.4)	(1.7)%	590.7%
Deferred income taxes	(0.9)	(0.3)%	(6.1)	(1.9)%	575.7%
Net income (loss) of the year	(0.3)	(0.1)%	22.3	7.1%	—

Net Sales

Net revenue increased 8.2%, from R$290.3 million in the three-month period ended March 31, 2011 to R$314.2 million in the corresponding period in 2012, mainly due to the following:

Net revenue from the Dairy products segment increased 3.4%, from R$205.3 million in the three-month period ended March 31, 2011 to R$212.3 million in the corresponding period in 2012, mainly due to the increase in prices. There was a decrease of 15.8% in total volume sold of “Dairy”, especially UHT milk.

Net revenue from the Fat segment increased 24.8%, from R$68.1 million in the three-month period ended March 31, 2011 to R$84.9 million in the corresponding period in 2012, mainly due to an increase of 33.3% in the total volume sold.

Net revenue from the Others segment decreased slightly by 0.2%, from R$17.0 million in the three-month period ended March 31, 2011 to R$16.9 million in the corresponding period in 2012. There was an increase of 8.3% in the total volume sold in the Others segment.

Cost of Goods Sold

Vigor’s cost of goods sold increased 4.8%, from R$213.6.6 million in the three-month period ended March 31, 2011 to R$223.8 million in the corresponding period in 2012, mainly due to an improvement in product mix. As a percentage of net revenue, cost of goods sold decreased from 73.6% in the three-month period ended March 31, 2011 to 71.2% in the corresponding period in 2012.

Gross Profit

Due to the combination of the factors mentioned above, Vigor’s gross profit increased 17.8%, from R$76.7 million in the three-month period ended March 31, 2011 to R$90.3 million in the corresponding period in 2012. As a percentage of net revenue, the gross profit increased from 26.4% in the three-month period ended March 31, 2011 to 28.8% in the corresponding period in 2012.

Operating Income (Expense)

General and Administrative Expenses

General and administrative expenses increased 12.7%, from R$18.7 million in the three-month period ended March 31, 2011 to R$21.1 million in the corresponding period in 2012, mainly due to (i) an increase in expenditures related to utilities due to rate adjustments for water, electricity and the telephone, (ii) an increase in general and administrative services expenses due to the hiring of specialized consultants, and (iii) an increase in the amount of travel. In percentage of net revenues, general and administrative expenses increased from 6.5% in the three months ended March 31, 2011 to 6.7% in the same period in 2012.

Selling Expenses

Selling expenses decreased 7.6%, from R$52.1 million in the three-month period ended March 31, 2011 to R$48.1 million in the corresponding period in 2012, mainly due to (i) a decrease in promotional activities, and (ii) improved conditions in our freight contracts. As a percentage of net revenue, our selling expenses increased from 17.9% in the three-month period ended March 31, 2011 to 15.3% in the corresponding period in 2012.

Financial Income (Expense), net

Net financial result changed from expenses of R$4.5 million in the three-month period ended March 31, 2011 to income of R$12.6 million in the corresponding period in 2012, mainly due to (i) income from derivative transactions, which did not exist in the three months ended March 31, 2011 and was R$11.1 million in the corresponding period in 2012, (ii) an increase in net income from exchange rate variations, from R$2.7 million in the three-month period ended March 31, 2011 to R$5.9 million in the corresponding period in 2012, (iii) an increase in interest income from R$3.2 million in three-month period ended March 31, 2011 to R$10.1 million in the corresponding period in 2012, partially offset by (iv) an increase in interest expense liabilities from R$8.6 million in the three-month period ended on March 31, 2011 to R$12.6 million in the corresponding period in 2012 and by (v) a small increase in expenses related to taxes, contributions, tariffs and other, from R$1.8 million in the three-month period ended March 31, 2011 to R$1.9 million in the corresponding period in 2012.

Other Income (Expense), net

In the three-month period ended March 31, 2012, Vigor presented other expenses in the amount of R$145 thousand, whereas in the corresponding period in 2011 it presented other income in the amount of R$69 thousand. As a percentage of net revenue, other income (expense) changed from 0.02% in the three-month period ended March 31, 2011 to 0.05% in the corresponding period in 2012.

Net Income (Loss) Before Taxes

Due to variations in the accounts described above, the net income (loss) before taxes changed from a positive balance of R$1.4 million in the three-month period ended March 31, 2011 to a positive balance of R$33.8 million in the corresponding period in 2012. As a percentage of net revenue, net income (loss) before taxes increased from 0.5% in the three-month period ended March 31, 2011 to 10.8% in the corresponding period in 2012.

Current Income Taxes

Vigor’s income taxes expenses increased 590.7%, from R$0.8 million in the three-month period ended March 31, 2011 to R$5.4 million in the corresponding period in 2012 . As a percentage of net revenue, income taxes expenses fell from 0.3% in the three-month period ended March 31, 2011 to 1.7% in the corresponding period in 2012.

Deferred Income Taxes

Vigor recorded an increase of 575.7% in credits related to deferred income taxes, from R$0.9 million in the three-month period ended March 31, 2011 to R$6.7 million in the corresponding period in 2012. As a percentage of net revenue, credits related to income taxes increased from 0.3% in the three-month period ended March 31, 2011 to 1.9% in the corresponding period in 2012.

Net Income (Loss) of the Period

For the reasons presented above, Vigor’s net income increased from R$0.3 million in the three-month period ended March 31, 2011 to R$22.3 million in the corresponding period in 2012. As a percentage of net revenue, net income increased from 0.1% in the three-month period ended March 31, 2011 to 7.1% in the corresponding period in 2012.

INCOME STATEMENTS

Fiscal year ended December 31, 2011 compared to fiscal year ended December 31, 2010.

The tables below present the amounts related to the consolidated income statements for the fiscal years ended December 31, 2010 and December 31, 2011.

	Year ended December 31,
Consolidated Income Statement	2010	VA (%)	2011	VA (%)	HA 2011/2010 (%)
	(in millions of R$)
Net sales	1,032.4	100%	1,229.5	100%	19.1%
Cost of goods sold	(689.6)	(66.8)%	(917.6)	(74.6)%	33.1%
Gross profit	342.8	33.2%	311.9	25.4%	(9.0)%
Operating income (expense)	(290.5)	(28.1)%	(339.4)	(27.6)%	16.8%
General and administrative expenses	(68.8)	(6.7)%	(77.6)	(6.3)%	12.8%
Selling expenses	(168.8)	(16.3)%	(206.5)	(16.8)%	22.4%
Financial income (expense), net	(48.8)	(4.7)%	(58.1)	(4.7)%	19.0%
Other income (expense), net	(4.1)	(0.4)%	2.8	0.2%	—
Net Income (loss) before taxes	52.4	5.1%	(27.5)	(2.2)%	—
Current income taxes	(2.0)	(0.2)%	(1.5)	(0.1)%	(22.8)%
Deferred income taxes	6.8	0.7%	21.4	1.7%	216.8%
Net income (loss) of the year	57.2	5.5%	(7.6)	-0.6%	—

Net Sales

Net revenue increased 19.1% in the fiscal year ended December 31, 2011, from R$1,032.4 million in 2010 to R$1,229.5 million in 2011, mainly due to the following:

Net revenue from the Dairy products segment increased 16.2%, from R$785.4 million in 2010 to R$912.5 million in 2011, mainly due to a 5.8% increase in the total volume sold. The main lines of products that accounted for such growth in the sales volume in this segment were cream cheese, cocoa drink and culinary cream, which volumes were 31.0%, 30.6% and 14.8% higher, respectively.

Net revenue from the Fat segment increased 29.7%, from R$207.0 million in 2010 to R$268.5 million in 2011, mainly due to an increase of 18.1% in the total volume sold. The main lines of products that accounted for such growth in the sales volume in this segment were fat and margarine, which sales volumes were 231.4% and 12.0% higher, respectively.

Net revenue from the Others segment increased 21.3%, from R$40.0 million in 2010 to R$48.5 million in 2011, mainly due to a 22.6% growth in the total volume sold. The main lines of products that accounted for such growth in sales volumes in this segment were sauces, corn cream and pasta, whose sales volumes increased 8.5%, 3.3% and 19.8%, respectively.

Cost of Goods Sold

Vigor’s cost of goods sold increased 33.1% in the fiscal year ended December 31, 2011, from R$689.6 million in 2010 to R$917.6 million in 2011, mainly due to an increase in the consolidated volume of production and an increase in the price of fresh milk. As a percentage of net revenue, cost of goods sold increased from 66.8% in 2010 to 74.6% in 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

Gross Profit

Due to the combination of the factors mentioned above, Vigor’s gross profit reduced 9.0% in the fiscal year ended December 31, 2011, from R$342.8 million in 2010 to R$311.9 million in 2011. As a percentage of net revenue, the gross profit decreased from 33.2% in 2010 to 25.4% in 2011.

Operating Income (Expense)

General and Administrative Expenses

General and administrative expenses increased 12.8% in the fiscal year ended December 31, 2011, from R$68.8 million in 2010 to R$77.6 million in 2011, mainly due to (i) an increase of R$4.0 million in personnel expenses, (ii) an increase of R$5.7 million in expenses for the purchase of materials and services, partially offset by (iii) a decrease of R$1.5 million in depreciation expenses. As a percentage of net revenue, general and administrative expenses decreased from 6.7% in 2010 to 6.3% in 2011.

Selling Expenses

Selling expenses increased 22.4% in the fiscal year ended December 31, 2011, from R$168.8 million in 2010 to R$206.5 million in 2011, mainly due to (i) an increase of R$20.3 million in freight expenses; (ii) an increase of R$11.2 million in advertising and publicity expenses and the purchase of materials and services; (iii) an increase of R$1.3 million in PDD (Provisions for Doubtful Debtors) and an increase of R$2.9 million in warehousing expenses. As a percentage of net revenue, our selling expenses increased from 16.3% in 2010 to 16.8% in 2011.

Financial Income (Expense), net

Net financial expenses increased 19.0% in the fiscal year ended December 31, 2011, from R$48.8 million in 2010 to R$58.1 million in 2011, mainly due to an increase in expenses with exchange variation, which changed from a revenue of R$6.8 million in 2010 to an expense of R$22.2 million in 2011. As a percentage of net revenue, net financial expenses remained unchanged at 4.7% in both periods.

Other Income (Expense), net

In the fiscal year ended December 31, 2010, Vigor presented other expenses in the amount of R$4.1 million, whereas in the fiscal year ended December 31, 2011 it presented other income in the amount of R$2.8 million, mainly due to (i) an increase of R$2.1 million in gains with sales of property, plant and equipments; (ii) and a decrease of R$3.1 million in losses on equity interests. As a percentage of net revenue, other income (expense) changed from -0.4% in 2010 to 0.2% in 2011.

Net Income (Loss) Before Taxes

Due to variations in the accounts described above, the net income (loss) before taxes changed from a positive balance of R$52.4 million in 2010 to a negative balance of R$27.5 million in 2011. As a percentage of net revenue, net income (loss) before taxes decreased from 5.1% in 2010 to -2.2% in 2011.

Current Income Taxes

Vigor’s income taxes expenses decreased 22.8% in the fiscal year ended December 31, 2011, from R$2.0 million in 2010 to R$1.5 million in 2011. As a percentage of net revenue, income taxes expenses fell from 0.2% in 2010 to 0.1% in 2011.

Deferred Income Taxes

Vigor recorded an increase of 216.8% in credits related to deferred income taxes in the fiscal year ended December 31, 2011, from R$6.8 million in the fiscal year ended December 31, 2010 to R$21.4 million in the fiscal year ended December 31, 2011. As a percentage of net revenue, credits related to income taxes increased from 0.7% in 2010 to 1.7% in 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

Net Income (Loss) of the Year

For the reasons presented above, Vigor’s net profit changed from an income of R$57.2 million in 2010 to a loss of R$7.6 million in 2011. As a percentage of net revenue, net profit decreased from 5.5% in 2010 to -0.6% in 2011.

Fiscal year ended December 31, 2010 compared to fiscal year ended December 31, 2009.

The tables below present the amounts related to the consolidated income statements for the fiscal years ended December 31, 2009 and December 31, 2010.

	Year ended December 31,
Consolidated income statement	2009	VA (%)	2010	VA (%)	HA 2010/2009 (%)
	(In millions of R$)
Net sale revenue	866.0	100.0%	1.032.4	100.0%	19.2%
Cost of goods sold	(564.6)	(65.2)%	(689.6)	(66.8)%	22.1%
Gross profit	301.4	34.8%	342.8	33.2%	13.8%
Operating income (expense)	(218.1)	(25.2)%	(290.5)	(28.1)%	33.2%
General and administrative expenses	(72.6)	(8.4)%	(68.8)	(6.7)%	(5.3)%
Selling expenses	(177.9)	(20.5)%	(168.8)	(16.3)%	(5.1)%
Financial Income (Expense), net	18.4	2.1%	(48.8)	(4.7)%	—
Other income (expense), net	14.0	1.6%	(4.1)	(0.4)%	—
Net Income (loss) before taxes	83.3	9.6%	52.4	5.1%	(37.1)%
Current income taxes	(0.6)	-0.1%	(2.0)	(0.2)%	247.7%
Deferred income taxes	(26.4)	-3.1%	6.8	0.7%	—
Net income (loss) of the year	56.3	6.5%	57.2	5.5%	1.6%
Attributable to:
Controlling interest income	52.1	6.0%	57.2	5.5%	9.8%
Noncontrolling interest income	4.2	0.5%	—	0.0%	-100.0%

Net Sale Revenue

Net revenue increased 19.2% in the fiscal year ended December 31, 2010, from R$866.0 million in 2009 to R$1,032.4 million in 2010, mainly due to an increase in sales volume.

Net revenue from the Dairy products segment increased 18.0%, from R$665.4 million in 2009 to R$785.4 million in 2010, mainly due to an increase of 39.1% in the total volume sold. The main lines of products that accounted for such growth in the sales volume in this segment were cocoa powder, condensed milk and fondues, whose volumes were 112.2%, 96.8% and 89.7% higher, respectively.

Net revenue from the Fat segment increased 22.0%, from R$169.7 million in 2009 to R$207.0 million in 2010, mainly due to an increase of 14.8% in the total volume sold. The main lines of products that accounted for such growth in the sales volume in this segment were margarine and mayonnaise, whose volumes were 15.9% and 27.1% higher, respectively.

Net revenue from the Others segment increased 29.3%, from R$30.9 million in 2009 to R$40.0 million in 2010, mainly due to a growth of 29.3% in the total volume sold. The main lines of products that accounted for such growth in the sales volume in this segment were pastas and meatballs, whose volumes were 950.4% and 127.6% higher, respectively, in addition to the launching of the fresh pasta line.

Cost of Goods Sold

Vigor’s cost of goods sold increased 22.1% in the fiscal year ended December 31, 2010, from R$564.6 million in 2009 to R$689.6 million in 2010, mainly due to the increase in the consolidated production volume and the increase in the price of fresh milk. As a percentage of net revenue, the cost of goods sold increased from 65.2% in 2009 to 66.8% in 2010.

Reference Form - 2012 – Vigor Alimentos S.A.

Gross Profit

Due to the combination of the factors mentioned above, gross profit increased 13.8% in the fiscal year ended December 31, 2010, from R$301.4 million in 2009 to R$342.8 million in 2010. As a percentage of net revenue, the gross profit decreased from 34.8% in 2009 to 33.2% in 2010.

Operating Income (Expense)

General and Administrative Expenses

General and administrative expenses decreased 5.3% in the fiscal year ended December 31, 2010, from R$72.6 million in 2009 to R$68.8 million in 2010, mainly due to a decrease of R$5.4 million in the purchase of materials and services, partially offset by an increase of R$2.3 million in personnel expenses. As a percentage of net revenue, general and administrative expenses decreased from 8.4% in 2009 to 6.7% in 2010.

Selling Expenses

Selling expenses decreased 5.1% in the fiscal year ended December 31, 2010, from R$177.9 million in 2009 to R$168.8 million in 2010, mainly due to a decrease of approximately R$12.0 million in advertising and publicity expenses, commercial agreements, commissions and sales bonus. Therefore, as a percentage of net revenues, selling expenses decreased from 20.5% in 2009 to 16.3% in 2010.

Financial Income (Expense), net

Vigor recorded financial income of R$18.4 million in the fiscal year ended December 31, 2009, against financial expenses of R$48.8 million in 2010, mainly due to a decrease of 88.9% in revenues from exchange rate variations and an increase of 1.7% in net interest expenses. As a percentage of net revenue, financial income (expense) declined from 2.1% in 2009 to -4.7% in 2010.

Other Income (Expense), net

Vigor recorded other income of R$14.0 million in the fiscal year ended December 31, 2009, or 1.6% of net revenue, against other expenses of R$4.1 million recorded in the corresponding period in 2010, or -0.4% of net revenue, which represents a negative variation of 129.4%, mainly due to an increase of R$3.0 million in losses on equity interests and a decrease of R$15.0 million in sales of fixed assets.

Net Income (Loss) Before Taxes

For the reasons presented above, net income before taxes decreased 37.1% in the fiscal year ended December 31, 2010, from R$83.3 million in 2009 to R$52.4 million in 2010. As a percentage of net revenue, net income before taxes decreased from 9.6% in 2009 to 5.1% in 2010.

Current Income Taxes

Vigor’s current income taxes increased 247.7% in the fiscal year ended December 31, 2010, from R$0.6 million in 2009 to R$2.0 million in 2010. As a percentage of net revenue, Vigor’s current income taxes increased from 0.1% in 2009 to 0.2% in 2010.

Deferred Income Taxes

Vigor recorded an expense of R$26.4 million with deferred income taxes in the fiscal year ended December 31, 2009, compared to a credit of R$6.8 million recorded in 2010. As a percentage of net revenue, deferred income taxes increased from -3.1% in 2009 to 0.7% in 2010.

Net Income (Loss) of the Year

For the reasons presented above, Vigor’s net income in the fiscal year ended December 31, 2010 increased 1.6%, from R$56.3 million in 2009 to R$57.2 million in 2010. As a percentage of net revenue, Vigor’s net income decreased from 6.5% in 2009 to 5.5% in 2010.

Reference Form - 2012 – Vigor Alimentos S.A.

BALANCE SHEETS

March 31, 2012 as compared to December, 2011

The table below shows the amounts related to Vigor’s main balance sheet accounts on March 31, 2012 and December 31, 2011.

Balance Sheet (consolidated)	March 31, 2012	VA (%) (1)	December 31, 2011	VA (%) (1)	HA 2012/ 2011 (%)
	(in millions of R$)
Assets
Current Assets
Cash and cash equivalents	280.0	25.0%	321.7	27.1%	(12.9)%
Trade accounts receivables, net	147.1	13.1%	149.1	12.6%	(1.3)%
Inventories	103.0	9.2%	111.4	9.4%	(7.5)%
Recoverable taxes	110.2	9.8%	111.7	9.4%	(1.3)%
Prepaid expenses	1.6	0.1%	1.4	0.1%	12.2%
Other current assets	22.2	2.0%	11.7	1.0%	89.5%
Total Current Assets	664.1	59.2%	706.9	59.6%	(6.1)%

Non-Current Assets
Long-Term Assets
Judicial deposits and others	18.2	1.6%	52.5	4.4%	(65.4)%
Recoverable taxes	0.0	0.0%	0.2	0.0%	—
Total Long-Term Assets	18.2	1.6%	52.6	4.4%	(65.4)%
Property, plant and equipment, net	433.7	38.7%	422.1	35.6%	2.8%
Intangible assets, net	5.3	0.5%	5.4	0.5%	(1.6)%
Total Non-Current Assets	457.4	40.1%	480.1	40.4%	(8.6)%
Total Assets	1,121.5	100.0%	1,187.0	100.0%	(5.5)%

Liabilities and Shareholders’ Equity
Current
Trade accounts payable	99.6	8.9%	108.7	9.2%	(8.3)%
Loans and financings	108.1	9.6%	136.6	11.5%	(20.9)%
Payroll, social charges and tax obligation	44.6	4.0%	43.8	3.7%	1.7%
Income tax payable	3.8	0.3%	1.8	0.2%	111.6%
Other current liabilities	14.8	1.3%	16.1	1.4%	(8.2)%
Total Current Liabilities	270.8	24.2%	307.0	25.9%	(11.8)%

Non-Current Liabilities
Loans and financings	184.2	16.4%	189.8	16.0%	(3.0)%
Payroll, social charges and tax obligation	256.1	22.8%	255.6	21.5%	0.2%
Deferred income tax	54.5	4.9%	48.5	4.1%	12.4%
Provision for lawsuit risks	3.6	0.3%	55.6	4.7%	(93.4)%
Other non-current liabilities	0.1	0.0%	0.2	0.0%	(53.5)%
Total Non-Current Liabilities	498.5	44.5%	549.6	46.3%	(9.3)%

Shareholders’ Equity
Capital stock	354.0	31.6%	354.0	29.8%	0.0%
Capital reserve	0.9	0.1%	0.9	0.1%	4.6%
Valuation adjustments to shareholders’ equity in subsidiaries	154.8	13.8%	155.4	13.1%	(0.4)%
Accumulated translation adjustments in subsidiaries	(3.2)	(0.3)%	(2.6)	(0.2)%	24.1%
Accumulated losses	(154.4)	(13.8)%	(177.3)	(14.9)%	(12.9)%
Total Shareholders’ Equity	352.1	31.4%	330.4	27.8%	6.6%
Total Liabilities and Shareholders’ Equity	1,121.5	100.0%	1,187.0	100.0%	(5.5)%

(1)	Percentage of total assets or total liabilities and shareholders’ equity, as the case may be.

Current Assets

Current assets presented a decrease of 6.1%, from R$706.9 million on December 31, 2011 to R$664.1 million on March 31, 2012. As a percentage of total assets, current assets increased from 59.6% on December 31, 2011 to 59.2% on March 31, 2012.

This decrease was mainly due to the use of cash and cash equivalents for the payment of loans and financing and investments in property, plant and equipment and intangible assets.

Non-current assets

Non-current assets recorded a decrease of 4.7%, from R$480.1 million on December 31, 2011 to R$457.4 million on March 31, 2012. As a percentage of total assets, non-current assets decreased from 40.4% on December 31, 2011 to 40.1% on March 31, 2012. The main variation was the decrease of 65.4% in judicial deposits and others, which decreased from R$52.5 million at December 31, 2011 to R$18.2 million on March 31, 2012.

Current liabilities

Current liabilities recorded a decrease of 11.8%, from R$307.0 million on December 31, 2011 to R$270.8 million on March 31, 2012. As a percentage of total liabilities and shareholders’ equity, current liabilities decreased from 25.9% on December 31, 2011 to 24.2% on March 31, 2012.

This increase was mainly due to the following changes: (i) payment of loans and financing, which decreased from R$136.6 million on December 31, 2011 to R$108.1 million on March 31, 2012, and (ii) a decrease of trade accounts payable from R$108.7 million on December 31, 2011 to R$99.6 million on March 31, 2012.

Non-current liabilities

Non-current liabilities decreased 9.3%, from R$549.6 million on December 31, 2011 to R$498.5 million on March 31, 2012. As a percentage of total liabilities and shareholders’ equity, non-current liabilities fell from 46.3% on December 31, 2011 to 44.5% on March 31, 2012.

This decrease was mainly due to a decrease in the provision for lawsuit risks.

Shareholders’ equity

Shareholders’ equity presented an increase of 6.6%, from R$330.4 million on December 31, 2011 to R$352.1 million on March 31, 2012, due mainly to a decrease in accumulated losses, which decreased from R$177.3 million on December 31, 2011 to R$154.4 million on March 31, 2012. As a percentage of total liabilities and shareholders’ equity, shareholders’ equity increased from 27.8% on December 31, 2011 to 31.4% on March 31, 2012.

December 31, 2011 compared to December 31, 2010

The table below shows the amounts related to Vigor’s main balance sheet accounts on December 31, 2011 and December 31, 2010:

	Year ended December 31,
Balance Sheet (consolidated)	2010	VA % 1	2011	VA % 1	HA 2011/2010 (%)
	(in millions of R$)
Assets
Current Assets
Cash and cash equivalents	14.5	1.4%	321.7	27.1%	2,116.8%
Trade accounts receivables, net	139.6	13.7%	149.1	12.6%	6.8%
Inventories	75.4	7.4%	111.4	9.4%	47.8%
Recoverable taxes	88.4	8.7%	111.7	9.4%	26.4%
Prepaid expenses	1.0	0.1%	1.4	0.1%	39.5%
Other current assets	9.8	1.0%	11.7	1.0%	19.2%
Total Current Assets	328.6	32.4%	706.9	59.6%	115.1%

Non-Current Assets
Long-Term Assets
Credits with related parties	215.5	21.2%	—	0.0%	(100.0)%
Judicial deposits and others	50.4	5.0%	52.5	4.4%	4.1%
Recoverable taxes	0.1	0.0%	0.2	0.0%	225.5%
Total Long-Term Assets	265.9	26.2%	52.6	4.4%	(80.2)%
Property, plant and equipment, net	415.7	40.9%	422.1	35.6%	1.5%
Intangible assets, net	5.4	0.5%	5.4	0.5%	0.6%
Total Non-Current Assets	686.9	67.6%	480.1	40.4%	(30.1)%
Total Assets	1,015.5	100.0%	1,187.0	100.0%	16.9%

Liabilities and Shareholders’ Equity
Current Liabilities
Trade accounts payable	88.1	8.7%	108.7	9.2%	23.3%
Loans and financings	152.8	15.0%	136.6	11.5%	(10.6)%
Payroll, social charges and tax obligation	28.9	2.8%	43.8	3.7%	51.5%
Income tax payable	2.0	0.2%	1.8	0.1%	(9.6)%
Other current liabilities	11.9	1.2%	16.1	1.4%	34.9%
Total Current Liabilities	283.7	27.9%	307.0	25.9%	8.2%

Non-Current Liabilities
Loans and financings	267.1	26.3%	189.8	16.0%	(28.9)%
Payroll, social charges and tax obligation	312.9	30.8%	255.6	21.5%	(18.3)%
Deferred Income Taxes	7.6	0.7%	48.5	4.1%	536.8%
Provision for lawsuit risks	55.8	5.5%	55.6	4.7%	(0.5)%
Other non-current liabilities	3.0	0.3%	0.2	0.0%	(94.6)%
Total Non-Current Liabilities	646.4	63.7%	549.6	46.3%	(15.0)%

Shareholders’ Equity
Capital stock	104.0	10.2%	354.0	29.8%	240.3%
Capital reserve	0.9	0.1%	0.9	0.1%	0.0%
Valuation adjustments to shareholders equity in subsidiaries	159.7	15.7%	155.4	13.1%	(2.7)%
Accumulated translation adjustments in subsidiaries	(5.2)	(0.5)%	(2.6)	(0.2)%	(50.2)%
Accumulated losses	(174.1)	(17.1)%	(177.3)	(14.9)%	1.9%
Total Shareholders’ Equity	85.4	8.4%	330.4	27.8%	286.9%

Total Liabilities and Shareholders’ Equity	1,015.5	100.0%	1,187.0	100.0%	16.9%

(1)	Percentage of total assets or total liabilities and shareholders’ equity, as the case may be.

Current Assets

Current assets presented an increase of 115.1%, from R$328.6 million on December 31, 2010 to R$706.9 million on December 31, 2011. As a percentage of total assets, current assets increased from 32.4% on December 31, 2010 to 59.6% on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

This increase was mainly due to the following changes:

a)	Increase of 2,116.8% in cash and cash equivalents, from R$14.5 million on December 31, 2010 to R$321.7 million on December 31, 2011, mainly due to (i) a capital increase of R$250.0 million; (ii) payment of a loan by JBS in the amount of R$240.1 million.

b)	Increase of 6.8% in trade accounts receivable, from R$139.6 million on December 31, 2010 to R$149.1 million on December 31, 2011, as a result of an increase in installment sales;

c)	Increase of 47.8% in inventories, from R$75.4 million on December 31, 2010 to R$111.4 million on December 31, 2011, mainly due to an increase of 33.9% in the cost of raw material; and

d)	Increase of 26.4% in recoverable taxes, from R$88.4 million on December 31, 2010 to R$111.7 million on December 31, 2011.

Non-current assets

Non-current assets recorded a decrease of 30.1%, from R$686.9 million in the fiscal year ended December 31, 2010 to R$480.1 million on December 31, 2011. As a percentage of total assets, non-current assets decreased from 67.6% on December 31, 2010 to 40.4% on December 31, 2011. The main variation was the decrease of 80.2% in total long-term receivables, which fell from R$265.9 million on December 31, 2010 to R$52.6 million on December 31, 2011, mainly as a result of the liquidation of the loan balance by JBS.

Current liabilities

Current liabilities recorded an increase of 8.2%, from R$283.7 million on December 31, 2010 to R$307.0 million on December 31, 2011. As a percentage of total liabilities and shareholders’ equity, current liabilities decreased from 27.9% on December 31, 2010 to 25.9% on December 31, 2011.

This increase was mainly due to the following changes:

a)	Increase of 23.3% in trade accounts payable, from R$88.1 million on December 31, 2010 to R$108.7 million on December 31, 2011, due to an increase in the purchasing of raw materials in installments; and

b)	Increase of 51.5% in tax, labor and corporate obligations, from R$28.9 million in the fiscal year ended December 31, 2010 to R$43.8 million in the fiscal year ended December 31, 2011, mainly due to an increase in the number of Vigor’s employees.

Non-current liabilities

Non-current liabilities decreased 15.0%, from R$646.4 million on December 31, 2010 to R$549.6 million on December 31, 2011. As a percentage of total liabilities and shareholders’ equity, non-current liabilities fell from 63.7% on December 31, 2010 to 46.3% on December 31, 2011.

This decrease was mainly due to the following variations:

a)	Decrease of 28.9% in loans and financing, from R$267.1 million on December 31, 2010 to R$189.8 million on December 31, 2011.

b)	Decrease of 18.3% in tax, labor and corporate obligations, from R$312.9 million on December 31, 2010 to R$255.6 million on December 31, 2011, due to the offset of tax loss and social contribution tax loss carry forwards in connection with the debt installment payment Law No. 11.941/2009; and

c)	Decrease of 0.5% in provision for legal contingencies, from R$55.8 million on December 31, 2010 to R$55.6 million on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

Shareholders’ equity

Shareholders’ equity presented an increase of 286.9%, from R$85.4 million on December 31, 2010 to R$330.4 million on December 31, 2011, due to a capital increase of R$250.0 million. As a percentage of total liabilities and shareholders’ equity, shareholders’ equity increased from 8.4% on December 31, 2010 to 27.8% on December 31, 2011.

December 31, 2010 compared to December 31, 2009

The table below shows the amounts related to Vigor’s principal balance sheet accounts on December 31, 2010 and December 31, 2009:

	Year ended December 31,
Balance Sheet (consolidated)	2009	VA % 1	2010	VA % 1	HA 2010/2009 (%)
	(in millions of R$)
Assets
Current Assets
Cash and cash equivalents	112.6	10.1%	14.5	1.4%	(87.1)%
Trade accounts receivable, net	104.8	9.4%	139.6	13.7%	33.1%
Inventories	64.2	5.8%	75.4	7.4%	17.4%
Recoverable taxes	54.4	4.9%	88.4	8.7%	62.4%
Prepaid expenses	0.9	0.1%	1.0	0.1%	8.9%
Other current assets	12.5	1.1%	9.8	1.0%	(21.7)%
Total Current Assets	349.4	31.3%	328.6	32.4%	(6.0)%

Non-Current Assets
Long-term assets
Credits with Related parties	282.5	25.3%	215.5	21.2%	(23.7)%
Judicial deposits and others	51.0	4.6%	50.4	5.0%	(1.2)%
Recoverable taxes	0.4	0.0%	0.1	0.0%	(86.4)%
Total Long-Term Assets	333.9	30.0%	265.9	26.2%	(20.4)%
Property, Plant and Equipment, net	425.8	38.2%	415.7	40.9%	(2.4)%
Intangible assets, net	5.6	0.5%	5.4	0.5%	(3.8)%
Total Non-Current Assets	765.2	68.7%	686.9	67.6%	(10.2)%
Total Assets	1,114.6	100.0%	1,015.5	100.0%	(8.9)%

Liabilities
Current Liabilities
Trade accounts payable	52.2	4.7%	88.1	8.7%	68.7%
Loans and financings	253.5	22.7%	152.8	15.0%	(39.7)%
Payroll, social charges and tax obligation	19.8	1.8%	30.9	3.0%	56.1%
Other current liabilities	34.1	3.1%	11.9	1.2%	(65.0)%
Total Current Liabilities	359.6	32.3%	283.7	27.9%	(21.1)%

Non-Current Liabilities
Loans and financings	349.8	31.4%	267.1	26.3%	(23.6)%
Payroll, social charges and tax obligation	305.4	27.4%	312.9	30.8%	2.4%
Deferred Income Taxes	14.4	1.3%	7.6	0.7%	(47.0)%
Provision for contingencies	54.4	4.9%	55.8	5.5%	2.6%
Other noncurrent liabilities	1.9	0.2%	3.0	0.3%	53.4%
Total Non-Current Liabilities	726.0	65.1%	646.4	63.7%	(11.0)%

Shareholders’ Equity
Capital stock	104.0	9.3%	104.0	10.2%	0.0%
Capital reserve	0.9	0.1%	0.9	0.1%	0.0%
Valuation adjustments to shareholders’ equity in subsidiaries	164.0	14.7%	159.7	15.7%	(2.6)%
Accumulated translation adjustments	(4.3)	(0.4)%	(5.2)	(0.5)%	(20.2)%
Accumulated losses	(235.6)	(21.1)%	(174.1)	(17.1)%	(26.1)%
Total Shareholders’ Equity	29.1	2.6%	85.4	8.4%	193.4%

Total Liabilities and Shareholders’ Equity	1,114.6	100.0%	1,015.5	100.0%	(8.9)%

(1)	Percentage of total assets or total liabilities and shareholders’ equity, as the case may be.

Reference Form - 2012 – Vigor Alimentos S.A.

Current Assets

Current assets presented a decrease of 6.0% in 2010, from R$349.4 million on December 31, 2009 to R$328.6 million on December 31, 2010. As a percentage of total assets, current assets increased from 33.1% on December 31, 2009 to 34.0% on December 31, 2010.

This decrease was mainly due to the 87.1% decrease in cash and cash equivalents, which fell from R$112.6 million on December 31, 2009 to R$14.5 million on December 31, 2010, mainly due to the payment of loans and financings.

Non-current assets

Non-current assets recorded a decrease of 10.2% in 2010, from R$765.2 million on December 31, 2009 to R$686.9 million on December 31, 2010.

This variation was mainly due to a decrease of 20.4% in total long-term assets, which fell from R$333.9 million on December 31, 2009 to R$265.9 million on December 31, 2010, mainly as a result of the following changes:

a)	Decrease of 23.7% in credits with related parties, from R$282.5 million on December 31, 2009 to R$215.5 million on December 31, 2010, as a result of the payment of part of the loan balance by JBS;

b)	Decrease of 1.2% in judicial deposits, and others, from R$51.0 million on December 31, 2009 to R$50.4 million on December 31, 2010; and

c)	Decrease of 86.4% in recoverable taxes, from R$0.4 million on December 31, 2009 to R$0.1 million on December 31, 2010.

As a percentage of total assets, non-current assets fell from 68.7% on December 31, 2009 to 67.6% on December 31, 2010.

Current liabilities

Current liabilities recorded a decrease of 21.1% in 2010, from R$359.6 million on December 31, 2009 to R$283.7 million on December 31, 2010, mainly due to a decrease of 39.7% in loans and financings, from R$253.5 million on December 31, 2009 to R$152.8 million on December 31, 2010. As a percentage of total liabilities and shareholders’ equity, current liabilities decreased from 32.3% on December 31, 2009 to 27.9% on December 31, 2010.

Non-current liabilities

Non-current liabilities decreased 11.0% in 2010, from R$726.0 million on December 31, 2009 to R$646.4 million on December 31, 2010.

Such decrease was mainly due to the following variations:

a)	Reduction of 23.6% in the balance of loans and financings, from R$349.8 million in 2009 to R$267.1 million in 2010; and

b)	Reduction of 47.0% in deferred income taxes , from R$14.4 million in 2009 to R$7.6 million in 2010.

As a percentage of total liabilities and shareholders’ equity, non-current liabilities decreased from 65.1% on December 31, 2009 to 63.7% on December 31, 2010.

Shareholders’ equity

Shareholders’ equity increased 193.4%, from R$29.1 million on December 31, 2009 to R$85.4 million on December 31, 2010 due to a reduction in the balance of accumulated losses. As a percentage of total liabilities and shareholders’ equity, shareholders’ equity increased from 2.6% on December 31, 2009 to 8.4% on December 31, 2010.

Reference Form - 2012 – Vigor Alimentos S.A.

CASH FLOW

Selected information from Vigor’s cash flow statements for the following periods.

	Three-month period ended March 31,
	2011	2012	AH 2011/2012 (%)
	(in millions of R$)
Net cash generated from (used in) operating activities	69.4	9.9	(85.7)%
Net cash generated from (used in) investing activities	(4.7)	(15.9)	240.0%
Net cash generated from (used in) financing activities	(64.6)	(35.7)	(44.7)%

	Year ended December 31,
	2009	2010	2011	HA 2009/2010 (%)	HA 2010/2011 (%)
	(In millions of R$)
Net cash generated from (used in) operating activities	265.7	125.3	231.9		85.1%
Net cash generated from (used in) investing activities	(10.9)	(6.9)	(25.3)	(36.7)%	266.7%
Net cash generated from (used in) financing activities	360.0	(216.4)	100.6	—	—

Cash flow from operating activities (consolidated)

The cash generation capacity results mainly from Vigor’s operations, which may vary from period to period, according to the fluctuation of business revenues, costs of goods, operating expenses and financial result.

Net cash generated from operating activities totaled R$9.9 million for the three-month period ended March 31, 2012, compared to R$69.4 million for the corresponding period in 2011, a decrease of 85.7%, mainly due to a decrease in cash generated from credits with related parties, which decreased from R$80.3 million in the three-month period ended March 31, 2011 to R$2.0 million in the corresponding period in 2012.

Net cash generated from operating activities totaled R$231.9 million for the year ended December 31, 2011, compared to R$125.3 million on December 31, 2010, an increase of 85.1%, mainly due to (i) a positive variation of R$50.5 million in financial charges and exchange variations; (ii) a positive variation of R$240.1 million in credits with related parties; and (iii) an increase of R$23.6 million in the balance of trade accounts payable.

Net cash generated from operating activities totaled R$125.3 million in the year ended December 31, 2010 compared toR$265.7 million of cash used in operating activities in the year ended December 31, 2009, mainly due to (i) cash generated by an increase of R$35.1 million in the balance of financial charges and exchange variations; (ii) cash generated by the decrease of R$70.6 million in credit with related parties; (iii) cash generated by an increase of R$35.9 million in the balance of trade accounts payable; partially offset by (iv) use of cash due to an increase of R$38.5 million in the balance of accounts receivable; and (v) use of cash due to an increase of R$11.2 million in the balance of inventories.

Cash flow from investing activities (consolidated)

Net cash used in investing activities totaled R$15.9 million in the three-month period ended March 31, 2012, compared to R$4.7 million in the corresponding period in 2011, an increase of 240.0%, mainly due to additions to property, plant and equipment and intangible assets.

Net cash used in investing activities totaled R$25.3 million in the year ended December 31, 2011, compared to R$6.9 million in 2010, an increase of 266.7%, mainly due to additions to property, plant and equipment and intangible assets.

Net cash used in investing activities totaled R$6.9 million in the year ended December 31, 2010, compared to R$10.9 million in 2009, a decrease of 36.7%.

Cash flow from financing activities (consolidated)

Net cash generated from financing activities totaled R$35.7 million in the three-month period ended March 31, 2012, compared to R$64.6 million of cash used in financing activities in the corresponding period in 2011, a decrease of 44.7% mainly due to the payment of a larger portion of loans and financings in the three-month period ended March 31, 2011 as compared the corresponding period in 2012.

Net cash generated from financing activities totaled R$100.6 million in the year ended December 31, 2011, compared to R$216.4 million of cash used in financing activities in the year ended December 31, 2010, mainly due to the capital increase of R$250.0 million, partially offset by the payment of loans and financings in the total amount of R$201.0 million.

Net cash used in financing activities totaled R$216.4 million in the year ended December 31, 2010, compared to R$360.0 million of cash generated by financing activities in 2009, mainly due to the payment of loans and financings in the total amount of R$277.4 million.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.2 - Financial and operating results

a.	Results of our operations

(i) description of any material revenue components

Vigor’s revenues consist mainly of:

a)	Sale of dairy products. Revenues generated by the sale of dairy products, such as yoghurt, UHT milk, flavored milk, fermented milk, desserts, cheese, blends, among other dairy by-products.

b)	Sale of fat products. Revenues generated by the sale of fat products, such as margarine, mayonnaise, vegetable oils, among other fat products.

c)	Others. Revenues generated by the sale of other products, such as juices, pasta, spice, sauces, among others.

II. factors which have materially affected our results of operations

Main factors which may affect Vigor’s operations and financial condition and Brazilian macroeconomic scenario

In the last three fiscal years, the financial position and the result of operations of Vigor were affected by factors such as the Brazilian macroeconomic development, unemployment rate, credit availability, level of basic interest rates and level of average salary, which may adversely or positively affect its revenue as they directly affect the purchasing power of its clients. Vigor may also incur positive or negative variations in its operating costs and administrative and commercial expenses due to the supply and demand of labor. The availability of credit and the level of basic interest rates in particular may adversely or positively affect its financial expenses as well as its investment capacity in the short and medium term.

In 2009, the Brazilian economy was relatively resistant to the international financial crisis. Macroeconomic indicators showed improvement and, despite expectations of a material slowdown in the economic growth, the year of 2009 recorded only a slight drop in the GDP, with a negative growth of 0.6%. In addition, solid macroeconomic basis and major economic stability enabled the Brazilian Central Bank to resume the decrease of interest rates, and as a result the Selic rate reached its lowest historical level, equivalent to 8.5%, maintained from July 23, 2009 to April 28, 2010. The Brazlian Real appreciated by 34.2% against the U.S. Dollar in 2009.

In 2010, the Brazilian economy recovered and grew by 7.5%, the highest growth rate since 1986 according to the IBGE (Brazilian Institute of Geography and Statistics). The inflation rate, measured by the IPCA (Consumer Price Index), was 5.9%, within the target established by the Brazilian Central Bank, which is between 2.5% and 6.5%. The maintenance of such inflation level may be attributed to the monetary policy which resulted in the increase of the target of the Selic rate, from 8.75% on December 31, 2009 to 10.75% on December 31, 2010. In 2010, the Brazilian Real appreciated 4.5% against the U.S. Dollar, which may be due to the large inflow of foreign capital into the Brazilian economy.

In 2011, the Brazilian economy grew by 2.87% according to the Brazilian Central Bank’s Focus Report, which was lower than the previous year’s result due to worse international conditions and the consequent internal adjustments made in response to the changes observed in the international market. The inflation rate, measured by the IPCA, was 6.5%, reaching the top of the target established by the Brazilian government. The increase of inflation resulted from the higher level of consumption in the country, despite the increase in the Selic rate, which ended the year with an increase of 0.25 percentage points compared to 2010, reaching 11.0%. In 2011, the Brazilian Real depreciated 11.2% against the U.S. Dollar, mainly due to the worsening of the international scenario.

Reference Form - 2012 – Vigor Alimentos S.A.

The table below shows GDP growth, inflation, interest rates, and exchange rates against the U.S. Dollar for the periods indicated:

	Period
	2009		2010		2011
GDP growth (1)		(0.6)%		7.5%		2.9%
IGP-M inflation rate (2)		(1.7)%		11.3%		5.1%
IPCA inflation rate (3)		4.3%		5.9%		6.5%
Interbank deposit rate – CDI (4)		9.8%		9.7%		11.6%
Long term Interest rate – TJLP(5)		6.0%		6.0%		6.0%
Appreciation of Real against U.S. dollar		34.2%		4.5%		(11.2)%
Exchange rate at the end of the period - U.S.$1.00	R$	1,741	R$	1,666	R$	1,876
Average exchange rate - U.S.$6	R$	1,998	R$	1,760	R$	1,675

(1)	GDP amounts for the periods indicated above were computed in accordance with the new methodology of the IBGE. The figure for 2011 were extracted from the Brazilian Central Bank’s Focus Report.
(2)	Inflation (IGP-M) is the general market price index measured by FGV, representing figures accumulated over the last 12 months of each period.
(3)	Inflation (IPCA) is a consumer price index measured by IBGE, representing figures accumulated over the last 12 months of each period.
(4)	The Interbank Deposit Rate is the average of the rates of overnight interbank deposits in Brazil (cumulative for the period).
(5)	Represents the interest rate for long term financing by the BNDESC (at period end).
(6)	Average Exchange rates for the period.

Source: BACEN, FGV, IBGE, CETIP

Effect of the major factors related to Vigor’s activities affecting its financial and operating results

The dairy products sector is usually affected by changes in domestic and international macroeconomic conditions, such as growth of income, unemployment rate, consumer confidence, short and long-term interest rates, government policies and exchange variation. These macroeconomic changes affect the levels of demand and prices of the products of this sector. Vigor’s revenues and profitability are affected by the conditions of the Brazilian economy in general.

The continuous appreciation of the Brazilian Real during 2009 raised concerns regarding a return to the high inflation rates. However, the inflation rate measured by IPCA, disclosed by the IBGE, ended the year of 2009 at 4.3%, below the midpoint of the inflation target established by the Brazilian Central Bank, of 4.5% per year.

As a response to the decline of the world economy, the Brazilian monetary authorities acted promptly, gradually reducing interest rates from 12.75% to 8.75% during 2009, which considerably reduced the cost of credit in the Brazilian economy and resulted in a positive impact on GDP growth rates in that year.

The Brazilian Real continued to appreciate against the U.S. Dollar during 2010, with an appreciation of 4.5%. Also, consumption was high during the entire year, and the inflation rate measured by IPCA ended the year at 5.9%, above the midpoint of the inflation target of 4.5%. In order to prevent an inflation increase, the monetary authorities increased the Selic rate throughout 2010. The target of the Selic rate increased from 8.75% on December 31, 2009 to 10.75% on December 31, 2010.

Even with the increase of the Selic rate target during 2010, the Brazilian GDP grew 7.5%, which is the highest growth of the economy since 1986.

The year 2011, however, was affected by international economic turbulence, contributing to a devaluation of 11.2% of the Brazilian Real against the U.S. Dollar and to a 2.87% growth in GDP, according to the Brazilian Central Bank’s Focus Report. Despite the increase in the Selic rate, which ended the year at 11.0%, or 0.25 percentage point above the previous year, consumption levels remained high in Brazil and the inflation rate measured by the IPCA ended the year of 2011 at 6.5%, reaching the top of the target established by the government.

Variations in the domestic prices of products may significantly affect the net operating revenue

The prices of the products in the domestic markets are usually determined in accordance with market conditions. These prices are also affected by the additional margin that the retail network passes on to

Reference Form - 2012 – Vigor Alimentos S.A.

the end consumer. We negotiate such margins with each retail network and, depending on the network, individually with each store. The average prices of the products sold on the domestic markets by our subsidiary Vigor registered a 9.2% drop in 2010, from R$4.41 per Kg in 2009 to R$4.01 per Kg in 2010. In 2011, the prices of products sold on the local markets by our subsidiary Vigor increased 4.6%, to R$4.19 per Kg in 2011.

Effects of variations in the prices of acquisition of milk and soybean on the operating cost of sales

Major part of Vigor’s operating cost of sales are related to the costs of acquisition of raw material.

The principal raw materials used in Vigor’s production are fresh milk and crude soybean oil, which represented approximately 39.5%, 43.7% and 40.6% of the total cost of the products sold by our subsidiary Vigor in March 31, 2012 and December 31, 2011 and 2010, respectively. The cost of acquisition of raw materials is affected by supply and demand in the markets where Vigor operates.

Variations in the price of fresh milk and of raw soybean oil directly affect Vigor’s operating costs. It usually acquire fresh milk from independent farmers and cooperatives in operations on the spot market, and have long-standing relationships with its suppliers. Vigor’s suppliers of raw soybean oil are mainly located in the states of Mato Grosso do Sul, Minas Gerais, Goiás and Mato Grosso, and the major suppliers account for approximately 68.8% of the crude soybean oil refined by Vigor.

The prices of raw materials on the domestic market varied significantly in the past, and we believe that they will continue to fluctuate in the coming years. Increases in the prices of inputs and, consequently, in the cost of production, may affect Vigor’s gross margins and operating results, especially if it is unable to pass on such cost increases to its customers. Otherwise, reductions in the price of milk in naturaandand raw soybean oil and, consequently, in its production costs, may raise its gross margins and operating results.

Effects of the variations of exchange rates of the Brazilian Real against the U.S. Dollar

Vigor’s operating results and financial position have been and will continue to be affected by the volatility of the Brazilian Real against the U.S. Dollar.

A small portion of Vigor’s gross revenue from sales is linked to the U.S. Dollar. In case of depreciation or appreciation of the Brazilian Real against the U.S. Dollar, its export revenues might increase or decrease in value, all other variables being equal.

Effect of the level of indebtedness and interest rates

On March 31, 2012, our total indebtedness amounted to R$292.2 million. This level of indebtedness and the level of cash and cash equivalents resulted in financial income of R$12.6 million in the three-month period ended March 31, 2012, of which R$2.5 million corresponded to net interest expenses; R$5.9 million to exchange variation expenses; R$1.9 million to expenses related to taxes, contributions, tariffs and other; and R$11.1 million to income from derivative transactions. Interest related to indebtedness depends on a number of factors, including Brazilian and foreign interest rates in effect and the determination of risks related to the Company, to the industry where the Company operates and to the Brazilian economy.

On December 31, 2011, Vigor’s total indebtedness amounted to R$326.4 million. This level of indebtedness resulted in financial expenses of R$58.1 million in 2011, of which R$32.5 million corresponded to net interest expenses, R$22.2 million to exchange variation expenses, and R$3.4 million to expenses related to taxes, contributions, tariffs and other.

On December 31, 2010, the total indebtedness amounted to R$419.9 million. This level of indebtedness resulted in financial expenses of R$48.8 million in 2010, of which R$49.0 million corresponded to net interest expenses, R$6.8 million to exchange variation revenues, and R$6.6 million to expenses related to taxes, contributions, tariffs and other.

On December 31, 2009, the total indebtedness amounted to R$603.3 million. This level of indebtedness resulted in financial revenues of R$18.4 million in 2009, of which R$48.2 million corresponded to net interest expenses, R$61.7 million to exchange variation revenues, R$0.4 million to expenses related to taxes, contributions, tariffs and other, and R$4.4 million referred to financial revenues from derivatives.

Reference Form - 2012 – Vigor Alimentos S.A.

In periods of economic crisis, unemployment rates increase, leading to a decrease of the consumer’s purchasing power, which generates a decrease in the demand for Vigor’s products. Along with the decrease in demand, a decrease in the prices of the products of this segment also occurs, reducing Vigor’s operating results. During these periods, financing becomes more expensive, which may also affect the operating results. Although the Brazilian GDP has grown modestly in the last few years, our business, by means of our subsidiary Vigor, grew substantially due to its expansion, its gains of productivity and improvements in the production processes.

Sensitivity analysis

In order to provide information on how the market risks, to which we and our subsidiaries are exposed to, would behave as of March 31, 2012, we simulated possible changes, between 25% and 50%, in the material risk variables, in connection with the probable scenario. Our management believes that the closing quotes used in the measurement of our assets and financial liabilities represent a probable scenario of impact in the result. The net results between the result of the exposures and the respective derivatives are as follows:

Exchange risk (in thousands of R$)

Exposure	Risk	Probable Scenario (I)	Scenario (II) of 25% theorization	Scenario (III) of 50% theorization
Financial	Depreciation R$	—	(46,007)	(92,013)
Operating	Appreciation R$	—	1,138	2,276
Derivatives with hedging protection	Appreciation R$	11,365	58,534	117,068

		11,365	13,665	27,331
Premise	Exchange	1.8221	2.2776	2.7332
2010 and 2009

Considering that in 2010 and 2009 the Company was subject, mainly, to the risk of exchange rates and interest on its assets and liabilities in foreign currency and since it uses only derivative instruments to hedge against these assets and liabilities, the variations of scenarios are followed by the respective objects of hedge, causing virtually no effects.

b.	Variations in revenue due to changes in prices, exchange rates, inflation, alteration in volumes and introduction of new products and services

Revenue is directly affected by variations in the levels of demand, as well as in the prices of the products. In the three-month period ended March 31, 2012, Vigor’s net revenue from sales increased 8.2% compared to the corresponding period in the previous year, totaling R$314.2 million. In the fiscal year ended December 31, 2011, Vigor’s net revenue from sales increased 19.1% compared to the previous year, totaling R$1,229.5 million.

The major impacts on the variations in revenues between 2010 and 2009 result from changes in sales volume and prices of Vigor’s products in the various consumer regions of Brazil.

c.	Impact of inflation, of variation in the prices of the main inputs and products, of the exchange rate and the interest rate on the operating and financial results

Vigor’s financial performance may be affected by inflation, since there is a significant portion of costs and operating expenses incurred in Brazilian Reais and which are adjusted by inflation. The gross revenue from sales is also affected by inflation, since, in general, Vigor passes on part of the increases in costs to its clients by means of price increases. However, Vigor cannot foresee if it will be able to pass on the cost increase to its clients in the future.

The exchange variations affected and may continue to affect in the future Vigor’s financial result and indebtedness, since a significant part of its indebtedness is denominated in foreign currency. On March 31, 2012, the indebtedness denominated in foreign currency (short and long-term loan and financing in foreign currency) amounted to R$184.0 million, or 9.3% of the total liabilities and shareholders’ equity. On December 31, 2011, the indebtedness denominated in foreign currency (short and long-term loan and financing in foreign currency) amounted to R$193.7 million, or 16.3% of the total liabilities and shareholders’ equity. On December 31, 2010, the indebtedness denominated in foreign currency (short and long-term loan and financing in foreign currency) amounted to R$172.1 million, or 16.9% of the total liabilities and shareholders’ equity. On December 31, 2009, the indebtedness denominated in foreign currency (short and long-term loan and financing in foreign currency) amounted to R$180.5 million, or 16.2% of the total liabilities and shareholders’ equity.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.3 – Recently occurred and expected events with significant effects on the financial statements

a.	Of the inclusion or disposal of operating segment

There have been no inclusions or disposals of new operating segments over the last three fiscal years.

b.	Of the constitution, acquisition or disposal of equity interest

For more information on this item, see item 6.5 hereof.

c.	Of unusual events or operations

None.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.4 - Significant changes in accounting practices - Exceptions and emphasis in the auditor’s report

a.	Significant changes in accounting practices:

The aforementioned financial statements have been prepared in accordance with Accounting practices adopted in Brazil (“BR GAAP”) and the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (IASB).

The accounting practices adopted in Brazil which contemplated the pronouncements, guidelines and interpretations issued by the Accounting Standards Committee (CPC), are substantially converted into the IFRS, since these accounting technical pronouncements are being issued in conformity with the IFRS. As a result of the commitment by CPC and CVM to keep the set of standards issued updated based on updates made by IASB, it is expected that the pronouncements, interpretations and changes already edited or to be edited by IASB will also be reflected to BR GAAP by CPC and approved by CVM up to the date of its mandatory adoption.

b.	Significant effects of the alterations in accounting practices:

There have been no material changes in our accounting practices, since they were applied to all the periods presented. The new interpretations and improvements made in the pronouncements which became effective on January 1, 2011 did not affect our financial statements for the fiscal year ended December 31, 2011 and the quarter ended March 31, 2012.

c.	Qualifications and emphasis in the auditor’s opinion

The independent auditors’ opinion, issued for the three-month period ended March 31, 2012 and for the fiscal years ended December 31, 2009, 2010 and 2011 were unqualified and without emphasis.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.5 - Critical Accounting Practices

The preparation of the financial statements in accordance with IFRS and in accordance with CPCs requires that we make certain make certain judgments and use assumptions in the determination of amounts and record of accounting estimates, in connection with the effects of issues that are, by nature, uncertain and which affect the amounts of assets and liabilities. Actual results may differ from these estimates. In order to provide an understanding about how to make judgment and estimates on given future events, we present below a summary of our principal accounting practices.

Overview of the main accounting practices

a.	Revenue recognition

Revenue and expenses are recorded on the accrual basis. Revenue is measured at the fair value of the payment received or receivable for sale of products and services in the Company normal course of business and its subsidiaries.

In the income statement, the revenue is net of taxes, returns, rebates and discounts, as well as of intercompany sales, on note 19 is presented net revenue reconciliation. Revenue is recognized when the risks and rewards of ownership have been transferred to the buyer.

According to IAS 18/CPC 30 - Revenues, the Company recognizes revenue when, and only when:

(i)	the amount of revenue can be measured reliably;

(ii)	the entity has transferred to the buyer the significant risks and rewards incidental to ownership over the goods;

(iii)	it is probable that the economic benefits will flow to the Company and its subsidiary;

(iv)	Entity neither maintain involvement in the management of product sold at levels normally associated with ownership nor effective control of such cost of good sold.

(v)	expenses incurred or to be incurred related to the transaction, can be reliably measured.

The expenses are recorded on the accrual basis.

b.	Accounting estimates

In the process of applying the Company’s accounting policies, Management made the following judgments which can eventually have a material impact on the amounts recognized in the financial statements:

•	impairment of non-financial assets;

•	loss on the reduction of recoverable value of taxes;

•	fair value of financial instruments;

•	provision for tax, civil and labor risks;

•	estimated losses on doubtful receivables;

•	useful lives of property, plant and equipment.

The Company reviews estimates and underlying assumptions used in its accounting estimates at least on a quarterly basis. Revisions to accounting estimates are recognized in the financial statements in the period in each the estimates are revised.

The settlement of transactions involving these estimates may result in different amounts due to potential inaccuracies inherent in the process of its determination.

c.	Cash and cash equivalents

Cash and cash equivalents include cash balances, banks and financial investments with original maturities of three months or less from the date of the contract.

Reference Form - 2012 – Vigor Alimentos S.A.

d.	Trade accounts receivable

Trade accounts receivable correspond to amounts owed by customers in the ordinary course of business of the Company. If the due date is equivalent to one year or less, the account receivable is classified as current assets. Otherwise, the corresponding amount is classified as noncurrent assets.

Accounts receivable are initially recognized at fair value less any allowance for doubtful accounts when necessary, subsequently measured at amortized cost, less any allowance for doubtful accounts and any provision for impairment when necessary. In practice, are recognized at the invoiced amount, adjusted by any provision of loan losses and provision for possible impairment if there is evidence of reduction in the recoverable amount.

e.	Financial instruments

Financial instruments are recognized on the balance sheet only when the Company becomes a party to the contractual provisions of these instruments. A financial asset or liability is initially recognized at fair value, plus transaction costs that are directly attributable to its acquisition or issue.

In case of financial assets and liabilities classified in the category of financial instruments at fair value through profit or loss, transaction costs are directly posted to profit or loss.

Subsequent measurement of financial instruments occurs at each balance sheet date, according to the rules for each category of financial assets and liabilities: (i) assets and liabilities measured at fair value through profit or loss, (ii) held to maturity, (iii) loans and receivables (iv) available for sale.

f.	Allowance for doubtful accounts

Allowance for doubtful accounts is recorded in an amount considered sufficient by the management to cover probable losses on accounts receivable. The analysis are made based on historical loss.

The allowance for doubtful accounts expense was recorded under the caption “Selling Expenses” in the consolidated statement of income. When no additional recovery is expected, the allowance for doubtful accounts is usually reversed against the definitive write-off of the account receivable.

g.	Inventories

In accordance with the requirements of IAS 2/CPC 16 - Inventories, the inventories are stated at the lower of the average cost of acquisition or production, and the net realizable value. The cost of inventories is recognized in statement of income when inventories are sold.

h.	Investments - Individual financial statements

In the individual financial statements of the Company, the information of the subsidiaries are measured by the equity method.

Exchange differences on foreign currency investments are recognized in shareholders’ equity in the accumulated translation adjustments.

i.	Property, plant and equipment

According to IAS 16/CPC 27 - Fixed Assets, Property, plant and equipment are stated at acquisition cost. Depreciation is computed using the straight-line method, based on the stimated economic useful lives of the assets.

An item of fixed assets is disposed when of there is no future economic benefits resulting from its continued use. Any gains or losses on sale or disposal of fixed assets are determined by the difference between the amounts received against the book value and are recognized in the income statement.

Reference Form - 2012 – Vigor Alimentos S.A.

The estimated useful lives, residual values and depreciation methods are reviewed at the end of the financial statement date and the effect of any changes in estimates are accounted for prospectively.

Due to the change in the Brazilian accounting practice for the full compliance to the convergence with international practices, and the initial adoption of the CPC 27 (IAS 16), the Company had the option of using the concept of deemed cost as provided in the CPC 37 (IFRS 1), and CPC 43, based on this practice, the date of initial adoption of IFRS, the Company opted to use the concept of deemed cost.

j.	Intangible assets

Intangible assets are stated at acquisition cost, less amortization. Intangible assets with indefinite useful lives are not amortized but tested for impairment annually.

Impairment of tangible and intangible assets, excluding goodwill

Property, plant and equipment, intangible assets with defined useful life and other assets (current and noncurrent) are tested for impairment, if indications of potential impairment exist. Intangible assets are tested for impairment when an indication of potential impairment exists or on an annual basis, regardless of whether or not there is any indication of impairment, pursuant to IAS 38/CPC 4 - Intangible Assets.

After each year end a review is made of the book value of tangible and intangible assets to determine whether there is some indication that those assets have suffered any impairment. If such indication is indentified, the recoverable amount of the asset is estimated in order to measure the amount of such loss, if any.

The recoverable amount is the higher amount between fair value less costs to sell and value in use. In evaluation of value in use, the estimated future cash flows are discounted to present value by the discount rate before tax that reflects current market assessment of the time value of money and the specific risks to the asset.

If the recoverable amount of an asset is lower than its carrying value, the asset is reduced to its recoverable amount. The loss on the impairment is recognized immediately in the statement of income and is reversed if there has been a change in the estimates used to determine the recoverable amount. When an impairment loss is subsequently reversed, there is an increase in amount of the asset due to the revised estimate of its recoverable amount, but it does not exceed carrying amount that would have been determined if no loss on the impairment had been recognized for the asset in prior years. Reversal of loss on the impairment is recognized directly in the income statement.

k.	Other current and noncurrent assets

Other current and noncurrent assets are stated at cost or realizable value including, if applicable, income earned through the balance sheet date.

l.	Trade accounts payable

Correspond to the amounts owed to suppliers in the ordinary course of business of the Company. If the payment period is equivalent to one year or less, suppliers are classified as current. Otherwise, the corresponding amount is classified as noncurrent. When applicable, are added interest, monetary or exchange rate.

m.	Income tax and social contribution

Current taxes

Current taxes are computed based on taxable income at tax rates in effect, according to prevailing legislation.

Reference Form - 2012 – Vigor Alimentos S.A.

Deferred taxes

Income tax and social contribution (deferred tax) are calculated on the temporary differences between the tax bases of assets and liabilities and their carrying amounts. Deferred tax is determined using tax rates enacted and expected to be applied when the deferred tax assets are realized or when the income tax and social contribution tax liabilities are settled.

Deferred tax assets are recognized only in proportion to the expectation or likelihood that future taxable income will be available against which the temporary differences, tax losses and tax credits can be used.

Deferred tax assets and liabilities are offset if there is a legal right to offset current tax assets and liabilities, and they are related to income taxes levied by the same taxation authority on the same taxable entity.

n.	Current and noncurrent liabilities

Current and noncurrent liabilities are stated at known or estimated amounts, including, if applicable, charges and monetary or exchange rate variations.

o.	Contingent assets and liabilities

Contingent assets are recognized only when their realization is virtually certain, based on favourable final judicial decision. Contingent assets are disclosed where an inflow of economic benefits is probable.

Contingent liabilities are accrued when losses are probable and the amounts can be estimated reliably. Contingent liabilities classified as possible are only disclosed and contingent liabilities classified as remote are neither accrued nor disclosed.

p.	Loans and financing

Loans and financing are initially recognized at fair value, net of transaction costs, and subsequently re-measured to amortized cost, which are the costs plus charges, interest and monetary and exchange variations established in contracts and incurred through the balance sheet date, as stated in note 13.

q.	Adjustment of assets and liabilities to present value

As provided under IFRS, the Company presents, when applicable, assets and liabilities at present value long-term assets and liabilities are adjusted to present value, but the adjustment on the short-term balances occurs only when the fact is considered material in relation to the consolidated financial statements.

In the present value calculation adjustment the Company considered the following assumptions: (i) the amount to be discounted; (ii) the dates of realization and settlement; and (iii) the discount rate.

The discount rate assumption relies on current market valuations as to time value of money and specific risks for each asset and liability.

r.	Consolidation

Consolidated financial statements include individual financial statements of the Company, its subsidiaries and joint controlled entities (proportionally consolidated). Control is obtained when the Company has the power to control financial and operating policies of an entity so as to obtain benefits from its activities.

When necessary, the financial statements of subsidiaries are adjusted according to the accounting policies established by the Company. All transactions, balances, income and expenses between the Company, its subsidiaries and joint controlled entities (proportionally consolidated) are eliminated in the consolidated financial statements.

Reference Form - 2012 – Vigor Alimentos S.A.

The financial statements of the foreign subsidiaries are originally prepared in the currency of the country in which they are located and, subsequently, are converted into IFRS and Brazilian reais using the exchange rate in effect at the balance sheet date for assets and liabilities, the historical exchange rate for changes in shareholders’ equity and the average exchange rate for the period for income and expenses when it is appropriate. Exchange gains and losses are recognized in shareholders’ equity under the caption “accumulated translation adjustments” in accordance with IAS 21/CPC 2 - The effects of changes in foreign exchange rates.

s.	Foreign currency translation

Function and presentation currency

Transactions in foreign currencies are translated to the respective functional currencies of the Company entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period.

The items of the financial statements of the subsidiary are measured using the currency of the primary economic environment in which the its subsidiary operate (“functional currency”), being translated to Brazilian Real at the corresponding exchange rate of the reporting period for assets and liabilities, the historical rate for equity and the exchange rate at date of the relevant transactions, when it is appropriate we use the average exchange rate of the period of the period for the income statement. With the exchange rate effects recognized in other comprehensive income within equity.

t.	Earning per share

According to with IAS 33/CPC 41 - Earnings per share, the Company presents the basic and diluted earnings per share data for its common shares:

Basic: Calculated by dividing net income allocated to common shareholders of the Company by the weighted average number of common shares outstanding during the year.

Diluted: Calculated by dividing net income attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year, adjusted for the effects of all dilutive potential common shares in common shares, adjusted for own shares held.

u.	Segment reporting

In accordance with IFRS 8/CPC 22 - Segment reporting - Segment reporting is presented consistently with the internal reports provided to the entity’s chief operating decision maker to make decisions about resources allocations, performance evaluation by segment and strategic decision making process.

v.	Statements of Cash flow

The statements of cash flows have been prepared by the indirect method in accordance with the instructions contained in IAS 7/CPC 3 - Statement of Cash Flows.

x.	Statement of comprehensive income

According to IAS 1/CPC 26 - Presentation of Financial Statements—The comprehensive income is composed by exchange variation and Valuation adjustments to shareholders’ equity.

Reference Form - 2012 – Vigor Alimentos S.A.

y.	Economic Value Added

As required by CPC 09 – Economic Value-Added Statement, the Company included in its individual financial statements the Economic Value-Added (EVA). and as supplementary information to the consolidated financial statements, as it is neither an expected nor a required statement according to IFRSs

The Economic-Value Added Statement, aims to demonstrate the value of the wealth generated by the Company and its subsidiaries, its distribution among the elements that contributed to the generation of it, such as employees, lenders, shareholders, government and others, as well as the share of wealth not distributed.

z.	New IFRS, amendments and interpretations issued by IASB applicable to the consolidated financial statements

New accounting pronouncements from the IASB and IFRIC interpretations have been published and / or reviewed and have the optional adoption in December 31, 2011. The Management assessed the impact of these new pronouncements and interpretations and does not anticipate that its adoption will lead to a significant impact on the annual information of the Company and its subsidiary in the year of initial application. The mains pronouncements and interpretations are presented as follows:

Effective:

•

IAS 24 Related Party Disclosures (Amendment) It clarified the definition of a related party to simplify the identification of such relationships and to eliminate inconsistencies in its application. The revised standard introduces a partial exemption of disclosure requirements for government related entities.

•	The amended standard is effective for annual periods beginning on or after 1 January 2011. The Company has already adopted in 2010 this IAS.

•

IFRIC 14 Prepayments of a minimum funding requirement. This standard applies only to those situations where an entity is subject to minimum funding requirements and anticipated contributions to cover these requirements. The standard allows the entity to account for the benefit of such prepayment as an asset. This standard is effective for fiscal years beginning from January 1, 2011. The changes do not have a significant impact on its consolidated financial statements.

•

IFRIC 19 Extinguishing Financial Liabilities with Equity Instruments - IFRIC 19 is effective for annual periods beginning on or after 1 July 2010. The interpretation clarifies that equity instruments issued to a creditor to extinguish a financial liability qualify as consideration paid. The equity instruments issued are measured at their fair value. In case that this cannot be reliably measured, the instruments are measured at the fair value of the liability extinguished. Any gain or loss is recognized immediately in profit or loss. The changes do not have a significant impact on its consolidated financial statements.

Not yet effective:

•

IFRS 9 Financial Instruments – Classification and measurement - It reflects the first phase of the IASBs work on the replacement of IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a simplified approach to determine whether a financial asset is measured at amortized cost or fair value, based on the manner in which an entity manages its financial instruments (business model) and the typical contractual cash flow of financial assets. The standard also requires the adoption of only one method for determining losses in recoverable value of assets. The standard is effective for annual periods beginning on or after 1 January 2013. The Company will quantify the effect in conjunction with the other phases, when issued, to present a comprehensive picture.

•

IFRS 10 Consolidated Financial Statements - IFRS 10 as issued establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 replaces the consolidation requirements in SIC-12 Consolidation—Special Purpose Entities and IAS 27 Consolidated and Separate Financial Statements and is effective for annual periods beginning on or after January 1, 2013. Early application is permitted. The Company is currently analyzing any possible effects arising from the adoption of IFRS 10.

•

IFRS 11 Joint Arrangements - IFRS 11 provides for a more realistic reflection of joint arrangements by focusing on the rights and obligations of the arrangement, rather than its legal form. The standard

Reference Form - 2012 – Vigor Alimentos S.A.

addresses inconsistencies in the reporting of joint arrangements by requiring a single method to account for interests in jointly controlled entities. IFRS 13 supersedes IAS 31 Interests in Joint Ventures and SIC-13 Jointly Controlled Entities - Non- Monetary Contributions by Ventures, and is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. The Company is currently analyzing any possible effects arising from the adoption of IFRS 11.

•

IFRS 12 Disclosures of Interests in Other Entities - IFRS 12 is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including subsidiary, joint arrangements, associates and unconsolidated structured entities. IFRS 12 is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. The Company is currently analyzing impacts on its disclosures arising from the adoption of IFRS 12.

•

IFRS 13 Fair Value Measurement - IFRS 13 establishes new requirements on how to measure fair value and the related disclosures for IFRSs and US generally accepted accounting principles. The standard is effective for annual periods beginning on or after 1 January 2013. Earlier application is permitted. The Company is currently analyzing any possible effects arising from the adoption of IFRS 13.

•

IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine - IFRIC 20 deals with issues concerning the recognition of production stripping costs as an asset; initial measurement of the assets of removal activity, and subsequent measurement of the assets of removal activity. The effect for fiscal years beginning on / or after January 1, 2013.

Other improvements to IFRS

•	IFRS 7 – Financial instrument: Disclosures (annual periods beginning on or after 1 July 2011)

•	IAS 1 – Presentation of Items of Other Comprehensive Income (annual periods beginning on or after 1 July 2012)

•	IAS 12 – Deferred Tax: Recovery of Underlying Assets (annual periods beginning on or after 1 January 2012)

•	IAS 19 – Employee benefits (annual periods beginning on or after 1 January 2013)

•	IAS 27 – Consolidated and Separate Financial Statements (annual periods beginning on or after 1 January 2013)

•	IAS 28 – Investments in associates (annual periods beginning on or after 1 January 2013)

The Accounting Pronouncement Committee (CPC) has not yet issued these standards or amendments equivalent to the IFRS mentioned above. The Company does not expect material effects on its financial statements from these new standards.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.6 Internal controls related to the preparation of the financial statements - Level of efficiency and deficiency and recommendations made in the auditor’s report

a.	Degree of efficiency of such controls, indicating possible imperfections and measures adopted to correct them

Our internal control procedures are a set of processes designed to provide a reasonable guarantee concerning the reliability of accounting and financial information, as well as the preparation of accounting statements for external purposes in accordance with the generally accepted accounting principles. The main purposes of our internal controls are: (i) the maintenance of records which, with reasonable detail, on a strict and fair manner, record transactions and disposals of the company’s assets, (ii) the provision of reasonable assurance that the transactions are recorded as required to permit the preparation of the financial statements according to the Accounting practices adopted in Brazil, and that the Company’s income and expenses are only recorded according to authorizations by our management, and (iii) provision of a reasonable assurance in connection with the prevention or detection and impediment of non-authorized disposal, of assets of the Company which could have a material effect on the financial statements.

b.	Deficiencies and recommendations on the internal controls present in the independent auditor’s report

The Independent Auditor did not conduct its audits with the purpose of issuing an opinion on the internal controls, but only to issue an opinion on our financial statements. However, in the context of its audits on our financial statements, our auditors issued a recommendation letter. We understand that the main points of improvement identified and reported by our auditors are the absence of formal manuals with the practices and policies and accounting procedures and the absence of formal manuals with internal control activities and processes for the preparation of the financial statements. In connection with the aforementioned recommendations, we have acted to solve these points and we have implemented the recommendations received.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.7 - Use of proceeds from public offerings and possible deviations

a.	How the resources from the offer were allocated

Not applicable.

b.	If there were relevant deviations between the actual investment of funds and the investment proposals disclosed in the prospectus of the respective distribution:

Not applicable.

c.	If there were any deviations, the reasons for such deviations:

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.8 - Significant items not evidenced in the financial statements

a.	The assets and liabilities held by us, directly or indirectly, which were not recorded in the balance sheet (off-balance sheet items), such as:

i. operational leasing, assets and liabilities;

None.

ii. receivables portfolios offset as regards to which the company assumes risks and responsibilities, indicating the respective liabilities;

None.

iii. future purchase and sale agreements for products or services;

None.

iv. agreements for constructions to be concluded

None.

v. future loan agreements.

None.

b.	other non-evidenced items on the financial statements:

There are no assets or liabilities held by us which are not recorded in our balance sheet.

Reference Form - 2012 – Vigor Alimentos S.A.

10.11.9 - Comments on items not evidenced in the financial statements

a.	How such items change or may change the income, expenses, results of operations, financial expenses or other items of the financial statements.

Not applicable.

b.	type and purpose of the transaction:

Not applicable.

c.	nature and amount of the obligations assumed and of the rights generated on our behalf as a result of the transaction:

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

11.1 - Projections disclosed and assumptions

Not applicable, since we do not publish projections.

Reference Form - 2012 – Vigor Alimentos S.A.

11.2 - Follow-up and changes in the projections disclosed

Not applicable, since we do not publish projections.

Reference Form - 2012 – Vigor Alimentos S.A.

12.1 - Description of administrative structure

a.	Each body’s powers

Board of directors

Further to other duties that may be attributed to it by law or by the Bylaws, it falls to the Board of Directors to:

(i)	fix the general guidelines of the Company’s business;

(ii)	elect and dismiss the Executive Officers, as well as to detail their duties, in accordance with the provisions set forth in our bylaws;

(iii)	fix the remuneration, indirect benefits and other incentives of the Executive Officers, in the scope of the overall remuneration of the management approved by the General Meeting;

(iv)	inspect the management of the Executive Officers; examine, at any time, the books and papers of the Company; request information about agreements executed or about to be executed and any other acts;

(v)	elect and dismiss the independent auditors, as well as to invite them to render clarifications deemed necessary about any matters;

(vi)	appreciate the Management Report, the accounts of the Executive Board and our financial statements and resolve on the submission thereof to the General Meeting;

(vii)	approve and review the annual budget, the capital budget, the business plan and the multi-annual plan, which shall be reviewed and approved on an annual basis, as well as propose the capital budget to be submitted to the General Meeting for profit retention purposes;

(viii)	resolve on the call of the General Meeting, when deemed expedient or in the case set forth in article 132 of the Brazilian Corporation Law;

(ix)	submit to the Ordinary General Meeting a proposal for allocation of the net profits of the fiscal year, as well as to resolve on the opportunity to draw up balance sheets on a semiannual basis or at shorter intervals, and the payment of dividends or interest on equity capital deriving from such balance sheets, as well as to resolve on the payment of interim dividends to the accrued profit or profit reserve account, existing and the latest annual or semiannual balance sheet;

(x)	present to the General Meeting proposal for amendment to the Bylaws;

(xi)	present to the General Meeting a proposal for dissolution, merger, spin-off and merger of the Company into other companies and merger of other companies by the Company, as well as to authorize the incorporation, dissolution or liquidation of subsidiaries and the installation and shutting down of industrial plants in this country or abroad;;

(xii)	previously manifest itself about any subject matter to be submitted to the general shareholders’ meeting; approve the Company’s vote in any corporate resolution concerning the Company’s controlled or associated companies;

(xiii)	authorize the issuance of shares of the Company with due regard for the limits authorized in article 6 of the Company’s bylaws, fixing the price, term for payment and conditions for issuance of the shares, being also entitled exclude the preemptive rights or reduce the term for the exercise thereof in the issuance of shares, subscription warrants and convertible debentures, the replacement of which is made by means of sale on the stock market or public subscription or hostile bid, pursuant to the terms set forth by law;

Reference Form - 2012 – Vigor Alimentos S.A.

(xiv)	resolve on the issuance of subscription warrants and of debentures convertible into common shares;

(xv)	grant stock options to managers, employees or natural persons rendering services to the Company or companies controlled by the Company,, with no preemptive rights for the shareholders, pursuant to the plans approved approved by the General Meeting;

(xvi)	resolve on the negotiation with shares issued by the Company for purposes of cancellation or maintenance in treasury and corresponding disposal, with due regard for the applicable legal provisions;

(xvii)	resolve on the issuance of simple debentures nonconvertible into shares without in rem guarantee;

(xviii)	resolve, as determined by the general shareholders’ meeting at the time of the issuance of the debentures by the Company, on the time and conditions of maturity, amortization or redemption and the time and condition for payment of the interest, participation in the profits and reimbursement premium, if any, and the form of subscription and placement and the types of debentures;

(xix)	set forth the competence of the Executive Board to issue any credit instruments for purposes of raising funds, for instance, “bonds”, “notes”, “commercial papers”, or others normally used in the market, as well as to fix the conditions for issuance and redemption thereof being entitled to, in the cases defined, demand the prior authorization of the Board of Directors as a condition for validity of the act;

(xx)	set forth the value of the share of the Executive Officers and employees of the Company and companies controlled by the Company in the profits, being entitled to decide not to allocate any participation whatsoever;

(xxi)	decide on the payment or credit of interest over equity capital to the shareholders pursuant to the applicable legislation;

(xxii)	authorize the acquisition or disposal of investments in Equity Interests, corporate associations or strategic alliances with third parties;

(xxiii)	set forth the value assigned to the Executive Board to acquire or dispose of items of the fixed assets and property, as well as to authorize the acquisition or disposal of items of the fixed assets of an amount greater than the value assigned to the Executive Board, except if the transaction is contemplated by the Company’s annual budget;

(xxiv)	set forth the maximum limit for the Board of Executive Officers in terms of the creation of real liens and the provision of sureties, guarantees and warranties for the company’s own bonds, as well as authore the creation of real liens and the provision of sureties, guarantees and warranties for the company’s own bonds, which the value is greater than the value assigned to the Executive Board;

(xxv)	approve the execution, amendment or termination of any contracts, agreements or convention between the Company and related companies (as defined in the Income Tax Regulation) to the management, the non-approval of the execution, amendment or termination of contracts, agreements or conventions covered by this item to imply the nullity of the corresponding contract, agreement or convention;

(xxvi)	set forth the value assigned to the Executive Board to enter into indebtedness represented by loans or issuance of securities or assumption of debt or any other legal act that affects the Company’s capital structure, as well as to authorize the entry into debts represented by loans or issuance of securities or assumption of debts or any other legal act that affects the company’s capital structure at an amount greater than the value assigned to the Executive Board;

Reference Form - 2012 – Vigor Alimentos S.A.

(xxvii)	under special circumstances, grant specific authorization for certain documents to be executed by a single Executive Officer, which shall be reflected in the minutes drawn up in the proper book;

(xxviii)	approve the hiring of a registrar to provide bookkeeping services in relation to shares;

(xxix)	approve the policies for purposes of disclosure of information to the markets and negotiation with the Company’s securities;

(xxx)	define the three-name list of institutions or companies that are specialized in the economic valuation of companies, to prepare the appraisal report of the Company’s shares, in the case of public offer for the acquisition of shares for the purpose of cancelling the company’s registration as a publicly held company or its withdrawal from the Novo Mercado;

(xxxi)	resolve on any matters submitted to it by the Executive Board, as well as to call the members of the Executive Board for joint meetings, whenever deemed expedient;

(xxxii)	institute committees and set forth the corresponding regulations and competence;

(xxxiii)	decide, subject to the provisions of the bylaws and the applicable legislation, on the order of its work and adopt or enact regulatory norms for its operation; and

(xxxiv)	declare whether it is in favor of or contrary to any public offer for the acquisition of shares which is aimed at the shares issued by the Company, by means of a prior justified opinion, which is published within the space of fifteen (15) days from the date of publication of the announcement of the public offer for the acquisition of shares, which should include, at the very least (i) the convenience and the opportunity of the public offer for the acquisition of shares in relation to the interest of the group of shareholders and in relation to the liquidity of the securities that they own; (ii) the repercussions of the public offer for the acquisition of shares on the Company’s interests; (iii) the strategic plans announced by the party making the offer in relation to the Company; and (iv) other points which the Board of Directors deem to be relevant, as well as the information demanded by the applicable rules established by the CVM.

Executive Board

The Executive Board has powers to perform all acts required for regular operation of the Company and pursue as of the corporate objective, no matter how special they are, including to waive any rights, compromise and agree, was due regard for the applicable legal and statutory provisions. With due regard for the value assigned to the Executive Board fixed by the Board of Directors in cases set out above, it falls to the Executive Board to administer and manage the Company’s business and, particularly, to:

(i)	comply and cause these bylaws and the resolutions of the Board of Directors and General Meeting to be complied with;

(ii)	elaborate, on an annual basis, the Management Report, the accounts of the Executive Board and the Company’s financial statements accompanied by the Independent Auditors’ Report, as well as the proposal for allocation of the profits assessed in the previous fiscal year, for appreciation of the Board of Directors and General Meeting;

(iii)	propose the annual budget, capital budget, business plan and multi-annual plan to the Board of Directors, the multi-annual plan to be reviewed and approved on an annual basis;

(iv)	resolve on the opening and shutting down of branches, warehouses, distribution centers, offices, sections, agencies, its own representations and representations pertaining to third parties, anywhere in this country or abroad;

(v)	decide on any matter that is not private of the General Meeting or the Board of Directors;; and

Reference Form - 2012 – Vigor Alimentos S.A.

(vi)	convene the General Meeting, in case of vacancy of all the positions of the Board of Directors.

Fiscal Council

The powers and duties of the fiscal council are those conferred upon it by law.

Committees

The company’s bylaws grant the board of directors the power to set up committees with clearly defined objectives for the purpose of advising it in the performance of its duties, with the aforementioned committees being auxiliary bodies, which do not have deliberative powers. However, as at the date of this Reference Form, none of the committees had yet been set up.

b.	Date of installation of the fiscal council, if it operates on a non-permanent basis, and of the creation of committees

The fiscal council operates on a permanent basis.

c.	Mechanisms for evaluating the performance of each body or committee

We do not carry out any performance evaluation of our management bodies or committees.

d.	In relation to the members of the board of executive officers, their individual functions and powers

Chief Executive Officer: (i) perform and cause the resolutions of the General Meetings and of the Board of Directors to be performed; (ii) set forth targets and goals for the Company; (iii) supervise the elaboration of the annual budget, capital budget, business plan and multi annual plan; (iv) coordinate, administer, direct and supervise the accounting area and all businesses and operations of the Company in Brazil and abroad; (v) coordinate the activities of the other Executive Officers of the Company and its subsidiaries in Brazil and abroad, with due regard for the specific duties provided for in these bylaws; (vi) direct, at the highest level possible, the Company’s public relations and institutional publicity; (vii) convene and preside over the meetings of the Executive Board; (viii) represent, personally or by means of an attorney, the company in the general meetings or other corporate acts of companies in which the company holds an interest; and (ix) other duties from time to time imposed by the Board of Directors.

Director of Administration and Control: (i) coordinating, administer, direct and supervise the Company’s accounting, IT, accounts receivable/credit, accounts payable and fund management areas; and (ii) any other responsibilities that may be attributed from time to time, as determined by the Chief Executive Officer.

Chief Financial Officer: (i) coordinate, administer, direct and supervise the Company’s financial area; (ii) direct and orient the preparation of the annual budget and the capital budget; (iii) direct and orient the activities of the company’s treasury, including raising and administrating funds, as well as hedge policies determined in advance by the Chief Executive Officer; and (iv) any other responsibilities that may be attributed from time to time, as determined by the Chief Executive Officer.

Investor Relations Officer: (i) coordinate, administer, direct and supervise the Company’s investor relations area; (ii) represent the Company to shareholders, investors, market analysts, the Comissão de Valores Mobiliários (CVM), the stock exchanges, the Banco Central do Brasil (Brazilian Central Bank) and all remaining regulatory institutions, as well as all other institutions in connection to activities developed in the capital markets, both in Brazil and abroad; and (iii) any other responsibilities that may be attributed from time to time, as determined by the Chief Executive Officer.

Reference Form - 2012 – Vigor Alimentos S.A.

e.	Mechanisms to evaluate the performance of the members, of the board of directors, of the committees, and of the board of executive officers

As at the date of this Reference Form, we did not have any specific performance evaluation mechanisms for the members of our board of directors or of our Board of Executive Officers.

Reference Form - 2012 – Vigor Alimentos S.A.

12.2 - Rules, policies and practices related to the general meetings

a.	Call notice terms

Under the Brazilian Corporation Law, all of our General Shareholders’ Meetings have to be called by means of three publications in the Official Gazette of the Union or of the State in which the company has its headquarters as well as in another newspaper which has a large circulation. At the present time our publications are made in the Official Gazette of the State of São Paulo and in the newspaper ‘O Estado de São Paulo’. The first summons has to be issued at least 15 days before holding the General Shareholders’ Meeting, with the second summons to be made at least eight days before the meeting, and should be held in accordance with the Brazilian Corporation Law. As set forth in our bylaws, a General Shareholders’ Meeting will be held and presided over by the chairman of the board of directors or, in his absence or when he is unable to attend, by another member of the board of directors, executive officer or shareholder nominated in writing by the chairman of the board of directors. The chairman of the General Shareholders’ Meeting will nominate up to 2 (two) secretaries. General Shareholders’ Meetings that are deliberating in relation to the cancellation of our registration as a publicly held company, or the object of which are operations, which, due to their complexity, require a longer period in order for them to be understood and analyzed by the shareholders, should be summoned with, at the very least, 30 days in advance notice. However, at the request of any shareholder, and after having heard the company, the Brazilian Securities Commission may, in specific circumstances, postpone the date of the General Shareholders’ Meeting so that it is held within a period of no more than 30 days after the date on which the meeting was called.

b.	Responsibilities

Further to the duties provided for by law, it falls to the General Shareholders’ Meeting:

(i)	to elect and dismiss the members of the board of directors and of the fiscal council;

(ii)	to fix the annual overall remuneration of the management, as well as of the members of the fiscal council, specifying the portion of the overall amount that is to be attributed to each body;

(iii)	to amend the company’s bylaws;

(iv)	to resolve with regard to the dissolution, liquidation, merger, spin-off, takeover, including share takeover, of the Company, or of any of the company’s partner companies, as well as in relation to any petition for voluntary bankruptcy or judicial or extrajudicial reorganization;

(v)	to award share bonuses and decide with regard to any eventual share splits or reverse splits;

(vi)	to approve stock option plans aimed at managers, employees or individuals who provide services to the Company or to the subsidiaries controlled by the company;

(vii)	to resolve, in accordance with the proposal submitted by the company’s management, regarding the allocation of the year’s profits and the distribution of dividends;

(viii)	to elect and remove the liquidator, as well as the fiscal council which should function during the liquidation period;

(ix)	to resolve on the Company’s withdrawal from the BM&FBOVESPA’s Novo Mercado, under the assumptions set forth in Chapter VII, Section III, of the company’s bylaws;

(x)	to resolve in relation to the cancellation of the company’s registration as a publicly held company at the CVM;

(xi)	to elect the specialized institution or company responsible for preparing the appraisal report in relation to our shares, in case of the cancellation of the company’s registration as a publicly held company or its delisting regarding the Novo Mercado, as set forth in Chapter VII of the bylaws, from among the companies indicated by the board of directors; and

Reference Form - 2012 – Vigor Alimentos S.A.

(xii)	to resolve on any matter that is submitted to it by the board of directors.

c.	Addresses (physical and electronic) at which the documents relating to shareholders’ meetings will be available for shareholders to analyze

The documents are available at our head office on Rua Joaquim Carlos, 396, 1st floor, in the City of São Paulo, in the State of São Paulo or at the website www.vigor.com.br.

d.	Identification and management of conflicts of interests

We have not adopted any specific mechanism to identify conflicts of interests at Shareholders’ Meetings. In the case of any conflict of interests, the rules established under the Brazilian legislation shall apply.

For example, the Brazilian Corporation Law sets forth that the shareholder may not vote on decisions at General Shareholders’ Meetings in relation to the appraisal report of the assets with which he is competing for the formation of capital stock and the approval of his accounts as a manager. Therefore, those shareholders who may be benefited, or who have conflicting interests with those of the company, are not allowed to exercise their respective voting rights in connection with the matter in question.

Any decision that is taken as a result of the vote of the shareholder whose interests are conflicting with those of the company is voidable. The shareholder will be responsible for any damages caused and will be obliged to transfer to the company any advantages that he may have obtained.

e.	Request for power of attorney by management to exercise the voting right

We do not have any rules, policies or practices for requesting power of attorney by the management for the purpose of exercising voting rights at the General Shareholders’ Meetings.

f.	Formalities required for the acceptance of proxy instruments granted by shareholders, indicating whether the company accepts proxies granted by shareholders by electronic means

Under the terms of the Brazilian Corporation Law, the shareholder may be represented at the General Shareholders’ Meeting by proxy, so long as such proxy is given power of attorney rights less than one year prior, is a shareholder or manager of the company, or a lawyer, or even a financial institution, with it being the responsibility of the manager of investment funds to represent the condominium members.

At the General Shareholders’ Meetings, the shareholders shall present, at least 72 (seventy two) hours beforehand, in addition to their identity documents and/or the relevant corporate acts evidencing legal representation, as applicable: (i) a statement issued by the registrar, no more than five days prior to the date on which the General Shareholders’ Meeting is to be held; (ii) the power of attorney with the certified signature of the Grantor; and/or (iii) with regard to the shareholders who are participating in the fungible custody of the nominal shares, a statement showing the respective equity interest, issued by the body responsible.

g.	Maintenance of forums and pages on the internet aimed at receiving and sharing comments made by the shareholders in relation to the subjects covered at the meetings

We do not maintain forums and pages on the internet that are intended to receive and share comments made by shareholders regarding the subjects covered at the general meetings.

h.	Live and/or audio transmission of the meetings

We do not do live video and/or audio broadcasts of the Shareholders’ Meetings.

Reference Form - 2012 – Vigor Alimentos S.A.

i.	Mechanisms aimed at permitting the inclusion, in the agenda, of proposals drawn up by the shareholders

We do not adopt mechanisms aimed at permitting the inclusion, in the agenda, of proposals drawn up by the shareholders.

Reference Form - 2012 – Vigor Alimentos S.A.

12.3 - Dates and newspapers containing the information required by Law 6404/76

Fiscal year	Publication	Newspaper - State	Dates
12/31/2011	Minutes of the annual shareholders’ meeting approving the financial statements	Diário Oficial do Estado – SP	02/09/2012
		O Estado de São Paulo	02/09/2012

Reference Form - 2012 – Vigor Alimentos S.A.

12.4 - Rules, policies and practices in relation to the board of directors

a.	Frequency of the meetings

The board of directors shall convene, under ordinary circumstances, once every three months, and, under extraordinary circumstances, whenever it is necessary, by summons from the chairman, with indication of the date, time, place, detailed agenda and documents to be covered at that meeting, if there are any.

b.	The provisions of the shareholders’ agreement that set or limit the voting rights of the members of the board, if there are any

We do not have any shareholders’ agreement as of the date of this Reference Form.

c.	Rules for identifying and managing conflicts of interest

In accordance with the Brazilian Corporation Law, any member of our board of directors is prohibited from voting at any meeting of the board of directors, or from playing any role whatsoever in any operation or business deal in which he has interests which are conflicting with those of the company.

We do not use any specific mechanism to identify conflicts of interest in board of directors, using in this hypothesis the rules that are contained within Brazilian legislation. Conflicts of interest are identified under the terms of the Brazilian Corporation Law and administered by the chairman of the board of directors.

In accordance with Brazilian Corporation Law, no one can be elected as a manager, except where authorized by the General Shareholders’ Meeting, if they have a conflicting interest with the company. In addition the law provides that managers are forbidden to intervene in any social operation in which they have a conflicting interest with the company, as well as in the decision that the other managers would take in relation to this matter, being obliged to notify the other managers of their impediment and state in the minutes of a meeting of the board of directors or of the Board of Executive Officers, the nature and extent of their interest. Nevertheless, the manager is permitted to contract with the company under reasonable or equitable conditions that are identical to those that prevail in the market or in which the company would contract with third parties.

Reference Form - 2012 – Vigor Alimentos S.A.

12.5 - Description of the arbitration clause for resolution of conflicts

Article 56 of the company’s bylaws provides that we, our shareholders, our managers and the members of our fiscal council undertake to resolve, by means of arbitration, before the Market Arbitration Chamber of the BM&FBOVESPA, all and any disputes or altercations that may arise between us, related or resulting, in particular, from the application, validity, effectiveness, interpretation, breach and its effects, of the provisions contained in the Brazilian Corporation Law, in our bylaws, in the rules issued by the National Monetary Council, by the Brazilian Central Bank and by the Brazilian Securities Commission, as well as in other rules that apply to the functioning of the capital markets in general, in addition to those contained in the Novo Mercado Listing Regulations, in the Novo Mercado’s Participation Contract and in the Regulations of the Market Arbitration Chamber, which was established by the BM&FBOVESPA.

Reference Form - 2012 – Vigor Alimentos S.A.

12.6 / 8 - Composition and professional experience of the management and the fiscal council

Name:	Age	Administrative body	Date of election	Term of office
CPF:	Occupation	Elected office held	Date of investiture	Elected by the controlling company
Other positions and functions performed by the issuer
Gilberto Meirelles Xandó Baptista 090.973.728-28 Does not hold any other positions	46 Business Manager	Only a Member of the Board of Executive Officers. CEO and Investors Relation Officer	December 29, 2011 December 29, 2011	OGSA 2014 Yes

Gustavo Lopes Theodozio 620.569.564-20 Does not hold any other positions	36 Business Manager	Only a Member of the Board of Executive Officers. Administrative and Controlling Officer	December 29, 2011 December 29, 2011	OGSA 2014 Yes

Joesley Mendonça Batista 376.842.211-91 Does not hold any other positions	39 Industrialist	Only a Member of the Board of Directors. 22 - Member of the Board of Directors	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Wesley Mendonça Batista 364.873.921-20 Does not hold any other positions	40 Businessman	Only a Member of the Board of Directors. 20 - Chairman of the Board of Directors	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Vicente Falconi Campos 000.232.216-15 Does not hold any other positions	71 Engineer	Only a Member of the Board of Directors. 27 - Independent Board of Directors (effective member)	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Cristiana Arcangeli 030.629.138-00 Does not hold any other positions	52 Dentist	Only a Member of the Board of Directors. 27 - Independent Board of Directors (effective member)	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Betania Tanure de Barros 385.001.086-49 Does not hold any other positions	50 Teacher	Only a Member of the Board of Directors. 27 - Independent Board of Directors (effective member)	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Evandro do Carmo Guimarães 029.895.307-20 Does not hold any other positions	67 Business Administrator	Only a Member of the Board of Directors. 27 - Independent Board of Directors (effective member)	February 9, 2012 February 9, 2012	OGSA 2014 Yes

Divino Aparecido dos Santos 333.235.181-87 Does not hold any other positions	45 Accountant	Only a Member of the Fiscal Council 43 – F.C. Elected by the Controlling Company (effective member)	February 9, 2012 February 9, 2012	OGSA 2013 Yes

Reference Form - 2012 – Vigor Alimentos S.A.

,Name:	Age	Administrative body	Date of election	Term of office
CPF:	Occupation	Elected office held	Date of investiture	Elected by the controlling company
Other positions and functions performed by the issuer
Florisvaldo Caetano de Oliveira 098.272.341-53 Does not hold any other positions	57 Accounting technician	Only a Member of the Fiscal Council 43 – C.F. Elected by the Conttrolling Company (effective member)	February 9, 2012 February 9, 2012	OGSA 2013 Yes
Demetrius Nichele Macei 787.870.509-78 Does not hold any other positions	42 Lawyer	Only a Member of the Fiscal Council 43 – C.F. Elected by the Conttrolling Company (effective member)	March 22, 2012 March 22, 2012	OGSA 2013 Yes
Alexandre Seiji Yokaichiya 281.767.738-24 Does not hold any other positions	31 Engineer	Only a Member of the Fiscal Council 43 – C.F. Elected by the Conttrolling Company (alternate member)	March 22, 2012 March 22, 2012	OGSA 2013 Yes
Sandro Domingues Raffai 064.677.908-71 Does not hold any other positions	47 Accountant	Only a Member of the Fiscal Council 43 – C.F. Elected by the Conttrolling Company (alternate member)	March 22, 2012 March 22, 2012	OGSA 2013 Yes
Marcos Godoy Brogiato 949.583.438-49 Does not hold any other positions	53 Accountant	Only a Member of the Fiscal Council 43 – C.F. Elected by the Conttrolling Company (alternate member)	March 22, 2012 March 22, 2012	OGSA 2013 Yes

Professional experience / Unfavorable judgments or convictions

Gilberto Meirelles Xandó Baptista – 090.973.728-28

Mr. Gilberto Meirelles Xandó Baptista has a degree in Business Administration from Fundação Getúlio Vargas, with a Master’s Degree in Retail from USP/FEA and a post-graduate specialization course in PGA Business Management from the Fundação Dom Cabral/INSEAD, in France. At present he is Vigor Alimentos S.A.’s Chief Executive Officer and Investor Relations Officer. He has substantial multidisciplinary experience in a career that spans the areas of Finance, Controllership, Trade Marketing, Marketing, Commercial (Brazil and Overseas) and Management of Business Units in the companies Natura, Sadia S.A. and Coopers & Lybrand

He is not impeded from holding management positions by any conviction or judgment.

Gustavo Lopes Theodozio – 620.569.564-20

Mr. Gustavo Lopes Theodozio is currently Vigor Alimentos S.A.’s Director of Administration and Control. He has an MBA in Corporate Management from FGV Management, as well as a Post-Graduate course in Accountancy and Controllership from the Universidade Federal de Pernambuco and a degree in Corporate Administration from FOCCA/PE. Mr. Gustavo Theodozio held the position of Administrative and Finance Director and Director of New Media at the Grupo JCPM, operating in the Communication Business Jornal System and as Internal Auditor at Bompreço S.A. Supermercados do NE. He was also Chairman of the Board of Directors of the ABRH/PE – Brazilian Human Resources Association – the Pernambuco Branch.

He is not impeded from holding management positions by any conviction or judgment.

Joesley Mendonça Batista – 376.842.211-91

Mr. Joesley Batista is the current Chairman of the Board of Directors of JBS, is Chairman of J&F Participações S.A., which is the controling holding of the Grupo JBS and has more than 20 years experience in the production of beef at the Grupo JBS. Mr. Joesley Batista has been working at the Grupo JBS since 1988 and is one of the children of Mr. José Batista Sobrinho, the founder of the Grupo JBS, and brother of Mr. José Batista Junior and of Mr. Wesley Mendonça Batista.

He is not impeded from holding management positions by any conviction or judgment.

Reference Form - 2012 – Vigor Alimentos S.A.

Name:	Age	Administrative body	Date of election	Term of office
CPF:	Occupation	Elected office held	Date of investiture	Elected by the controlling company
Other positions and functions performed by the issuer

Wesley Mendonça Batista – 364.873.921-20

Mr. Wesley Batista is the current Vice-Chairman of the Board of Directors of JBS, and has more than 20 years experience in the production of beef at the Grupo JBS. He is also Chief Executive Officer of JBS. Mr. Wesley Batista has been working at the Grupo JBS since 1987 and is one of the children of Mr. José Batista Sobrinho, the founder of the Grupo JBS, and brother of Mr. José Batista Jr. and of Mr. Joesley Mendonça Batista.

He is not impeded from holding management positions by any conviction or judgment.

Vicente Falconi Campos – 000.232.216-15

Mr. Vicente Falconi Campos is a member of the Board of Directors of Ambev and of the Council of the Institute of Management Development (INDG), in addition to being emeritus professor at the Universidade Federal de Minas Gerais. Mr. Campos has already been a member of the boards of directors of Sadia and Unibanco and has received praise from a number of public sector bodies, both within the government as well as the legislative branch, and by business associations, in addition to having published six books in the Corporate Management area. He has a degree in Mining and Metallurgical Engineering from the Universidade Federal de Minas Gerais, and has an M.Sc. and a Ph.D. from the Colorado School of Mines (USA).

He is not impeded from holding management positions by any conviction or judgment.

Cristiana Arcangeli – 030.629.138-00

Mrs. Cristiana Arcangeli has a degree in Dentistry with a specialization in Endodontics and has been operating as a businesswoman in the cosmetics segment for more than 25 years, having created brands such as Phytoervas, Éh Cosméticos and Beauty´in. She has received numerous awards for her activities and influence in the cosmetics and perfume sector and for her entrepreneurial actions, in addition to having been the first woman member of the Brazilian Marketing Academy, being a volunteer for the NGO Endeavor, having written three books and having taken part in TV programs.

She is not impeded from holding management positions by any conviction or judgment.

Betania Tanure de Barros - 385.001.086-49

Mrs. Betania Barros is a member of the board of directors of RBS and of GOL Linhas Aéreas. In addition, she acts as a consultant, technician responsible for the BTA and professor at both domestic as well as international companies such as: ArcelorMittal, Banco Santander, Banco Central do Brasil, Banco Itaú, Brasilprev, Embraer, Gerdau, Kimberly-Clark, IBM, Natura, RBS, Sadia, Samarco, TAP, Usiminas, Vale, Via Varejo and Weg. Mrs. Barros has a PhD from Brunel University (England), and a Postgraduate Diploma in Management Consulting from Henley Management College (England), and has a specialization in management from INSEAD.

She is not impeded from holding management positions by any conviction or judgment.

Evandro do Carmo Guimarães - 029.895.307-20

Mr. Evandro Guimarães has a degree in Business Administration from Rio de Janeiro’s Getúlio Vargas Foundation. He began his professional career at Ciba Geigy as a Product Manager, and later on became Marketing Manager at Bicicletas Caloi S.A. He joined TV Globo in São Paulo in 1980 in the sales area and in 1984 took over as National Sales Director. From 1989 to 1997, he ran Globo’s Center of Affiliated Channels and Expansion, when he was appointed as Vice-President of Institutional Relations of the Globo Organizations, acting directly with the Executive, Legislative and Legal Branches up until the end of 2011.

He is not impeded from holding management positions by any conviction or judgment.

Reference Form - 2012 – Vigor Alimentos S.A.

Name:	Age	Administrative body	Date of election	Term of office
CPF:	Occupation	Elected office held	Date of investiture	Elected by the controlling company
Other positions and functions performed by the issuer

Divino Aparecido dos Santos - 333.235.181-87

Mr. Santos has been a member of JBS S.A.’s fiscal council since September 28, 2007. He is currently chairman and a partner of the company Doce Vida Ind. E Com. Produtos Alimentícios Naturais Ltda., which operates in the segment producing fruit juice concentrate, greens and vegetables. He has more than 15 years of experience in companies in the beef production and livestock area. He was in charge of accounting for the Grupo JBS from June 1994 until July 2007 and at Bordon S.A., a company in the beef, pork and related by-products segment from 1988 to 1994. Mr. Santos is an accounting technician who is registered with the Regional Accountancy Council of SP.

He is not impeded from holding management positions by any conviction or judgment.

Florisvaldo Caetano de Oliveira - 098.272.341-53

Mr. Oliveira has been a member of JBS S.A.’s fiscal council since September 28, 2007. He received his qualification as an Accounting Technician from Colégio La Salle, in Brazil’s capital Brasília and managed the company Rigor 65 Comércio e Distribuição de Produtos de Higiene e Limpeza from 1998 to 2006. He managed Transportadora Santos Dumont Ltda., which is a company in the transport sector, from 1999 to 2002 and has been managing the company Empresa Escritório de Contabilidade F.F. Ltda since December 2004.

He is not impeded from holding management positions by any conviction or judgment.

Demetrius Nichele Macei - 787.870.509-78

Mr. Macei is a professor of tax law at Faculdade de Direito de Curitiba. He holds a PhD in tax legislation from Pontifícia Universidade Católica de São Paulo. He has extensive professional experience, working at companies such as JBS Argentina SA, JBS SA and Deloitte Brasil. In addition Sr. Macei has published books and articles in his field.

He is not impeded from holding management positions by any conviction or judgment.

Alexandre Seiji Yokaichiya - 281.767.738-24

Mr. Yokaichiya holds a degree in engineering from Universidade de São Paulo (USP) and a post-graduate degree in business administration with a specialization in finance from Faculdade Getúlio Vargas – SP. He is currently a manager at Laudera Participações S/S Ltda., a technical professional education company. From December 2007 until October 2009, he was financial planning coordinator at JBS. Prior to that, he was a middle office analyst in the investment banking division of Banco JP Morgan and manager of corporate products at Banco ABN Amro Real S.A.

He is not impeded from holding management positions by any conviction or judgment.

Sandro Domingues Raffai - 064.677.908-71

Mr. Raffai holds a degree in accounting from Faculdade Oswaldo Cruz and is pursuing a post-graduate degree in tax management at Escola de Comércio Álvares Penteado - FECAP. Since June 2006, he has worked at the accounting firm FF Ltda, as a controlling assistant.

He is not impeded from holding management positions by any conviction or judgment.

Marcos Godoy Brogiato - 949.583.438-49

Mr. Brogiato holds a degree in business administration from Pontifícia Universidade Católica de São Paulo – PUC. He worked at Grupo Bordon from November 1973 until September 2001. The following are his latest positions held: General Accounting Manager (from September 1996 until November 1998), reporting to the Controlling and Planning Management; Financial Manager (from December 1998 until September 2001), reporting to the Chief Executive Officer. From September 2011 until June 2006, he was an advisor for Grupo Bordon and, since June 2006, he coordinates Grupo Bordon’s accounting.

He is not impeded from holding management positions by any conviction or judgment.

Reference Form - 2012 – Vigor Alimentos S.A.

12.7 - Composition of the statutory committees and of the audit, financial and compensation committees

Justification for the non-completion of this table:

Under our bylaws the board of directors has the power to set up committees with clearly defined objectives for the purpose of advising it in the performance of its duties, with the aforementioned committees being auxiliary bodies without any deliberative powers. However, as of the date of this Reference Form, the committees had not yet been set up.

Reference Form - 2012 – Vigor Alimentos S.A.

12.9 - Existence of marital relationships, common law marriages or kinship up to the second degree by and between members of management of the Issuer, the subsidiaries or the controlling shareholders

Name:	CPF:	Corporate name of the Issuer, subsidiary or controller	CNPJ	Type of family relation with the member of management of the issuer or subsidiary
Title:
Member of Management of the Issuer or the Subsidiary Wesley Mendonça Batista Chairman of the Board of Directors	364.873.921-20	Vigor Alimentos S.A.	13.324.184/0001-97	Brother or Sister (1st degree of blood relation)

Related Person Joesley Mendonça Batista Member of the Board of Directors Note:	376.842.211-91	Vigor Alimentos S.A.	13.324.184/0001-97

Reference Form - 2012 – Vigor Alimentos S.A.

12.10 - Relationships of subordination, provision of service or control between members of management and subsidiaries, controlling shareholders and others

Justification for the non-completion of this table:

There have been no relationships of subordination, provision of service or control since the company was first set up.

Reference Form - 2012 – Vigor Alimentos S.A.

12.11 - Agreements, including insurance policies, for the payment or reimbursement of expenses borne by members of management

Our parent company JBS offers administrators’ liabilities insurance to the board members and executive officers of its wholly owned subsidiaries. This insurance is aimed at reimbursing administrators in the case of financial awards arising out of legal decisions (rendered final) or final arbitration awards and in or out-of court settlements negotiated with the insurance company’s prior consent, as well as the payment of defense costs incurred in such lawsuits. The maximum guaranteed limit in terms of cover for liabilities insurance taken out is one of R$75.0 million.

Except for the aforementioned insurance, there are no other material contracts or obligations between the managers and the Company in relation to the payment or reimbursement of expenses borne by the managers as a result of indemnification for losses caused to third parties or to the Company.

Reference Form - 2012 – Vigor Alimentos S.A.

12.12 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 12.

Reference Form - 2012 – Vigor Alimentos S.A.

13.1 - Description of the compensation policy or practice, including of the Non-Statutory Board of Executive Officers

Compensation of our management’s key people will be made in accordance with the requirements set forth in CVM Resolution 560, of December 11, 2008.

With regard to the fiscal year ended in 2011, there are no amounts in relation to the compensation of our management’s members bearing in mind that: (i) our Board of Executive Officers was elected on December 29, 2011; (ii) our board of directors did not exercise any activity; and (iii) our fiscal council had not yet been set up.

a.	objectives of the compensation policy or practice

Our compensation policy for our managers, including the members of the board of directors, the statutory and non-statutory officers, in line with the best corporate governance practices, is aimed at attracting and retaining the best professionals in the market. The compensation is set based on market research and is directly linked to aligning the interests of the executives in question with those of our shareholders.

b.	composition of compensation, indicating:

i.	Description of the compensation elements and each one’s objectives

Both the members of our board of directors, as well as of the fiscal council only receive a fixed monthly compensation for performing their positions, and are not entitled to either direct or indirect benefits or to any share of the profits. The substitute members of the board of directors receive compensation for each meeting that they take part in. The compensation of the members of our committees does not include any elements other than fixed compensation. Therefore, apart from the aforementioned fixed monthly compensation, there are no other elements in the compensation of the members of our board of directors or of our fiscal council.

For its part, the compensation of the Statutory Board of Executive Officers consists of one part fixed compensation and one part variable compensation. The fixed part consists of the salary and the benefits package. The variable part is paid as a bonus and depends on a program of targets where performance is checked against the agreed targets.

The goal of each element of the managers’ compensation is to encourage the alignment of the managers’ interests with our targets, so as to stimulate their commitment and also to attract and retain highly qualified professionals.

ii.	What is the proportion of each element in the total compensation

This sub-item does not apply to the fiscal year ended in 2011 bearing in mind that (i) the only element of the compensation of the members of the board of directors is a fixed monthly amount; (ii) the fiscal council had not yet been set up; and (iii) our Board of Executive Officers was elected on December 29, 2011 and, therefore, there are no amounts in relation to the compensation of the members of the aforementioned body for this fiscal year.

iii.	Method of calculation and of readjustment of each compensation component

We do not use a specific calculation and readjustment method for each of the components of our managers’ compensation.

With regard to the fixed monthly compensation, the readjustment is made each fiscal year in accordance with the percentages of the collective bargaining agreements.

In our variable compensation program we assess our financial indicators as well as each area’s operating indicators. The target plans of all of the company’s officers contain performance indicators for the Company as a whole as well as for the Board of Executive Officers along with individual performance indicators.

Reference Form - 2012 – Vigor Alimentos S.A.

There is no specific calculation and readjustment method for the benefits package of the Board of Executive Officers, which is readjusted based on the determination of the insurance company.

iv.	Reasons that justify the composition of the compensation:

As described in paragraph “i” above, the reasons for the composition of the compensation are to encourage improvements in our management and to ensure the permanence of our executives, aiming gains for the commitment to long term results and due to the short-term performance.

c.	main performance indicators that are taken into consideration when determining each compensation element

In the same way as for all our employees, the performance indicators include operational and financial targets as well as individual performance. In our variable compensation program we assess our financial indicators, as well as each area’s operational indicators. The target plans of all of the company’s officers contain performance indicators for the Company as a whole as well as for the Board of Executive Officers along with individual performance indicators.

d.	how the compensation is structured to reflect the evolution of the performance indicators

The compensation of our managers is split between one part that is fixed and one part that is variable, with the latter component being subject to adjustments to reflect the individual assessment, by means of which the behavioral performances and the results in the activity are examined.

e.	how the compensation policy or practice is aligned with the short, medium and long term interests of the Company

The format of the compensation described above is in alignment with the company’s short-, medium- and long-term interests. As described in item (b) paragraph “i” above, the compensation policy, which contains both a fixed and a variable component, is aimed at encouraging improvements in the company’s management and in ensuring the permanence of our executives, producing gains by stimulating commitment to the company’s long term results and its short-term performance.

f.	existence of compensation supported by direct or indirect subsidiaries, controlled companies or controlling companies

None.

g.	existence of any compensation or benefit linked to the occurrence of a specific corporate event, such as the sale of the Company’s controlling interest

None.

Reference Form - 2012 – Vigor Alimentos S.A.

13.2 - Total compensation of the board of directors, Statutory Board of Executive Officers and fiscal council

Total compensation foreseen for the current Fiscal Year of 12/31/2012 - Annual Amounts

	Board of directors	Statutory Board of Executive Officers	Fiscal Council	Total
Number of Members	6	2	3	11
Fixed annual compensation
Salary or pro-labore	720,000.00	1,898,000.00	284,700.00	2,902,700.00
Direct and indirect benefits	0.00	0.00	0.00	0.00
Participation in committees	0.00	0.00	0.00	0.00
Others	160,000.00	0.00	0.00	160,000.00
Description of other fixed compensations	0.00	0.00	0.00	0.00
Variable compensation
Bonus	0.00	1,200,000.00	0.00	1,200,000.00
Profit sharing	0.00	0.00	0.00	0.00
Participation in meetings	0.00	0.00	0.00	0.00
Commissions	0.00	0.00	0.00	0.00
Others	0.00	0.00	0.00	0.00
Description of other variable compensations	0.00	0.00	0.00	0.00
Post-employment	0.00	0.00	0.00	0.00
Position removal	0.00	0.00	0.00	0.00
Share-based compensation	0.00	0.00	0.00	0.00
Note:	0.00	0.00	0.00	0.00
Total compensation	880,000.00	3,098,000.00	284,700.00	4,262,700.00

Reference Form - 2012 – Vigor Alimentos S.A.

13.3 - Variable compensation of the Board of Directors, the Statutory Board of Executive Officers and the Fiscal Council

This item is not applicable to the compensation of the board of directors or of the fiscal council, which consists exclusively of a fixed component.

With regards to the variable compensation of the Statutory Board of Executive Officers, this consists exclusively of the bonus, given that we do not have a profit sharing plan. In order to determine the variable compensation we assess the company’s financial indicators, in addition to each area’s operational indicators. The target plans of all of the company’s officers contain performance indicators for the Company as a whole as well as for the Board of Executive Officers along with individual performance indicators.

Therefore, and bearing in mind that we do not have any minimum or maximum value foreseen in our bonus, nor any value foreseen in the case of the targets being achieved, the minimum variable compensation value that our company officers can receive is zero.

The estimated value of the bonus for the Statutory Board of Executive Officers for the 2012 fiscal year is one of R$ 1.2 million, with this estimate being dependent upon the performance analysis that is carried out in accordance with what has been stated in the paragraphs above.

Reference Form - 2012 – Vigor Alimentos S.A.

13.4 - Compensation plan based on the shares held by the board of directors and by the Statutory Board of Executive Officers

As at the date of this Reference Form, the company did not have a share-based compensation plan.

Reference Form - 2012 – Vigor Alimentos S.A.

13.5 - Participations in shares, quotas and other convertible securities held by managers and members of the board of director, by body

Not applicable.

Reference Form - 2012 – Vigor Alimentos S.A.

13.6 - Compensation based on the shares held by the board of directors and by the Statutory Board of Executive Officers

We did not have any stock option plan for shares issued by the company in the fiscal year ended on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

13.7 - Information about outstanding options held by the board of directors and by the Statutory Board of Executive Officers

We did not have any stock option plan for shares issued by the company in the fiscal year ended on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

13.8 - Options exercised and delivery of shares related to compensation based on the shares held by the board of directors and by the Statutory Board of Executive Officers

We did not have any stock option plan for shares issued by the company in the fiscal year ended on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

13.9 - Information necessary for understanding the figures disclosed in items 13.6 to 13.8 - Pricing method for the value of the shares and options

We did not have any stock option plan for shares issued by the company in the fiscal year ended on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

13.10 - Information regarding pension plans granted to the members of the board of directors and to the statutory officers

We do not grant pension plans to the members of our board of directors or to our statutory officers.

Reference Form - 2012 – Vigor Alimentos S.A.

13.11 - Maximum, minimum and average individual compensation of the board of directors, of the Statutory Board of Executive Officers and of the fiscal council

Justification for the non-completion of this table:

Our Board of Executive Officers was elected on December 29, 2011. During the fiscal year ended on December 31, 2011, our board of directors did not exercise any activity and our fiscal council had not yet been set up. Therefore, there are no values in relation to the compensation of any of the aforementioned individuals for the fiscal year ended on December 31, 2011.

Reference Form - 2012 – Vigor Alimentos S.A.

13.12 - Compensation or indemnification mechanisms for the managers in case of loss of office or retirement

Not applicable, bearing in mind that there are no compensation or indemnification mechanisms for our managers in case of loss of office or retirement.

Reference Form - 2012 – Vigor Alimentos S.A.

13.13 - Percentage of the total compensation held by managers and members of the fiscal council who are related parties to the controlling shareholders

Body	2011
Board of Directors	0.00%
Statutory Board of Executive Officers	0.00%
Fiscal Council	0.00%

Reference Form - 2012 – Vigor Alimentos S.A.

13.14 - Compensation of managers and members of the fiscal council, grouped by body, received for any reason other than the position that they hold

With regards to the last fiscal year, there are no amounts recognized in our results as compensation of members of our board of directors, of the Statutory Board of Executive Officers or of the fiscal council, for any reason other than the position that they hold.

Reference Form - 2012 – Vigor Alimentos S.A.

13.15 - Compensation of managers and members of the fiscal council recognized in the results of the direct or indirect, controlling shareholders, from companies under common control and from subsidiaries of the Issuer

There was no payment of compensation to members of the board of directors, or of the Statutory Board of Executive Officers or of the fiscal council recognized in the results of the direct or indirect controlling shareholders, from companies under common control and from subsidiaries of the Company.

Reference Form - 2012 – Vigor Alimentos S.A.

13.16 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 13.

Reference Form - 2012 – Vigor Alimentos S.A.

14.1 - Description of human resources

a.	Number of employees (total, by groups based on the activity performed and geographic location)

Number of employees (1)	03/31/2012	12/31/2011	12/31/2010	12/31/2009
By groups
Effective employees	3,308	3,212	2,914	2,457
Trainees	42	37	29	39
Expatriate/Foreign employees	0	0	0	0
By geographic location
São Paulo	2,779	2,681	2,431	2,128
Minas Gerais	412	420	360	246
Paraná	73	71	67	66
Goiás	86	77	85	56
Total employees	3,350	3,249	2,943	2,496

(1)	Figures refer to Vigor.

b.	number of outsourced workers (total, by groups based on the activity performed and geographic location)

Number of employees (1)	03/31/2012	12/31/2011	12/31/2010	12/31/2009
By groups
Effective employees	226	475	467	430
Interns	0	0	0	0
Expatriate/Foreign employees	0	2	0	0
By geographic location
São Paulo	194	445	437	401
Minas Gerais	20	20	18	18
Paraná	8	8	8	7
Goiás	4	4	4	4
Total employees	226	477	467	430

(1)	Figures refer to S.A. Fábrica de Produtos Alimentícios Vigor.

c.	Turnover rate

Vigor’s turnover rate came out to 2.02%, 1.72% and 1.95%, in the fiscal years ended on December 31, 2011, 2010 and 2009, respectively.

d.	Company’s exposure to labor liabilities and contingencies

For further information in relation to our exposure to labor-related liabilities and contingencies, see section 4 of this Reference Form.

Reference Form - 2012 – Vigor Alimentos S.A.

14.2 - Material changes - Human resources

Taking into account our request to be registered as a publicly held company, which was granted on April 2, 2012, on February 9, 2012, our shareholders approved the new composition of our board of directors. For further information in relation to this, see item 12.6 of this Reference Form.

On May 14, 2012, we received a Letter of Resignation from Sérgio Carvalho Mandin Fonseca, resigning from our Board of Directors. For the time being, the Company will maintain six members on the Board of Directors.

In addition, we contracted a new Director (CEO), who at a later date also took charge of Investor Relations, as well as a new Director of Administration and Control.

For its part Vigor hired a new Marketing Director, and created a new directorship, Supply Chain, with a new director who is responsible for integrated planning, logistics and supplies.

The sudden increase that has been observed in Vigor’s headcount over the last few years was due to two marked strategic movements:

•

Movement I: A marked level of investment in our sales force, where we have reinforced our headcount mainly with promoters and sales people, who are located for the most part in the State of São Paulo, in line with our strategy for growth in the region of greater consumption and more efficient production.

•

Movement II: We made adjustments to the headcount at the Parmesan Cheese and Special Cheeses plants, both of which are located in the State of Minas Gerais, in order to meet the planned operational volume, in line with our strategy of focusing on high added value products.

Reference Form - 2012 – Vigor Alimentos S.A.

14.3 - Description of the compensation policy of our employees

a.	Salary and variable compensation policy

Our salary and variable compensation policies are aimed at favoring meritocracy as a way of attracting, encouraging, retaining and valuing our employees, permitting differentiation based on performance. Therefore, our salary policy is structured in such a way as to offer equity between employees, a career plan and benefits which are directly related to the performance of the individual, of the team and of the company itself.

Our staff is a key factor to the successful achievement of the company’s strategy and our salary and variable compensation policies need to be equally competitive and attractive. It is our belief that qualified and motivated employees are essential elements to achieving our strategic targets.

Our Human Resources plan is aimed at defining our organizational structure, taking into account the responsibilities distributed, as well as defining the profile to execute them. With these criteria, the intention is for management to designate job positions and compensation.

Our employees’ total compensation is split between (i) a fixed compensation part; and (ii) a variable compensation part.

In order to implement our human resources policy, which is intended to give the employees opportunities for growth, seeking to constantly improve their competitiveness and profitability, we use a variety of projects, with the following deserving special mention:

(i)	Award for industriousness program: aimed at employees in the production sector, with the objective here being to reward employees who do not miss shifts or clock-on late;

(i)	Profit sharing program: aimed at all our employees, with the exception of our sales team, and is designed to encourage employees to exceed their pre-established annual targets in terms of business development; and

(ii)	Sales incentive program: aimed at employees in the sales area, and is designed to encourage promoters, sales people and sales managers to exceed their objectives (volume, turnover, contribution margin, extra points, and market share, among others) and is linked to our common objective.

b.	Benefits policy

The benefits offered to our employees were established based on market research.

We offer benefits to our employees, which vary within the different organizational levels and are the result of the responsibilities assumed, always bearing in mind the human resources’ department’s aim to attract, encourage, retain and value our employees. Part of these benefits are foreseen under the law and/or in collective labor agreements while others are granted simply out of our generosity. The main benefits that we offer our employees are the following:

(i)	For those employees who are in the Greater São Paulo area, health care that is paid for almost entirely by the company (the employees participate with the payment of a nominal amount), with the cost of the difference being paid by the employee where he/she opts for the executive plan (upgrade);

(ii)	For those employees who are not located in the Greater São Paulo area, health care plans with the employee contributing either 7.5% of his/her salary or 50% of the value of the plan, whichever is lower;

(iii)	For the executives, health care plans with the employee contributing 50% of the value of the plan;

Reference Form - 2012 – Vigor Alimentos S.A.

(iv)	Dental assistance: we provide a 90% subsidy for the cost paid by the employee, who is entitled to enroll dependents, providing that he/she bears the entire cost for them;

(v)	Life insurance: the employee contributes to the tune of 0.18% of his/her salary, with a contribution ceiling on the part of the employee of R$136.78;

(vi)	Funeral assistance (which is an integral part of the life insurance): coverage of all expenses in relation to the death of employees and their legal dependents.

(vii)	Transportation vouchers;

(viii)	Industriousness awards: 10% of the minimum wage, limited to those who earn up to two times the minimum wage;

(ix)	Five-yearly payment: 15% of the minimum wage for every five years that the employee has been with the company;

(x)	Supplementary welfare benefits: for a period of six months we supplement the salary of employees who are off work due to disease or accident; and

(xi)	Advance payment of sickness benefit: until the INSS begins to make payment, we pay the benefit up front, for which we are then reimbursed by the employee.

In addition, the company maintains the following accords for the employees, with discounts provided by suppliers of: drugstores, opticians, foodstuff product stores and educational institutions.

c.	Characteristics of the share-based compensation plans of employees other than directors and executive officers; (i) group of beneficiaries; (ii) exercise conditions; (iii) exercise prices; (iv) exercise terms; (v) number of shares reserved under the plan.

As of the date of this Reference Form, we did not have any stock option plan.

Reference Form - 2012 – Vigor Alimentos S.A.

14.4 - Description of the relationship between the issuer and unions

Our labor relations, both individual as well as collective, are carried out in a direct way and are characterized by the longevity of the relationships and are in accordance with the labor legislation that is in force. We have always maintained a good relationship with the unions that represent our employees, by means of discussions and analysis of the claims presented and, whenever possible, meeting the requests.

This conduct has prevented all types of action in relation to work stoppages at our industrial units, given that, since the time the company was first set up, there have not been any strikes or work stoppages on the part of our employees.

Reference Form - 2012 – Vigor Alimentos S.A.

15.1 / 15.2 - Shareholding position

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
Details per class of shares (Units)
Class of shares	Number of shares (Units)	Common
JBS S.A.
02.916.265/0001-60	Brazilian-state of São Paulo	No	Yes	05/04/2012
149,714,346	100.000000	0	0.000000	149,714,346	100.000000
Others
0	0.000000	0	0.000000	0	0.000000
Treasury shares
0	0.000000	0	0.000000	0	0.000000
Total
149,714,346	100.000000	0	0.000000	149,714,346	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
JBS S.A.				02.916.265/0001-60

PROT – Fundo de Investimento em Participações
09.412.863/0001-40	Brazilian - state of São Paulo	Yes	No	07/01/2008
205,365,101	6.928824	0	0.000000	205,365,101	6.928824
Class of shares	Number of shares (units)	Common
Total	0	0.000000

BNDES Participações S.A. – BNDESPAR
00.383.281/0001-09	Brazilian - state of São Paulo	Yes	Yes	07/01/2008
931,069,588	31.413407	0	0.000000	931,069,588	31.413407
Class of shares	Number of shares (units)	Common
Total	0	0.000000

FB Participações S.A.
11.309.502/0001-15	Brazilian - state of São Paulo	Yes	Yes	12/28/2009
1,322,594,285	44.623079	0	0.000000	1,322,594,285	44.623079
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Banco Original S.A.
92.894.922/0001-08	Brazilian - state of São Paulo	No	Yes	12/05/2011
68,260,728	2.303052	0	0.000000	68,260,728	2.303052
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
JBS S.A.				02.916.265/0001-60

Others
436,634,594	14.731638	0	0.000000	436,634,594	14.731638

Total
2,963,924,296	100.000000	0	0.000000	2,963,924,296	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
FB Participações S.A.				11.309.502/0001-15

Bertin Fundo de Investimento em Participações
11.369.979/0001-96	Brazilian - state of São Paulo	Yes	No	12/31/2009
2,334,370,128	48.517610	0	0.000000	2,334,370,128	48.517610
Class of shares	Number of shares (units)	Common
Total	0	0.000000

J&F Participações S.A.
00.350.763/0001-62	Brazilian - state of São Paulo	Yes	Yes	12/31/2009
2,174,890,395	45.202982	0	0.000000	2,174,890,395	45.202982
Class of shares	Number of shares (units)	Common
Total	0	0.000000

ZMF Fundo de Investimento em Participações
08.661.352/0001-08	Brazilian - state of São Paulo	Yes	No	12/31/2009
302,126,450	6.279405	0	0.000000	302,126,450	6.279405
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Joesley Mendonça Batista
376.842.211-91	Brazilian - state of São Paulo	Yes	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
FB Participações S.A.				11.309.502/0001-15
Total	0	0.000000
José Batista Sobrinho
052.970.871-04	Brazilian - state of São Paulo	Yes	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

José Batista Júnior
194.087.141-72	Brazilian - state of São Paulo	Yes	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000
Others
0	0.000000	0	0.000000	0	0.000000
Total
4,811,386,976	100.000000	0	0.000000	4,811,386,976	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
PROT – Fundo de Investimento em Participações				02.916.265/0001-60

BNDES Participações S.A. - BNDESPAR
00.383.281/0001-09	Brazilian - state of São Paulo	Yes	No	01/26/2010
63,540	45.019130	0	0.000000	63,540	45.019130
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
77,600	54.980870	0	0.000000	77,600	54.980870

Total
141,140	100.000000	0	0.000000	141,140	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY/INVESTOR

SHAREHOLDER
CPF/CNPJ of the shareholders	Nationality – State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Unit)	Common shares %	Number of preferred shares (Units)	Preferred shares %	Number of total shares (Units)	Total shares %
CONTROLLING COMPANY/INVESTOR				CPF/CNPJ of the shareholder	Composition of capital stock
Banco Original S.A.				92.894.922/0001-08

J&F Participações Financeiras Ltda.
07.570.673/0001-26	Brazilian – State of São Paulo	Yes	Yes	10/28/2011
518,913,037	100.000000	18,913,036	100.000000	537,826,073	100.000000
Class of shares	Number of shares (Units)	Common
TOTAL	0	0.000000

OUTROS
0	0.000000	0	0.000000	0	0.000000

TOTAL
518,913,037	100.000000	18,913,036	100.000000	537,826,073	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY/INVESTOR

QUOTA-HOLDERS PARTNERS
CPF/CNPJ of the shareholder	Brazilian – State of Sao Paulo	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of quotas (Units)	Quotas %	Number of preferred shares (Units)	Preferred shares %	Number of total quotas (Units)	Total quotas %
CONTROLLING COMPANY/INVESTOR				CPF/CNPJ of the shareholder	Composition of capital stock
J&F Participações Financeiras Ltda.				07.570.673/0001-26

J&F Participações S.A.
00.350.763/0001-62	Brazilian – State of Sao Paulo	No	Yes	12/05/2011
99,000,000	99.0000000	0	0.000000	99,000,000	99.0000000
Class of shares	Number of shares (Units)	Common
TOTAL	0	0.000000

José Batista Sobrinho
052.970.871-04	Brazilian – State of Sao Paulo	No	No	02/28/2011
1,000,000	1.000000	0	0.000000	1,000,000	1.000000
Class of shares	Number of shares (Units)	Common
TOTAL	0	0.000000

Outros
0	0.000000	0	0,000000	0	0.000000
Class of shares	Number of shares (Units)	Common
TOTAL	0	0.000000

TOTAL
100,000,000	100.000000	0	0.000000	100,000,000	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Bertin Fundo de Investimento em Participações				11.369.979/0001-96

Blessed Holdings
	American-AL	No	No	12/29/2009
1,174,352	65.790028	0	0.000000	1,174,352	65.790028
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Bracol Holding Ltda.
01.597.168/0001-99	Brazilian - state of São Paulo	No	No	12/29/2009
610,648	34.209972	0	0.000000	610,648	34.209972
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
1,.785,000	100.000000	0	0.000000	1,785,000	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
BNDES Participações S.A. - BNDESPAR				00.383.281/0001-09

BNDES Participações S.A. - BNDESPAR
00.383.281/0001-09	Brazilian - state of São Paulo	No	No	12/22/2009
1	100.000000	0	0.000000	1	100.000000
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
1	100.000000	0	0.000000	1	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
J&F Participações S.A.				00.350.763/0001-62

JJBJ Participações Ltda.
07.704.148/0001-56	Brazilian - state of São Paulo	No	No	12/23/2009
99,529	6.197558	158,987	9.899940	258,516	8.048749
Class of shares	Number of shares (units)	Common
Total	0	0.000000

JJMB Participações Ltda.
07.704.144/0001-78	Brazilian - state of São Paulo	No	No	12/23/2009
203,581	12.676758	54,935	3.420740	258,516	8.048749
Class of shares	Number of shares (units)	Common
Total	0	0.000000

VLBM Participações Ltda.
07.704.052/0001-98	Brazilian - state of São Paulo	No	No	12/23/2009
99,529	6.197558	158,987	9.899940	258,516	8.048749
Class of shares	Number of shares (units)	Common
Total	0	0.000000

VNMB Participações Ltda.
07.704.046/0001-30	Brazilian - state of São Paulo	No	No	12/23/2009
99,529	6.197558	158,987	9.899940	258,516	8.048749
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
J&F Participações S.A.				00.350.763/0001-62
Total	0	0.000000

VVMB Participações Ltda.
07.704.039/0001-39	Brazilian - state of São Paulo	No	No	12/23/2009
99,529	6.197558	158,987	9.899940	258,516	8.048749
Class of shares	Number of shares (units)	Common
Total	0	0.000000

WWMB Participações Ltda.
07.704.137/0001-76	Brazilian - state of São Paulo	No	No	12/23/2009
203,581	12.676758	54,935	3.420740	258,516	8.048749
Class of shares	Number of shares (units)	Common
Total	0	0.000000

ZMF Participações S.A.
08.706.916/0001-73	Brazilian - state of São Paulo	No	No	12/23/2009
99,529	6.197558	158,989	9.900066	258,518	8.048812
Class of shares	Number of shares (units)	Common
Total	0	0.000000

ZMF Fundo de Investimento em Participações
08.661.352/0001-08	Brazilian - state of São Paulo	No	Yes	12/23/2009
701,132	43.658694	701,132	43.658694	1,402,264	43.658694
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
J&F Participações S.A.				00.350.763/0001-62
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
1,605,939	100.000000	1,605,939	100.000000	3,211,878	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK

ZMF Fundo de Investimento em Participações				08.661.352/0001-08

Joesley Mendonça Batista
376.842.211-91	Brazilian - state of São Paulo	No	No
6	16.666667	0	0.000000	6	16.666667
Class of shares	Number of shares (units)	Common
Total	0	0.000000

José Batista Júnior
194.087.141-72	Brazilian - state of São Paulo	No	No
6	16.666666	0	0.000000	6	16.666666
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Valére Batista Mendonça Ramos
239.391.921-04	Brazilian - state of São Paulo	No	No
6	16.666666	0	0.000000	6	16.666666
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Vanessa Mendonça Batista
666.569.401-10	Brazilian - state of São Paulo	No	No
6	16.666667	0	0.000000	6	16.666667
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
ZMF Fundo de Investimento em Participações				08.661.352/0001-08
Total	0	0.000000

Vivianne Mendonça Batista
946.475.421-49	Brazilian - state of São Paulo	No	No
6	16.666667	0	0.000000	6	16.666667
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Wesley Mendonça Batista
364.873.921-20	Brazilian - state of São Paulo	No	No
6	16.666667	0	0.000000	6	16.666667
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
36	100.000000	0	0.000000	36	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Bracol Holding Ltda.				01.597.168/0001-99

Heber Participações Ltda.
01.523.814/0001-73	Brazilian - state of São Paulo	No	No	12/29/2009
1,533,704,188	99.999999	0	0.000000	1,533,704,188	99.999999
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Silmar Roberto Bertin
015.751.668-79	Brazilian - state of São Paulo	No	No
2	0.000001	0	0.000000	2	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
1,533,704,190	100.000000	0	0.000000	1,533,704,190	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
JJBJ Participações Ltda.				07.704.148/0001-56

José Batista Júnior
194.087.141-72	Brazilian - state of São Paulo	No	Yes
72,234,009	99.998629	0	0.000000	72,234,009	99.998629
Class of shares	Number of shares (units)	Common
Total	0	0.000000

José Batista Sobrinho
052.970.871-04	Brazilian - state of São Paulo	No	No
990	0.001371	0	0.000000	990	0.001371
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
VLBM Participações Ltda.				07.704.052/0001-98

Valére Batista Mendonça Ramos
239.391.921-04	Brazilian - state of São Paulo	No	Yes
72,234,009	99.998629	0	0.000000	72.234.009	99.998629
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
990	0.001371	0	0.000000	990	0.001371

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
VNMB Participações Ltda.				07.704.046/0001-30

Vanessa Mendonça Batista
666.569.401-10	Brazilian - state of São Paulo	No	Yes
72,234,009	99.998629	0	0.000000	72,234,009	99.998629
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
990	0.001371	0	0.000000	990	0.001371

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares*	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
VVMB Participações Ltda.				07.704.039/0001-39

Vivianne Mendonça Batista
946.475.421-49	Brazilian - state of São Paulo	No	Yes
72,234,009	99.998629	0	0.000000	72,234,009	99.998629
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
990	0.001371	0	0.000000	990	0.001371

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
WWMB Participações Ltda.				07.704.137/0001-76

Wesley Mendonça Batista
364.873.921-20	Brazilian - state of São Paulo	No	Yes
72,234,009	99.998629	0	0.000000	72,234,009	99.998629
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
990	0.001371	0	0.000000	990	0.001371

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
ZMF Participações Ltda.				08.706.916/0001-73

José Batista Sobrinho
052.970.871-04	Brazilian - state of São Paulo	No	Yes
72,234,989	99.999999	0	0.000000	72,234,989	99.999999
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Flora Mendonça Batista
443.474.721-53	Brazilian - state of São Paulo	No	No
10	0.000001	0	0.000000	10	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
72,234,999	100.000000	0	0.000000	72,234,999	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Blessed Holdings				08.706.916/0001-73

Others
1	100.000000	0	0.000000	1	100.000000

Total
1	100.000000	0	0.000000	1	100.000000

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares*	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
BNDES Participações S.A. - BNDESPAR				00.383.281/0001-09

Others
1	100.000000	0	0.000000	1	100.000000

Total
1	100.000000	0	0.000000	1	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Heber Participações S.A.				01.523.814/0001-73

BERF Participações S.A.
07.463.851/0001-10	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666665	0	0.000000	51,224,199	16.666665
Class of shares	Number of shares (units)	Common
Total	0	0.000000

JBF Participações S.A.
09.420.237/0001-04	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666665	0	0.000000	51,224,199	16.666665
Class of shares	Number of shares (units)	Common
Total	0	0.000000

JUFERB Participações S.A.
09.352.199/0001-91	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666666	0	0.000000	51,224,199	16.666666
Class of shares	Number of shares (units)	Common
Total	0	0.000000

REIVO Participações S.A.
03.370.190/0001-27	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666666	0	0.000000	51,224,199	16.666666
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Heber Participações S.A.				01.523.814/0001-73
Total	0	0.000000

SRB Participações S.A.
09.352.093/0001-98	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666666	0	0.000000	51,224,199	16.666666
Class of shares	Number of shares (units)	Common
Total	0	0.000000

VIAMAR Participações S.A.
09.352.086/0001-96	Brazilian - state of São Paulo	No	No	12/29/2009
51,224,199	16.666666	0	0.000000	51,224,199	16.666666
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Fernando Antônio Bertin
001.854.238-76	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

João Bertin Filho
711.616.358-15	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
Heber Participações S.A.				01.523.814/0001-73
Total	0	0.000000

Mario Henrique Frare Bertin
174.079.598-97	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Natalino Bertin
250.015.238-34	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Reinaldo Bertin
269.958.678-15	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Silmar Roberto Bertin
015.751.668-79	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
307,345,200	100.000000	0	0.000000	307,345,200	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
BERF Participações Ltda.				07.463.851/0001-10

Juracy Frare Bertin
061.826.398-57	Brazilian - state of São Paulo	No	No
576,301,713	75.275972	0	0.000000	576,301,713	75.275972
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Cláudia Maria Frare Bertin Paiva
145.922.388-85	Brazilian - state of São Paulo	No	No
63,094,503	8.241343	0	0.000000	63,094,503	8.241343
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Fernando Henrique Frare Bertin
215.489.758-42	Brazilian - state of São Paulo	No	No
63,094,503	8.241343	0	0.000000	63,094,503	8.241343
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Mario Henrique Frare Bertin
174.079.598-97	Brazilian - state of São Paulo	No	No
63,094,502	8.241342	0	0.000000	63,094,502	8.241342
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
765,585,221	100.000000	0	0.000000	765,585,221	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
JBF Participações Ltda.				09.420.237/0001-04

Cleonice Espelho Verona Bertin
094.935.948-31	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

João Bertin Filho
711.616.358-15	Brazilian - state of São Paulo	No	No
765,582,220	99.999999	0	0.000000	765,582,220	99.999999
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
765,582,221	100.000000	0	0.000000	765,582,221	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
JUFERB Participações S.A.				09.352.199/0001-91

Natalino Bertin
250.015.238-34	Brazilian - state of São Paulo	No	No
765,582,221	99.999998	0	0.000000	765,582,221	99.999998
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Fernanda Pereira Bertin
262.015.608-40	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Natalino Bertin Junior
	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
765,582,223	100.000000	0	0.000000	765,582,223	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
REIVO Participações S.A.				03.370.190/0001-27

Giovanni Prado Bertin
117.869.098-98	Brazilian - state of São Paulo	No	No
20,360,601	21.823018	0	0.000000	20,360,601	21.823018
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Renato Prado Bertin
117.868.838-05	Brazilian - state of São Paulo	No	No
20,360,601	21.823017	0	0.000000	20,360,601	21.823017
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Roberta Bertin Barros
117.868.978-65	Brazilian - state of São Paulo	No	No
20,360,601	21.823017	0	0.000000	20,360,601	21.823017
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Rubia Bertin Diniz Junqueira
117.868.988-37	Brazilian - state of São Paulo	No	No
20,360,601	21.823017	0	0.000000	20,360,601	21.823017
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
REIVO Participações S.A.				03.370.190/0001-27
Total	0	0.000000

Reinaldo Bertin
269.958.678-15	Brazilian - state of São Paulo	No	No
11,856,340	12.707931	0	0.000000	11,856,340	12.707931
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
93,298,744	100.000000	0	0.000000	93,298,744	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares %	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
SRB Participações S.A.				09.352.093/0001-98

Silmar Roberto Bertin
711.616.358-15	Brazilian -state of São Paulo	No	No
765,582,222	99.999999	0	0.000000	765,582,222	99.999999
Class of shares	Number of shares (units)	Common
Total	0	0.000000

José Henrique Santana Bertin
366.369.018-02	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
765,582,223	100.000000	0	0.000000	765,582,223	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares*	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
VIAMAR Participações S.A.				09.352.086/0001-96

Fernando Antônio Bertin
001.854.238-76	Brazilian - state of São Paulo	No	No
765,582,220	99.999997	0	0.000000	765,582,220	99.999997
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Aline Granado Bertin
342.421.568-63	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Mariana Granado Bertin
308.811.578-21	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common
Total	0	0.000000

Vitor Granado Bertin
346.065.088-50	Brazilian - state of São Paulo	No	No
1	0.000001	0	0.000000	1	0.000001
Class of shares	Number of shares (units)	Common

Reference Form - 2012 – Vigor Alimentos S.A.

CONTROLLING COMPANY / INVESTOR

Shareholder
CPF/CNPJ of the shareholder	Nationality - State	Enters into a shareholders’ agreement	Controlling shareholder	Final amendment
Details of the shares (Units)
Number of common shares (Units)	Common Shares*	Number of preferred shares (Units)	Preferred shares %	Number of total Shares (units)	Total shares %
CONTROLLING COMPANY / INVESTOR				CPF/CNPJ of the shareholder	COMPOSITION OF CAPITAL STOCK
VIAMAR Participações S.A.				09.352.086/0001-96
Total	0	0.000000

Others
0	0.000000	0	0.000000	0	0.000000

Total
765,582,223	100.000000	0	0.000000	765,582,223	100.000000

Reference Form - 2012 – Vigor Alimentos S.A.

15.3 - Capital distribution

Last amendment	04/05/2012
Number of individual shareholders (Units)	0
Number of legal entity shareholders (Units)	1
Number of institutional investors (Units)	0

Outstanding shares

Outstanding shares correspond to all the issuer’s shares except for those belonging to the controlling shareholder, to related parties, to the issuer’s management and to those shares that are maintained in treasury.

Number of common shares (Units)	0	0.0000000%
Number of preferred shares (Units)	0	0.0000000%
Total	0	0.0000000%

Reference Form - 2012 – Vigor Alimentos S.A.

15.4 - Shareholders’ composition

Our direct and indirect controlling shareholders, as well as our shareholders whose shareholding is equal to or greater than 5% of the company’s common shares, are identified in items “15.1” and “15.2” of this Reference Form, which is the reason why we have not inserted the shareholders’ ownership chart under this item.

Reference Form - 2012 – Vigor Alimentos S.A.

15.5 - Shareholders’ agreement filed at the issuer’s head office or of which the controlling shareholder is part

There is no shareholders’ agreement filed at our head office.

Additionally, BNDES Participações S.A. – BNDESPAR and FB Participações (J&F Participações and ZMF Participações’ successor in terms of the respective rights and obligations herein described) on December 22, entered into a shareholders’ agreement (“Shareholders’ Agreement”), the purpose of which is to regulate the relationship between the parties in their capacity as shareholders of JBS, including with regard to the exercise of vote between the parties in certain of JBS’ corporate decisions, in accordance with the provisions set forth in the Shareholders’ Agreement, establishing to this end, the rules that will guide the way in which the aforementioned questions are dealt with in the best interests of JBS’ shareholders and of JBS itself.

The Shareholders’ Agreement is valid up until December 31, 2014 and will automatically be renewed for a single period of 5 (five) years, starting on December 31, 2014, in the case that on the said date BNDESPAR holds, directly or indirectly, 15% (fifteen per cent) or more of JBS’ total voting capital. Either way, the Shareholders’ Agreement will terminate automatically, with effect from the date on which BNDESPAR ceases to hold, directly or indirectly, 10% (ten per cent) or more of JBS’ total voting capital on or before December 31, 2014 or 15% (fifteen per cent) or more of JBS’ total voting capital after this date.

Reference Form - 2012 – Vigor Alimentos S.A.

15.6 - Material changes in the shareholdings of the members of the controlling group and of members of management of the Issuer

On January 17, 2012, our shareholder JBS approved an increase in our capital stock to the amount of R$1,191,373.4 thousand, which was fully subscribed and paid for by means of the transfer of the shareholding that it owned at that time in the company Vigor. A total of 100,000,000 common shares were issued, at a price of R$11.9137 per share.

As a result of this capital increase, we became the owners of 100% of the shares in Vigor, which became our wholly-owned subsidiary.

Reference Form - 2012 – Vigor Alimentos S.A.

16.1 - Description of the issuer’s rules, policies and practices in relation to the carrying out of transactions with related parties

Our policy in relation to operations between related parties is that such transactions should always be carried out in accordance with normal market prices and conditions. The procedure for taking any decision to carry out transactions with related parties will comply with the terms of our bylaws and be in accordance with Brazilian Corporation Law.

In the normal course of our activities, we enter into commercial transactions with our related parties which refer, for the most part, to provisions of guarantees, loan agreements and financial applications. We comply with the regulations established by the Brazilian Corporation Law, in addition to our own internal process for the approval of related parties’ transactions. Conflicts of interest arise in the case of operations with related parties which are not carried under market conditions and in operations that could have a negative impact upon the company.

For its part, the Brazilian Corporation Law provides that shareholders and managers should abstain from voting at General Shareholders’ Meetings or at management meetings on matters regarding: (i) the appraisal report of goods that they are competing with for formation of the capital stock; (ii) the approval of their accounts as managers; and (iii) any matters that might give rise to personal benefit for them or where their interests are in conflict with those of the company.

The Brazilian Corporation Law prohibits board members and executive officers from: (i) making any gratuitous act using company assets, at the company’s expense; (ii) receiving, due to their position, any type of direct or indirect personal advantage from third parties, without authorization under the respective bylaws or granted by means of a General Shareholders’ Meeting; and (iii) interfering in any social operation in which their personal interest conflicts with that of the company, or in the decisions that the other board members take in relation to this point.

Additionally, according to the Novo Mercado listing regulations, in the accounting notes of Quarterly Financial Information (ITR), in addition to the information established under the legislation, we are obliged to include a note about transactions with related parties, containing the disclosures foreseen under the accounting rules which are applicable to the annual financial statements.

Reference Form - 2012 – Vigor Alimentos S.A.

16.2 - Information about related party transactions

Related party	Transaction date	Amount involved (Reais)	Existing balance at 03/31/2012	Amount (Reais)	Expiration	Loan or other type of debt	Interest rate charged
Banco Original S.A. (Matone)	12/29/2011	R$ 119,756,345.33	R$ 0.00	R$ 119,756,345.33	June 20, 2012	No	0.000000
Relationship with the Issuer	Group Company
Purpose of Agreement	Financial investment in CDB – DI
Guarantee and insurance	N/A
Termination or extinguishment	N/A
Nature and reason for the transaction
Banco Original do Agronegócio S.A.	12/29/2011	R$ 130,243,654.00	R$ 0.00	R$ 130,243,654.00	June 20, 2012	No	0.000000
Relationship with the Issuer	Group Company
Purpose of Agreement	Financial investment in Credit letter of Agribusiness (LCA)
Guarantee and insurance	N/A
Termination or extinguishment	N/A
Nature and reason for the transaction	Financial investment

Reference Form - 2012 – Vigor Alimentos S.A.

16.3 - Identification of the measures taken in order to deal with conflicts of interest and demonstration of the strictly commutative nature of the conditions agreed or of the proper compensation payment

We have adopted corporate governance practices as well as other practices that are recommended and/or demanded by law, including those contained in the Novo Mercado listing regulations, under which the shareholder may not vote on decisions at the General Shareholders’ Meeting with regard to the appraisal report of assets that they are competing with for formation of the capital stock or in relation to the approval of their accounts as managers, no on any other matters that might give rise to personal benefit for them or where their interests are in conflict with those of the company. Any decision that is taken as a result of the vote of the shareholder whose interests are in conflict with those of the company is voidable, with the shareholder being held responsible for any damages caused and being obliged to transfer to the company any advantages that he may have obtained.

Moreover, our bylaws present a number of mechanisms that can be used to deal with conflicts of interest: the members of the board of directors, or their substitutes are not allowed to have access to information or to take part in meetings of the Board of Directors that are related to topics where their interests are conflicting with those of the Company. In addition, acts in relation to the Company, by any of its directors, attorneys, members of staff or employees, which involve or relate to operations or business transactions that are foreign to the company’s corporate purpose or interests, such as the provision of sureties, aval guarantees, endorsements or any other guarantees on behalf of third parties, except when expressly approved by a meeting of the board of directors, are expressly prohibited, being null and void.

Reference Form - 2012 – Vigor Alimentos S.A.

17.1 - Information about the capital stock

Authorization or approval date	Capital Amount (reais)		Payment term	Number of Common Shares (units)	Number of preferred shares (Units)	Aggregate number of shares (units)
Type of Capital	Issued Capital
05.04.2012	1,191,378,411.71			149,714,346	0	149,714,346
Type of Capital	Subscribed Capital
05.04.2012	1,191,378,411.71			149,714,346	0	149,714,346
Type of Capital	Paid Capital
05.04.2012	1,191,378,411.71			149,714,346	0	149,714,346
Type of Capital	Authorized Capital.
09.02.2012	[	—]		10,000,000	0	10,000,000

Reference Form - 2012 – Vigor Alimentos S.A.

17.2 - Capital Stock Increases

Resolution date	Body which authorized the increase	Issuance Date	Total Amount of The Issuance (Reais)	Type of increase	Common shares (Units)	Preferred shares (Units)	Total shares (Units)	Subscription/ past capital	Issuance Price	Budget factor
01/17/2012	AGE	17/01/2012	1,191,373.411.71	Private subscription	100,000,000	0	100,000,00	2,000,000	11,9137	R$	per unit

Criteria for determining issuance price		Value of the Vigor shares contributed to the Company’s capital stock by JBS

Payment method		Contribution to our capital stock of all of the shares issued by Vigor held by JBS., at book value.

Reference Form - 2012 – Vigor Alimentos S.A.

17.3 - Information regarding share splits, stock consolidations and stock bonuses

Approval Date	Number of shares prior to approval (Units)			Number of shares following approval (Units)
	Number of common shares	Number of preferred shares	Total shares	Number of common shares	Number of preferred shares	Total shares
Share Split
05/04/2012	100,005,000	0	100,005,000	149,714,346	0	149,714,346

Reference Form - 2012 – Vigor Alimentos S.A.

17.4 - Information about capital stock reductions

Justification for the non-completion of this table:

There have not been any reductions in our capital stock since the company was founded.

Reference Form - 2012 – Vigor Alimentos S.A.

17.5 - Other relevant information

Our corporate governance practices and the Brazilian Institute of Corporate Governance (Instituto Brasileiro de Governança Corporativa), or IBGC

According to the IBGC, corporate governance is the system by which companies are directed and monitored, and it involves the relationships among shareholders, the board of directors, the board of executive officers, the independent auditors and the fiscal council. The basic principles that guide this practice are as follows: (i) transparency; (ii) equity; (iii) accountability; and (iv) corporate responsibility.

What is understood by transparency is the idea that the management should cultivate the wish to inform not only in relation to the company’s economic-financial performance, but also all the other factors (even though intangible) which guide the business’ actions. What is understood by equity is the fair and equal treatment of all the minority groups, employees, clients, suppliers and creditors. For its part, accountability is characterized by the rendering of accounts of the activities of the corporate governance who have been elected, and who bear full responsibility for all the acts that they have practiced. Lastly, corporate responsibility represents a broader view of the corporate strategy, including considerations such as social and environmental order in the definition of the business and its operations.

From the corporate governance practices that are recommended by the IBGC in its Code of the Best Corporate Governance Practices, we have adopted the following:

•	the company’s capital stock consists only of common shares, which entitle all shareholders to voting rights;

•

obligation to extend the offer for the purchase of shares which results in the transfer of share control to all shareholders and not just to the shareholders who hold the controlling stake. All shareholders must have the option to sell their shares under the same conditions. The transfer of the controlling shareholding must be made at a transparent price. In the case of the sale of all the controlling shares, the purchaser must make a public tender offer to all shareholders, under the same terms and conditions as those offered to the controlling shareholder (tag along);

•	the hiring of an independent audit firm to analyze our balance sheets and financial statements;

•	permanent fiscal council;

•

clear definition in the bylaws (a) of the manner in which shareholders’ meetings are to be called, and (b) the manner in which members of the board of directors and of the board of executive officers are to be elected, removed from office, and their term of office;

•	transparency in the public disclosure of the annual management report;

•	free access to the Company’s information and facilities by members of the board of directors;

•	resolution of conflicts by and between the company, our shareholders, the company’s management and the members of the fiscal council by means of arbitration.

•

authority of the General Shareholders’ Meeting to make decisions in relation to: (a) increasing or reducing the company’s capital stock and other amendments to the company’s bylaws; (b) the election or removal from office, at any whatsoever time, of members of the board of directors and of members of the fiscal council; (c) to receive once a year the accounts of management and to deliberate regarding the financial statements; and (d) transformation, merger, takeover, spin-off, dissolution and liquidation of the company.

Novo Mercado

In 2000, a BM&FBOVESPA introduced three segments of trading, with different levels and practices in terms of corporate governance, which are called Level I, Level II and Novo Mercado, with the aim of encouraging companies to follow best corporate governance practices and to adopt a level of disclosure of

Reference Form - 2012 – Vigor Alimentos S.A.

information over and above that required under the legislation. The listing segments are aimed at trading in shares issued by companies which have voluntarily undertaken to observe corporate governance practices and demands in terms of the disclosure of information, over and above those already imposed by Brazilian law. In general these rules increase shareholders’ rights and improve the quality of the information provided to shareholders. The so called Novo Mercado segment is the most rigorous of these segments, demanding the highest level of corporate governance practices of the three segments.

Those companies which enter the Novo Mercado voluntarily submit to specific rules which are stricter than those found in Brazilian law, obliging the company, for example, to (i) only issue common shares; (ii) maintain at the very least, 25% of the company’s shares outstanding; (iii) detail and include additional information in the quarterly reports; and (iv) make the annual financial statements available in English and based on internationally accepted accounting standards or based on Brazilian corporate law, in this accompanied by an accounting note that demonstrates the reconciliation of the income statement for the fiscal year and shareholders’ equity calculated according to Brazilian accounting requirements and in accordance with internationally accepted accounting, illustrating the key differences, and the opinion of the independent auditors. Adhering to the Novo Mercado takes place by means of the signing of a contract between the company, its managers and controlling shareholders and the BM&FBOVESPA, in addition to adapting the company’s bylaws to make them compatible with the rules contained in the Novo Mercado rules.

Upon signing the agreements, the companies should adopt the rules and practices of the Novo Mercado. The rules imposed by the Novo Mercado are aimed at providing the market with transparency in connection with the activities and economic situation of the companies, as well as greater powers for minority shareholders in terms of participation in the management of the companies, among other rights. A brief description of the main rules in relation to the Novo Mercado is provided below, and which our company will also be subject to.

Authorization to Trade on the Novo Mercado

Firstly, any company that intends to list its securities on the Novo Mercado should obtain and keep up-to-date its registration with the Brazilian Securities commission (“CVM”) as a publicly held company. In addition to this the company should among other conditions, sign a Novo Mercado Participation Agreement and adapt its bylaws to the minimum clauses demanded by the BM&FBOVESPA. In connection with the capital stock structure, this should consist exclusively of common shares and a minimum number of shares, equal to 25% of the company’s capital stock, must be maintained in circulation by the company. In addition, there is a ban on the issue of founder shares (or the maintenance in circulation of such) by companies that are listed on the Novo Mercado.

The boards of directors of companies that are authorized to have their shares traded on the Novo Mercado should be made up of at least five members, elected by the General Shareholders’ Meeting, with a uniform mandate of, at most, two years, with reelection being allowed. At least 20% of the members of the board of directors should be independent directors.

All the new members of the board of directors and of the Board of Executive Officers should sign a statement of consent of the management, with the taking up of their respective positions being dependent upon their signing of this document. By means of the statement of consent, the company’s new managers personally undertake to act in accordance with the Novo Mercado Participation Agreement, with the Regulations of the Market’s Arbitration Chamber and with the Novo Mercado rules.

Other Features of the Novo Mercado

Among other requirements imposed on companies listed in the Novo Mercado, we highlight the following: (i) the obligation to make public offerings of shares under specific circumstances, such as, for example, when canceling the company’s listing on the Novo Mercado; (ii) having a duty to favor fragmented share ownership whenever making any public distribution of shares; (iii) extending to all shareholders the same rights as those granted to the controlling shareholders when transfer of share control of the company is involved; (iv) the obligation to provide non-financial information every quarter, such as, for example, the number of shares held by the company’s managers and the number of outstanding shares; (v) a duty to greater disclosure regarding related parties transactions; and (vi) binding the Company, its shareholders, managers and members of the fiscal council to the Regulations of the BM&FBOVESPA’s Market Arbitration Chamber when it comes to resolving any

Reference Form - 2012 – Vigor Alimentos S.A.

conflicts that may arise between them, which are related to or arising out of the application, validity, effectiveness, interpretation, breach and its effects, of the provisions contained in the Brazilian Corporation Law, in the company’s bylaws, in the rules issued by the National Monetary Council (“CMN”), by the Brazilian Central Bank and by the CVM, in addition those that are listed in the Novo Mercado rules, in the regulations of the Market’s Arbitration Chamber and of the Novo Mercado Participation Agreement.

Additionally, as a result of CMN Resolution 3456/2007, which established new rules for the investment of resources by private pension funds, shares issued by companies that adopt differentiated corporate governance practices, such as those whose securities who accepted for trading in the special Novo Mercado segment or who have a Level 1 or Level 2 listing classification, in accordance with the regulations issued by the BM&FBOVESPA can account for greater percentages of the investment portfolios of such pension funds. Therefore, since the aforementioned resolution was issued, the shares of companies that adopt corporate governance practices have become an important and attractive investment for private pension funds which are large investors in the Brazilian capital markets. This fact could give a boost to the development of the Novo Mercado, benefiting companies whose securities are traded on this market, including ourselves.

Our shareholders enjoy all the rights and guarantees established under the Novo Mercado rules, in accordance with the provisions contained in our bylaws.

Recent alterations in the Novo Mercado listing regulations

The new Novo Mercado Regulations came into force in May 2011. Among the changes approved, we highlight those in relation to the board of directors and the statutory restrictions on the exercise of voting rights by shareholders.

With regard to the exercise of voting rights by shareholders, the main changes are as follows (i) the ban on the setting of any limits to voting rights that represent less than 5% of the capital stock, in other words, the company will not be permitted to establish any provisions in its bylaws that limit the number of votes of shareholders who have shareholdings of less than 5% of the company’s capital stock, except in cases of privatization or where limits are set by law or by the regulations applicable to the activity that is carried out by the company; (ii) except in those cases demanded by the applicable law or regulations, companies will not be permitted to establish any provisions in their bylaws that fix a qualified quorum for deciding matters that should be submitted to the General Shareholders’ Meeting; and (iii) except in those cases demanded by the applicable law or regulations, companies will not be permitted to establish any provisions in their bylaws that impede the exercise of a vote in favor or that impose liens on those shareholders who vote in favor of the suppression or alteration of statutory clauses.

Meanwhile, in relation to the board of directors, the main changes approved are as follows (i) it is prohibited for any executive to hold the position of chairman of the board of directors as well as chief executive officer or chief executive and (ii) the requirement for the company’s board of directors to issue a communiqué regarding the terms and conditions of any tender offer aimed at acquiring the shares issued by the company, taking into consideration the interest of the shareholders as a whole.

It is also worth stressing other relevant alterations such as the decision that the companies should disclose the policies adopted in relation to trading of shares issued by them, by the company itself, by the controlling shareholder and the company’s management and, in addition the duty to draw up and publish a code of conduct that sets out the values and principles that guide the company’s activities.

Reference Form - 2012 – Vigor Alimentos S.A.

18.1 - Share rights

Type of share or CDA	Common

Tag along	100.000000

Dividend Rights	In accordance with our bylaws, at least 25% of the balance of the net profit of the previous fiscal year, as calculated according to the Brazilian Corporation Law, should be distributed by way of mandatory annual dividends.

Voting Right	Full

CONVERTIBILITY	No

Capital reimbursement right	Yes

Description of the characteristics of the reimbursement of capital	If shareholders exercise withdrawal rights, they are entitled to receive the net book value for their shares based on the last balance sheet approved by the shareholders. If however, the decision that led to the right of withdrawal should have occurred more than 60 days after the date of the last balance sheet approved, the shareholder may request, along with the reimbursement, the calculation of the extraordinary balance on the date that meets the said deadline, in order to assess the book value of his/her shares. In this case, we should immediately pay 80% of the value of the calculated reimbursement based on the last balance sheet approved by our shareholders, and the remaining balance within the space of 120 days counting from the date of the decision by the General Shareholders’ Meeting.

Restriction on circulation	No

Conditions for altering the rights guaranteed by such securities	In accordance with the Brazilian Corporation Law, neither the bylaws, nor decisions taken by the shareholders at the company’s general meetings can deprive the shareholders of the following rights: (i) the right to participate in the distribution of the profits; (ii) the right to participate, in accordance with their percentage stake in the company’s capital stock, in the distribution of any remaining assets under the hypothesis of the company’s liquidation; (iii) preemptive right in relation to the subscription of shares, debentures which are convertible into shares or subscription bonuses, except under specific circumstances set forth in Brazilian Corporation Law; (iv) the right to inspect, in the manner provided for by Brazilian Corporation Law, the management of the social business; (v) the right to vote at the General Shareholders’ Meetings; and (vi) the right to withdraw from the company, under the cases established by the Brazilian Corporation Law.

Reference Form - 2012 – Vigor Alimentos S.A.

18.2 - Description of any statutory rules that restrict the voting rights of significant shareholders or that force them to make a public offering

Our bylaws require the purchaser of shareholding control of the company to make, either through a single operation or successive operations, a public tender offer (“OPA”) for the shares belonging to the remainder of our shareholders, in accordance with the terms set forth in the applicable legislation and in the Novo Mercado Regulations, in such a way as to ensure equal treatment to that which was given to the controlling shareholders who are selling their shareholding.

An OPA should also be made in those cases in which the onerous assignment of rights in terms of subscribing for shares and other securities or rights in relation to securities that are convertible into shares or which give the right to subscribe to them, which result from the sale of the company’s controlling shareholding, as well as under the scenario of transfer of control of the company that holds the controlling shareholding, with the shareholder who is selling the controlling shareholding being obliged in this case to inform the BM&FBOVESPA of the amount attributed to this sale and to attach documentation that corroborates this value.

In the case of an IPO to be made by the Shareholders or by the Company for the purpose of canceling the company’s registration as a publicly-held company, the minimum price to be offered shall be equivalent to the Economic Value as determined in the appraisal report as provided for under Article 52 of the company’s bylaws.

The OPA is also applicable if the shareholders at an extraordinary general meeting decide (i) that the Company should withdraw from the Novo Mercado so that our shares can be registered outside the Novo Mercado or (ii) on a corporate reorganization whereby the shares of the resulting company would not be accepted for trading on the Novo Mercado. In such cases, the controlling shareholder should make a tender offer for the shares belonging to our other shareholders, the minimum price for which should be equal to the economic value shown in the appraisal report, subject to the applicable legal rules and regulations.

In addition, if there is no controlling shareholder, the tender offer for the shares should be made (i) when approval is given by shareholders at a general meeting for the cancellation of the company’s registration as a publicly held company, when the tender offer will be made by the company itself, with it only being allowed in this case to acquire the shares belonging to those shareholders who voted in favor of the cancellation of the company’s registration as a publicly held company at the General Shareholders’ Meeting, after having acquired the shares of the other shareholders who did not vote in favor of the aforementioned resolution and who have accepted the aforementioned tender offer; (ii) when approval is given by the shareholders at a general meeting for the company’s withdrawal from the Novo Mercado, whether as a result of the registration of the shares for trading outside of the Novo Mercado or as a result of a corporate reorganization, when it should be made by the shareholders who voted in favor of the respective resolution at the General Shareholders’ Meeting.

Still in connection with the assumption of there being widespread control, a tender offer should be made for the shares when the company withdraws from the Novo Mercado due to the failure to comply with the obligations contained in the Novo Mercado Regulations as a result of: (i) the decision at a General Shareholders’ Meeting, when the decision should have been made by those shareholders who had voted in favor of the resolution that implies the compliance failure and (ii) an act or fact on the part of management, when the Company should make a tender offer for the shares to all the shareholders on account of the cancellation of the company’s registration as a publicly held company. If a decision should be taken at a General Shareholders’ Meeting to maintain the Company’s registration as a publicly-held company, the tender offer for the shares should be carried out by those shareholders who voted in favor of this resolution.

Last but not least, with a view to protecting the fragmented nature of our shareholder base, any shareholder acquiring or who becomes the owner of shares issued by us or of other rights, including usage or fiduciary rights over shares issued by us of a number equal to or greater than 20% (twenty per cent) of our capital stock is required to make a tender offer to acquire all the shares issued by us.

Reference Form - 2012 – Vigor Alimentos S.A.

18.3 - Description of exceptions and suspensive clauses related to equity or political rights provided for in the Bylaws

Pursuant to our bylaws, within the limit of authorized capital and in accordance with the plan approved by the General Shareholders’ Meeting, we may grant share purchase options to managers, employees or physical persons who provide services to us or to our subsidiaries, excluding preference rights of shareholders in the granting and exercise of the purchase options, pursuant to articles 168, paragraph 3, combined with article 171, paragraph 3 of Law 6,404/76.

At the discretion of the board of directors, the preference right in the issuance of shares, debentures convertible into shares, and subscription warrants, which placement is made through a stock exchange or public subscription, or even through a share exchange, in a public offer for acquisition of control, pursuant to the terms established by law, within the limit of authorized capital, may be excluded or reduced.

The board of directors is charged with granting stock purchase options to managers and employees or physical persons who provide services to us or to our subsidiaries without preference rights to shareholders, pursuant to the terms of the plans approved by the General Shareholders’ Meeting.

Reference Form - 2012 – Vigor Alimentos S.A.

18.4 - Trading volume as well as the highest and lowest prices of the traded securities

Justification for the non-completion of this table:

As of the date of this Reference Form, our securities are not traded or any stock exchange or organized over-the-counter market.

Reference Form - 2012 – Vigor Alimentos S.A.

18.5 - Description of any other securities issued

Justification for the non-completion of this table:

As of the date of this Reference Form, we not have any other securities issued except for shares.

Reference Form - 2012 – Vigor Alimentos S.A.

18.6 - Brazilian markets where the securities are admitted for trading

Our common shares will be admitted for trading on the BM&FBOVESPA S.A.’s Novo Mercado under the code “[—]”.

Reference Form - 2012 – Vigor Alimentos S.A.

18.7 - Information about class and type of securities admitted for trading on foreign markets

We do not have any securities that are traded on foreign markets.

Reference Form - 2012 – Vigor Alimentos S.A.

18.8 - Public offerings made either by the Company or by third parties, including controlling shareholders and affiliated and subsidiary companies, in relation to the Company’s securities

As of the date of this Reference Form, no public distribution offerings had been made either by us or by third parties, including controlling shareholders and affiliated and subsidiary companies, in relation to securities issued by us.

Reference Form - 2012 – Vigor Alimentos S.A.

18.9 - Description of public tender offers made by the issuer in relation to shares issued by third parties

As of the date of this Reference Form, we have not made any public tender offers in relation to shares issued by third parties.

Reference Form - 2012 – Vigor Alimentos S.A.

18.10 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 18.

Reference Form - 2012 – Vigor Alimentos S.A.

19.1 - Information about buyback plans in relation to the issuer’s shares

Justification for the non-completion of this table:

Not applicable. As of the date of this Reference Form, we did not have any buyback programs in relation to shares issued by us.

Reference Form - 2012 – Vigor Alimentos S.A.

19.2 - Changes in the securities held in treasury

Justification for the non-completion of this table:

As of the date of this Reference Form, and also since the company was first incorporated, we have not had any shares held in treasury.

Reference Form - 2012 – Vigor Alimentos S.A.

19.3 - Information about securities held in treasury at the closing date of the last fiscal year

Justification for the non-completion of this table:

As of the date of this Reference Form, as well as since the company was first incorporated, we do not have any shares held in treasury.

Reference Form - 2012 – Vigor Alimentos S.A.

20.1 - Information about the securities trading policy

Date of approval	09/02/2012

Position

According to our Securities’ Trading Policy (“Trading Policy”), in the case of the Company related persons include our controlling shareholders, both direct and indirect, as well as members of the company’s management, members of the Company’s fiscal council and of any body that has technical or advisory functions, our employees and executive officers who, by virtue of their title or position in the Company, have access to any privileged information, in addition to the company’s subsidiaries and/or any companies under common control, along with their respective controlling shareholders, spouses, common-law spouses, and dependents who are included on their annual income tax returns, who have expressly adhered to the trading policy and are obliged to comply with the rules described therein.

Any other persons who, at our discretion, have knowledge of relevant facts by virtue of their title, job position or function in the Company, or in subsidiary or affiliate companies will also be considered to be related persons.

Main characteristics

Objective and Coverage. Our Trading Policy is aimed at preventing and punishing the use of privileged information by related persons for their benefit in relation to trading with securities issued by us and setting out the guidelines that will govern, in an orderly way and within the limits established under the law, trading in such securities, under the terms of CVM Instruction 358/02 and our internal policies.

These rules also seek to prevent the practice of insider trading (undue use of Privileged Information for one’s own benefit or that of third parties) and tipping (giving tips of Privileged Information for the benefit of third parties), maintaining transparency in the trading of our Securities.

Trading by means of Accredited Stockbrokers. For the purpose of ensuring proper standards of trading in relation to securities issued by us, a system was adopted whereby all trading on the part of the company or on the part of related persons will only be carried out with the intermediation of accredited stockbrokers.

Abstention of Trading Period (Blackout Period). Related persons should abstain from carrying out any trade with securities, regardless of the decision of the Director of Investor Relations in the case of specific situations which are listed in the company’s Trading Policy.

Obligation to Indemnify. Related Persons who are guilty of non-compliance with any of the provisions contained in the company’s Trading Policy or in the applicable legislation, are obliged to indemnify the Company and/or other Related Persons, fully and without limitation, for any and all losses incurred by us and/or other Related Persons as a direct or indirect result of the said non-compliance.

Term. The Trading Policy herein will take effect on the date of its approval by the Board of Directors and will remain effective for an unspecified period, until a decision is taken to the contrary.

Reference Form - 2012 – Vigor Alimentos S.A.

Periods of prohibition and description of inspection procedures

We and other persons related to us should abstain from trading in the securities issued by us in the following situations:

(a) during any period in which the Director of Investor Relations has determined that trading is prohibited, as a result of prior authorization from the Chairman of the Board of Directors (“Period of Prohibition”).

(b) prior to the disclosure to the public of any relevant fact under the terms of the Disclosure Policy, with it also being forbidden in this case for related persons who have knowledge of the said relevant fact and/or of the date of its disclosure to provide third parties with investment advice or assistance in relation to securities, as well as when a public distribution of securities issued by us is in progress;

(c) if they are aware of the existence of material information of any other company that has not yet been disclosed, which has the potential to interfere with the price of the securities issued by us, including our subsidiaries, companies controlled by us and/or affiliate companies, competitors, suppliers and clients; and

(d) when the related persons leave their positions as managers in the company prior to the disclosure of relevant facts that originated during the period in which they were part of the company’s management until: (i) the end of a period of six months counting from the date that they left their positions; or (ii) the disclosure to the public of the relevant fact.

Reference Form - 2012 – Vigor Alimentos S.A.

20.2 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 20.

Reference Form - 2012 – Vigor Alimentos S.A.

21.1 - Description of the internal standards, rules and procedures related to the disclosure of information

According to the legislation and the rules of the CVM that are in force, in particular the Brazilian Corporation Law and CVM Instruction 358, dated January 3, 2002 (“CVM Instruction 358”), all publicly-held companies should, as a general rule, provide the CVM and BM&FBOVESPA S.A. with certain information on a regular basis, such as quarterly financial information and annual financial statements accompanied by the management’s report and by the opinion of the independent auditors, as well as file with the CVM and the BM&FBOVESPA any existing shareholder agreements, notices in relation to the General Shareholders’ Meetings and copies of minutes and communications regarding the disclosure of potential material acts or facts. In this context, our Company should and does comply with the above listed rules and legislation.

CVM Instruction 358 also sets out a number of rules with regard to the disclosure and usage of information in relation to material acts or facts, including, but not restricted to, that which relates to the disclosure of information in connection with the trading and acquisition of securities issued by publicly held companies. These rules:

•

establish the concept of relevant act or fact which gives rise to the obligation of disclosure. This concept of relevant act or fact includes the decisions taken by the controlling shareholders, resolutions taken at General Shareholders’ Meeting or at meetings of the company’s management, as well as any other political, administrative, technical, financial or economic acts or facts related to the company’s business which may influence the price of its shares and/or the decision of investors to trade in and/or keep these shares or to exercise any of the rights related to the shares;

•

specify acts or facts that are deemed relevant, such as the entering into of agreements providing for the transfer of control of the company, the entry or exit of shareholders who have any operational, administrative, financial or technological agreement or collaboration with the company, as well as the occurrence of any corporate restructuring carried out between the companies that are related to the Company in question;

•

oblige the publicly-held company to disclose relevant acts or facts to the CVM and to the BM&FBOVESPA, as well as to the market in general, by means of the publication of the aforementioned relevant acts or facts in the newspapers that are usually used by the aforesaid company;

•

demand that any party acquiring control of a publicly-held company should disclose a relevant fact, including its intention, or not, to promote the cancelation of the company’s registration as a publicly held company, within the space of a year;

•

demand that the members of management and of the fiscal council (or of any other technical or advisory body) of a publicly-held company should disclose to the CVM and to the BM&FBOVESPA the number, type and form of trading of the shares issued by the aforementioned company, its subsidiaries and its parent companies, which are held by related persons, as well as by their spouses, common law spouses and dependants, and also providing details in relation to any changes in the aforementioned stockholdings;

•

demand that, if any direct or indirect controlling shareholder, or any shareholder electing members of the board of directors of a publicly-held company should increase or reduce his/her stake in the aforementioned company by more than 5.0%, the said shareholder should disclose the information regarding the aforementioned acquisition or disposal; and

•	prohibit the trading of securities based on privileged information.

Moreover, we are part of the BM&FBOVESPA’s Novo Mercado special listing segment of corporate governance. In this context, in addition to the applicable legislation and CVM rules, we are required to observe the Novo Mercado Regulations, which include more rigorous disclosure rules and increase the amount of information to be disclosed by publicly held companies on account of the adoption of differentiated corporate governance practices. Among the various obligations established by the Novo

Reference Form - 2012 – Vigor Alimentos S.A.

Mercado rules, is the obligation for publicly held companies to present cash flow statements as part of the quarterly financial statement as well as in the regular financial statements and to publish a schedule of corporate events, which should be published on an annual basis, by no later than December 10 of the previous year.

Pursuant to the applicable CVM regulation and the Disclosure Policy, material information is considered to be any decision taken by an eventual controlling shareholder or by our General Shareholders’ Meeting or by any of our management bodies, or any other act or fact of a political, administrative, technical, business or economic-financial nature that has occurred or is related to our business, which may have a measurable influence (i) on the quoted price of the securities issued by us; (ii) on the decision of investors to purchase, sell or maintain the securities issued by us; or (iii) on the decision of investors regarding the exercise of any rights that arise out of the condition of being owners of securities issued by us. In addition, pursuant to the applicable CVM regulation, prior to the disclosure to the market of the relevant act or fact that has occurred in connection with the Company, trading in shares issued by the company is prohibited for all of the following parties: (i) the company; (ii) eventual direct or indirect controlling shareholders; (iii) their officers; (iv) their advisors; (v) members of any bodies that have technical or advisory functions, created by provision; (vi) anyone who, by virtue of his title, function or position in company, in the parents companies, subsidiaries or affiliates, has knowledge of the information regarding the relevant act or fact; (vii) anyone who has knowledge of the relevant act or fact, knowing that this is information which has not yet been disclosed to the market, in particular those persons who have a commercial or professional relationship with the company, or one that is based on trust, such as independent auditors, market analysts and consultants, who are responsible for checking with regard to the disclosure of the information prior to trading with securities issued by the company; and (viii) managers who have left the company’s management prior to public disclosure of the deal or fact which was initiated during the period in which they were still part of management, and who continue to be subject to this ban for a period of six months following their departure from the company.

The aforementioned ban is also valid whenever an acquisition or disposal of shares issued by the Company, by subsidiary companies, affiliate companies or any other companies under common control, is in progress, or if any option or warrant has been granted for the same purpose, as well as of the company has the intention to carry out a takeover, a total or partial spin-off, a merger, or a corporate transformation or reorganization.

Trading in securities issued by the company is also prohibited for the above mentioned persons during the 15 days prior to the disclosure of our quarterly information (ITR) and our financial statements.

Apart from that set out above, there are no other internal standards, rules and procedures adopted by us to guarantee that information of this type which is to be disclosed publicly is gathered, processed and reported in an accurate and timely fashion.

Reference Form - 2012 – Vigor Alimentos S.A.

21.2 - Description of the Policy of Disclosure of Material Act or Fact and of the procedures related to the maintenance of confidentiality of undisclosed Material Information

In accordance with CVM Instruction 358, our Disclosure Policy of MaterialActs and Facts, approved at the meeting of the Board of Directors held on February 9, 2012 (“Disclosure Policy”), consists of the policy that governs the disclosure of material information and the maintenance of confidentiality regarding information about the Company that has not yet been disclosed to the public. The main characteristics of our Disclosure Policy are as follows.

Purpose and coverage. The purpose of the Disclosure Policy is to govern the use and disclosure of information on the Company that, by virtue of its nature, may be classified as material fact, including rules and guidelines to be considered by the Investor Relations Officer and other related persons with respect to the use, disclosure and maintenance of secrecy of such information not disclosed to the public.

Disclosure of Material Information. The Investor Relations Officer shall ensure that the material facts performed or related to our business are disclosed to the market as set forth under specific legislation and disclosure policy, clearly and accurately, written in a manner that the investors are able to understand, as well as ensure the wide and prompt disclosure of such material facts, concurrently in all markets where our securities are traded.

All Material Information should be immediately reported in writing to the CVM and the Stock Exchanges, indicating in detail the occurred acts and/or facts and, whenever possible, the amounts involved and other clarifications.

The disclosure of the material facts shall take place by means of newspapers with high circulation currently used, and such announcement may include a summary description of the material information and indicate the addresses in Internet provided that the detailed information is available to all effective or potential investors, with minimum contents identical to those delivered to CVM and stock exchanges.

Exceptions to Immediate Disclosure. The Investor Relations Officer may not disclose a material fact in the event such material fact would put into risk our interests, which material fact shall be promptly disclosed in the event such information cannot be controlled or in the event of unexpected variation in quotation, price or number of securities traded.

Confidentiality and Other Obligations of the Related Persons. The related persons shall maintain confidential the material facts not disclosed to which such related persons may have access due to the title or position held, until such material facts are disclosed to the public, as well as ensure that subordinated persons and third parties in trust and also commercial contacts also maintain confidential such material facts, being jointly responsible in the event of non compliance.

Obligation to Indemnify. The Related Persons responsible for non-compliance with any provisions in this Disclosure Policy, are obliged to indemnify us and/or other Related Persons, fully and without limitation, for any and all losses incurred by the us and/or other Directly Related Persons as a direct or indirect result of said non-compliance.

Term. The Disclosure Policy herein took effect on the date of its approval by the Board of Directors and will remain effective indeterminately, until resolved otherwise.

Reference Form - 2012 – Vigor Alimentos S.A.

21.3 - Members of management responsible for the implementation, maintenance, evaluation and supervision of the Information Disclosure Policy

The member of management who is responsible for the implementation, maintenance, assessment and supervision of the company’s Disclosure Policy is our Investor Relations Officer.

Reference Form - 2012 – Vigor Alimentos S.A.

21.4 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 21.

Reference Form - 2012 – Vigor Alimentos S.A.

22.1 - Acquisition or disposal of any significant asset which does not qualify as an ordinary operation in the issuer’s business

We have not acquired or disposed of any significant asset which does not qualify as an ordinary operation in our business.

Reference Form - 2012 – Vigor Alimentos S.A.

22.2 - Material changes in the way in which the issuer’s business activities are carried out

There have been no material changes in the way in which our business activities are carried out.

Reference Form - 2012 – Vigor Alimentos S.A.

22.3 - Material contracts entered into by the company and its subsidiaries which are not directly related to their operating activities

No material contracts have been entered into either by the company or by any of our subsidiaries which are not directly related to our operating activities.

Reference Form - 2012 – Vigor Alimentos S.A.

22.4 - Other relevant information

There is no other information that we deem to be relevant in relation to this Section 22.

Additional Information for U.S. Shareholders of JBS S.A. (“JBS”):

Exchange Offer of JBS Shares for Vigor Alimentos S.A. (“Vigor”) Shares

This communication contains information with respect to the proposed exchange offer (oferta pública voluntária de permuta de ações) (“Exchange Offer”) under Brazilian law of JBS shares for Vigor shares. JBS and Vigor are Brazilian companies. Information distributed in connection with the proposed Exchange Offer is subject to Brazilian disclosure requirements that are different from those of the United States. Financial statements included herein, if any, have been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed Exchange Offer, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed Exchange Offer, such as in open market or privately negotiated purchases.

Important Notice Regarding Forward-Looking Statements:

This communication contains certain forward-looking statements. Statements that are not historical facts, including statements about our perspectives and expectations, are forward looking statements. The words “expect”, “believe”, “estimate”, “intend”, “will”, “plan” and similar expressions, when related to JBS and its subsidiaries, indicate forward-looking statements. These statements reflect the current view of management and are subject to various risks and uncertainties. These statements are based on various assumptions and factors, including general economic, market, industry, and operational factors. Any changes to these assumptions or factors may lead to practical results different from current expectations. Excessive reliance should not be placed on those statements. Forward-looking statements relate only to the date they were made.